Exhibit (a)(3)(1)
THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.
If you are in doubt as to any aspect of the Proposal, this Scheme Document, the Scheme or as to the action to be taken, you should consult a licensed securities dealer or registered institution in securities, a bank manager, solicitor, professional accountant, or other professional adviser.
If you have sold or transferred all your shares in the Company, you should at once hand this Scheme Document and the accompanying forms of proxy to the purchaser or the transferee or to the licensed securities dealer or registered institution in securities or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.
Hong Kong Exchanges and Clearing Limited, The Stock Exchange of Hong Kong Limited, Hong Kong Securities Clearing Company Limited, and the New York Stock Exchange take no responsibility for the contents of this Scheme Document, make no representation as to its accuracy or completeness, and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Scheme Document.
THE TRANSACTIONS CONTEMPLATED BY THIS SCHEME DOCUMENT HAVE NOT BEEN APPROVED, DISAPPROVED OR OTHERWISE RECOMMENDED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR BY ANY U.S. STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS SCHEME DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Bo Yu Limited (Incorporated in the British Virgin Islands with limited liability)	OneConnect Financial Technology Co., Ltd. (Incorporated in the Cayman Islands with limited liability) (Stock Code: 6638) (NYSE Stock Ticker: OCFT)
(1)   PROPOSAL FOR THE PRIVATISATION OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
BY THE OFFEROR BY WAY OF A SCHEME OF ARRANGEMENT
UNDER SECTION 86 OF THE COMPANIES ACT
AND
(2)   PROPOSED WITHDRAWAL OF LISTING OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
Financial Adviser to the Offeror
Morgan Stanley Asia Limited
Independent Financial Adviser to the Independent Board Committee
Gram Capital Limited

Unless the context requires otherwise, capitalized terms used in this Scheme Document are defined under the section headed “Definitions” in Part III of this Scheme Document.
A letter from the Board is set out in Part VII of this Scheme Document. A letter from the Independent Board Committee, containing its advice to the Disinterested Holders in connection with the Proposal and the Scheme is set out in Part VIII of this Scheme Document. A letter from the Independent Financial Adviser to the Independent Board Committee, containing its advice to the Independent Board Committee in connection with the Proposal and the Scheme is set out in Part IX of this Scheme Document. An Explanatory Memorandum regarding the Scheme is set out in Part X of this Scheme Document.
The actions to be taken by the Shareholders are set out in Part IV of this Scheme Document.
Notices convening the Court Meeting to be held at [time] on [day], [month] [date], 2025 and the Extraordinary General Meeting to be held at [time] on [day], [month] [date], 2025 (or immediately after the conclusion or the adjournment of the Court Meeting) are set out in Appendix VII and Appendix VIII to this Scheme Document respectively. Whether or not you are able to attend the Court Meeting and/or the Extraordinary General Meeting or any adjournment thereof, you are strongly urged to complete and sign the enclosed pink form of proxy in respect of the Court Meeting and the enclosed white form of proxy in respect of the Extraordinary General Meeting, in accordance with the instructions printed thereon, and to lodge them at the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible but in any event not later than the respective times and dates as stated under Part IV — Actions to be Taken of this Scheme Document. Completion and return of the forms of proxy for Court Meeting and/or the Extraordinary General Meeting will not preclude you from attending and voting in person at the relevant meeting or any adjournment thereof, should you so wish. In the event that you attend and vote at the relevant meeting or any adjournment thereof after having lodged your forms of proxy, the relevant forms of proxy will be revoked by operation of law.
If you are an ADS Holder, you are strongly urged to execute the ADS Voting Instruction Card and return it to the Depositary by [time] on [day], [month] [date], 2025 (New York time) in order to instruct the Depositary, in accordance with the terms of the Deposit Agreement and the ADS Voting Instruction Card, to vote , or to give voting instructions in respect of, the Shares underlying the ADSs at the Court Meeting and the Extraordinary General Meeting. If, however, you hold your ADSs through a bank, broker or other nominee, you should look to them for instructions on how to provide the Depositary with voting instructions.
This Scheme Document is issued jointly by the Offeror and the Company. In case of inconsistency, the English language text of this Scheme Document shall prevail over the Chinese language text.
[month] [date], 2025

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

i

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART ISUMMARY TERM SHEET

This summary term sheet highlights selected information contained in the Scheme Document concerning the proposal to be considered by and is intended to be an overview only. You are urged to read the entire Scheme Document carefully, including the appendices. We have included references to direct you to the location of the Scheme Document which contains a more complete description of the topics contained in this summary.
•
Proposal:   The Proposal is a proposal to privatize the Company by way of the Scheme. Upon the Scheme becoming effective, (i) the Scheme Shares will be cancelled and extinguished; (ii) contemporaneously with such cancellation and extinguishment, the issued share capital of the Company will be restored to its former amount by the issuance at par to the Offeror, credited as fully paid, of the aggregate number of Shares as is equal to the number of Scheme Shares cancelled. The Scheme Shares consist of all outstanding Shares as at the Record Date other than those held by the Offeror, including all Shares underlying the ADSs. If the Proposal is approved, then upon the Proposal becoming effective, the Company will become an indirect wholly-owned subsidiary of Ping An Group. See “Part VII Letter from the Board — 2. Terms of the Proposal — the Scheme,” “Part X Explanatory Memorandum — 1. Introduction” and “Part X Explanatory Memorandum — 2. Terms of the Proposal.”

•
Payment:   Under the Proposal, if the Scheme becomes effective, the Scheme Shareholders will receive from the Offeror the Cancellation Price of HK$2.068 (approximately US$[    ] according to the Federal Reserve H.10 exchange rate as of the Latest Practicable Date) per Scheme Share (including Scheme Shares underlying the ADSs). Each ADS represents 30 Shares and, accordingly, upon the Proposal becoming effective, holders of ADSs will, for each ADS, receive the U.S. dollar equivalent of 30 times the Cancellation Price in cash, converted as part of the Scheme by the Offeror at the most recently published Federal Reserve H.10 exchange rate available prior to the Effective Date. Such U.S. dollar amounts will be paid to holders of ADSs upon surrender of their ADSs (net of applicable fees, charges and expenses of the Depositary, governmental charges and any taxes withheld) in accordance with the terms of the Deposit Agreement. “Part X Explanatory Memorandum — 1. Introduction” and “Part X Explanatory Memorandum — 2. Terms of the Proposal.”

•
Shareholder vote at the Court Meeting:   The implementation of the Scheme will require, among other things, approval through a vote of the holders of Scheme Shares to be taken by way of a poll at the Court Meeting. In order for the Scheme to be approved, the result of the vote must satisfy all three of the following requirements:

(i)
the Scheme must be approved by the holders of Scheme Shares (including Scheme Shares underlying the ADSs), representing not less than 75% in value of the Scheme Shares held by the holders of Scheme Shares present and voting either in person or by proxy at the Court Meeting;

(ii)
the Scheme must be approved by Disinterested Holders holding at least 75% of the votes attaching to the Scheme Shares held by Disinterested Holders that are voted either in person or by proxy at the Court Meeting; and

(iii)
the number of votes cast by the Disinterested Holders present and voting either in person or by proxy at the Court Meeting against the resolution to approve the Scheme at the Court Meeting is not more than 10% of the votes attaching to all Scheme Shares held by all Disinterested Holders.

For the purpose of this vote, Disinterested Holders are all Shareholders other than the Offeror, Ping An Overseas, Sen Rong, Rong Chang, Lanbang, the Trustee and Offeror Concert Parties. Holders of Scheme Shares that are not Disinterested Holders will not be permitted to vote at the Court Meeting under the Takeovers Code. As at the Latest Practicable Date, the holders of Scheme Shares held approximately [69.82]% of the issued and outstanding Shares and Disinterested Holders held approximately [24.82]% of the issued and outstanding Shares.
•
Shareholder vote at the EGM:   In addition to the vote to approve the Scheme at the Court Meeting, implementation of the Scheme will also require, among other things, the passing of the following resolutions (to be taken by way of a poll) at the Extraordinary General Meeting of the Company:

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART ISUMMARY TERM SHEET

(i)
a special resolution by a majority of not less than three-fourths of the votes cast by the Shareholders present and voting in person or by proxy at the Extraordinary General Meeting to approve and give effect to the reduction of the share capital of the Company as a result of the cancellation and extinguishment of the Scheme Shares (including Scheme Shares underlying the ADSs); and

(ii)
an ordinary resolution by a simple majority of the votes cast by the Shareholders present and voting in person or by proxy at the Extraordinary General Meeting to restore the issued share capital of the Company to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror.

All Shareholders as at the Meeting Record Date are entitled to vote at the Extraordinary General Meeting. The Offeror and Ping An Overseas have indicated if the Scheme is approved at the Court Meeting, those Shares held by them will be voted in favor of the above resolutions to be proposed at the Extraordinary General Meeting, but because the Offeror and Ping An Overseas together hold less than simple majority of the votes attaching to all the Shares, their voting in favor of the resolutions does not guarantee that the resolutions will be passed.
See the sections headed “Part VII Letter from the Board — 15. Scheme Shares, Court Meeting and Extraordinary General Meeting,” “Part X Explanatory Memorandum — 3. Conditions of the Proposal and the Scheme,” “Part X Explanatory Memorandum — 6. Scheme of Arrangement under Section 86 of the Companies Act and the Court Meeting” and “Part X Explanatory Memorandum — 7. Additional Requirements Imposed by Rule 2.10 of the Takeovers Code.”
•
Court Approval:   It is another condition to the completion of the Scheme that following approval by the Disinterested Holders at the Court Meeting, the Scheme be sanctioned by the Grand Court. The Grand Court may decline to sanction the Scheme if, among other reasons, it is not satisfied that the results of the Court Meeting fairly reflect the views of the holders of Scheme Shares in general and that an intelligent and honest person acting in respect of their interests in the Scheme Shares might reasonably approve the Scheme.

•
Conditions of the Scheme:   The Scheme will become effective and binding on the Company and all Shareholders if, amongst other conditions, the Scheme is approved at the Court Meeting (as described above), the resolutions to be proposed at the Extraordinary General Meeting are passed (as described above), the Grand Court sanctions the Scheme (with or without modifications) and confirm the reduction of the share capital of the Company, and the delivery to the Registrar of Companies in the Cayman Islands of a copy of the order of the Grand Court for registration.

For further details regarding these and other conditions, please see the section headed “Part X Explanatory Memorandum — 3. Conditions of the Proposal and the Scheme.”
•
Fairness of the Proposal:   The Independent Board Committee, having considered the terms of the Proposal and having taken into account the advice and recommendation of the Independent Financial Adviser, considers that the Proposal is fair and reasonable to the Disinterested Holders. See “Part IX Letter from the Independent Financial Adviser”, “Part VIII Letter from the Independent Board Committee” and “Part II U.S. Special Factors — 3. Fairness — 3.1 The Offeror and Ping An Group.”

•
Tax Consequences for U.S. holders:   A U.S. Holder’s amount realized will be the U.S. dollar equivalent of the amount of Hong Kong dollars to be received under the Proposal on the date the Scheme becomes effective. On the settlement date, the U.S. holder will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date the Scheme becomes effective and the settlement date. However, in the case of Scheme Shares or ADSs traded on an established securities market held by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects) that are cancelled

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART ISUMMARY TERM SHEET

pursuant to the Proposal, the amount realized will be based on the exchange rate in effect on the settlement date, and no exchange gain or loss will be recognized at that time. If an accrual basis U.S. holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS. Based on the Company’s audited financial statements, the manner in which it conducts its business, relevant market data, the value and nature of the Company’s assets, and the sources and nature of the Company’s income, there is a significant risk that it was a PFIC for its prior taxable year. See “Part II U.S. Special Factors — 5. Effects of the Proposal — 5.7 U.S. Federal Income Tax Consequences.”
•
Effect of Completion:   Upon the Scheme becoming effective, all Scheme Shares (including Scheme Shares underlying the ADSs) will be cancelled and any share certificates for the Scheme Shares will thereafter cease to have effect as documents or evidence of title. The Company will apply to the Stock Exchange for voluntary withdrawal of the listing of the Shares on the Stock Exchange in accordance with Rule 6.15(2) of the Listing Rules. In addition, the listing of the ADSs on the NYSE will be withdrawn in accordance with Rule 12d2-2 under the General Rules and Regulations of the Exchange Act. After the Scheme becomes effective, the Company also intends to terminate the Deposit Agreement, terminate the registration of the Shares under the Exchange Act and suspend the Company’s reporting obligations under the Exchange Act. See “Part X Explanatory Memorandum — 12 Implementation of the Proposal and Voluntary Withdrawal of Listing of Shares” and “Part II U.S. Special Factors — 5. Effects of the Proposal.”

•
No Appraisal Rights:   The Shareholders do not have express appraisal rights in connection with the Scheme under the Companies Act. However, Shareholders who voted at, or gave voting instructions to a custodian or clearing house who voted on their behalf at, the Court Meeting will have the right to appear at the court hearing of the petition to sanction the Scheme. See “Part II U.S. Special Factors — 5. Effects of the Proposal — 5.5 No Appraisal Rights; Court Approval.”

•
Material Accounting Treatment:   On the effective date of the Scheme, the share capital of the Company will be reduced by cancelling and extinguishing the Scheme Shares, and forthwith upon such reduction, the share capital of the Company will be restored to its former amount by the issuance at par to the Offeror credited as fully paid of the same number of Shares as is equal to the Scheme Shares cancelled. The reserve created in the Company’s books of account as a result of the capital reduction will be applied in paying up in full at par the new Shares so issued to the Offeror so the implementation of the Scheme will have no net effect on the Company’s share capital. See “Part II U.S. Special Factors — 5. Effects of the Proposal — 5.6 Material Accounting Treatment.”

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

1
PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

1.1
Past Contacts, Transactions and Negotiations

Except as described below and as set forth in this Scheme Document, there have not been any negotiations, transactions or material contacts during the past two years between: (1) the Company or any of its affiliates within the meaning of U.S. federal securities laws (excluding the Offeror, Ping An Group and any of their respective affiliates), on the one hand; and (2) the Offeror, Ping An Group or any of their affiliates within the meaning of U.S. federal securities laws, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company’s securities, election of the Directors or sale or other transfer of a material amount of the Company’s assets.
The Company has entered into transactions from time to time with its current and former shareholders, their affiliates and other connected persons. It is the Company’s policy that such transactions be effected on terms which the Company believes to be comparable to those available with unaffiliated parties. For so long as the Company is listed on the Stock Exchange, all transactions between the Company and (among others) the Directors, substantial shareholders or any of their respective associates (as defined in the Listing Rules) constitute connected transactions of the Company under the Listing Rules.
During the last two years, the Company has from time to time engaged in transactions, including those specifically described below, with its shareholders, their affiliates and other connected persons:
1.
In 2024, the Company provided a series of products and services, primarily consisting of banking, investment and insurance related solutions, for RMB1,191.0 million (US$163.2 million) to Ping An Group and certain of its associates. In 2023, the Company provided a series of products and services, primarily consisting of banking, investment and insurance related solutions, for RMB2,091.0 million (US$294.5 million) to Ping An Group and certain of its associates.

2.
In 2024, the Company purchased services, primarily consisting of technology support, customer acquisition service and human resource support, for RMB789.3 million (US$108.1 million) from Ping An Group. In 2023, we purchased services, primarily consisting of technology support, customer acquisition service and human resource support, for RMB1,423.4 million (US$200.5 million) from Ping An Group.

3.
In 2024, the Company incurred RMB25.1 million (US$3.4 million) net gain on derivatives in relation to a forward exchange-rate product we purchased from Ping An Group.

4.
On November 13, 2023, the Company entered into a share purchase agreement with Lufax Holding Ltd (“Lufax”), a company affiliated with Ping An Group, and Ping An Insurance OneConnect Bank (Hong Kong) Limited (“PAOB”), a wholly-owned subsidiary of the Company, pursuant to which the Company conditionally agreed to sell, and Lufax conditionally agreed to acquire, PAOB through transferring the entire issued share capital of a wholly-owned subsidiary of the Company which indirectly holds 100% of the issued share capital of PAOB, at a consideration of HK$933,000,000 in cash. The transaction was approved by shareholders of the Company through an extraordinary general meeting held on January 16, 2024 and was completed on April 2, 2024.

The privatization of the Company
In the last two years, there had been no discussion or potential offer in connection with the privatization of the Company between the Offeror, Ping An Group and the Company until the consideration and discussion of the Proposal.
The Offeror and Ping An Group periodically review their investment strategies and objectives in light of developments in the markets in which they invest. As part of such review, the Offeror and Ping An Group consider the business, operations, and strategic development of portfolio companies invested, and consider from time to time alternatives to the current holding strategies with respect to these portfolio companies, including the Company.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

On January 6, 2025, Ping An Group retained Morgan Stanley as the financial adviser to explore the possibility of making a proposal regarding the privatization of the Company.
On January 7, 2025, Ping An Group retained DLA Piper Hong Kong and DLA Piper UK LLP Beijing Representative Office (“DLA”) as the outside legal counsel with respect to Hong Kong and U.S. laws in connection with the potential privatization of the Company.
Between January 7, 2025 and January 27, 2025, Ping An Group held and/or instructed several discussions by telephone or meetings, to which Morgan Stanley, DLA, and Sullivan & Cromwell (counsel to Morgan Stanley) attended, to discuss structuring options and transaction mechanics within the context of the legal and regulatory requirements that would be involved in the potential privatization of the Company, including those applicable to a “going private” transaction in the form of a scheme of arrangement under the applicable Hong Kong, United States and Cayman Islands laws and regulations.
Between February 11, 2025 and February 21, 2025, the Offeror and Ping An Group held several discussions by telephone or meetings, to which Morgan Stanley, DLA, and Sullivan & Cromwell attended, to discuss and review details of any potential privatization including the timetables and relevant procedures required under the applicable Hong Kong, United States and Cayman Islands laws and regulations as part of the effort to systematically understand the legal implications of any privatization project, if pursued.
On February 28, 2025, as a result of fluctuations in the price of the Shares on that day, the Offeror, Ping An Group, Morgan Stanley, DLA and Sullivan & Cromwell attended meetings to discuss possible Cancellation Prices, as it was considered that the fluctuations would have a material impact on any potential privatization and should then be considered. In the meetings, the following aspects of the potential privatization of the Company were discussed: (a) the selection of proper benchmark date to calculate the premium rate of the privatization consideration, in which the Offeror and Ping An Group determined February 27, 2025 as the benchmark date, taking into account the irregular trading volumes and price movement in the Shares on February 28, 2025; (b) the average closing prices of certain periods preceding the benchmark date; and (c) the determination of premium rate of the privatization consideration, in which it was proposed to the Offeror and Ping An Group that the premium rate be 100% over the average closing price of the Shares during the last 15 trading days prior to the benchmark date.
On March 1, 2025, the Offeror and Ping An Group formed the view on the Cancellation Price, and the board of directors of the Offeror reviewed and approved the draft of the preliminary non-binding proposal to acquire the Company based on the Cancellation Price through a written resolution.
On the same day, DLA sent by email to the Company: (i) a preliminary non-binding proposal (including the proposed price of the going-private transaction) on behalf of the Offeror, and (ii) a draft announcement to be submitted to the Stock Exchange. Pursuant to the preliminary non-binding proposal, upon effectiveness of the Proposal, the Scheme Shares would be cancelled in exchange for HK$2.068 in cash for each Scheme Share (including Scheme Shares underlying the ADSs). On the same day, in response to the email and the Proposal, the Company called (a) an internal meeting (with Mr. Rubo Lin attending, among others) to discuss initial work plan and potential timetable, and (b) a conference call (with Mr. Rubo Lin attending, among others) with Cleary Gottlieb Steen & Hamilton (Hong Kong) (“Cleary”), Hong Kong and U.S. counsel to the Independent Board Committee, to discuss the next steps in relation to the Proposal.
On March 2, 2025, (i) the Company circulated a notice of board meeting to be held on March 3, 2025, informing the Board of the Proposal, (ii) at the request of the Offeror, a conference discussion call was held among the Company (with Mr. Rubo Lin attending, among others), Cleary, Ping An Group (with Mr. Jiaming Wang attending), the Offeror (with Ms. Yanmei Dong attending), DLA, Morgan Stanley and Sullivan & Cromwell regarding next steps relating to a joint announcement to be made by the Company and the Offeror in relation to the preliminary non-binding proposal from the Offeror for a proposed privatization of the Company by way of a scheme of arrangement.
On March 3, 2025, (i) due to the potential fluctuations in the trading price of the Shares, at the request of the Company, trading in the Shares on the Stock Exchange was suspended from 9:00 a.m., pending the issue

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

of the joint announcement, (ii) drafts of the joint announcement were submitted to the SFC, with a copy to the Stock Exchange, (iii) the various sets of SFC comments were reflected in the revised draft of the joint announcement, which was cleared on the same day, and (iv) the Board (with all of the board members attending) discussed the preliminary terms of the Proposal and approved (with Mr. Michael Guo, Ms. Xin Fu, Mr. Wenwei Dou and Ms. Wenjun Wang abstaining from voting) a draft of the joint announcement, and (v) the joint announcement was published on the Stock Exchange’s website and a mirroring Form 6-K was filed with the SEC on March 3, 2025.
On March 4, 2025, trading in the Shares resumed on the Stock Exchange with effect from 9:00 a.m. (Hong Kong time).
Commencing on March 5, 2025, representatives of Ping An Group, the Offeror, the Company and Morgan Stanley, as well as the respective outside legal counsels to Ping An Group, the Offeror and the Company with respect to Hong Kong, Cayman Islands and U.S. laws, met or participated via conference call periodically to discuss the implications of the Proposal, the procedural and substantive requirements of the proposed scheme of arrangement as a “going private” transaction under applicable Hong Kong, U.S. and Cayman Islands laws and regulations as well as the preparation of this Scheme Document and other documentation to be sent to the Shareholders and ADS Holders.
There were no negotiations during these meetings between Ping An Group, the Offeror and the Company regarding the pricing terms of the privatization, which were unilaterally presented by the Offeror.
On March 10, 2025, the Board established the Independent Board Committee comprising of all the independent non-executive Directors, namely Dr. Yaolin Zhang, Mr. Tianruo Pu, Mr. Wing Kin Anthony Chow and Mr. Koon Wing Ernest Ip, to assess the Proposal and to determine whether to recommend the Proposal to the Disinterested Holders.
On March 17, 2025, the Independent Board Committee held a meeting with all committee members present to consider the engagement of Gram Capital as its independent financial adviser in connection with the Proposal, based on Gram Capital’s qualifications, expertise and reputation, including its experience with similar transactions. On May 15, 2025, the Independent Board Committee unanimously resolved to approve the engagement of Gram Capital as its independent financial adviser.
On May 15, 2025, the Offeror and the Company jointly announced that, on the same day, the Offeror requested the Board to put forward the Proposal to the holders of the Scheme Shares (including Scheme Shares underlying the ADSs) for the privatization of the Company by way of a scheme of arrangement under Section 86 of the Companies Act, subject to the satisfaction of the Pre-Condition and satisfaction or waiver of the Conditions, as applicable.
On May 19, 2025, Gram Capital sent the first due diligence request list to the Company and commenced due diligence on the Company in relation to the Proposal and related matters therefrom.
On June 9, 2025, the Independent Board Committee convened with all committee members and representatives of Gram Capital present to review and discuss the draft opinion letter from Gram Capital regarding the fairness and reasonableness of the Proposal. During this meeting, Gram Capital presented the Independent Board Committee with the basis and analysis of its evaluation, along with the draft opinion letter. The Independent Board Committee deliberated on whether to incorporate additional considerations to support the analysis of the fairness and reasonableness of the Cancellation Price, including the potential benefits of a net present value analysis.
Given that net present value is typically calculated based on a discounted cash flow analysis of projected future unlevered free cash flows attributable to the Company, the Independent Board Committee recognized the challenges in deriving reliable projections of future cash flows. This difficulty arises from (i) significant changes in the Company’s business over the recent years, including the disposal of its virtual bank business and the discontinuation of its cloud business in 2024, and (ii) substantial uncertainties regarding the

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

Company’s business strategies and industry developments in the coming years. As a result, the Independent Board Committee concluded that net present value may not be a reliable metric in this instance.
[On [•], 2025, after discussion and review of the final draft of the Independent Financial Adviser’s letter to the Independent Board Committee, the Independent Board Committee unanimously determined the Cancellation Price to be fair and reasonable to the Disinterested Holders (including the ADS Holders) and to recommend that the Disinterested Holders (including the ADS Holders) vote in favor of the resolution to approve the Scheme at the Court Meeting and the special resolution to, among other matters, approve the capital reduction arising as a result of the Scheme and a resolution to, among other things, restore the issued share capital of the Company immediately following the Scheme at the EGM. The recommendation of the Independent Board Committee is set out in its letter. See “Part VIII — Letter from the Independent Board Committee”.]
On [•], 2025, Gram Capital issued its opinion letter to the Independent Board Committee. See “Part IX — Letter from the Independent Financial Adviser”.
1.2
Agreements involving the Company’s Securities

As described in more detail below under “4. Effects of the Proposal”, upon the Scheme becoming effective, the Offeror intends to cause the Company to apply to the Stock Exchange for the withdrawal of the listing of the Shares on the Stock Exchange. The Deposit Agreement will be terminated as soon as practicable after the Effective Date, and the listing of the ADSs on the NYSE will be terminated as soon as practicable following the Effective Date. In addition, the Offeror intends to cause the Company to terminate the registration of the Shares and the ADSs under the Exchange Act and the Company’s reporting obligations under the Exchange Act as soon as practicable following the Effective Date.
1.3
Transactions in the Company’s Securities

The Company has not repurchased any Shares or ADSs at any time within the past two years. Neither the Offeror nor Ping An Group has purchased any Shares or ADSs at any time within the past two years.
Other than the agreements entered into in connection with the Scheme, there have been no transactions in the Company’s Shares or ADSs during the past 60 days by the Company, any of the Company’s officers or directors, the Offeror, Ping An Group or their respective officers or directors or any associate or majority-owned subsidiary of the foregoing.
1.4
Dividend

No dividends were paid or declared by the Company during the past two years. The Board has discretion on whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if the Board decides to pay dividends, the form, frequency and amount will depend upon its future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. Subject to any rights and restrictions for the time being attached to its Shares, the Company’s shareholders may by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by its directors. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. The Company intends to retain most, if not all, of its available funds and any future earnings to operate and expand its business.
If the Company pays any dividends on its ordinary shares, it will pay those dividends which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the

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 PART IIU.S. SPECIAL FACTORS

ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on its shares, if any, will be paid in U.S. dollars.
2
PURPOSES, REASONS FOR, AND BENEFITS OF THE PROPOSAL

2.1
Benefits of the Proposal to the Scheme Shareholders

The Proposal provides Scheme Shareholders with an opportunity to realize their investment at a significant premium over recent market prices. The Cancellation Price of HK$2.068 for each Scheme Share represents a premium of approximately 72.33% over the closing price of HK$1.200 per Share as quoted on the Stock Exchange on February 27, 2025 (being the last trading day prior to February 28, 2025 when there were irregular trading volumes and price movements in the Shares), and a premium of approximately 131.66%, 160.72% and 223.23% over the average closing price of approximately HK$0.893, HK$0.793 and HK$0.640 per Share for the 30, 60 and 180 trading days up to and including February 27, 2025, respectively. It also represents a premium of approximately 23.10% over the closing price of HK$1.680 per Share as quoted on the Stock Exchange on the Last Trading Day, and a premium of approximately 29.63%, 34.01% and 117.91% over the average closing price of approximately HK$1.595, HK$1.543 and HK$0.949 per Share for the 30, 60 and 180 trading days up to and including the Last Trading Day, respectively. For ADS holders, the Cancellation Price of approximately US$7.976 per ADS represents a premium of approximately 83.42% over the closing price of US$4.349 per ADS as quoted on the NYSE on February 27, 2025, and a premium of approximately 136.41%, 168.41% and 251.89% over the average closing price of approximately US$3.374, US$2.972 and US$2.267 per ADS for the 30, 60 and 180 trading days up to and including February 27, 2025, respectively. It also represents a premium of approximately 20.67% over the closing price of US$6.610 per ADS as quoted on the NYSE on the trading day immediately prior to the Last Trading Day, and a premium of approximately 29.75%, 31.22% and 118.77% over the average closing price of approximately US$6.147, US$6.079 and US$3.646 per ADS for the 30, 60 and 180 trading days up to and including the trading day immediately prior to the Last Trading Day, respectively.
The price of the Shares has been depressed for a prolonged period, with the ADS price having declined by more than 95% since its NYSE listing in 2019, partly due to structurally low levels of liquidity, diminished investor interest along with scarcity of broker coverage. Furthermore, trading liquidity in the Shares on the Stock Exchange has been low since the listing by introduction of the Shares in 2022, maintaining an average daily volume of 272,862 Shares per day for the period from July 4, 2022 up to and including July 3, 2023, to 230,330 Shares per day for the period from January 2, 2024 up to and including December 31, 2024. The lack of liquidity limits the attractiveness of the Shares for market participants and impacts both its price as well as Shareholders’ ability to purchase and sell a significant quantity of Shares without adversely impacting the price.
Given the long-term weak share price performance, low liquidity, and limited market interest, the Proposal presents an attractive opportunity for Scheme Shareholders to exit their investment on favourable terms.
2.2
Benefits of the Proposal to the Company

The Company was spun off from the Ping An Group in 2019, with a vision to provide its technology solutions and digital infrastructure to broader financial institutional clients and gradually reducing its revenue concentration from the Ping An Group. While the Company remains committed to this long-term goal, significant macro and sector headwinds in recent years have negatively impacted its performance and hindered the viability of achieving this objective.
There is downward pressure on the profitability of some of its largest customers and third-party banks, which caused a cool-down in credit activity and reduced IT budgets. In addition, the Company continues to face increasingly intense competition from domestic traditional IT vendors and Internet companies. All of these factors have served to stifle the growth of the Company’s third-party business. Revenue from third parties has remained relatively low since 2021, with the majority of the revenue contribution of the Group

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 PART IIU.S. SPECIAL FACTORS

continuing to come from Ping An Group and its affiliates. To date, the Company has not been able to meaningfully expand its third-party revenue. It remains highly dependent on revenues received from Ping An Group and its affiliates and continues to operate as a captive company of Ping An Group.
Partly due to a series of inorganic growth initiatives and investment decisions that proved ineffective, including the acquisition of an asset-liability management platform which has continued to be loss making, the Company’s financial performance has been deteriorating in recent years, including a decline in revenue and a deficit in cash flow from operations in 2023 and 2024. While the Company has already implemented restructuring initiatives to refocus on its core operations, including disposing its virtual banking business in Hong Kong and implementing cost control measures, substantive positive impact has been rather limited in the third and fourth quarter in 2024. As such, the Company believes that a significant amount of time and additional investment in resources along with the rollout of new strategic initiatives, is necessary to fully turnaround the business and realize its goals.
The Company remains committed to its goal of integrating extensive financial services industry expertise with market-leading technology and expects to invest a substantial portion of its remaining liquidity in order to continue implementing its second-stage strategy of deepening customer engagement, focusing on premium-plus customers and product optimization and integration. The Company remains committed to becoming a leader in financial technology and artificial intelligence, concentrating on financial institution customers while expanding its ecosystem and overseas footprint. Importantly, the Company plans to continue with investment in research and development, business know-how, and customer insights to expand customer base over the long term and boost third-party revenue growth.
As a substantial shareholder of the Company, the Offeror is also committed to these long-term goals and believes that these initiatives entail significant operational risk and are best implemented as a private company. The execution of these initiatives also requires significant funding, and the Company’s limited trading liquidity and depressed valuation adversely impacts its ability to raise new capital. Once the Company becomes a wholly-owned subsidiary, the Offeror plans to contribute additional financial resources and further integrate the Company with the broader Ping An Group ecosystem.
3
FAIRNESS

The Proposal will be treated as a “going private” transaction under the applicable rules and regulations of the Exchange Act. As a result, the Offeror, Ping An Group and the Company are required to state their respective beliefs as to the procedural and substantive fairness of the Proposal to the unaffiliated security holders of the Company. The Offeror, Ping An Group and the Company are making the statements included in this section for the purposes of complying with the requirements of Rule 13e-3 and related requirements under the Exchange Act. As used in this section, the term “unaffiliated security holder” means any Shareholder or ADS Holder who is not an affiliate of the Company (excluding, therefore, the Company’s affiliated security holders such as any executive officers and directors of the Company, Ping An Group, the Offeror and other entities controlled by such persons that are the Company security holders).
3.1
The Offeror and Ping An Group

The views of the Offeror and Ping An Group as to the fairness of the Proposal should not be construed as a recommendation to any Shareholder or ADS Holder as to how that security holder should vote at the Court Meeting and the Extraordinary General Meeting. The Offeror and Ping An Group have interests in the Scheme and the Proposal different from, and in addition to, those of the Disinterested Holders.
The Offeror and Ping An Group believe that the Proposal is both substantively and procedurally fair to the unaffiliated security holders (including without limitation the Disinterested Holders) for purposes of Rule 13e-3 under the Exchange Act based on the following factors:
1.
The Proposal provides an opportunity for the Scheme Shareholders to monetize their Scheme Shares at a premium to the current and historical market prices. The Cancellation Price of HK$2.068 per Scheme Share (or, where the Cancellation Price is compared against a closing price or average closing

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 PART IIU.S. SPECIAL FACTORS

price of the ADSs quoted on the NYSE as stated below, the corresponding U.S. dollar amount of approximately US$7.976 in cash (calculated on the most recently published Federal Reserve H.10 exchange rate available prior to the date of the Announcement (being US$1.00 to HK$7.7781)) for each ADS calculated for illustrative purposes only):
•
a premium of approximately [•]% over the closing price of HK$[•] per Share as quoted on the Stock Exchange on the Latest Practicable Date;

•
a premium of approximately 72.33% over the closing price of HK$1.200 per Share as quoted on the Stock Exchange on the Last Undisturbed Day (the “LUD Premium”);

•
a premium of approximately 100.00% over the average closing price of approximately HK$1.034 per Share based on the daily closing prices as quoted on the Stock Exchange for the 15 trading days up to and including the Last Undisturbed Day (the “15 Days Premium”);

•
a premium of approximately 131.66% over the average closing price of approximately HK$0.893 per Share based on the daily closing prices as quoted on the Stock Exchange for the 30 trading days up to and including the Last Undisturbed Day (the “30 Days Premium”);

•
a premium of approximately 160.72% over the average closing price of approximately HK$0.793 per Share based on the daily closing prices as quoted on the Stock Exchange for the 60 trading days up to and including the Last Undisturbed Day (the “60 Days Premium”);

•
a premium of approximately 189.19% over the average closing price of approximately HK$0.715 per Share based on the daily closing prices as quoted on the Stock Exchange for the 120 trading days up to and including the Last Undisturbed Day (the “120 Days Premium”);

•
a premium of approximately 223.23% over the average closing price of approximately HK$0.640 per Share based on the daily closing prices as quoted on the Stock Exchange for the 180 trading days up to and including the Last Undisturbed Day (the “180 Days Premium”);

•
a premium of approximately 22.37% over the closing price of HK$1.690 per Share as quoted on the Stock Exchange on February 28, 2025, being last trading day prior to the commencement of the offer period;

•
a premium of approximately 23.10% over the closing price of HK$1.680 per Share as quoted on the Stock Exchange on the Last Trading Day;

•
a premium of approximately 29.25% over the average closing price of approximately HK$1.600 per Share based on the daily closing prices as quoted on the Stock Exchange for the 15 trading days up to and including the Last Trading Day;

•
a premium of approximately 29.63% over the average closing price of approximately HK$1.595 per Share based on the daily closing prices as quoted on the Stock Exchange for the 30 trading days up to and including the Last Trading Day;

•
a premium of approximately 34.01% over the average closing price of approximately HK$1.543 per Share based on the daily closing prices as quoted on the Stock Exchange for the 60 trading days up to and including the Last Trading Day;

•
a premium of approximately 83.48% over the average closing price of approximately HK$1.127 per Share based on the daily closing prices as quoted on the Stock Exchange for the 120 trading days up to and including the Last Trading Day; and

•
a premium of approximately 117.91% over the average closing price of approximately HK$0.949 per Share based on the daily closing prices as quoted on the Stock Exchange for the 180 trading days up to and including the Last Trading Day.

For ADS holders, the Cancellation Price of approximately US$7.976 per ADS represents:
•
a premium of approximately [•]% over the closing price of US$[•] per ADS as quoted on the NYSE on the trading day immediately prior to the Latest Practicable Date;

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 PART IIU.S. SPECIAL FACTORS

•
a premium of approximately 83.42% over the closing price of US$4.349 per ADS as quoted on the NYSE on the Last Undisturbed Day;

•
a premium of approximately 112.26% over the average closing price of approximately US$3.758 per ADS for the 15 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 136.41% over the average closing price of approximately US$3.374 per ADS for the 30 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 168.41% over the average closing price of approximately US$2.972 per ADS for the 60 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 207.09% over the average closing price of approximately US$2.597 per ADS for the 120 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 251.89% over the average closing price of approximately US$2.267 per ADS for the 180 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 45.02% over the closing price of US$5.500 per ADS as quoted on the NYSE on February 28, 2025, being last trading day prior to the commencement of the offer period;

•
a premium of approximately 20.67% over the closing price of US$6.610 per ADS as quoted on the NYSE on the trading day immediately prior to the Last Trading Day;

•
a premium of approximately 28.87% over the average closing price of approximately US$6.189 per ADS for the 15 trading days up to and including the trading day immediately prior to the Last Trading Day;

•
a premium of approximately 29.75% over the average closing price of approximately US$6.147 per ADS for the 30 trading days up to and including the trading day immediately prior to the Last Trading Day;

•
a premium of approximately 31.22% over the average closing price of approximately US$6.079 per ADS for the 60 trading days up to and including the trading day immediately prior to the Last Trading Day;

•
a premium of approximately 80.62% over the average closing price of approximately US$4.416 per ADS for the 120 trading days up to and including the trading day immediately prior to the Last Trading Day; and

•
a premium of approximately 118.77% over the average closing price of approximately US$3.646 per ADS for the 180 trading days up to and including the trading day immediately prior to the Last Trading Day.

2.
The Offeror and Ping An Group note that the Cancellation Price represents a discount of approximately 12.42% to the Group’s net asset value attributable to the Shareholders of approximately HK$2.361 per Share and a discount of approximately 5.17% to the Group’s Net Tangible Asset Value Attributable To The Shareholders of approximately HK$2.181 per Share pursuant to the latest audited consolidated financial statements of the Company as at December 31, 2024. That said, it is further observed that historically, the Company has seen significant discounts of the closing prices of Shares against the Group’s net asset value attributable to the Shareholders. In the twelve months prior to the Announcement date, the differential between such historical discounts and the discount implied under the Cancellation Price has exhibited a continuous decline.

3.
The fact that the consideration to be paid to the Scheme Shareholders as at the Record Date will be entirely in cash, and is not subject to any financing condition or deferral. This permits the Scheme Shareholders to realize fair value, in cash, immediately for their investment and provides certainty of value, which might not continue to be available in the absence of the Proposal.

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 PART IIU.S. SPECIAL FACTORS

4.
The consideration was determined by the Offeror after considering, among other factors, the Company’s historical trading prices, financial analyses at various potential offer prices, selected precedent taking-private transactions in Hong Kong, and research analysts’ recommendation, estimates and price targets for the Shares.

5.
The Scheme must, among other things, (i) be approved by the holders of Scheme Shares representing not less than 75% in value of the Scheme Shares held by the holders of Scheme Shares present and voting either in person or by proxy at the Court Meeting, (ii) be approved by Disinterested Holders holding at least 75% of the votes attached to the Scheme Shares held by Disinterested Holders that are voted either in person or by proxy at the Court Meeting, provided that the number of votes cast (by way of poll) by the Disinterested Holders present and voting either in person or by proxy at the Court Meeting against the resolution to approve the Scheme at the Court Meeting is not more than 10% of the votes attaching to all Scheme Shares held by all Disinterested Holders, thereby presenting an opportunity for Disinterested Holders to express their views on and approve or reject the Scheme.

6.
In addition, the Grand Court in considering whether to sanction the Scheme may decline to sanction it if the Grand Court is not satisfied, among other things, that the required Court Meeting was properly constituted, that the Scheme was approved by the requisite majority required by the Companies Act and by the Takeovers Code, that the result of the Court Meeting fairly and adequately presented holders of Scheme Shares and that the statutory majorities were acting bona fide and not coercing the minority in order to promote interests adverse to those of the class whom they purported to represent, or that an intelligent and honest person acting in respect of their interests in the Scheme Shares might reasonably approve the Scheme. Shareholders and ADS Holders who voted at, or gave voting instructions to a custodian or clearing house who voted on their behalf at, the Court Meeting, will have the right to appear at the court hearing of the petition to sanction the Scheme and to confirm the capital reduction.

7.
Neither the Offeror nor Ping An Group is aware of any other potential offers made by any unaffiliated third parties with respect to any tender offer, merger, consolidation, sale or other transfer of all or any substantial part of the assets of the Company or purchase of the Company’s securities that would enable the holder to exercise control of the Company.

Additional matters
In view of the many considerations, the Offeror, Ping An Group and their respective boards of directors did not find it practical to, and did not, quantify, rank or otherwise assign any relative weights to the factors considered. The Offeror’s and Ping An Group’s respective boards of directors considered all of these factors as a whole, and overall the factors support the Offeror’s and Ping An Group’s determination as to substantive and procedural fairness.
The foregoing discussion of the factors considered by the Offeror and Ping An Group is not intended to be exhaustive, but includes all the material factors considered by the Offeror, Ping An Group and their respective boards of directors in reaching the conclusion that the Proposal is substantively and procedurally fair to the unaffiliated security holders of the Company. Although the Independent Board Committee did not retain an unaffiliated representative to act solely on behalf of the unaffiliated security holders for purposes of negotiating the terms of the Proposal, the Offeror and Ping An Group believe that the establishment of the Independent Board Committee and the retention of the Independent Financial Adviser constituted sufficient procedural safeguards for the unaffiliated security holders.
Although the Proposal is not structured expressly to require the approval of a majority of the unaffiliated security holders of the Company, as a matter of applicable law and under the Takeovers Code, the Proposal requires (1) the approval by the holders of Scheme Shares representing not less than 75% in value of the Scheme Shares held by the holders of Scheme Shares present and voting either in person or by proxy at the Court Meeting, (2) approval by Disinterested Holders holding at least 75% of the votes attaching to the Scheme Shares held by Disinterested Holders that are voted either in person or by proxy at the Court Meeting,

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 PART IIU.S. SPECIAL FACTORS

with the number of votes cast by Disinterested Holders against the resolution to approve the Scheme not being more than 10% of the votes attaching to all Scheme Shares held by all Disinterested Holders and (3) the sanction of the Scheme (with or without modification) by the Grand Court, which the Offeror and Ping An Group believe provide sufficient procedural safeguards for the unaffiliated security holders. For the avoidance of doubt, for purpose of the aforesaid voting, holders of Scheme Shares are determined as at the Meeting Record Date; Disinterested Holders are all Shareholders as at the Meeting Record Date other than the Offeror, the Offeror Concert Parties, Sen Rong, Rong Chang, Lanbang and the Trustee; and Shareholders are holders of Shares as at the Meeting Record Date.
Neither the Offeror nor Ping An Group has sought or obtained a fairness opinion or appraisal from any third party adviser in connection with the Proposal including the fairness of the Proposal to the unaffiliated security holders. Neither the Offeror nor Ping An Group has made any provisions to grant the holders of Scheme Shares or ADS Holders access to its corporate files or obtained any counsel or to provide appraisal services to the holders of Scheme Shares and neither of them has any intention of doing so in the future.
3.2
The Company

[After careful consideration, including taking to account the letter from the Independent Financial Adviser, the Independent Board Committee unanimously determined that the Proposal by means of the Scheme is both substantively and procedurally fair and reasonable to the unaffiliated security holders. Accordingly, the Independent Board Committee unanimously recommends that the unaffiliated security holders vote in favor of the Scheme and the related special resolution.
The Independent Board Committee believes that the Proposal is both substantively and procedurally fair to the unaffiliated security holders, despite the fact that the Independent Board Committee did not appoint an independent representative to act exclusively as the agent of the unaffiliated security holders for the purpose of negotiating the terms of the Proposal.]
The Board
The Board presented to the Disinterested Holders (including the ADS Holders) the recommendations of the Independent Board Committee. By virtue of the Independent Board Committee having been formed for the purpose of exercising the powers and performing the responsibilities of the Board with respect to the Proposal, the Independent Board Committee’s analysis and conclusions in making its recommendation to the Shareholders (including the ADS Holders) are thereby the analysis and conclusions of the Board and can therefore be taken as having been adopted by the Board. The Board did not independently verify the factors considered by the Independent Board Committee.
The Independent Board Committee
The duties, authority and responsibilities of the Independent Board Committee in the context of the privatization correspond to those provided in the Takeovers Code. Rule 2.1 of the Takeovers Code provides that a board which receives an offer, or is approached with a view to an offer being made, must, in the interests of shareholders, establish an independent committee of the board to make a recommendation to shareholders (1) as to whether the offer is, or is not, fair and reasonable and (2) as to acceptance or voting. Rule 2.8 of the Takeovers Code provides that the members of such an independent committee of the board must comprise all non-executive directors of the board of the company who have no direct or indirect interest in the offer or the possible offer that is under consideration.
The members of the Independent Board Committee considered the Proposal in light of their knowledge of the business, financial condition and prospects of the Company, and based upon the advice of the Independent Financial Adviser and its legal counsels.
The Independent Board Committee did not independently determine to initiate a process for the sale of the Company. The Independent Board Committee was formed in response to the Proposal from the Offeror received on March 1, 2025.

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 PART IIU.S. SPECIAL FACTORS

The Independent Board Committee did not independently verify the factors considered by the Independent Financial Adviser. Instead, the Independent Board Committee adopted the analysis of the Independent Financial Adviser and its conclusions, in addition to the factors independently considered by the Independent Board Committee as discussed below, in making its recommendation to the Shareholders (including the ADS Holders).
In view of the wide variety of factors considered in connection with the evaluation of the Proposal, the Independent Board Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the Independent Board Committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others.
The discussion below of the information and factors considered by the Independent Board Committee is not intended to be exhaustive but includes all material factors considered by the Independent Board Committee. Executive officers of the Company have not been asked to make a recommendation as to the Proposal.
In making the determinations and recommendations set forth in “Part VIII — Letter from the Independent Board Committee” of this Scheme Document, the Independent Board Committee considered a number of factors, including the following, to be generally positive or favorable:
1.
The Scheme must, among other things, (i) be approved by not less than 75% in value of the holders of the Scheme Shares present and voting either in person or by proxy at the Court Meeting, (ii) be approved by Disinterested Holders holding at least 75% of the votes attached to the Scheme Shares held by Disinterested Holders that are voted either in person or by proxy at the Court Meeting, provided that the number of votes cast (by way of poll) by the Disinterested Holders present and voting either in person or by proxy at the Court Meeting against the resolution to approve the Scheme at the Court Meeting is not more than 10% of the votes attaching to all Scheme Shares held by all Disinterested Holders, thereby presenting an opportunity for the Disinterested Holders to express their views on and approve or reject the Scheme.

2.
[In the written opinion from the Independent Financial Adviser dated [•], 2025 and set forth in Part IX of this Scheme Document, the Independent Financial Adviser opined that, as of such date and subject to the qualifications stated in such opinion, the terms of the Proposal are fair and reasonable to the Disinterested Holders (including the ADS Holders).]

3.
The Cancellation Price contained in the Proposal will enable the Scheme Shareholders (including the Disinterested Holders) to realize the following premiums:

	Shares		ADSs
	Price (HK$)	Premium	Price (US$)	Premium
Latest Practicable Date ([•], 2025)	[•]	[•]	[•]	[•]
Last Undisturbed Day	1.200	72.33%	4.349	83.42%
Average closing price over the 15 trading days up to and including the Last Undisturbed Day	1.034	100.00%	3.758	112.26%
Average closing price over the 30 trading days up to and including the Last Undisturbed Day	0.893	131.66%	3.374	136.41%
Average closing price over the 60 trading days up to and including the Last Undisturbed Day	0.793	160.72%	2.972	168.41%
Average closing price over the 120 trading days up to and including the Last Undisturbed Day	0.715	189.19%	2.597	207.09%
Average closing price over the 180 trading days up to and including the Last Undisturbed Day	0.640	223.23%	2.267	251.89%

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

	Shares		ADSs
	Price (HK$)	Premium	Price (US$)	Premium
Last trading day prior to the commencement of the offer period (February 28, 2025)	1.690	22.37%	5.500	45.02%
Last Trading Day	1.680	23.10%	6.610	20.67%(3)
Average closing price over the 15 trading days up to and including the Last Trading Day	1.600	29.25%	6.189	28.87%(3)
Average closing price over the 30 trading days up to and including the Last Trading Day	1.595	29.63%	6.147	29.75%(3)
Average closing price over the 60 trading days up to and including the Last Trading Day	1.543	34.01%	6.079	31.22%(3)
Average closing price over the 120 trading days up to and including the Last Trading Day	1.127	83.48%	4.416	80.62%(3)
Average closing price over the 180 trading days up to and including the Last Trading Day	0.949	117.91%	3.646	118.77%(3)

Notes:
(1)
Price of the ADSs from Capital IQ.

(2)
Premium based on ADS equivalent offer price of US$7.976 per share as stated in the joint announcement on May 15, 2025 per the most recently published Federal Reserve H.10 exchange rate at 7.7781 available prior to the Announcement.

(3)
Refers to premium over the average closing price of the ADSs for the 1, 15, 30, 60, 120 and 180 trading days up to and including the trading day immediately prior to the Last Trading Day.

4.
The Independent Board Committee took into account (i) the current and historical financial condition and results of operations of the Company, (ii) the prospects and strategic objectives of the Company, including the risks involved in achieving those prospects and objectives, (iii) the current and expected conditions in the general economy and in the sectors in which the Company operates, and (iv) the fact that no third parties have approached Ping An Group or the Company with possible competing offers or strategic alternatives following the announcement of the Proposal.

5.
The Independent Board Committee itself consisted of four independent non-executive Directors appointed to give a recommendation to the Disinterested Holders, and the Independent Board Committee retained and was advised by Gram Capital, as its independent financial adviser, with the objective of rendering an opinion as to the fairness and reasonableness of the Proposal to the Disinterested Holders.

6.
There is a certainty of value to the Disinterested Holders receiving all-cash consideration for their Shares under the Proposal.

7.
The anticipated timing of consummation of the Proposal will allow the Disinterested Holders to receive the Cancellation Price within a reasonable period of time.

8.
It is another condition to the completion of the Scheme that following approval by the Disinterested Holders at the Court Meeting, the Scheme be sanctioned by the Grand Court. The Grand Court may decline to sanction the Scheme if, among other reasons, it is not satisfied that the results of the Court Meeting fairly reflect the views of the holders of Scheme Shares in general and that an intelligent and honest person acting in respect of their interests in the Scheme Shares might reasonably approve the Scheme.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

9.
The Offeror’s obligation to consummate the Proposal is subject only to a limited number of conditions, which do not include a financing condition, and Morgan Stanley has confirmed that it is satisfied that sufficient financial resources are and will be available to the Offeror to implement the Proposal.

10.
In considering the going-private transaction, the Independent Board Committee acted solely to represent the interests of the Shareholders, in particular the Disinterested Holders. The Independent Board Committee members during the entire process were and are independent directors and free from any affiliation with the Offeror or Ping An Group; in addition, none of such Independent Board Committee members is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Scheme that is different from that of the Shareholders.

11.
The Cancellation Price represents premiums to the price of the Shares as of the Last Undisturbed Day and to the average Share prices over various time periods prior to the Last Undisturbed Day, which are generally consistent with the average premiums paid in precedent privatization transactions in Hong Kong. See “Part IX — Letter from the Independent Financial Adviser”.

In making its determinations and recommendation, the Independent Board Committee also considered a number of factors, including the following, to be generally negative or unfavorable:
1.
If the Scheme is completed, the Disinterested Holders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Shares.

2.
Given the improbability of competing offers or strategic alternatives not consistent with Ping An Group’s and the Offeror’s interests, the Board did not contact third parties that might have made such offers, and the Independent Board Committee did not evaluate the prices potentially attainable in alternative transactions. As at the Latest Practicable Date, no third parties have approached Ping An Group or the Company with possible competing offers or strategic alternatives following the announcement of the Proposal and no such discussions were in progress between the Company and third parties at the time the Proposal was announced.

3.
Neither the Independent Board Committee nor the Board negotiated with the Offeror regarding the terms of the Proposal, including the Cancellation Price; moreover, under the Takeovers Code, the Offeror may not increase the Cancellation Price other than in wholly exceptional circumstances because it included a statement in the Announcement that the Cancellation Price would not be increased and did not reserve the right to increase the price.

4.
The Cancellation Price represents (i) a discount of approximately 11.15% to the Group’s unaudited net asset value attributable to the Shareholders of approximately HK$2.361 per Share as at March 31, 2025, and (ii) a discount of approximately 3.92% to the Group’s unaudited net tangible asset value attributable to the Shareholders of approximately HK$2.152 per Share as at March 31, 2025.

5.
The Disinterested Holders do not have appraisal rights in connection with the Scheme under the Companies Act.

The Independent Board Committee also considered the purposes and reasons for the Company to undertake the Scheme at this time and concluded that the benefits received by the Company at this time as a publicly traded company do not sufficiently justify the regulatory and other burdens imposed on publicly traded companies. The Independent Board Committee believe that, at this time, the U.S. public equity markets do not provide the Company with the ability to raise capital on reasonable terms nor do the U.S. public equity markets provide the existing Shareholders and ADS holders with adequate levels of liquidity. On the other hand, the status of a privately held company will give the Company greater operational flexibility and allow it to focus on its long-term growth and continuing improvements to its business absent the regulatory burden imposed upon public companies and the distractions caused by the public equity market’s valuation of the ADSs.

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 PART IIU.S. SPECIAL FACTORS

[After reviewing such factors, the Independent Board Committee unanimously determined that the Proposal is fair and reasonable to the Disinterested Holders (including ADS Holders).]
The Independent Board Committee did not consider the liquidation value of the Company because it considers the Company to be a viable going-concern business where value is derived from cash flows generated from its continuing operations. Furthermore, the Company has no intention of liquidation and the Scheme will not result in a liquidation of the Company.
Moreover, the Company has confirmed that no third parties have approached Ping An Group or the Company with possible competing offers or strategic alternatives following the announcement of the Proposal.
The Independent Board Committee did not explicitly consider the “going concern” value of the Company. They did, however, implicitly consider such “going concern” value by taking into account the Company’s current and anticipated business, financial condition, results of operations and prospects, and other forward-looking matters, including the cash flow, cash available for dividends. The Independent Board Committee believes that the analyses and additional factors it reviewed provided an indication of the Company’s going-concern value.
Independent Board Committee Compensation
The members of the Independent Board Committee did not receive any compensation in connection with serving on the Independent Board Committee.
[Summary of Report and Opinion of the Independent Financial Adviser
Under an engagement letter dated May 16, 2025, the Company retained Gram Capital to advise the Independent Board Committee as to whether the terms and conditions of the Proposal, and, more particularly, the Cancellation Price is fair and reasonable to the Disinterested Holders (including the ADS Holders). The Independent Board Committee agreed that the Company shall pay Gram Capital a customary fee in the amount of HK$700,000 (equivalent to approximately US$89,000) for its services and to reimburse Gram Capital for its reasonable out-of-pocket expenses as set forth in such engagement letter. The Company agreed to indemnify Gram Capital and related persons against certain liabilities arising out of or in connection with Gram Capital’s engagement and subject to the limitations set forth under such engagement letter.
The Independent Board Committee approved Gram Capital’s engagement based on its qualifications, expertise and reputation.
In connection with the formulation and delivery of Gram Capital’s opinion to the Independent Board Committee, Gram Capital performed a variety of commonly used financial and comparative analyses, as described below. The formulation of a fairness and reasonableness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses, and the application of those methods to the particular circumstances. Furthermore, in arriving at its opinion, Gram Capital did not attribute any particular weight to any analysis or factor, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Gram Capital believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion.
In formulating its opinion to the Independent Board Committee, Gram Capital has relied on the statements, information, opinions and representations contained or referred to in the Scheme Document and the information and representations as provided to it by the Directors and the Offeror (where applicable). It has assumed that all information and representations that have been provided by the Directors and the Offeror, for which they are solely and wholly responsible, are true and accurate at the time when they were made and continue to be so up to the Latest Practicable Date. It has also assumed that all statements of belief, opinion, expectation and intention made by the Directors and the Offeror in the Scheme Document were reasonably made after due enquiry and careful consideration. It has no reason to suspect that any material facts or

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 PART IIU.S. SPECIAL FACTORS

information have been withheld or to doubt the truth, accuracy and completeness of the information and facts contained in the Scheme Document, or the reasonableness of the opinions expressed by the Company, its advisers and/or the Directors and the Offeror, which have been provided to it. Its opinion is based on the Directors’ and the Offeror’s representation and confirmation that there is no undisclosed private agreement/arrangement or implied understanding with anyone concerning the Proposal. Gram Capital considers that it has taken sufficient and necessary steps on which to form a reasonable basis and an informed view for its opinion.
Gram Capital considers that it has been provided with sufficient information to reach an informed view and to provide a reasonable basis for its opinion. It has not, however, conducted any independent in-depth investigation into the business and affairs of the Company, the Offeror or their respective subsidiaries or associates, nor has it considered the taxation implication on the Group or the Shareholders as a result of the Proposal and the Scheme.
There was no relationship or interests between Gram Capital and the Company, the Offeror, and their respective controlling shareholders of a kind reasonably likely to create, or to create the perception of, a conflict of interest or reasonably likely to affect the objectivity of Gram Capital’s advice and to act as the Independent Financial Adviser to the Independent Board Committee.
The summary of the opinion set forth below is qualified in its entirety by reference to the full text of such opinion. The Disinterested Holders (including the ADS Holders) are urged to read such opinion carefully in its entirety for a description of the procedures followed, the factors considered, the assumptions made, and the limitations on the analysis undertaken by Gram Capital. Gram Capital’s written opinion is for the information and assistance of the Independent Board Committee. Gram Capital’s opinion does not address the Independent Board Committee’s, the Board’s or the Company’s underlying business decision to proceed with the Proposal. Gram Capital has not been requested to, and did not, participate in the process to explore strategic alternatives for the Company nor did it actively solicit third party indications of interest in acquiring all or any part of the Company.
Summary of Certain Financial Analysis Conducted by Gram Capital
In assessing the fairness and reasonableness of the consideration to the Disinterested Holders (including the ADS Holders) under the Proposal, Gram Capital independently assessed the Proposal using widely accepted approaches.
Principal Factors and Reasons Considered
In arriving at its opinion in respect of the Proposal and the Scheme, Gram Capital has taken into consideration the following principal factors and reasons:
(1)
Background and terms of the Proposal and the Scheme

With references to the Explanatory Memorandum and the Letter of the Board, Gram Capital discussed the background and terms of the Proposal and the Scheme.
Gram Capital noted, among others, the Offeror intends to finance the cash requirement for the Proposal through its internal cash resources and/or financing; and that Morgan Stanley, the financial adviser to the Offeror in connection with the Proposal, is satisfied that sufficient financial resources are available to the Offeror for discharging its payment obligations in respect of the cash consideration payable under the Proposal.
(2)
Information of the Group

Gram Capital next analysed the Group’s business.
Gram Capital noted that: The Group is a technology-as-a-service provider for the financial services industry in China with an expanding international presence. The Company provides integrated technology

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 PART IIU.S. SPECIAL FACTORS

solutions to financial institutional customers in both the PRC and overseas, including digital banking solutions and digital insurance solutions. The Company has expanded its overseas presence to 20 countries and territories, including the Southeast Asian region as at December 31, 2024. The Company also provides digital infrastructure for financial institutions through the Gamma Platform, which is a business segment of the Company and serves as a foundation for digital transformation through “AI + Data” integration, empowering financial institutions and overseas regulatory agency customers to optimize operational efficiency. The Company’s solutions and platform help financial institutions expedite their digital transformation and ensure their sustainability.
With reference to the Company’s annual report for FY2024, Gram Capital noted that the Group completed the disposal of the entire issued share capital of Jin Yi Tong Limited (the “Disposal Company”), a company indirectly holds 100% of the issued share capital of Ping An OneConnect Bank (Hong Kong) Limited, which operated the Group’s virtual banking business, to Lufax Holding Ltd (stock code: 6623, “Lufax”), being a company affiliated with Ping An Group. Upon closing, the Group ceased its virtual banking business and the financial results of the Group’s virtual banking business were re-presented as discontinued operation and were grouped under the line item “profit/(loss) from discontinued operation” in the Group’s consolidated financial statement for FY2024. As a result, the Group’s technology solutions business (comprising the provision of digital banking solutions, digital insurance solutions and the operation of the Gamma platform (a technology infrastructural platform) for financial institutions) remained as the Group’s only continuing operation as presented in the Group’s consolidated financial statements.
Gram Capital next analysed the Group’s financial information as well as business outlook.
Financial information
Gram Capital analysed the past financial results of the Group for FY2023 and FY2024, and for the three months ended March 31, 2024 and 2025.
Gram Capital noted, among other things, that the Group’s revenue from continuing operation (namely, the technology solutions business) decreased by approximately 36.16% from FY2023 to FY2024, and as a result the Group’s operating loss increased correspondingly; and that the Group’s loss for the year from continuing operation increased significantly by 220.17% from FY2023 to FY2024, and as a result, the Group’s loss for FY2024 increased by approximately 33.31% as compared to that for FY2023.
Gram Capital then analysed the Group’s consolidated financial position as at December 31, 2023 and 2024, and as at March 31, 2025, and noted the Group’s Net Asset Value and Net Tangible Asset Value as at March 31, 2025.
Outlook of the Group
Gram Capital noted, among other things, that as the Group is a technology-as-a-service provider for the financial services industry in the PRC, the Group’s business is largely dependent on the prospects of the financial services industry. Although the prospect of technology service providers for PRC’s financial institutions is generally positive, the Discontinuation had substantially reduced the Group’s revenue. In addition, with reference to Explanatory Memorandum, Gram Capital noted that the Company has not been able to meaningfully expand its third-party revenue and it remains highly dependent on revenues contributed by Ping An Group and its affiliates and continues to operate as a captive company of Ping An Group. These circumstances cast material uncertainties on the Group’s business operations, and its future prospect is pessimistic.
Gram Capital also noted that the Company had not paid any dividend since the listing of its ADSs on the NYSE in December 2019.
(3)
Information on the Offeror

With reference to the Explanatory Memorandum, Gram Capital noted that the Offeror is a company incorporated in the British Virgin Islands with limited liability, and an indirect wholly-owned subsidiary of

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 PART IIU.S. SPECIAL FACTORS

Ping An Group. The principal activity of the Offeror is investment holding. It is a controlling shareholder of the Company. Ping An Group is a company established as a joint stock company under the laws of PRC on 21 March 1988. The business of Ping An Group and its subsidiaries covers insurance, banking, investment, finance technology, medical technology and other sectors. It is listed on the Shanghai Stock Exchange (stock code: 601318) and the Stock Exchange (stock code: 2318 (HKD counter) and 82318 (RMB counter)). It is a controlling shareholder of the Company.
(4)
Reasons for and benefits of the Proposal

With reference to the Explanatory Memorandum, Gram Capital noted that the Proposal provides Scheme Shareholders with an opportunity to realize their investment at a significant premium over recent market prices. The Cancellation Price of HK$2.068 for each Scheme Share represents a premium of approximately 72.33% over the closing price of HK$1.200 per Share as quoted on the Stock Exchange on the Last Undisturbed Day (being the last trading day prior to February 28, 2025 when there were irregular trading volumes and price movements in the Shares), and a premium of approximately 131.66%, 160.72% and 223.23% over the average closing price of approximately HK$0.893, HK$0.793 and HK$0.640 per Share for the 30, 60 and 180 trading days up to and including February 27, 2025, respectively. It also represents a premium of approximately 23.10% over the closing price of HK$1.680 per Share as quoted on the Stock Exchange on the Last Trading Day, and a premium of approximately 29.63%, 34.01% and 117.91% over the average closing price of approximately HK$1.595, HK$1.543 and HK$0.949 per Share for the 30, 60 and 180 trading days up to and including the Last Trading Day, respectively. For ADS holders, the Cancellation Price of approximately US$7.976 per ADS represents a premium of approximately 83.42% over the closing price of US$4.349 per ADS as quoted on the NYSE on February 27, 2025, and a premium of approximately 136.41%, 168.41% and 251.89% over the average closing price of approximately US$3.374, US$2.972 and US$2.267 per ADS for the 30, 60 and 180 trading days up to and including February 27, 2025, respectively. It also represents a premium of approximately 20.67% over the closing price of US$6.610 per ADS as quoted on the NYSE on the trading day immediately prior to the Last Trading Day, and a premium of approximately 29.75%, 31.22% and 118.77% over the average closing price of approximately US$6.147, US$6.079 and US$3.646 per ADS for the 30, 60 and 180 trading days up to and including the trading day immediately prior to the Last Trading Day, respectively.
With reference to the Explanatory Memorandum, Gram Capital also noted that the Company’s share price has been depressed for a prolonged period, with the ADS price having declined by more than 95% since its NYSE listing in 2019, partly due to structurally low levels of liquidity, diminished investor sentiment along with scarcity of broker coverage. Furthermore, trading liquidity in the Shares of the Company on the Stock Exchange has been low since the listing by introduction of the Shares of the Company in 2022, maintaining an average daily volume of 272,862 Shares per day for the period from July 4, 2022 up to and including July 3, 2023, to 230,330 Shares per day for the period from January 2, 2024 up to and including December 31, 2024. The lack of liquidity limits the attractiveness of the Shares for market participants and impacts both its price as well as Shareholders’ ability to purchase and sell a significant quantity of Shares without adversely impacting the price.
Gram Capital then performed a trading liquidity analysis of the Shares and ADSs, and noted, among other things, that during the Share Review Period, trading liquidity of the Shares and the ADS was generally thin prior to the publication of the Rule 3.7 Announcement ; and that the relatively higher liquidity in March 2025 and thereafter might be stimulated by the publication of the Rule 3.7 Announcement and Rule 3.5 Announcement and may not sustain in long-term.
Having considered the future prospect of the Group’s business operation and that:
(i)
majority of the Combined Average Volume was contributed by the trading volume of the ADSs on the NYSE and the conversion between the Shares and the ADS is subject to certain procedures, requirements and conversion fees (which are borne by the holders requesting the conversion);

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 PART IIU.S. SPECIAL FACTORS

(ii)
during the Share Review Period, trading liquidity of the Shares and the ADS was generally thin prior to the publication of the Rule 3.7 Announcement on 3 March 2025 (save for September and October 2024 and February 2025). The relatively higher liquidity after publication of the Rule 3.7 Announcement might be stimulated by the publication of the Rule 3.7 Announcement and the Rule 3.5 Announcement, which may not sustain in long-term;

(iii)
the Group’s financial performance as demonstrated under the section headed “(2) Information on the Group” above, in particular, the significant decrease in the Group’s revenue from technology solutions business (being the remaining continuing operation of the Group); and

(iv)
its analysis on the Cancellation Price as set out below,

Gram Capital is also of the view that the Scheme Shareholders could seize the opportunity provided by the Proposal to realise their investment in the Company for cash at premium.
(5)
Cancellation Price

Gram Capital reviewed the historical price performance of the Shares and the ADSs, respectively, and noted the premiums represented by the Cancellation Price over the relevant historical prices. Gram Capital also analysed the Historical NAV discounts and Historical NTAV discounts represented by the Cancellation Price to the net asset value and net tangible asset value as at March 31, 2025.
Comparison with comparable companies
To assess the fairness and reasonableness of the Cancellation Price, Gram Capital also attempted to conduct trading multiple analysis with price-to-earnings ratio, price-to-book ratio (“PBR”) and price-to-sales ratio (“PSR”) (being commonly adopted trading multiples).
As the Shares are listed on the Stock Exchange while the ADSs are listed on the NYSE, Gram Capital searched for listed companies in Hong Kong and the United States which are principally engaged in similar line of business as the Group, being the provision of integrated technology solutions or services to financial institutional customers in the PRC, and derived a substantial portion of their revenue from such business. Gram Capital only identified [3] companies listed below which met the aforesaid criteria and they are exhaustive (the “Comparable Companies”).
Nevertheless, Gram Capital considered that (i) the number of Comparable Companies is limited; (ii) price-to-earnings ratio is inapplicable as the Group was loss-making for FY2024; (iii) PBR is typically used for companies in capital-intensive industries (such as manufacturing and financial industry) and reflects the valuation of the company’s assets by the market; and (iv) the implied PSR of the Proposal (calculated based on the Group’s revenue from continuing operations for a full financial year) would be distorted on the basis that the Group’s revenue for 3M2025 decreased significantly by approximately 49.15% as compared to that for 3M2024, mainly due to the decrease in revenue from Ping An Group and Lufax which was primarily led by the Discontinuation (from July 2024 onward) (in other words, the Group’s revenue decreased significantly from July 2024 onward and the use of the Group’s revenue for FY2024 for calculation of implied price-to-sales ratio would be distorted).
Given the above, Gram Capital considers the trading multiple analysis is impracticable in this case.
Nevertheless, Gram Capital set out the PBRs and PSRs of the Comparable Companies based on their closing prices and their then latest published financial information as at the date of the Rule 3.7 Announcement, for Shareholders’ information.
Comparison with other privatisation transactions
To further assess the fairness and reasonableness of the Cancellation Price, Gram Capital searched for completed privatisation proposal first announced by companies listed on the Main Board of the Stock Exchange from March 4, 2024 (being approximately one year prior to the date of the Rule 3.7 Announcement)

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 PART IIU.S. SPECIAL FACTORS

and up to the Latest Practicable Date, excluding transactions involving share consideration. As considered shares have different investment values which were based on factors such as background and industry of the subject company, the share price performance and liquidity, Gram Capital considers share consideration and cash consideration are different in nature, and privatisation transactions with share consideration is not directly comparable with those with cash consideration.
Gram Capital found [13] privatisation cases which met the aforesaid criteria (the “Privatisation Cases”) for comparison and they are exhaustive.
After the comparison, Gram Capital noted that the LUD Premium, 15 Days Premium and 30 Days Premium are within and closer to the upper limit of ranges of premium/discount of the Privatisation Cases and are higher than the median of the Privatisation Cases; while the 60 Days Premium, 120 Days Premium and 180 Days Premium are above the ranges of premium/discount of the Privatisation Cases.
Despite that the Cancellation Price represented the NAV Discount of approximately [11.15]% and the NTAV Discount of approximately [3.92]%, having taken into account that:
(i)
the Cancellation Price is higher than the closing price of the Shares during the entire Share Review Period and represents a premium of approximately [7.15]% to the highest closing price during the Share Review Period); whereas the Equivalent Cancellation Price of approximately US$[7.976] is higher than the closing prices of the ADSs during the entire Share Review Period and represented premium of approximately [10.02]% over the highest closing price of the ADSs during the Share Review Period;

(ii)
the closing prices of the Shares were at discounts to the Group’s then latest published consolidated net asset value attributable to Shareholders per Share and Net Tangible Asset Value Attributable To The Shareholders per Share during the entire Shares Review Period while the NAV Discount of approximately [11.15]% and the NTAV Discount of approximately [3.92%] represents slighter discount than the Historical NAV Discounts and the Historical NTAV Discounts during the entire Share Review Period respectively; and

(iii)
the LUD Premium, 15 Days Premium and 30 Days Premium are within ranges of premium/discount of the Privatisation Cases and are higher than the median of the Privatisation Cases; while the 60 Days Premium, 120 Days Premium and 180 Days Premium are above the ranges of premium/discount of the Privatisation Cases,

Gram Capital considers the Cancellation Price to be fair and reasonable.
RECOMMENDATION
Having taken into consideration the principal factors and reasons as discussed above, in particular:
(i)
the prospects of technology service providers for PRC’s financial institutions are generally positive. Nevertheless, the Discontinuation had substantially reduced the Group’s revenue. In addition, with reference to Explanatory Memorandum, the Company has not been able to meaningfully expand its third-party revenue and it remains highly dependent on revenues contributed by Ping An Group and its affiliates and continues to operate as a captive company of Ping An Group. These circumstances cast material uncertainties on the Group’s business operations, and its future prospect is pessimistic;

(ii)
the Scheme Shareholders could seize the opportunity provided by the Proposal to realise their investments in the Company for cash at a premium, after taking into account that:

a.
majority of the Combined Average Volume was contributed by the trading volume of the ADSs on the NYSE and the conversion between the Shares and the ADS is subject to certain procedures, requirements and conversion fees (which are borne by the holders requesting the conversion);

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 PART IIU.S. SPECIAL FACTORS

b.
during the Share Review Period, trading liquidity of the Shares and the ADS was generally thin prior to the publication of the Rule 3.7 Announcement on 3 March 2025 (save for September and October 2024 and February 2025). The relatively higher liquidity after publication of the Rule 3.7 Announcement might be stimulated by the publication of the Rule 3.7 Announcement and the Rule 3.5 Announcement, which may not sustain in long-term; and

c.
the Group’s financial performance as demonstrated under the section headed “(2) Information on the Group” above, in particular, the significant decrease in the Group’s revenue from technology solutions business (being the remaining continuing operation of the Group); and

(iii)
despite that the Cancellation Price represented an NAV Discount of approximately [11.15]% and an NTAV Discount of approximately [3.92]%, the Cancellation Price is nevertheless fair and reasonable based on Gram Capital’s analysis on the Cancellation Price as set out above,

Gram Capital is of the opinion that the Proposal and the Scheme are fair and reasonable so far as the Disinterested Holders are concerned. Accordingly, Gram Capital advises the Independent Board Committee to recommend the Disinterested Holders/Shareholders to vote in favour of the relevant resolution(s) to be proposed at the Court Meeting and the Extraordinary General Meeting to approve the Proposal and the Scheme.
As different Shareholders would have different investment criteria, objectives and/or circumstances, Gram Capital recommends any Shareholders who may require advice in relation to any aspect of the Scheme Document, or as to the action to be taken, to consult a licensed securities dealer, bank manager, solicitor, professional accountant, tax adviser or other professional adviser.]
4
EFFECTS OF THE PROPOSAL

4.1
Shareholding Structure

For information regarding the effects of the Proposal on the Company’s shareholding structure, please see “Part X — Explanatory Memorandum — 4. Shareholding Structure of the Company”.
4.2
Participation in the Company

Upon the Scheme becoming effective and binding, Ping An Group will indirectly own 100% of the issued share capital of the Company. If the Scheme is completed, the Scheme Shareholders as at the Record Date will cease to have ownership interests in the Company and rights as Shareholders, and, as a result, such Scheme Shareholders will not participate in any future earnings, losses, growth or decline of the Company. Moreover, the Offeror intends to cause the Company to apply to the Stock Exchange for the withdrawal of the listing of the Shares on the Stock Exchange and to apply for the listing of the ADSs on the NYSE to be withdrawn as soon as practicable following the Effective Date. As a result, public trading of the Shares and ADSs will cease.
As a result, the Offeror will increase its interest in the Company’s net book value (defined as total assets minus total liabilities, attributable to the Shareholders) and net earnings from approximately 30.18% effective as at the Latest Practicable Date to 100.00% after the Scheme becomes effective, and Ping An Group will increase its interest in the Company’s net book value and net earnings from approximately 32.21% as at the Latest Practicable Date to 100% after the Scheme becomes effective.
The table below sets forth the direct and indirect interests in the Company’s net book value and net loss of each of the Offeror, Ping An Overseas and Ping An Group prior to and immediately after the privatization, based upon the net book value of the Company of RMB2,558.5 million as of December 31, 2024 and net loss of RMB459.7 million of the Company for the year ended December 31, 2024. Following the privatization, the entire interest in the Company’s net book value and net loss will be held by Ping An Group.

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 PART IIU.S. SPECIAL FACTORS

	Pre-Privatization(1)				Post-Privatization(2)
	Net Book Value		Net Loss		Net Book Value		Net Loss
Name	RMB million	%	RMB million	%	RMB million	%	RMB million	%
Offeror	772.2	30.18	(138.7)	30.18	2,558.5	100.0	(459.7)	100.00
Ping An Overseas	49.6	1.94	(8.9)	1.94	—	—	—	—
Ping An Group	821.8	32.12	(147.6)	32.12	2,558.5	100.00	(459.740)	100.00

Notes:
(1)
Based upon beneficial ownership as at the Latest Practicable Date, excluding the Company’s net book value as at December 31, 2024 and loss for the year ended December 31, 2024, in each case as disclosed in the Company’s annual report for the year ended December 31, 2024.

(2)
Based upon the Company’s net book value as at December 31, 2024 and loss for the year ended December 31, 2024, in each case as disclosed in the Company’s annual report for the year ended December 31, 2024, without giving effect to the payment of any transaction expenses in connection with the privatization.

(3)
Includes beneficial ownership in the Shares held by the Offeror and Ping An Overseas.

4.3
Market for the Company’s Securities

Upon the Scheme becoming effective, all Scheme Shares will be cancelled and the share certificates for the Scheme Shares will thereafter cease to have effect as documents or evidence of title. The Company will apply to the Stock Exchange for the withdrawal of the listing of the Shares on the Stock Exchange immediately following the Effective Date. Scheme Shareholders will be notified by way of an announcement of the results of the court hearing to sanction the Scheme and the expected last day of dealing in the Shares on the Stock Exchange and an announcement of the Effective Date and the withdrawal of the listing of the Shares on the Stock Exchange.
In addition, upon the Scheme becoming effective, the Deposit Agreement will be terminated as soon as practicable after the Effective Date, and the listing of the ADSs on the NYSE will be terminated as soon as practicable following the Effective Date. If the Scheme becomes effective, the Offeror also intends to cause the Company to terminate the registration of the Shares and the ADSs under the Exchange Act and the Company’s reporting obligations under the Exchange Act as soon as practicable following the Effective Date.
4.4
Exchange Act Deregistration and Availability of Public Information

The Shares and the ADSs are currently registered under the Exchange Act. The registration of the Shares and the ADSs may be terminated or suspended upon application by the Company to the SEC if the ADSs are not listed on a national securities exchange (in the United States) or quoted on an inter-dealer quotation system or held by 300 or more beneficial owners or satisfy such other criteria as the SEC may establish from time to time.
Termination or suspension of registration of the Shares and the ADSs under the Exchange Act would eliminate or substantially reduce the Company’s obligations to furnish information to the SEC and would make provisions of the Exchange Act applicable to foreign private issuers with a reporting obligation under Section 13(a) or 15(d) of the Exchange Act no longer applicable to the Company. For example, the Company would no longer be required to file annual reports on Form 20-F or to furnish material information on Form 6-K, in each case as required under Section 13(a) of the Exchange Act, or to maintain a system of internal controls over financial reporting in accordance with the standards prescribed by the Exchange Act. In addition, delisting of the ADSs from the NYSE would render inapplicable certain corporate governance standards that currently apply to the Company by reason of the NYSE listing standards and Rule 10A-3 of the Exchange Act (relating to independent audit committees). As noted in the last paragraph of the section

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

headed “2 Purposes, Reasons for, and Benefits of the Proposal” in this Part II, there are costs associated with continued registration of the Shares and the ADSs under the Exchange Act. Upon termination of such registration, the benefits of such reduced costs would accrue to Ping An Group as the Company will become an indirect wholly-owned subsidiary of Ping An Group.
4.5
No Appraisal Rights; Court Approval

The Shareholders do not have express appraisal rights in connection with the Scheme under the Companies Act. However, the Grand Court in considering whether to sanction the Scheme may decline to sanction it if the Grand Court is not satisfied, among other things, that the required Court Meeting was properly constituted and that the Scheme was approved by the requisite majority required by the Companies Act and by the Takeovers Code, that the result of the Court Meeting fairly and adequately presented the holders of Scheme Shares and that the statutory majorities were acting bona fide and not coercing the minority in order to promote interests adverse to those of the class whom they purported to represent, or that an intelligent and honest person acting in respect of their interests in the Scheme Shares might reasonably approve the Scheme. The Shareholders who voted at, or gave voting instructions to a custodian or clearing house who voted on their behalf at, the Court Meeting, will have the right to appear at the court hearing of the petition to sanction the Scheme. The ADS Holders do not have appraisal rights in connection with the Scheme under the Companies Act. The ADS Holders who gave voting instructions to a custodian or clearing house who voted on their behalf at the Court Meeting have the right to appear at the court hearing of the petition to sanction the Scheme.
4.6
Material Accounting Treatment

On the Effective Date, the share capital of the Company will be reduced by cancelling and extinguishing the Scheme Shares, and forthwith upon such reduction, the share capital of the Company will be restored to its former amount by the issuance at par to the Offeror credited as fully paid of the same number of Shares as is equal to the Scheme Shares cancelled. The reserve created in the Company’s books of account as a result of the capital reduction will be applied in paying up in full at par the new Shares so issued to the Offeror so the implementation of the Scheme will have no net effect on the Company’s share capital.
4.7
U.S. Federal Income Tax Consequences

The following discussion is a summary of certain material U.S. federal income tax consequences of the Proposal to “U.S. holders” (as defined below). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as at the date hereof, and all of which are subject to change, possibly with retroactive effect.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the Scheme Shares or ADSs that is an individual who is a citizen or resident of the United States; a corporation (or any other entity treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or otherwise subject to U.S. federal income tax on a net income basis with respect to the Scheme Shares or ADSs.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Scheme Shares or ADSs, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Scheme Shares or ADSs, you should consult your tax advisor.
This discussion assumes that a U.S. holder holds the Scheme Shares or ADSs, as applicable, as a capital asset. The following does not address all aspects of U.S. federal income tax that might be relevant to U.S. holders in light of their particular circumstances, or U.S. holders that may be subject to special rules (including, for example, banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax-exempt entities, regulated investment companies,

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, persons holding Scheme Shares or ADSs as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar). Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or any alternative minimum tax.
A U.S. holder of ADSs generally will be treated for U.S. federal income tax purposes as the beneficial owner of the Scheme Shares represented by those ADSs.
U.S. holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash and the cancellation of the Scheme Shares or ADSs pursuant to the Proposal.
Tax Consequences of the Proposal
Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. holder will recognize capital gain or loss on the extinguishment of their Scheme Shares or ADSs, as applicable, equal to the difference between the amount realized for such holder’s Scheme Shares or ADSs and such holder’s adjusted tax basis in its Scheme Shares or ADSs, in each case, a determined in U.S. dollars. Such gain or loss generally will be long-term capital gain or loss if the Scheme Shares or ADSs were held for more than one year. The net amount of long-term capital gain recognized by an individual U.S. holder generally is subject to taxation at a preferential rate. A U.S. holder’s ability to offset capital losses may be limited. In addition, such gain or loss generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes. A U.S. holder’s tax basis in a Scheme Share purchased with foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase, or the settlement date for the purchase, in the case of Scheme Shares traded on an established securities market that are purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects).
A U.S. Holder’s amount realized will be the U.S. dollar equivalent of the amount of Hong Kong dollars to be received under the Proposal on the Effective Date. On the settlement date, the U.S. holder will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the Effective Date and the settlement date. However, in the case of Scheme Shares or ADSs traded on an established securities market held by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects) that are cancelled pursuant to the Proposal, the amount realized will be based on the exchange rate in effect on the settlement date, and no exchange gain or loss will be recognized at that time. If an accrual basis U.S. holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS.
Passive Foreign Investment Company Rules
Special U.S. tax rules apply to investors in companies that are passive foreign investment companies (“PFICs”). The Company will be classified as a PFIC in a particular taxable year if, taking into account its proportionate share of the income and assets of its subsidiaries under applicable “look-through” rules, either
•
75 percent or more of the Company’s gross income for the taxable year is passive income; or

•
the average percentage of the value of the Company’s assets that produce or are held for the production of passive income is at least 50 percent.

For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income.
Based on the Company’s audited financial statements, the manner in which it conducts its business, relevant market data, the value and nature of the Company’s assets, and the sources and nature of the

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

Company’s income, there is a significant risk that it was a PFIC for its prior taxable year. Additionally, the disposal of its virtual bank business in April 2024, combined with the trading price of its stock and the ADSs, which may be used to establish the value of its assets, has increased the risk that it might be treated as a PFIC for both its prior and current taxable years.
If the Company was a PFIC for any taxable year during which a U.S. holder held Scheme Shares or ADSs, such holder generally will be subject to special tax rules with respect to any gain recognized on the cancellation of Scheme Shares or ADSs pursuant to the Proposal.
Subject to the discussion of the mark-to-market rules discussed below, under these special tax rules:
•
the gain will be allocated ratably over such holder’s holding period for the Scheme Shares or ADSs;

•
amounts allocated to the current taxable year and any taxable years in such holder’s holding period prior to the first taxable year in which the Company is classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income; and amounts allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to such holder for that year, and

•
such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years (an “interest charge”).

However, if a U.S. holder has made a valid mark-to-market election for their ADSs (as described in the Company’s annual report for the year ended December 31, 2024 at “Item 10. Additional Information — E. Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules”) for such holder’s taxable years prior to the taxable year in which they sold their ADSs pursuant to this Proposal, any gain recognized on the sale by the U.S. holder will be ordinary income and any loss recognized will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election. Additionally, a U.S. holder who has previously made a valid-mark-to-market election for their ADSs should not be subject to the interest charge on the disposition of their ADSs pursuant to the Proposal.
The PFIC rules are complex, and holders should consult their own tax advisors regarding the possible application of the PFIC rules to the cancellation of their Scheme Shares or ADSs pursuant to the Proposal.
Backup Withholding and Information Reporting
Payments of cash made to a U.S. holder pursuant to the Proposal that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information. Each Holder should consult its tax advisor regarding the application of the U.S. information reporting and backup withholding rules.
All Holders of Scheme Shares or ADSs should consult their own tax advisors regarding the specific tax consequences of the Proposal in the light of their particular situations, including the applicability of U.S. federal, state, local, or non-U.S. income and other tax laws.
5
SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

5.1
Source of Funds

The amount of cash required to pay the maximum consideration for the Proposal would be approximately HK$1,689,356,018.20. The Offeror intends to finance the cash requirement for the Proposal through internal cash resources and/or financing.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIU.S. SPECIAL FACTORS

Morgan Stanley, the financial adviser to the Offeror in connection with the Proposal, is satisfied that sufficient financial resources are available to the Offeror for discharging its payment obligations in respect of the cash consideration payable under the Proposal.
5.2
Expenses

[The Offeror and the Company [have agreed] that (i) all fees, expenses and disbursements payable to any advisers and service providers retained by the Company in connection with the Proposal, including but not limited to its legal counsels and the Independent Financial Adviser, will be borne by the Company; (ii) all fees, expenses and disbursements payable to any advisers and service providers retained by the Offeror in connection with the Proposal, including but not limited to its financial adviser and legal counsels, will be borne by the Offeror; (iii) all other costs, charges and expenses relating to the Proposal (including any costs and expenses in connection with any rulings sought from and any vetting fees payable to the SFC (excluding costs and expenses in connection with (iv) below)) will be borne by the Offeror; and (iv) all costs and expenses in connection with any rulings sought from the SFC solely with respect to the Company in connection with the Proposal will be borne by the Company.]
The estimated aggregate expenses of the Offeror and the Company in connection with the Proposal are as follows:
US$*
Accounting fees	[418,521]
Filing fees	[36,007]
Financial adviser fees and expenses	[6,089,177]
Legal fees and expenses	[3,132,354]
Printing and mailing expenses	[254,790]
Others (including the ADR termination fee)	[3,053,888]
Total	[12,984,736]

Note:
*
For illustrative purposes only, certain amounts have been translated from RMB or Hong Kong dollars to U.S. dollars, calculated based on the most recently published Federal Reserve H.10 exchange rate available prior to the date of this Scheme Document (being US$1.00 to RMB[•] and US$1.00 to HK$[•], respectively).

6
AVAILABLE INFORMATION

The Shares and ADSs are registered under the Exchange Act. Accordingly, the Company is subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and, in accordance therewith, is required to file periodic reports with, and furnish other information to, the SEC. The information that the Company has filed with, and furnished to, the SEC can be obtained on the SEC’s website (http://www.sec.gov).
Because the Proposal is a “going private” transaction, the Company, the Offeror and Ping An Group will file with the SEC a Transaction Statement on Schedule 13E-3, which will include this Scheme Document. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it can be obtained as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes to the information set forth in the most recent Schedule 13E-3 filed with the SEC.
From the date of this Scheme Document until the Effective Date or the date on which the Scheme lapses, holders of Scheme Shares may request copies of this Scheme Document, at no cost, by writing or telephoning Computershare Hong Kong Investor Services Limited, at Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong, telephone (852) 2862 8555. The Scheme Document may also be obtained on the SEC’s website as set forth above.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIIDEFINITIONS

In this Scheme Document, the following expressions have the meanings set out below unless the context requires otherwise:
DEFINITIONS
“3.7 Announcement”	the announcement jointly issued by the Offeror and the Company dated March 3, 2025 pursuant to Rule 3.7 of the Takeovers Code in relation to, among other things, the Proposal and the Scheme
“acting in concert”	has the same meaning ascribed to it under the Takeovers Code
“ADS Holder(s)”	holders of ADS(s)
“ADS Record Time”
[time] on [day], [month] [date], 2025 (New York time) being the record date for determining ADS Holders entitled to instruct the Depositary to vote Shares represented by ADSs at the Court Meeting and the Extraordinary General Meeting

“ADS Voting Instruction Card”
the voting instruction card for use by those ADS Holders directly on the books of the Depositary to provide instructions to the Depositary as to how to vote the Shares underlying their ADSs in connection with the Court Meeting and the Extraordinary General Meeting

“ADS Voting Instruction Deadline”
[time] on [day], [month] [date], 2025 (New York time) (or such other time and date determined by the Depositary), being the deadline for the receipt of the ADS Voting Instruction Card by the Depositary from the ADS Holders that are directly on the books of the Depositary

“ADS(s)”	American Depositary Shares of the Company, with each ADS representing thirty (30) Shares
“Announcement”	the announcement jointly issued by the Offeror and the Company dated May 15, 2025 in relation to, among other things, the Proposal and the Scheme
“Announcement Date”	May 15, 2025, being the date of the Announcement
“associate(s)”	has the same meaning ascribed to it under the Takeovers Code
“Beneficial Owner”	any beneficial owner of the Shares
“Board”	the board of the Directors of the Company
“Business Day(s)”	a day on which the Stock Exchange is open for the transaction of business
“Cancellation Price”	the cancellation price of HK$2.068 per Scheme Share payable in cash by the Offeror to the Scheme Shareholders pursuant to the Scheme
“CCASS”	the Central Clearing and Settlement System established and operated by HKSCC
“CCASS Participant”	a person admitted to participate in CCASS as a participant, including an Investor Participant
“Companies Act”	the Companies Act (2025 Revision) of the Cayman Islands and any amendment or revision thereto

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIIDEFINITIONS

“Company”
OneConnect Financial Technology Co., Ltd. ( ), a limited liability company incorporated in the Cayman Islands whose Shares are both listed on the Stock Exchange (stock code: 6638) and represented by ADSs that are listed on the NYSE (stock ticker: OCFT)

“Condition(s)”	the conditions to the implementation of the Proposal and the Scheme as set out in the section headed “3. Conditions of the Proposal and the Scheme” in the Explanatory Memorandum
“Court Hearing”	the hearing of the petition by the Grand Court for the sanction of the Scheme
“Court Meeting”
a meeting of the holders of Scheme Shares convened at the discretion of the Grand Court, to be held at [address], on [day], [month] [date], 2025 at [time] (or if later, as soon as practicable after the conclusion or adjournment of the Extraordinary General Meeting), notice of which is set out in Appendix VII to this Scheme Document, at which the Scheme (with or without modification) will be voted upon, or any adjournment or postponement thereof. For the avoidance of doubt, only the Disinterested Holders are entitled to vote on the Scheme at the Court Meeting

“Deposit Agreement”
the Deposit Agreement, dated as of December 12, 2019, by and among the Company, the Depositary and all holders and beneficial owners of ADSs, as amended by the Amendment No.1, dated on or around November 11, 2022, by and among the same, as from time to time further amended

“Depositary”	JPMorgan Chase Bank, N.A., the depositary bank for the ADSs
“Director(s)”	director(s) of the Company
“Disinterested Holder(s)”	Shareholder(s) other than the Offeror, the Offeror Concert Parties, Sen Rong, Rong Chang, Lanbang and the Trustee
“Effective Date”	the date on which the Scheme, if approved and sanctioned by the Grand Court, becomes effective in accordance with the Companies Act and the Conditions
“Exchange Act”	The U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as in effect from time to time
“Executive”	the Executive Director of the Corporate Finance Division of the SFC or any delegate thereof
“Explanatory Memorandum”	the explanatory memorandum set out in Part X of this Scheme Document
“Extraordinary General Meeting”
the extraordinary general meeting of the Company to be held at [time] on [day], [month] [date], 2025 at [address] (or immediately after the Court Meeting convened on the same day and place shall have been concluded or adjourned) for the purpose of voting on the reduction of the share capital of the Company and its increase immediately thereafter, notice of which is set out in Appendix VIII to this Scheme Document, or any adjournment thereof

“Grand Court”	the Grand Court of the Cayman Islands and any court capable of hearing appeals therefrom

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIIDEFINITIONS

“Group”	the Company and its subsidiaries and consolidated affiliated entities
“HKSCC”	Hong Kong Securities Clearing Company Limited
“HKSCC Nominees”	HKSCC Nominees Limited, a wholly-owned subsidiary of Hong Kong Securities Clearing Company Limited
“HK$”	Hong Kong dollar(s), the lawful currency of Hong Kong
“Hong Kong”	Hong Kong Special Administrative Region of the PRC
“IFRS”	International Financial Reporting Standards
“Independent Board Committee”
the independent board committee of the Company established by the Board to make a recommendation to the Disinterested Holders in respect of the Proposal and the Scheme and comprising Dr. Yaolin Zhang, Mr. Tianruo Pu, Mr. Wing Kin Anthony Chow and Mr. Koon Wing Ernest Ip, being all the non-executive Directors (excluding those who are considered being not independent to be members of the Independent Board Committee)

“Independent Financial Adviser” or “Gram Capital”
Gram Capital Limited, a corporation licensed to carry out Type 6 (advising on corporate finance) regulated activity under the SFO, being the independent financial adviser to the Independent Board Committee in respect of the Proposal and the Scheme

“Investor Participant”	a person admitted to participate in CCASS as an investor participant
“IT”	Information technology
“Last Trading Day”	May 15, 2025, being the last trading day on which the Shares were traded on the Stock Exchange prior to publication of the Announcement
“Last Undisturbed Day”	February 27, 2025, being the last trading day prior to February 28, 2025 when there were irregular trading volumes and price movements in the Shares
“Latest Practicable Date”	[month] [date], 2025, being the latest practicable date prior to the date of this Scheme Document for ascertaining certain information contained in this Scheme Document
“Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange
“Long Stop Date”	June 30, 2026, or such other date as the Company and the Offeror may agree or, to the extent applicable, as the Grand Court may direct and, in all cases, as permitted by the Executive
“Meeting Record Date”
[day], [month] [date], 2025, or such other date as shall have been announced to the Shareholders, being the record date for the purpose of determining the entitlement of the Disinterested Holders to attend and vote at the Court Meeting and the entitlement of the Shareholders to attend and vote at the Extraordinary General Meeting

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIIDEFINITIONS

“Morgan Stanley”
Morgan Stanley Asia Limited, a company incorporated in Hong Kong with limited liability and licensed under the SFO to carry on Type 1 (dealing in securities), Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities, which is the financial adviser to the Offeror in connection with the Proposal

“M&G”	M&G Investments Limited
“Net Tangible Asset Value Attributable To The Shareholders”
the value of total net assets less non-controlling interests and intangible assets of the Company. The Net Tangible Asset Value Attributable To The Shareholders per Share in Hong Kong dollars is calculated using an exchange rate of HK$1 to RMB0.92604 as at December 31, 2024

“Non-binding Letters of Support”
the non-binding letters of support given by M&G and SVF, received by the Offeror on May 15, 2025 and June 21, 2025 respectively as set out further in the section headed “5. Non-binding Letters of Support” in Part VII of this Scheme Document

“NYSE”	New York Stock Exchange
“Offeror” or “Bo Yu”	Bo Yu Limited, a company incorporated in the British Virgin Islands with limited liability and an indirect wholly-owned subsidiary of Ping An Group
“Offeror Concert Party(ies)”
including Ping An Overseas and any party or parties acting in concert or presumed to be acting in concert with the Offeror under the definition of “acting in concert” under the Takeovers Code (which, for the avoidance of doubt, except any exempt principal traders or any exempt fund managers, in each case recognized by the Executive as such for the purpose of the Takeovers Code)

“Options”	the options granted by the Company pursuant to the Stock Incentive Plan
“Ping An Group”
Ping An Insurance (Group) Company of China, Ltd. (中國平安保險(集團)股份有限公司), a company established as a joint stock company under the laws of the People’s Republic of China and listed on the Shanghai Stock Exchange (stock code: 601318) and the Stock Exchange (stock code: 2318 (HKD counter) and 82318 (RMB counter))

“Ping An Overseas”	China Ping An Insurance Overseas (Holdings) Limited (中國平安保險海外(控股)有限公司), a company with limited liability incorporated in Hong Kong, directly wholly-owned by Ping An Group, and an Offeror Concert Party
“PRC” or “China”	the People’s Republic of China, and for the purpose of this Scheme Document, excluding Hong Kong, the Macao Special Administrative Region of the PRC and Taiwan
“Pre-Condition”	the pre-condition to the implementation of the Proposal, as set out as set out in the section headed “Pre-Condition of the Proposal” of the Announcement, which was satisfied on [month] [date], 2025
“Pre-Condition Satisfaction Announcement”	the announcement dated [month] [date], 2025 issued jointly by the Offeror and the Company in relation to, among other things, the satisfaction of the Pre-Condition

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIIDEFINITIONS

“Proposal”
the proposed privatization of the Company by the Offeror by way of the Scheme and the withdrawal of the listing of the Shares from the Stock Exchange, on the terms and subject to the Conditions set out in this Scheme Document

“PSUs”	the performance share units granted by the Company pursuant the Stock Incentive Plan
“Record Date”
[day], [month] [date], 2025 or such other date as shall have been announced to the Shareholders, being the record date for determining the entitlements of Scheme Shareholders to receive the Cancellation Price under the Scheme

“Registered Owner”	any owner of Shares (including without limitation a nominee, trustee, depositary or any other authorized custodian or third party) entered in the register of members of the Company
“Relevant Authorities”	appropriate governments and/or governmental bodies, regulatory bodies, courts or institutions including but not limited to the SFC and the Stock Exchange
“Relevant Period”	the period commencing September 3, 2024, being the date falling six months before March 3, 2025, being the date of the 3.7 Announcement, up to and including the Latest Practicable Date
“RMB”	Renminbi, the lawful currency of the PRC
“Scheme”
a scheme of arrangement under Section 86 of the Companies Act, as set out in “Appendix VI — Scheme of Arrangement” to this Scheme Document, involving the cancellation of all the Scheme Shares for the implementation of the Proposal and the restoration of the issued share capital of the Company to the amount immediately before the cancellation of the Scheme Shares, subject to any modifications, additions or conditions as may be approved or imposed by the Grand Court

“Scheme Document”	this composite scheme document, including each of the letters, statements, appendices and notices in it
“Scheme Share(s)”	Share(s) in issue as at the Record Date, including Shares represented by the ADSs, other than the Shares held by the Offeror
“Scheme Shareholder(s)”	holder(s) of Scheme Share(s) as at the Record Date
“SEC”	the U.S. Securities and Exchange Commission
“SFC”	the Securities and Futures Commission of Hong Kong
“SFO”	the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)
“Share(s)”	ordinary share(s) of a par value of US$0.00001 each in the share capital of the Company
“Shareholder(s)”	registered holder(s) of the Shares

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IIIDEFINITIONS

“Share Registrar”	Computershare Hong Kong Investor Services Limited, the Company’s branch share registrar in Hong Kong
“Stock Exchange”	The Stock Exchange of Hong Kong Limited
“Stock Incentive Plan”
the Stock Incentive Plan adopted by the Company in November 2017, amended and restated in September 2019 and September 2020, and amended from time to time, under which the Company has the discretion to grant options, performance share units or other share-based awards to eligible participants

“SVF”	SVF Fax Subco (Singapore) Pte. Ltd.
“Takeovers Code”	The Code on Takeovers and Mergers of Hong Kong (as revised from time to time)
“Trustee”	Computershare Hong Kong Trustees Limited, the trustee appointed by the Company to facilitate operation of the Stock Incentive Plan
“Trustee Held Awarded Shares”	Shares held by the Trustee that correspond to the Options and PSUs (whether vested or unvested) granted under the Stock Incentive Plan
“Trustee Held Pool Shares”	Shares held by the Trustee that are not Trustee Held Awarded Shares
“trading day”	a day on which the Stock Exchange is open for the business of dealings in securities
“United States” or “U.S.”	the United States of America, its territories, its possessions and all areas subject to its jurisdiction
“U.S. GAAP”	Generally Accepted Accounting Principles in the United States
“US$” or “U.S. dollars”	United States dollars, the lawful currency of the United States
“%”	per cent.
All references in this Scheme Document to times and dates are references to Hong Kong times and dates, except as otherwise specified.
All percentages stated in this document are approximations and certain amounts and percentage figures included in this Scheme Document have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures preceding them.
For the purpose of this Scheme Document, unless otherwise stated, the amounts in US$ have been converted at the exchange rate of US$1.00 = HK$[•], being the most recently published Federal Reserve H.10 exchange rate available prior to the date of this Scheme Document.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IVACTIONS  TO  BE  TAKEN

(a)
ACTIONS TO BE TAKEN BY THE SHAREHOLDERS

For the purpose of determining the entitlements of the Disinterested Holders to attend and vote at the Court Meeting and the entitlements of the Shareholders to attend and vote at the Extraordinary General Meeting, the register of members of the Company will be closed from [day], [month] [date], 2025 to [day], [month] [date], 2025 (both days inclusive) and during such period, no transfer of Shares will be effected. In order to qualify to vote at the Court Meeting and/or the Extraordinary General Meeting, all transfers accompanied by the relevant share certificates must be lodged with the Share Registrar at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong before [4:30 p.m.] (Hong Kong time) on [day], [month] [date], 2025.
A pink form of proxy for use at the Court Meeting and a white form of proxy for use at the Extraordinary General Meeting are enclosed with this Scheme Document.
Whether or not you are able to attend the Court Meeting and/or the Extraordinary General Meeting in person, if you are a Disinterested Holder, we strongly urge you to complete and sign the enclosed pink form of proxy in respect of the Court Meeting, and if you are a Shareholder, we strongly urge you to complete and sign the enclosed white form of proxy in respect of the Extraordinary General Meeting, in accordance with the instructions printed thereon, and to lodge them at the office of the Share Registrar at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible, but in any event no later than the following times and dates in order to be valid:
•
the pink form of proxy for use at the Court Meeting must be lodged no later than [time] on [day], [month] [date], 2025 or, if it is not so lodged, may alternatively be handed to the chairman of the Court Meeting (who shall have absolute discretion as to whether or not to accept it) at the Court Meeting; and

•
the white form of proxy for use at the Extraordinary General Meeting must be lodged no later than [time] on [day], [month] [date], 2025, failing which it will not be valid.

The completion and return of a form of proxy for the Court Meeting and/or the Extraordinary General Meeting will not preclude you from attending and voting in person at the relevant meeting. In such event, the returned form of proxy will be deemed to have been revoked by operation of law.
If you do not appoint a proxy and you do not attend and vote at the Court Meeting and/or the Extraordinary General Meeting, you will still be bound by the outcome of the Court Meeting and the Extraordinary General Meeting if, among other things, the resolutions are passed by the requisite majorities of the Disinterested Holders and/or the Shareholders (as the case may be). You are therefore strongly urged to attend and vote at the Court Meeting and/or the Extraordinary General Meeting in person or by proxy.
Voting at the Court Meeting and the Extraordinary General Meeting will be taken by poll as required under the Listing Rules and the Takeovers Code.
The Company and the Offeror will make an announcement in relation to the results of the Court Meeting and the Extraordinary General Meeting on [day], [month] [date], 2025 by no later than [time]. If all of the resolutions are passed at those meetings, further announcement(s) will be made [on the Stock Exchange] in relation to, among other things, the outcome of the Court Hearing and, if the Scheme is sanctioned, the Record Date, the Effective Date and the date of withdrawal of the listing of the Shares on the Stock Exchange, in accordance with the requirements of the Takeovers Code and the Listing Rules.
(b)
ACTIONS TO BE TAKEN BY BENEFICIAL OWNERS WHOSE SHARES ARE HELD THROUGH TRUST OR DEPOSITED IN CCASS

The Company will not recognize any person as holding any Shares through any trust.
If you are a Beneficial Owner whose Shares are held upon trust by, and registered in the name of, a Registered Owner (other than HKSCC Nominees), you should contact the Registered Owner and give instructions to and/or make arrangements with the Registered Owner as to the manner in which the Share(s)

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IVACTIONS  TO  BE  TAKEN

beneficially owned by you should be voted at the Court Meeting and/or the Extraordinary General Meeting. Such instructions and/or arrangements should be given or made in advance of the relevant latest time for the lodgment of the forms of proxy in respect of the Court Meeting and/or the Extraordinary General Meeting in order to provide the Registered Owner with sufficient time to accurately complete his, her or its proxy and to submit it by the relevant deadline. To the extent that any Registered Owner requires instructions from or arrangements to be made with any Beneficial Owner at a particular date or time in advance of the aforementioned latest time for the lodgment of forms of proxy in respect of the Court Meeting and/or the Extraordinary General Meeting, any such Beneficial Owner should comply with the requirements of the Registered Owner.
If you are a Beneficial Owner who wishes to attend and vote at the Court Meeting and/or the Extraordinary General Meeting personally, you should:
(a)
contact the Registered Owner directly to make the appropriate arrangements with the Registered Owner to enable you to attend and vote at the Court Meeting and/or the Extraordinary General Meeting and, for such purpose, the Registered Owner may appoint you as his/her/its proxy; or

(b)
arrange for some or all of the Shares registered in the name of the Registered Owner to be transferred into your own name prior to the Meeting Record Date, in which case, you should consult your financial intermediary (such as your broker, custodian or nominee) urgently to determine the process for having the Shares registered in your own name and to determine whether any charges apply.

The appointment of a proxy by the Registered Owner at the Court Meeting and/or the Extraordinary General Meeting shall be in accordance with all relevant provisions in the articles of association of the Company.
In the case of the appointment of a proxy by the Registered Owner, the relevant forms of proxy shall be completed and signed by the Registered Owner and shall be lodged in the manner and no later than the latest time for lodging the relevant forms of proxy as more particularly set out in “Part VI — Expected Timetable” of this Scheme Document.
The completion and return of a form of proxy for the Court Meeting and/or the Extraordinary General Meeting will not preclude the Registered Owner from attending and voting in person at the relevant meeting or any adjournment or postponement thereof should he/she/it so wish, and in such event, the relevant form of proxy will be revoked by operation of law.
If you are a Beneficial Owner whose Shares are deposited in CCASS and registered under the name of HKSCC Nominees, you must, unless you are an Investor Participant:
(a)
contact your broker, custodian, nominee, or other relevant person who is, or has, in turn, deposited such Shares with, other CCASS Participants, regarding voting instructions to be given to such persons if you wish to vote at the Court Meeting and/or at the Extraordinary General Meeting. You should contact your broker, custodian, nominee or other relevant person promptly and in advance of the deadline in respect of the Court Meeting and/or the Extraordinary General Meeting set by them, in order to provide such person with sufficient time to provide HKSCC Nominees with instructions or make arrangements with HKSCC Nominees in relation to the manner in which the Shares of the Beneficial Owner should be voted at the Court Meeting and/or the Extraordinary General Meeting; or

(b)
elect to become a Registered Owner as at the Meeting Record Date and thereby have the right to attend and vote at Court Meeting and/or the Extraordinary General Meeting (as appropriate) by withdrawing all or any of your Shares from CCASS and transferring and registering such Shares in your own name. For withdrawal of Shares from CCASS and registration thereof, you will be required to pay to CCASS a withdrawal fee per board lot withdrawn, a registration fee for each share certificate issued, stamp duty on each transfer instrument and, if your Share(s) are held through a financial intermediary, any other relevant fees charged by your financial intermediary. You should

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IVACTIONS  TO  BE  TAKEN

contact your broker, custodian, nominee or other relevant person in advance of the latest time for lodging transfers of the Share(s) into your name so as to qualify to attend and vote at the Court Meeting and/or at the Extraordinary General Meeting, in order to provide such broker, custodian, nominee or other relevant person with sufficient time to withdraw the Share(s) from CCASS and register them in your name prior to the Meeting Record Date.
The procedures for voting in respect of the Scheme by the Investor Participants and the Other CCASS Participants with respect to Shares registered under the name of HKSCC Nominees shall be in accordance with the “Operating Guide for Investor Participants”, the “General Rules of CCASS” and the “CCASS Operational Procedures” in effect from time to time. You should contact HKSCC Nominees, or your broker, custodian or nominee, promptly to receive information on voting and related timing of any steps you may wish to take in accordance with voting at the Court Meeting or the Extraordinary General Meeting.
(c)
ACTIONS TO BE TAKEN BY ADS HOLDERS

If you are an ADS Holder, you cannot vote at the Court Meeting or the Extraordinary General Meeting directly, but, if you are a registered ADS Holder, you may use the ADS Voting Instruction Card enclosed with this Scheme Document to instruct the Depositary on how to vote, or to give voting instructions in respect of, the Shares underlying your ADS(s) at the Court Meeting and the Extraordinary General Meeting in accordance with the terms and conditions of the Deposit Agreement and the ADS Voting Instruction Card. If you are a registered ADS Holder, please complete and sign the enclosed ADS Voting Instruction Card and return it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the Depositary no later than the ADS Voting Instruction Deadline, [time] on [day], [month] [date], 2025 [(New York time)]. ADS Voting Instruction Cards must be returned to the Depositary at the address specified on the ADS Voting Instruction Card. You may not change the voting instructions indicated on your completed ADS Voting Instruction Card unless you timely submit a later dated ADS Voting Instruction Card that is received by Depositary prior to the ADS Voting Instruction Deadline. If you hold ADS(s) indirectly through a bank, broker or other financial intermediary, you must follow the procedures of, and timing set by, the financial intermediary through which you hold your ADS(s) if you wish to provide voting instructions.
If you are an ADS Holder and wish to attend the Court Meeting and/or the Extraordinary General Meeting (whether in person or by proxy), you must elect to become a Shareholder of record by surrendering your ADS(s) to the Depositary for the purpose of withdrawal of the Shares represented by your ADS(s) in accordance with the terms and conditions of the Deposit Agreement before [time] on [day], [month] [date], 2025 (New York time). You will incur ADS cancellation fees, taxes and other charges and expenses in connection with such exchange and withdrawal. In order to exchange your ADS(s) and withdraw the underlying Shares, you should contact the Depositary at [address] [or by phone at [phone number] or outside the U.S. at [phone number]]. The ADS facility will be closed for withdrawals of Shares underlying the ADS(s) from [time] on [day], [month] [date], 2025 to [time] on [day], [month] [date], 2025, and such closure will be permanent if the Proposal becomes unconditional and the Scheme becomes effective. There is no guarantee that any ADS Holder will be able to timely surrender and cancel their ADS(s) and become a Shareholder in time to attend, and act at, the Court Meeting and/or the Extraordinary General Meeting.
If you become an ADS Holder of record after [day], [month] [date], 2025 (New York time), you will not be entitled to provide instructions to the Depositary to vote the Shares underlying your ADS(s) and, since the ADS facility will be closed for withdrawals of Shares from [time] on [day], [month] [date], 2025 to [time] on [day], [month] [date], 2025, you will not be able to withdraw the Shares underlying your ADS(s) and become a Shareholder of record in time to have the right to attend the Court Meeting and the Extraordinary General Meeting.
Upon the Scheme becoming effective, the Scheme Shares underlying the ADSs will be cancelled along with all other Scheme Shares, and the U.S. dollar cash received by the Depositary (as the registered or beneficial holder of the Scheme Shares underlying the ADSs) upon cancellation of such Scheme Shares will be distributed (net of applicable fees, charges and expenses of the Depositary, governmental charges and any taxes withheld) to the ADS Holders pro rata to their holdings, in accordance with the Deposit Agreement.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IVACTIONS  TO  BE  TAKEN

ADS Holders will be required to pay the Depositary a cancellation fee of US$0.05 per ADS cancelled in connection with the cancellation of their ADSs and distribution of the proceeds received by the Depositary, which amount will be deducted from any distribution of proceeds.
You will also be required to pay the fees and expenses charged by your financial intermediary, if any.
EXERCISE YOUR RIGHT TO VOTE
IF YOU ARE A SHAREHOLDER OR A BENEFICIAL OWNER, THE COMPANY AND THE OFFEROR STRONGLY ENCOURAGE YOU TO EXERCISE YOUR RIGHT TO VOTE OR GIVE INSTRUCTIONS TO THE RELEVANT REGISTERED OWNER TO VOTE IN PERSON OR BY PROXY AT THE COURT MEETING AND/OR AT THE EXTRAORDINARY GENERAL MEETING. IF YOU KEEP ANY SHARES IN A SHARE LENDING PROGRAM, WE URGE YOU TO RECALL ANY OUTSTANDING SHARES ON LOAN TO AVOID MARKET PARTICIPANTS USING BORROWED STOCK TO VOTE.
IF YOU ARE A BENEFICIAL OWNER WHOSE SHARES ARE DEPOSITED IN CCASS, WE ENCOURAGE YOU TO PROVIDE HKSCC NOMINEES WITH INSTRUCTIONS OR MAKE ARRANGEMENTS WITH HKSCC NOMINEES IN RELATION TO THE MANNER IN WHICH THOSE SHARES SHOULD BE VOTED AT THE COURT MEETING AND/OR AT THE EXTRAORDINARY GENERAL MEETING WITHOUT DELAY AND/OR WITHDRAWN FROM CCASS AND TRANSFERRED INTO YOUR NAME (AS DETAILED IN THE SECTION “ACTIONS TO BE TAKEN — ACTIONS TO BE TAKEN BY BENEFICIAL OWNERS WHOSE SHARES ARE HELD THROUGH TRUST OR DEPOSITED IN CCASS” ABOVE).
IF YOU ARE A REGISTERED OWNER HOLDING SHARES ON BEHALF OF BENEFICIAL OWNERS, WE SHOULD BE GRATEFUL IF YOU WOULD INFORM THE RELEVANT BENEFICIAL OWNERS ABOUT THE IMPORTANCE OF EXERCISING THEIR VOTE.
IF YOU ARE AN ADS HOLDER, YOU CANNOT VOTE AT THE COURT MEETING OR THE EXTRAORDINARY GENERAL MEETING DIRECTLY BUT YOU MAY DIRECTLY OR INDIRECTLY (IN THE CASE OF ADS HOLDERS HOLDING ADSs THROUGH A BANK BROKER OR OTHER FINANCIAL INTERMEDIARY) INSTRUCT THE DEPOSITARY TO EXERCISE YOUR RIGHT TO VOTE ACCORDING TO THE TERMS OF THE DEPOSIT AGREEMENT. PLEASE COMPLETE AND RETURN THE ADS VOTING INSTRUCTION CARD TO THE DEPOSITARY IN A TIMELY MANNER. IF YOU HOLD YOUR ADSs THROUGH A BANK, BROKER OR OTHER FINANCIAL INTERMEDIARY, PLEASE FOLLOW THE INSTRUCTIONS THAT THE BANK, BROKER OR OTHER FINANCIAL INTERMEDIARY PROVIDES TO YOU.
IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU ARE ENCOURAGED TO CONSULT YOUR LICENSED SECURITIES DEALER, BANK MANAGER, SOLICITOR, PROFESSIONAL ACCOUNTANT OR OTHER PROFESSIONAL ADVISER.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VIMPORTANT NOTICES

Unless the context requires otherwise, capitalized terms used in this Scheme Document are defined under “Definitions” in Part III of this Scheme Document.
The distribution of this Scheme Document in jurisdictions other than Hong Kong may be restricted by law, and therefore persons into whose possession this Scheme Document comes should inform themselves about and observe such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities laws of any such jurisdiction.
The Scheme is subject to the laws of the Cayman Islands.
This Scheme Document does not constitute an offer to sell or issue, or the solicitation of an offer to buy or subscribe, shares in any jurisdiction in which such offer or solicitation is unlawful.
No person has been authorized to give any information or to make any representation not contained in this Scheme Document and, if given or made, such information or representation should not be relied on as having been authorized by the Company, the Offeror or any of their respective affiliates. The delivery of this Scheme Document shall not imply that there has been no change in the information set forth herein or in the affairs of the Company since the Latest Practicable Date or that the information contained herein is correct as of any time after its date.
INFORMATION FOR U.S. SHAREHOLDERS AND ADS HOLDERS
The Proposal and the Scheme are being made to cancel the securities of a Cayman Islands incorporated company, the ordinary shares and ADSs of which are listed on the Stock Exchange and on the NYSE, respectively. While the Proposal and the Scheme are subject to Cayman Islands, Hong Kong and U.S. disclosure requirements, U.S. investors should be aware that this Scheme Document has been prepared in accordance with a Hong Kong format and style, which differs from the U.S. format and style. The financial information relating to the Company has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. The financial information may not be wholly comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP. In addition, the settlement procedure with respect to the Proposal and the Scheme will comply with the rules of the Takeovers Code and the Companies Act, which differ from U.S. domestic settlement procedures in certain material respects, particularly with regard to the date of payment of consideration. Furthermore, U.S. investors should not rely on the relevant letters set out in Appendix IV and V of this Scheme Document.
The Proposal and the Scheme is a “going private transaction” for purposes of Rule 13e-3 under the Exchange Act, which governs going private transactions by certain issuers and affiliates. Therefore, this Scheme Document contains disclosures complying with the requirements of Rule 13e-3 and Schedule 13E-3. The Company, the Offeror and Ping An Group will jointly file a Schedule 13E-3 with the SEC that incorporates this Scheme Document by reference. The disclosure requirements mandated by Rule 13e-3 contain important information. The Shareholders and ADS Holders are urged to read this Scheme Document and Schedule 13E-3 carefully before casting any vote at (or providing any proxy in respect of) the Court Meeting or the Extraordinary General Meeting.
This Scheme Document will be despatched to holders of Scheme Shares; and the Company has arranged for the Depositary to despatch copies of the Scheme Document to the ADS Holders as at the ADS Record Time, at no cost to them. The Offeror and the Company do not represent that this Scheme Document may be lawfully distributed in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering, assuming this is the case. From the date of this Scheme Document until the Effective Date or the date on which the Scheme lapses, Scheme Shareholders may request copies of this Scheme Document, at no cost, by writing to Computershare Hong Kong Investor Services Limited, at Shops 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong.
In addition, the holders of Scheme Shares (including ADS Holders) may also obtain the Scheme Document and the Schedule 13E-3 at the website maintained by the SEC (http://www.sec.gov).

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VIMPORTANT NOTICES

You should be aware that the Company is incorporated under the laws of the Cayman Islands, the Offeror is incorporated under the law of the British Virgin Islands [and Ping An Group is incorporated under the laws of the People’s Republic of China], and some or all of the officers and directors of the Company, the Offeror [and Ping An Group], respectively, are residents of countries other than the United States. In addition, most or all of the assets of the Company, the Offeror [and Ping An Group] are located outside the United States. As a result, it may be difficult for U.S. Scheme Shareholders to effect service of process within the United States upon the Company, the Offeror [or Ping An Group] or their respective officers or directors or to enforce against them a judgment of a U.S. court predicated upon the federal or state securities laws of the United States.
CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This Scheme Document may include certain “forward-looking statements”. These statements are based on the current expectations of the management of the Offeror and/or the Company (as the case may be) and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this Scheme Document include statements about the expected effects on the Company of the Proposal and the Scheme, the expected timing and scope of the Proposal and the Scheme, and all other statements in this Scheme Document other than historical facts. Forward-looking statements include, without limitation, statements typically containing words such as “believes”, “intends”, “expects”, “anticipates”, “targets”, “estimates”, “envisages”, “may”, “will” or “should” and words of similar import. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the satisfaction or waiver (where applicable) of the Conditions to the Proposal, as well as additional factors, such as general, social, economic and political conditions in the countries in which the Offeror and/or the Group operate or other countries which have an impact on the Offeror and/or the Group’s business activities or investments, interest rates, the monetary and interest rate policies of the countries in which the Offeror and/or the Group operate, inflation or deflation, foreign exchange rates, the performance of the financial markets in the countries in which the Offeror and/or Group operate and globally, changes in domestic and foreign laws, regulations and taxes, changes in competition and the pricing environments in the countries in which the Offeror and/or Group operate and regional or general changes in asset valuations. Other unknown or unpredictable factors could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
For further discussion of factors that could cause actual results to differ from expectations, you should read the Company’s filings with and submissions to the SEC, including the Company’s Annual Report on Form 20-F for the year ended December 31, 2024 and information subsequently submitted by the Company to the SEC under cover of Forms 6-K. All written and oral forward-looking statements attributable to the Offeror, the Company or persons acting on behalf of any of them are expressly qualified in their entirety by the cautionary statements above. The forward-looking statements included herein are made only as of the Latest Practicable Date and each of the Offeror and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or the Takeovers Code.
Solely for the convenience of the reader, this Scheme Document includes illustrative conversions of the consideration to be paid by the Offeror from Hong Kong dollars into U.S. dollars. These conversions should not be construed as representations that the Hong Kong dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rates indicated or at all. Unless otherwise stated, all such amounts have been converted at the exchange rate of US$1.00 = HK$[•], being the most recently published Federal Reserve H.10 exchange rate available prior to the date of this Scheme Document. Any U.S. dollar amounts actually to be paid to the ADS Holders will be determined by the Depositary in accordance with the provisions of the Deposit Agreement and as set forth herein.
Shareholders, ADS Holders, and potential investors are advised to exercise caution when dealing in the Shares and the ADSs, in reliance on the information set out in this Scheme Document.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VIEXPECTED TIMETABLE

Hong Kong Time (unless otherwise stated)
Date of despatch of this Scheme Document	[day], [month] [date], 2025
Latest time to cancel the ADSs and withdraw the underlying Shares to vote directly at the Court Meeting and the Extraordinary General Meeting (Note 1 and Note 6)	prior to [time] on [day], [month] [date], 2025
(New York Time)
ADS facility closed for withdrawals of the Shares (Note 6)	[time] on [day], [month] [date], 2025 to
[time] on [day], [month] [date], 2025
(New York Time)
ADS Record Time (Note 6)	[time] on [day], [month] [date], 2025
(New York Time)
ADS Voting Instruction Deadline — Latest time for receipt by the Depositary of completed ADS Voting Instruction Cards from registered ADS Holders (Note 2 and Note 6)	[time] on [day], [month] [date], 2025
(New York Time)
Latest time for lodging transfers of Shares in order to become entitled to vote at the Court Meeting and the Extraordinary General Meeting	[time] on [day], [month] [date], 2025

Register of members of the Company closed for determination of entitlements of the Disinterested Holders to attend and vote at the Court Meeting and of Shareholders to attend and vote at the Extraordinary General Meeting (Note 3)
from [day], [month] [date], 2025 to [day], [month] [date], 2025 (both days inclusive)
Latest time for lodging forms of proxy in respect of (Note 4)
• Court Meeting (pink forms)	[time] on [day], [month] [date], 2025
• Extraordinary General Meeting (white forms)	[time] on [day], [month] [date], 2025
Meeting Record Date	[day], [month] [date], 2025
Court Meeting (Note 5)	[time] on [day], [month] [date], 2025
Extraordinary General Meeting (Note 5)	[time] on [day], [month] [date], 2025 (or immediately after the conclusion or adjournment of the Court Meeting)

Announcement of results of the Court Meeting and the Extraordinary General Meeting	not later than [time] on [day], [month] [date], 2025
Expected last day for trading in the Shares on the Stock Exchange	[time] on [day], [month] [date], 2025
Expected halt of trading in the ADS on the NYSE (Note 6)	[time] on [day], [month] [date], 2025 (New York Time)

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VIEXPECTED TIMETABLE

Latest time to deposit the Shares to create ADSs and to surrender the ADSs for withdrawal of the underlying Shares (Note 6)	[time] on [day], [month] [date], 2025 (New York Time)
Latest time for lodging transfers of Shares in order to qualify for entitlements under the Scheme	[time] on [day], [month] [date], 2025
Court Hearing (Note 6)	[day], [month] [date], 2025 (Cayman Islands Time)
Announcement of the results of the Court Hearing [and to confirm the capital reduction], the expected Effective Date and the expected date of withdrawal of listing of Shares on the Stock Exchange	[day], [month] [date], 2025
Register of members of the Company closed for determining entitlements to qualify under the Scheme (Note 7)	from [day], [month] [date], 2025 to [day], [month] [date], 2025 (both days inclusive)
Record Date	[day], [month] [date], 2025
Anticipated Effective Date (Note 6 and Note 8)	[day], [month] [date], 2025
(Cayman Islands Time)
Announcement of the Effective Date and the expected date of withdrawal of the listing of the Shares on the Stock Exchange	[day], [month] [date], 2025
Expected withdrawal of the listing of Shares on the Stock Exchange becomes effective (Note 9)	[time] on [day], [month] [date], 2025

Expected permanent suspension of trading in the ADSs on the NYSE (Note 6 and Note 10)	[time] on [day], [month] [date], 2025 (New York Time)

Latest time to despatch cheques for cash payment under the Scheme (Note 11)	on or before [day], [month] [date], 2025
Expected delisting of the ADSs from the NYSE (Note 6 and Note 10)	[day], [month] [date], 2025 (New York Time)
Expected deregistration of the Shares and the ADSs under the Exchange Act (Note 6)	[day], [month] [date], 2025 (New York Time)

ADS Payment Date (Note 6 and Note 12)	on or around [day], [month] [date], 2025
(New York Time)
Shareholders and ADS Holders should note that the dates and times specified in the above timetable are subject to change. Further announcement(s) will be made in the event that there is any change to the above timetable.
Notes:
(1)
ADS Holders who wish to become a Shareholder of record by surrendering their ADSs to the Depositary for the purpose of withdrawal of the Shares represented by their ADSs should contact the Depositary at [address] [or by phone at [phone number] or outside the U.S. at [phone number].

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VIEXPECTED TIMETABLE

(2)
Registered ADS Holders should return ADS Voting Instruction Cards to the ADS Depositary in accordance with the instructions on the Voting Instruction Card as soon as possible and in any event no later than the ADS Voting Instruction Deadline, which is [time] on [day], [month] [date], 2025 (New York time).

(3)
The registers of members of the Company will be closed during such period for the purpose of determining the entitlements of the Disinterested Holders to attend and vote at the Court Meeting and of the Shareholders to attend and vote at the Extraordinary General Meeting. This book closure period is not for determining entitlements under the Scheme.

(4)
Forms of proxy should be lodged with the office of the Share Registrar, Computershare Hong Kong Investor Services Limited, at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible and in any event no later than the times and date(s) stated above. In order to be valid, the pink form of proxy for the Court Meeting and the white form of proxy for the Extraordinary General Meeting must be lodged no later than the latest times and date(s) stated above. Each Disinterested Holder is only entitled to submit one proxy form for the Court Meeting. If more than one proxy form for the Court Meeting is submitted by a Disinterested Holder and the voting instructions require the proxies to vote both FOR and AGAINST the Scheme, the proxy forms will not be accepted. If more than one proxy form for the Court Meeting is submitted by a Disinterested Holder and the voting instructions require the proxies to vote either FOR or AGAINST the Scheme, but not both FOR and AGAINST the Scheme, the Chairman shall have absolute discretion as to whether or not to accept those proxy forms. Completion and return of a form of proxy for the Court Meeting or the Extraordinary General Meeting will not preclude a Disinterested Holder and a Shareholder, respectively, from attending the relevant meeting and voting in person. In such event, the returned form of proxy will be deemed to have been revoked. If the pink form of proxy is not so lodged, it may also be handed to the Chairman of the Court Meeting at the Court Meeting who shall have absolute discretion as to whether or not to accept it.

(5)
The Court Meeting and the Extraordinary General Meeting will be held at [address] at the times and date specified above. Please see the notice of Court Meeting set out in Appendix VII to this Scheme Document and the notice of Extraordinary General Meeting set out in Appendix VIII to this Scheme Document for details.

(6)
All references in this Scheme Document to times and dates are references to Hong Kong times and dates, except as otherwise specified and other than references to (i) the latest time to cancel ADSs and withdraw the underlying Shares to vote directly at the Court Meeting and the Extraordinary General Meeting, the period during which the ADS facility will be closed for withdrawals of the Shares, the ADS Record Time, the ADS Voting Instruction Deadline, the time of the expected halt of trading in the ADSs on the NYSE, the latest time to deposit the Shares to create ADSs and to surrender the ADSs and withdraw the underlying Shares, the date of the expected permanent suspension of trading in the ADSs on the NYSE, the date of the expected delisting of the ADSs from the NYSE, the date of the expected deregistration of the Shares and ADSs under the Exchange Act, and the ADS Payment Date, all of which are New York time; and (ii) the expected date of the Court Hearing, which is the relevant date in the Cayman Islands. For reference only, New York time is [12] hours behind Hong Kong time, and Cayman Islands time is 13 hours behind Hong Kong time, in each case as at the date of this Scheme Document.

(7)
The register of members of the Company will be closed as from such time and on such date for the purpose of determining Scheme Shareholders who are qualified for entitlements under the Scheme.

(8)
The Scheme shall become effective upon all the Conditions set out in the paragraph headed “3. Conditions of the Proposal and the Scheme” in the Explanatory Memorandum having been fulfilled or (to the extent permitted) waived (as the case may be).

(9)
If the Proposal becomes unconditional and the Scheme becomes effective, it is expected that the listing of the Shares on the Stock Exchange will be withdrawn at or before [time] on [day], [month] [date], 2025.

(10)
If the Proposal becomes unconditional and the Scheme becomes effective, it is expected that trading in the ADSs on the NYSE will be permanently suspended on [day], [month] [date], 2025 (New York time), being the first trading day after the expected Effective Date, and that the listing of the ADSs on the NYSE will be terminated on or around [day], [month] [date], 2025 (New York time).

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VIEXPECTED TIMETABLE

(11)
Cheques for cash payment under the Scheme will be despatched to registered Shareholders by ordinary post within seven (7) Business Days from the Effective Date.

(12)
The proceeds in U.S. dollars received by the Depositary (as the holder of the Shares underlying the ADSs including, where applicable, through its custodian) upon cancellation of the Scheme Shares underlying the ADSs will be distributed to the ADS Holders after the receipt and conversion thereof. In addition to any other fees, charges and expenses owing pursuant to the terms of the Deposit Agreement, ADS Holders will be required to pay the Depositary a cancellation fee of US$0.05 per ADS cancelled in connection with the cancellation of their ADSs and distribution of the proceeds received by the Depositary, which amounts will be deducted from any distribution of proceeds.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

OneConnect Financial Technology Co., Ltd.
(Incorporated in the Cayman Islands with limited liability)
(Stock Code: 6638)
(NYSE Stock Ticker: OCFT)
Directors:	Registered office:
Executive Director: Mr. Dangyang Chen	Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands
Non-executive Directors: Mr. Michael Guo Ms. Xin Fu Mr. Wenwei Dou Ms. Wenjun Wang	Head Office: 21/24F, Ping An Finance Center No. 5033 Yitian Road Futian District, Shenzhen Guangdong, PRC
Independent non-executive Directors: Dr. Yaolin Zhang Mr. Tianruo Pu Mr. Wing Kin Anthony Chow Mr. Koon Wing Ernest Ip	Principal Place of Business in Hong Kong: Room 2701, Central Plaza 18 Harbour Road Wanchai, Hong Kong
[month] [date], 2025
To: the Shareholders and the ADS Holders
Dear Sir or Madam,
(1) PROPOSAL FOR THE PRIVATISATION OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
BY THE OFFEROR BY WAY OF A SCHEME OF ARRANGEMENT
UNDER SECTION 86 OF THE COMPANIES ACT
AND
(2) PROPOSED WITHDRAWAL OF LISTING OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
1.
INTRODUCTION

Reference is made to the Announcement dated May 15, 2025 jointly issued by the Company and the Offeror pursuant to Rule 3.5 of the Takeovers Code in relation to the Proposal. On May 15, 2025, the Offeror requested the Board to put forward to the holders of Scheme Shares (including the Scheme Shares underlying the ADSs) the Proposal, which is subject to the satisfaction of the Pre-Condition and satisfaction or waiver of the Conditions (as applicable) and involves, among other things, (i) the cancellation of the Scheme Shares and, in consideration thereof, the payment to the Scheme Shareholders of the Cancellation Price in cash for each Scheme Share cancelled and (ii) the withdrawal of the listing of the Shares on the Stock Exchange and of the ADSs on the NYSE. As disclosed in the Pre-Condition Satisfaction Announcement, the Pre-Condition was satisfied on [month] [date], 2025.
The purpose of this Scheme Document is to provide you with further information regarding the Proposal and the Scheme, and the expected timetable, and to give you notices of the Court Meeting and the

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

Extraordinary General Meeting (together with proxy forms in relation thereto). Your attention is also drawn to the letter from the Independent Board Committee set out in Part VIII of this Scheme Document, the letter from the Independent Financial Adviser set out in Part IX of this Scheme Document, the Explanatory Memorandum set out in Part X of this Scheme Document and the terms of the Scheme set out in Appendix VI to this Scheme Document.
2.
TERMS OF THE PROPOSAL

The Scheme
The Scheme will provide that the Scheme Shares (including Scheme Shares underlying the ADSs) will be cancelled in exchange for HK$2.068 in cash for each Scheme Share. Each ADS represents 30 Shares and, accordingly, upon the Proposal becoming effective, holders of ADSs will, for each ADS, receive the U.S. dollar equivalent of 30 times the Cancellation Price of HK$2.068 in cash, converted as part of the Scheme by the Offeror at the most recently published Federal Reserve H.10 exchange rate available prior to the effective date of the Scheme. For illustration purposes only, based on the most recently published Federal Reserve H.10 exchange rate available prior to the date of this Scheme Document, this equates to approximately US$[•] in cash per ADS. The actual exchange rate applicable to the conversion from Hong Kong dollars to U.S. dollars will be the most recently published Federal Reserve H.10 exchange rate available prior to the effective date of the Scheme, and may differ from such illustrative rate. Such U.S. dollar amounts will be paid to holders of ADSs upon surrender of their ADSs (net of applicable fees, charges and expenses of the Depositary, governmental charges and any taxes withheld) in accordance with the terms of the Deposit Agreement.
Under the Scheme, the total consideration payable for cancellation of the Scheme Shares will be paid by the Offeror.
The implementation of the Proposal with respect to the Scheme Shares underlying the ADSs will be carried out in accordance with U.S. federal securities laws, the requirements of the NYSE and the terms of the Deposit Agreement. The Scheme Shares underlying the ADSs are held by the Depositary, which will receive the cancellation consideration in U.S. dollars in respect of its Scheme Shares. The Depositary will then distribute the U.S. dollar cash it receives pro rata to the ADS holders, based on their respective holdings (net of applicable fees, charges and expenses of the Depositary, governmental charges and any taxes withheld) subject to and in accordance with the terms of the Deposit Agreement.
If, after the date of the Announcement, any dividend and/or other distribution and/or other return of capital is announced, declared or paid in respect of the Shares (including the Shares underlying the ADSs), the Offeror will reduce the Cancellation Price by all or any part of the gross amount or value of such dividend, distribution and/or, as the case may be, return of capital after consultation with the Executive, in which case any reference in the Announcement, the Scheme Document or any other announcement or document to the Cancellation Price will be deemed to be a reference to the Cancellation Price as so reduced. The Company has confirmed that it does not intend to announce, declare or pay any dividend, distribution or other return of capital before the effective date of the Scheme or the lapse, withdrawal or termination of the Scheme (whichever is earlier). [As at the Latest Practicable Date, the Company has no declared but unpaid dividends and/or other distribution and/or other return of capital.]
The Cancellation Price will not be increased, and the Offeror does not reserve the right to do so. Shareholders and ADS Holders and potential investors should be aware that, following the making of this statement, the Offeror will not be allowed to increase the Cancellation Price.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

Comparison of value
The Cancellation Price of HK$2.068 represents:
•
a premium of approximately [•]% over the closing price of HK$[•] per Share as quoted on the Stock Exchange on the Latest Practicable Date;

•
a premium of approximately 72.33% over the closing price of HK$1.200 per Share as quoted on the Stock Exchange on the Last Undisturbed Day;

•
a premium of approximately 100.00% over the average closing price of approximately HK$1.034 per Share based on the daily closing prices as quoted on the Stock Exchange for the 15 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 131.66% over the average closing price of approximately HK$0.893 per Share based on the daily closing prices as quoted on the Stock Exchange for the 30 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 160.72% over the average closing price of approximately HK$0.793 per Share based on the daily closing prices as quoted on the Stock Exchange for the 60 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 189.19% over the average closing price of approximately HK$0.715 per Share based on the daily closing prices as quoted on the Stock Exchange for the 120 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 223.23% over the average closing price of approximately HK$0.640 per Share based on the daily closing prices as quoted on the Stock Exchange for the 180 trading days up to and including the Last Undisturbed Day;

•
a premium of approximately 22.37% over the closing price of HK$1.690 per Share as quoted on the Stock Exchange on February 28, 2025, being last trading day prior to the commencement of the offer period;

•
a premium of approximately 23.10% over the closing price of HK$1.680 per Share as quoted on the Stock Exchange on the Last Trading Day;

•
a premium of approximately 29.25% over the average closing price of approximately HK$1.600 per Share based on the daily closing prices as quoted on the Stock Exchange for the 15 trading days up to and including the Last Trading Day;

•
a premium of approximately 29.63% over the average closing price of approximately HK$1.595 per Share based on the daily closing prices as quoted on the Stock Exchange for the 30 trading days up to and including the Last Trading Day;

•
a premium of approximately 34.01% over the average closing price of approximately HK$1.543 per Share based on the daily closing prices as quoted on the Stock Exchange for the 60 trading days up to and including the Last Trading Day;

•
a premium of approximately 83.48% over the average closing price of approximately HK$1.127 per Share based on the daily closing prices as quoted on the Stock Exchange for the 120 trading days up to and including the Last Trading Day;

•
a premium of approximately 117.91% over the average closing price of approximately HK$0.949 per Share based on the daily closing prices as quoted on the Stock Exchange for the 180 trading days up to and including the Last Trading Day;

•
a discount of approximately 12.42% to the Group’s net asset value attributable to the Shareholders of approximately HK$2.361 per Share pursuant to the latest audited consolidated financial statements of the Company as at December 31, 2024, calculated based on the audited consolidated net asset value attributable to the Shareholders of RMB2,558 million (equivalent to approximately HK$2,763 million by using an

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

exchange rate of HK$1 to RMB 0.92604 as at December 31, 2024) as at December 31, 2024 and the Shares in issue as at the date of the Announcement; and
•
a discount of approximately 5.17% to the Group’s Net Tangible Asset Value Attributable To The Shareholders of approximately HK$2.181 per Share pursuant to the latest audited consolidated financial statements of the Company as at [December 31, 2024], calculated based on the audited consolidated Net Tangible Asset Value Attributable To The Shareholders of RMB2,363 million (equivalent to approximately HK$2,552 million) as at December 31, 2024 and the Shares in issue as at the date of the Announcement.

The Cancellation Price has been proposed on a commercial basis after taking into account, among others, the Offeror’s view of the Group’s business and future prospects, the recent and historical traded prices of the Shares and the ADSs traded on the Stock Exchange and the NYSE, respectively, and the financial position of the Group as at [December 31, 2024], with reference to other privatization transactions in Hong Kong in recent years.
Highest and lowest prices
During the Relevant Period, the highest closing price of the Shares as quoted on the Stock Exchange was HK$[•] on [•], 2025 and the lowest closing price of the Shares as quoted on the Stock Exchange was HK$0.375 on September 20, 2024.
During the twelve-month period immediately up to and including the Last Trading Day, the highest closing price of the Shares as quoted on the Stock Exchange was HK$1.770 on March 25, 2025 and the lowest closing price of the Shares as quoted on the Stock Exchange was HK$0.375 on September 20, 2024.
Stock Incentive Plan
Your attention is drawn to the sections headed “5. Stock Incentive Plan” in the Explanatory Memorandum.
Total Consideration and Financial Resources
The Offeror intends to finance the cash requirement for the Proposal through internal cash resources and/or financing.
Morgan Stanley, the financial adviser to the Offeror in connection with the Proposal, is satisfied that sufficient financial resources are available to the Offeror for discharging its payment obligations in respect of the cash consideration payable under the Proposal.
3.
PRE-CONDITION AND CONDITIONS OF THE PROPOSAL AND THE SCHEME

The implementation of the Proposal is, and the Scheme will become effective and binding on the Company and all Scheme Shareholders subject to the satisfaction of the Pre-Condition and the fulfillment or waiver, as applicable, of all the Conditions set out in the section headed “3. Condition of the Proposal and the Scheme” in the Explanatory Memorandum.
As disclosed in the announcement jointly published by the Offeror and the Company, the Pre-Condition has been satisfied on July 9, 2025. If the Conditions are satisfied or validly waived (as applicable), the Proposal and the Scheme will be binding on all of the Shareholders and ADS Holders, irrespective of whether or not they attended or voted at the Court Meeting or the Extraordinary General Meeting.
Pursuant to Note 2 to Rule 30.1 of the Takeovers Code, the Offeror may only invoke any or all of the Conditions as a basis for not proceeding with the Proposal if the circumstances which give rise to the right to invoke any such Condition are of material significance to the Offeror in the context of the Proposal. The Company has no right to waive any of the Conditions. All of the Conditions will have to be fulfilled or waived, as applicable, on or before the Long Stop Date, failing which the Effective Date will not occur and the Proposal and the Scheme will lapse.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

WARNINGS:    Shareholders, ADS Holders and potential investors should be aware that the implementation of the Proposal and the Scheme is subject to the Conditions being fulfilled or waived, as applicable, and thus the Proposal may or may not be implemented and the Scheme may or may not become effective. Shareholders and ADS Holders and potential investors should therefore exercise caution when dealing in the securities of the Company. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional advisers.
4.
SHAREHOLDING STRUCTURE OF THE COMPANY

Your attention is drawn to the sections headed “4. Shareholding Structure of the Company” and “5. Stock Incentive Plan” in the Explanatory Memorandum.
5.
NON-BINDING LETTERS OF SUPPORT

On May 15, 2025, the Offeror received a non-binding letter of support from M&G, in respect of 23,193,000 Shares represented by 773,100 ADSs (representing approximately [1.98%] of the issued share capital of the Company and approximately [7.99%] of the issued share capital of the Company held by the Disinterested Holders respectively as of the Latest Practicable Date, and all the Shares held by M&G as of the Latest Practicable Date), confirming its intention to vote in favour of the resolutions proposed at the Court Meeting and the Extraordinary General Meeting to approve and implement the Proposal and the Scheme.
On June 20, 2025, SVF executed a non-binding letter of support in respect of 11,555,097 Shares (representing approximately 0.99% of the issued share capital of the Company and approximately 3.98% of the issued share capital of the Company held by the Disinterested Holders respectively as of the Latest Practicable Date, and all the Shares held by SVF as of the Latest Practicable Date), confirming its non-binding intention to vote in favour of the resolutions proposed at the Court Meeting and the Extraordinary General Meeting which are necessary to implement the Proposal. The Offeror received the non-binding letter of support on June 21, 2025.
The Non-binding Letters of Support indicates M&G and SVF’s support of, and non-binding intention to vote in favour of the resolutions proposed at the Court Meeting and the Extraordinary General Meeting to approve and implement the Proposal and the Scheme, but is provided instead of an irrevocable undertaking to enable M&G and SVF to maintain a level of liquidity during the offer period, such that M&G and SVF has flexibility to sell or otherwise deal in the Shares held by them during the offer period. The Non-binding Letters of Support are not intended to create legally binding obligations on M&G and SVF to vote in favour of the resolutions proposed at the Court Meeting and the Extraordinary General Meeting to approve and implement the Proposal and the Scheme. Despite the Non-binding Letters of Support, M&G and SVF may still vote against the resolutions proposed at the Court Meeting and the Extraordinary General Meeting to approve and implement the Proposal and the Scheme.
As of the Latest Practicable Date: (a) the Scheme Shares subject to the Non-binding Letters of Support in relation to the Proposal and the Scheme in total aggregate to 34,748,097 Scheme Shares; and (b) such 34,748,097 Scheme Shares in aggregate represent approximately [2.97]% of the issued share capital of the Company and approximately [11.96]% of the issued share capital of the Company held by the Disinterested Holders.
6.
INDEPENDENT BOARD COMMITTEE

The Independent Board Committee, which comprises all non-executive Directors (excluding those who are considered being not independent to be members of the Independent Board Committee) of the Company, has been established by the Board to make a recommendation, after taking into account the advice and recommendation from the Independent Financial Adviser to the Disinterested Holders as to whether the Proposal and the Scheme are, or are not, fair and reasonable and as to whether such Disinterested Holders, voting at the Court Meeting and the Extraordinary General Meeting, should vote for or against the Scheme and related matters.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

Pursuant to Rule 2.8 of the Takeovers Code, the Independent Board Committee is required to comprise all non-executive Directors who have no direct or indirect interest in the matters to be considered by the Independent Board Committee, other than as a Shareholder. Mr. Michael Guo, a non-executive Director, is also an executive director, a Co-Chief Executive Officer and a Senior Vice President of Ping An Group; Ms. Xin Fu, a non-executive Director, is also an executive director, a Senior Vice President and Chief Financial Officer of Ping An Group; Mr. Wenwei Dou, a non-executive Director, is also the senior legal manager of the Legal and Compliance Department of Ping An Group and holds directorship in various subsidiaries of Ping An Group; and Ms. Wenjun Wang, a non-executive Director, holds directorship in various subsidiaries of Ping An Group, and are therefore considered being not independent to be members of the Independent Board Committee.
The full text of the letter from the Independent Board Committee in relation to recommendation with respect to the Proposal and the Scheme is set out in Part VIII of this Scheme Document.
7.
INDEPENDENT FINANCIAL ADVISER

Gram Capital Limited has been appointed as the Independent Financial Adviser to advise the Independent Board Committee in connection with the Proposal and the Scheme. The appointment of Gram Capital has been approved by the Independent Board Committee in accordance with Rule 2.1 of the Takeovers Code.
The full text of the letter from the Independent Financial Adviser is set out in Part IX of this Scheme Document.
8.
REASONS FOR AND BENEFITS OF THE PROPOSAL

You are urged to read carefully the section headed “10. Reasons for and benefits of the Proposal” in the Explanatory Memorandum and the section headed “2 Purposes, Reasons for, and Benefits of the Proposal” in “Part II — U.S. Special Factors” of this Scheme Document.
9.
INFORMATION ON THE OFFEROR, OFFEROR CONCERT PARTIES AND THE COMPANY

Your attention is drawn to the section headed “13. Information on the Offeror, Offeror Concert Parties and the Company” in the Explanatory Memorandum.
10.
THE OFFEROR’S INTENTION REGARDING THE COMPANY

Your attention is drawn to the section headed “11. Offeror’s intention regarding the Company” in the Explanatory Memorandum.
11.
WITHDRAWAL OF LISTING OF THE SHARES AND ADSs

Upon the Scheme becoming effective, all Scheme Shares (including Scheme Shares underlying the ADSs) will be cancelled and any share certificates for the Scheme Shares will thereafter cease to have effect as documents or evidence of title. The Company will apply to the Stock Exchange for the withdrawal of the listing of the Shares on the Stock Exchange in accordance with Rule 6.15(2) of the Listing Rules. In addition, the listing of the ADSs on the NYSE will be withdrawn in accordance with Rule 12d2-2 under the General Rules and Regulations of the Exchange Act. After the Scheme becomes effective, the Company also intends to terminate the registration of the Shares under the Exchange Act, suspend the Company’s reporting obligations under the Exchange Act and notify the Depositary of its intent to terminate the Deposit Agreement.
12.
IF THE SCHEME IS NOT APPROVED OR THE PROPOSAL LAPSES

The listing of the Shares on the Stock Exchange and of the ADSs on the NYSE will not be withdrawn if the Scheme does not become effective or the Proposal otherwise lapses.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

If the Scheme is not approved or the Proposal otherwise lapses, there are restrictions under the Takeovers Code on making subsequent offers, to the effect that neither the Offeror nor any person who acted in concert with the Offeror in the course of the Proposal (nor any person who is subsequently acting in concert with any of them) may, within 12 months from the date on which the Scheme is not approved or the Proposal otherwise lapses, (i) announce an offer or possible offer for the Company, or (ii) acquire any voting rights of the Company if the Offeror or persons acting in concert with it would thereby become obliged under Rule 26 of the Takeovers Code to make an offer, in each case except with the consent of the Executive.
13.
OVERSEAS SHAREHOLDERS

Your attention is drawn to the section headed “15. Overseas Shareholders” in the Explanatory Memorandum.
14.
TAXATION CONSIDERATIONS

Your attention is drawn to the section headed “16. Taxation Considerations” in the Explanatory Memorandum.
15.
SCHEME SHARES, COURT MEETING AND EXTRAORDINARY GENERAL MEETING

In accordance with the directions of the Grand Court, the Court Meeting will be held for the purpose of considering and, if thought fit, passing a resolution to approve the Scheme (with or without modifications).
As the Offeror is not a holder of Scheme Shares, the Offeror will not vote on the Scheme at the Court Meeting. The Offeror will undertake to the Grand Court that it will be bound by the Scheme, so as to ensure that it will comply with and be subject to the terms and conditions of the Scheme. Each of Ping An Overseas, Sen Rong, Rong Chang, Lanbang and the Trustee, who is not considered as Disinterested Holder for the purpose of the Proposal and the Scheme, will not be entitled to vote on the Scheme at the Court Meeting, notwithstanding shares held by them form part of the Scheme Shares. As such, as of the Latest Practicable Date, and for the purposes of the Takeovers Code, only the Disinterested Holders will be entitled to vote on the Scheme at the Court Meeting.
All Shareholders (including persons who beneficially hold shares registered in the name of HKSCC Nominees, by providing HKSCC Nominees with voting instructions in accordance with the applicable rules and procedures) and ADS Holders (by directly or indirectly providing the Depositary with voting instructions in accordance with the Deposit Agreement) will be entitled to attend the Extraordinary General Meeting and vote on (i) the special resolution to approve and give effect to the reduction of the share capital of the Company as a result of the cancellation and extinguishment of the Scheme Shares (including Scheme Shares underlying the ADSs); and (ii) the ordinary resolution, subject to and contemporaneously with the cancellation and extinguishment of the Scheme Shares referred to in the aforesaid special resolution, to restore the issued share capital of the Company to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror.
The Offeror and Ping An Overseas have indicated that if the Scheme is approved at the Court Meeting, those Shares held by them will be voted in favour of the resolutions to be proposed at the Extraordinary General Meeting in relation to the reduction of the share capital (if any) and the simultaneous restoration of the issued share capital of the Company to the amount prior to the cancellation of the Scheme Share as described above for issuance to the Offeror as described above.
For the avoidance of doubt, Shares held by members of the Morgan Stanley group (i.e. Morgan Stanley and persons controlling, controlled by or under the same control as Morgan Stanley) acting in the capacity of exempt principal traders will not be voted at the Court Meeting and the Extraordinary General Meeting unless the Executive allows such Shares to be so voted. Shares held by such exempt principal traders may, subject to consent of the Executive, be allowed to be voted at the Court Meeting and the Extraordinary

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VII  LETTER FROM  THE BOARD

General Meeting if (i) the relevant connected exempt principal trader holds the Shares as a simple custodian for and on behalf of non-discretionary clients, and (ii) there are contractual arrangements in place between the relevant connected exempt principal trader and its clients that strictly prohibit the relevant connected exempt principal trader from exercising any voting discretion over the relevant Shares, and all voting instructions shall originate from the client only (if no instructions are given, then no votes shall be cast for the relevant Shares held by the relevant connected exempt principal trader).
In addition, because the Trustee is not a Disinterested Holder for the purpose of the Takeover Code and is prevented from voting in accordance with the Trust Deed, the Trustee shall not exercise the voting rights attached to the Shares held by it, and accordingly, the Trustee will not be voted at the Court Meeting or the Extraordinary General Meeting notwithstanding that Shares held by it form part of the Scheme Shares.
For the purpose of exercising your right to vote at the Court Meeting and/or the Extraordinary General Meeting, you are requested to read carefully the section headed “17. Scheme Shares, Court Meeting and Extraordinary General Meeting” in the Explanatory Memorandum, “Part IV — Actions to be Taken of this Scheme Document” and the Notices of the Court Meeting and the Extraordinary General Meeting set out in Appendices V and VI to this Scheme Document respectively.
16.
ACTIONS TO BE TAKEN

Your attention is drawn to “Part IV — Actions to be Taken” of this Scheme Document.
17.
COSTS OF THE SCHEME

Your attention is drawn to the section headed “9. Costs of the Scheme” in the Explanatory Memorandum.
18.
RECOMMENDATION

Your attention is drawn to the recommendation of the Independent Financial Adviser to Independent Board Committee in respect of the Proposal and the Scheme as set out in the letter from the Independent Financial Adviser in Part IX of this Scheme Document. Your attention is also drawn to the recommendation of Independent Board Committee in respect of the Proposal and the Scheme as set out in the letter from the Independent Board Committee in Part VIII of this Scheme Document.
19.
FURTHER INFORMATION

You are urged to read carefully the letter from the Independent Board Committee as set out in “Part VIII — Letter from the Independent Board Committee” of this Scheme Document, the letter from the Independent Financial Adviser, as set out in “Part IX — Letter from the Independent Financial Adviser” of this Scheme Document, the Explanatory Memorandum as set out in “Part X — Explanatory Memorandum” of this Scheme Document, the U.S. Special Factors set out in “Part II — U.S. Special Factors” of this Scheme Document, the Appendices to this Scheme Document, the Scheme as set out in “Appendix VI — Scheme of Arrangement” to this Scheme Document and the Notice of the Court Meeting and Notice of Extraordinary General Meeting set out in “Appendix VII — Notice of Court Meeting” and “Appendix VIII — Notice of Extraordinary General Meeting” of this Scheme Document, respectively. In addition, a pink form of proxy for the Court Meeting and a white form of proxy for the Extraordinary General Meeting are enclosed with copies of this Scheme Document sent to Registered Owners of the Shares and an ADS Voting Instruction Card is enclosed with copies of this Scheme Document sent to registered ADS Holders.
Yours faithfully, For and on behalf of the Board of OneConnect Financial Technology Co., Ltd. Mr. Dangyang Chen Chairman of the Board and Chief Executive Officer

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART VIIILETTER FROM THE INDEPENDENT BOARD COMMITTEE

OneConnect Financial Technology Co., Ltd.
(Incorporated in the Cayman Islands with limited liability)
(Stock Code: 6638)
(NYSE Stock Ticker: OCFT)
Members of the Independent Board Committee: Dr. Yaolin Zhang Mr. Tianruo Pu Mr. Wing Kin Anthony Chow Mr. Koon Wing Ernest Ip
Registered office:
Maples Corporate Services Limited
PO Box 309, Ugland House,
Grand Cayman, KY1-1104
Cayman Islands
Head Office:
21/24F, Ping An Finance Center
No. 5033 Yitian Road
Futian District, Shenzhen
Guangdong, PRC
Principal Place of Business in Hong Kong:
Room 2701, Central Plaza
18 Harbour Road
Wanchai, Hong Kong

[•] 2025
To: the Disinterested Holders and Shareholders
Dear Sir or Madam,
(1) PROPOSAL FOR THE PRIVATISATION OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
BY THE OFFEROR BY WAY OF A SCHEME OF ARRANGEMENT
UNDER SECTION 86 OF THE COMPANIES ACT
AND
(2) PROPOSED WITHDRAWAL OF LISTING OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
We refer to the document dated [•] 2025 jointly issued by the Offeror and the Company in relation to the Proposal and the Scheme (the “Scheme Document”), of which this letter forms part. Terms defined in the Scheme Document shall have the same meanings in this letter unless the context otherwise requires.
We have been appointed by the Board as the Independent Board Committee to make a recommendation to the Disinterested Holders in respect of the Proposal and the Scheme, details of which are set out in “Part VII — Letter from the Board” and “Part X — Explanatory Memorandum” of the Scheme Document.
Gram Capital Limited, the Independent Financial Adviser, has been appointed with our approval, to advise us in connection with the Proposal and the Scheme. The details of its advice and the principal factors taken into consideration in arriving at its recommendations are set out in “Part IX — Letter from the Independent Financial Adviser” of the Scheme Document.
[In the letter from the Independent Financial Adviser set out in Part IX of the Scheme Document, the Independent Financial Adviser states that it considers that the terms of the Proposal and the Scheme are fair

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 PART VIIILETTER FROM THE INDEPENDENT BOARD COMMITTEE

and reasonable as far as the Disinterested Holders are concerned, and accordingly advises the Independent Board Committee to recommend the Disinterested Holders to vote in favour of the relevant resolutions to be proposed at the Court Meeting and the Extraordinary General Meeting to approve and implement the Scheme.]
[Having considered the terms of the Proposal and the Scheme and having taken into account the advice and recommendation of the Independent Financial Adviser, in particular the factors, reasons and recommendations as set out in the letter from the Independent Financial Adviser, and the factors considered as set out in the section headed “[3. Fairness — The Company — The Independent Board Committee” in “U.S. Special Factors” set out in Part II of the Scheme Document, we consider that the Proposal and the Scheme [are] fair and reasonable so far as the Disinterested Holders are concerned.]
[Accordingly, we [recommend]:
(a)
at the Court Meeting, the Disinterested Holders to [vote in favour] of the Scheme; and

(b)
at the Extraordinary General Meeting, the Shareholders to [vote in favour] of:

(i)
the special resolution to approve and give effect to the reduction of the share capital of the Company as a result of the cancellation and extinguishment of the Scheme Shares (including Scheme Shares underlying the ADSs); and

(ii)
the ordinary resolution, subject to and contemporaneously with the cancellation and extinguishment of the Scheme Shares referred to in the aforesaid special resolution, to restore the issued share capital of the Company to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror.]

The Independent Board Committee draws the attention of the Disinterested Holders to (i) the letter from the Board set out in Part VII of the Scheme Document; (ii) the letter from the Independent Financial Adviser, which sets out the factors and reasons taken into account in arriving at its recommendation to the Independent Board Committee, set out in Part IX of the Scheme Document; (iii) the Explanatory Memorandum set out in Part X of the Scheme Document; and (iv) the section headed “[3. Fairness]” in “U.S. Special Factors” set out in Part II of the Scheme Document.
Yours faithfully,
The Independent Board Committee
Dr. Yaolin Zhang	Mr. Tianruo Pu	Mr. Wing Kin Anthony Chow	Mr. Koon Wing Ernest Ip
Independent non-executive Director	Independent non-executive Director	Independent non-executive Director	Independent non-executive Director

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Set out below is the text of a letter received from Gram Capital, the Independent Financial Adviser to the Independent Board Committee in respect of the Proposal and the Scheme, for the purpose of inclusion in this Scheme Document.
Room 1209, 12/F. Nan Fung Tower 88 Connaught Road Central/ 173 Des Voeux Road Central Hong Kong
[•] 2025
To: The independent board committee of OneConnect Financial Technology Co., Ltd.
Dear Sirs,
(1) [PRE-CONDITIONAL] PROPOSAL FOR THE PRIVATISATION OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
BY WAY OF A SCHEME OF ARRANGEMENT
(UNDER SECTION 86 OF THE COMPANIES ACT); AND
(2) PROPOSED WITHDRAWAL OF LISTING OF
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
INTRODUCTION
We refer to our appointment as the Independent Financial Adviser to advise the Independent Board Committee in respect of the Proposal and the Scheme, details of which are set out in the Scheme Document dated [•] 2025 jointly issued by the Offeror and the Company to the Shareholders, of which this letter forms part. Terms used in this letter shall have the same meanings as defined in the Scheme Document unless the context requires otherwise.
With reference to the Explanatory Memorandum, on 15 May 2025, the Offeror requested the Board to put forward the Proposal to the holders of the Scheme Shares (including Scheme Shares underlying the ADS) for the privatisation of the Company by way of a scheme of arrangement under Section 86 of the Companies Act, subject to the satisfaction of the Pre-Condition and the satisfaction or waiver of the Conditions, as applicable. [The Pre-condition was fulfilled on [•] 2025.]
An Independent Board Committee comprising Dr. Yaolin Zhang, Mr. Tianruo Pu, Mr. Wing Kin Anthony Chow and Mr. Koon Wing Ernest Ip (being all non-executive Directors, excluding Mr. Michael Guo, Ms. Xin Fu, Mr. Wenwei Dou and Ms. Wenjun Wang, the non-executive Directors [who are also directors and/or senior management of Ping An Group and/or its subsidiaries and are therefore considered being not independent to be members of the Independent Board Committee]) has been formed to advise the Disinterested Holders as to whether the Proposal and the Scheme are, or are not, fair and reasonable and as whether such Disinterested Holders, voting at the Court Meeting and the Extraordinary General Meeting, should vote for or against the Scheme and the related matters. We, Gram Capital Limited, have been appointed as the Independent Financial Adviser to advise the Independent Board Committee in this respect, and our opinion herein is solely for the assistance of the Independent Board Committee in connection with its consideration of the Proposal and the Scheme pursuant to Rule 2.1 of the Takeovers Code. The appointment of Gram Capital as the Independent Financial Adviser has been approved by the Independent Board Committee.
INDEPENDENCE
There was no relationship or interests between Gram Capital and the Company, the Offeror, and their respective controlling shareholders; and Gram Capital was not in the same group as the financial or other

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

professional advisers (including a stockbroker) to the Company or the Offeror, during the past two years immediately preceding 3 March 2025 up to and including the Latest Practicable Date, of a kind reasonably likely to create, or to create the perception of, a conflict of interest or reasonably likely to affect the objectivity of Gram Capital’s advice and to act as the Independent Financial Adviser to the Independent Board Committee.
BASIS OF OUR OPINION
In formulating our opinion to the Independent Board Committee, we have relied on the statements, information, opinions and representations contained or referred to in the Scheme Document and the information and representations as provided to us by the Directors and the Offeror (where applicable). We have assumed that all information and representations that have been provided by the Directors and the Offeror, for which they are solely and wholly responsible, are true and accurate at the time when they were made and continue to be so as at the Latest Practicable Date, and should there be any material changes to our opinion after the Latest Practicable Date, Shareholders would be notified as soon as possible. We have also assumed that all statements of belief, opinion, expectation and intention made by the Directors and the Offeror in the Scheme Document were reasonably made after due enquiry and careful consideration. We have no reason to suspect that any material facts or information have been withheld or to doubt the truth, accuracy and completeness of the information and facts contained in the Scheme Document, or the reasonableness of the opinions expressed by the Company, its advisers and/or the Directors and the Offeror, which have been provided to us. Our opinion is based on the Directors’ and the Offeror’s representation and confirmation that there is no undisclosed private agreement/arrangement or implied understanding with anyone concerning the Proposal. We consider that we have taken sufficient and necessary steps on which to form a reasonable basis and an informed view for our opinion in compliance with Rule 2 of the Takeovers Code.
Your attention is drawn to the responsibility statements as set out in the section headed “[•]” of Appendix [•] to the Scheme Document. We, as the Independent Financial Adviser, take no responsibility for the contents of any part of the Scheme Document, save and except for this letter of advice.
We consider that we have been provided with sufficient information to reach an informed view and to provide a reasonable basis for our opinion. We have not, however, conducted any independent in-depth investigation into the business and affairs of the Company, the Offeror or their respective subsidiaries or associates, nor have we considered the taxation implication on the Group or the Shareholders as a result of the Proposal and the Scheme.
We have assumed that the Proposal and the Scheme will be consummated in accordance with the terms and conditions set forth in the Scheme Document without any waiver, amendment, addition or delay of any terms or conditions. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents as required for the Proposal and the Scheme, no delay, limitation, condition or restriction will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived from the Proposal and the Scheme. In addition, our opinion is necessarily based on the financial, market, economic, industry-specific and other conditions as they existed on, and the information made available to us as at the Latest Practicable Date. The Shareholders will be notified of any material changes as soon as possible in accordance with Rule 9.1 of the Takeovers Code.
Lastly, where information in this letter has been extracted from published or otherwise publicly available sources, it is the responsibility of Gram Capital to ensure that such information has been correctly and fairly extracted, reproduced or presented from the relevant sources while we are not obligated to conduct any independent in-depth investigation into the accuracy and completeness of those information.
PRINCIPAL FACTORS AND REASONS CONSIDERED
In arriving at our opinion in respect of the Proposal and the Scheme, we have taken into consideration the following principal factors and reasons:

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

(1)
Background and terms of the Proposal and the Scheme

On 15 May 2025, the Offeror requested the Board to put forward the Proposal to the holder of the Scheme Shares (including Scheme Shares underlying the ADSs) for the privatisation of the Company by way of a scheme of arrangement under Section 86 of the Companies Act, subject to the satisfaction of the Pre-Condition and satisfaction or waiver of the Conditions, as applicable, which, if approved and implemented, will involve the cancellation of the Scheme Shares and, in consideration thereof, the payment to the Scheme Shareholders of the Cancellation Price in cash for each Scheme Share, and the withdrawal of the listing of the Shares on the Stock Exchange and of the ADSs on the NYSE. [The Pre-condition was fulfilled on [•] 2025.]
Upon the Scheme becoming effective:
(a)
the Scheme Shares (including Scheme Shares underlying the ADSs) will, on the Effective Date, be cancelled and extinguished. Contemporaneously with such cancellation and extinguishment, the issued share capital of the Company will be restored to its former amount by the issuance at par to the Offeror, credited as fully paid, of the aggregate number of Shares as is equal to the number of Scheme Shares cancelled. The reserve created in the Company’s books of account as a result of the cancellation of the Scheme Shares will be applied in paying up in full at par the new Shares so issued, credited as fully paid, to the Offeror; and

(c)
the Company will apply to the Stock Exchange for the withdrawal of the listing of the Shares on the Stock Exchange in accordance with Rule 6.15(2) of the Listing Rules. In addition, the listing of the ADSs on the NYSE will be withdrawn in accordance with Rule 12d2-2 under the General Rules and Regulations of the Exchange Act.

With reference to the Explanatory Memorandum, as at the Latest Practicable Date, (i) the issued share capital of the Company comprises [1,169,980,653] Shares (including [269,702,340] Shares that are represented by [8,990,078] ADSs), of which [816,903,297] Shares held by Shareholders other than the Offeror are regarded as Scheme Shares; and (ii) the Company has [6,342,790] Options and [16,186,105] PSUs outstanding. Save for the aforesaid, the Company has no relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in issue.
With reference to the letter from the Board as contained in the Scheme Document, the Offeror intends to finance the cash requirement for the Proposal through its internal cash resources and/or financing. Morgan Stanley, the financial adviser to the Offeror in connection with the Proposal, is satisfied that sufficient financial resources are available to the Offeror for discharging its payment obligations in respect of the cash consideration payable under the Proposal.
On 15 May 2025, the Offeror received a Non-binding Letter of Support from M&G, in respect of [23,193,000] Shares represented by [773,100] ADSs (representing approximately [1.98]% of the issued share capital of the Company and [7.99]% of the issued share capital of the Company held by the Disinterested Holders respectively as at the Latest Practicable Date), confirming its non-binding intention to vote in favour of the resolutions proposed at the Court Meeting and the Extraordinary General Meeting to approve and implement the Proposal and the Scheme.
On 20 June 2025, SVF executed a non-binding letter of support in respect of 11,555,097 Shares (representing approximately [0.99]% of the issued share capital of the Company and approximately [3.98]% of the issued share capital of the Company held by the Disinterested Holders respectively as at the Latest Practicable Date), confirming its non-binding intention to vote in favour of the resolutions proposed at the Court Meeting and the Extraordinary General Meeting to approve and implement the Proposal and the Scheme.
As the letters of support from M&G and SVF are non-binding, they are free to vote against the Proposal at the Court Meeting and the Extraordinary General Meeting and/or sell or otherwise dispose of their holding in the Shares.

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

No offer will be made to the Options and PSUs granted (including both vested and unvested) under the Stock Incentive Plan as the corresponding Shares were already issued to the Trustee. All Shares held by the Trustee (consisting of the Trustee Held Awarded Shares and the Trustee Held Pool Shares) on the Record Date shall form part of the Scheme Shares and be cancelled upon the Scheme becoming effective.
(2)
Information on the Group

With reference to the Explanatory Memorandum, the Group is a technology-as-a-service provider for the financial services industry in China with an expanding international presence. The Company provides integrated technology solutions to financial institutional customers in both the PRC and overseas, including digital banking solutions and digital insurance solutions.
As of 31 December 2024, the Company has expanded its overseas presence to 20 countries and territories, including the Southeast Asian region. The Company also provides digital infrastructure for financial institutions through the Gamma Platform, which is a business segment of the Company and serves as a foundation for digital transformation through “AI + Data” integration, empowering financial institutions and overseas regulatory agency customers to optimize operational efficiency. The Company’s solutions and platform help financial institutions expedite their digital transformation and ensure their sustainability.
With reference to the Company’s annual report for the year ended 31 December 2024 (the “2024 Annual Report”), on 2 April 2024, the Group completed the disposal of the entire issued share capital of Jin Yi Tong Limited (the “Disposal Company”), a company indirectly holds 100% of the issued share capital of Ping An OneConnect Bank (Hong Kong) Limited, which operated the Group’s virtual banking business, to Lufax Holding Ltd (stock code: 6623, “Lufax”), being a company affiliated with Ping An Group. Upon closing, the Group ceased its virtual banking business and the financial results of the Group’s virtual banking business were re-presented as discontinued operation and were grouped under the line item “profit/(loss) from discontinued operation” in the Group’s consolidated financial statement for FY2024. As a result, the Group’s technology solutions business (comprising the provision of digital banking solutions, digital insurance solutions and the operation of the Gamma platform (a technology infrastructural platform) for financial institutions) remained as the Group’s only continuing operation as presented in the Group’s consolidated financial statements.
Financial information
Set out below is a summary of the Group’s audited consolidated financial performance for each of the two years ended 31 December 2024, as extracted from the 2024 Annual Report:
	For the year ended 31 December 2024 (“FY2024”)	For the year ended 31 December 2023 (“FY2023”)	Year on year change
	RMB’000	RMB’000%
	(audited)	(audited)
Revenue from continuing operation	2,248,103	3,521,591	(36.16)
– from Ping An Group and Lufax	1,307,064	2,360,112	(44.62)
– from third-party customers	941,039	1,161,479	(18.98)
Gross profit from continuing operation	804,497	1,326,017	(39.33)
Gross margin from continuing operation	35.79%	37.65%
Operating loss from continuing operation	(303,533)	(217,285)	39.69
Loss for the year from continuing operation	(704,706)	(220,103)	220.17
Profit/(loss) from discontinued operation	209,499	(151,373)	(238.40)
Loss for the year	(495,207)	(371,476)	33.31
As depicted from the above table, the Group’s revenue from continuing operation (namely, the technology solutions business) decreased by approximately 36.16% from approximately RMB3,522 million for FY2023 to

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

approximately RMB2,248 million for FY2024. Majority of the Group’s revenue for FY2023 and FY2024 was derived from Ping An Group and Lufax. With reference to the 2024 Annual Report and as advised by the Directors, the aforesaid decrease in the Group’s revenue from continuing operation was primarily due to the gradual discontinuation of the Group’s cloud services since July 2024 (the Group’s revenue from cloud services platform decreased by 50.39% from approximately RMB1,246 million for FY2023 to approximately RMB618 million for FY2024) caused by the cessation on the use of the Group’s cloud services by Ping An Group as further explained under the sub-section headed “Outlook of the Group” below.
The Group’s research and development expenses decreased by approximately 46.51% from approximately RMB955 million for FY2023 to approximately RMB511 million for FY2024. With reference to the 2024 Annual Report and as advised by the Directors, the research and development expenses for FY2023 were primarily spent on the development of the Group’s cloud services platform and the decrease in the Group’s research and development expenses for FY2024 as compared to that for FY2023 was primarily due to the gradual discontinuation of the Group’s cloud services caused by the cessation on the use of the Group’s cloud services by Ping An Group. As a result, the Group had taken a return-on-investment-oriented approach to manage its research and development projects.
As a result of the decrease in revenue from continuing operation, the Group’s gross profit for FY2024 from continuing operation decreased by approximately 39.33% as compared to that for FY2023, while the Group’s gross margin for FY2024 from continuing operation decreased by approximately 1.86 percentage points as compared to that for FY2023. Such decrease in gross profit, as partially offset by decrease in expenses such as research and development expenses, led to the corresponding increase in the Group’s operating loss from continuing operation.
The Group’s loss increased by approximately 33.31% from approximately RMB371 million for FY2023 to approximately RMB495 million for FY2024. With reference to the 2024 Annual Report, such increase was mainly due to:
•
that the Group’s loss from continuing operation increased significantly by RMB485 million or 220.17% from approximately RMB220 million for FY2023 to approximately RMB705 million for FY2024, primarily attributable to (i) the increase in operating loss of approximately RMB86 million as aforementioned; and (ii) the significant increase in income tax expenses of approximately RMB446 million due to the derecognition of deferred tax assets (being an accounting treatment on the recognition or derecognition of deferred tax assets after reassessment of its recoverable amounts), partially offset by the increase in net finance income of approximately RMB45 million; and

•
the Group’s profit from discontinued operation of approximately RMB209 million for FY2024 as opposed to the loss from discontinued operation of approximately RMB151 million for FY2023, primarily due to the after-tax gain on disposal of the Disposal Company of approximately RMB260 million.

Set out below is a summary of the Group’s unaudited consolidated financial performance for the three months ended 31 March 2025, as extracted Company’s inside information announcement dated 28 May 2025 in relation to the Group’s unaudited financial results for the first quarter ended 31 March 2025 (the “3M2025 Results Announcement”):
	For the three months ended 31 March 2025 (“3M2025”)	For the three months ended 31 March 2024 (“3M2024”)	Year on year change
	RMB’000	RMB’000%
	(unaudited)	(unaudited)
Revenue from continuing operation	367,778	723,270	(49.15)
– from Ping An Group and Lufax	157,542	480,052	(67.18)
– from third-party customers	210,236	243,218	(13.56)

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

	For the three months ended 31 March 2025 (“3M2025”)	For the three months ended 31 March 2024 (“3M2024”)	Year on year change
	RMB’000	RMB’000%
	(unaudited)	(unaudited)
Gross profit from continuing operation	104,914	272,403	(61.49)
Gross margin from continuing operation	28.53%	37.66%
Operating loss	(56,263)	(66,348)	(15.20)
Loss for the period from continuing operation	(43,094)	(60,375)	(28.62)
Loss from discontinued operation	Nil	(50,638)	(100.00)
Loss for the period	(43,094)	(111,013)	(61.18)
The Group’s revenue from continuing operation for 3M2025 decreased by approximately 49.15% as compared to that for 3M2024. The Group’s revenue from cloud services platform for 3M2025 was approximately RMB1.7 million, representing a decrease of approximately 99.47% as compared to that for 3M2024. The aforesaid decrease in the Group’s revenue for 3M2025 as compared to that for 3M2024 was primarily attributable to significant decrease in revenue from Ping An Group and Lufax as a result of the Discontinuation (as defined and further explained below). Without taking into account the Group’s revenue from cloud services platform, the Group’s revenue was approximately RMB366 million for 3M2025, representing a decrease of approximately 9.60% as compared to that for 3M2024.
As a result of the decrease in revenue from continuing operation, the Group’s gross profit for 3M2025 from continuing operation decreased by approximately 61.49% as compared to that for 3M2024, while the Group’s gross margin from continuing operation decreased from approximately 37.66% for 3M2024 to approximately 28.53% for 3M2025, representing a decrease of approximately 9.13 percentage points.
Notwithstanding the aforesaid significant decrease in revenue and gross profit from continuing operation for 3M2025, the Group’s operating loss was approximately RMB56.3 million for 3M2025, representing a decrease of approximately 15.20% as compared to that for 3M2024 while the Group’s loss for 3M2025 from continuing operation was approximately RMB43.1 million for 3M2025, representing a decrease of approximately 28.62% as compared to that for 3M2024, primarily due to the decrease in research and development expenses.
Set out below is a summary of the Group’s consolidated financial position as at 31 December 2023 and 2024, as extracted from the 2024 Annual Report, and as at 31 March 2025 as extracted from the 3M2025 Results Announcement:
	As at 31 March 2025	As at 31 December 2024	As at 31 December 2023
	RMB’000	RMB’000	RMB’000
	(unaudited)	(audited)	(audited)
Total assets	3,707,728	3,967,252	8,068,358
– Intangible assets	189,152	195,636	471,371
– Trade receivables, contract assets and prepayment and other receivables	855,236	918,682	1,718,848
– Financial assets measured at fair value (including derivative financial assets)	877,856	495,372	3,189,350
– Other financial assets from virtual bank	Nil	Nil	3,081
– Restricted cash and time deposits over three months	494,360	51,940	452,883

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

	As at 31 March 2025	As at 31 December 2024	As at 31 December 2023
	RMB’000	RMB’000	RMB’000
	(unaudited)	(audited)	(audited)
– Cash and cash equivalents	924,955	1,947,922	1,379,473
– Others	366,169	357,700	853,352
Total liabilities	1,254,033	1,463,309	5,120,566
– Trade and other payables	908,136	1,004,512	2,009,571
– Payroll and welfare	201,981	311,190	385,908
– Short-term borrowings	19,907	19,160	251,732
– Customer deposits	Nil	Nil	2,261,214
– Other financial liabilities from virtual bank	Nil	Nil	54,373
– Others	124,009	128,447	157,768
Net assets	2,453,695	2,503,943	2,947,792
Net assets attributable to equity owners of the Company	2,512,936	2,558,452	2,966,771
The Group’s total assets decreased from approximately RMB8,068 million as at 31 December 2023 to approximately RMB3,967 million as at 31 December 2024; while the Group’s total liabilities decreased from approximately RMB5,121 million as at 31 December 2023 to approximately RMB1,463 million as at 31 December 2024, primarily due to the disposal of the Disposal Company resulted in the discontinuation of the Group’s virtual banking business. The Group’s total assets and total liabilities as at 31 March 2025 further decreased by approximately 6.54% and 14.30% respectively as compared to those as at 31 December 2024. As advised by the Directors, (i) the further decrease in the Group’s total assets was primarily a result of (a) the net decrease in Monetary Assets (as defined below) due to the increase in net cash used in operating activity during 3M2025 primarily a result of the refund of trade deposits to customers; and (b) the decrease in value of derivative financial assets; and (ii) the further decrease in the Group’s total liabilities was primarily a result of (a) the decrease in trade and other payables due to the refund of trade deposits to customers; and (b) the decrease in payroll and welfare due to the payment of year-end bonus.
As depicted from the above table, the Group’s assets primarily consisted of monetary assets (i.e. financial assets measured at fair value, restricted cash, time deposit over three months and cash and cash equivalent)(“Monetary Assets”) and operating-related receivables (i.e. trade receivables, contract assets and prepayment and other receivables). Monetary Assets accounted for approximately 62.24%, 62.90% and 61.96% of the Group’s total assets as at 31 December 2023, 31 December 2024 and 31 March 2025, respectively; whereas the Group’s operating-related receivables accounted for approximately 21.30%, 23.16% and 23.07% of the Group’s total assets as at 31 December 2023, 31 December 2024 and 31 March 2025, respectively.
As at 31 March 2025, the Group’s equity attributable to owners of the Company and Net Tangible Asset Value Attributable To the Shareholders were approximately RMB2,513 million and RMB2,324 million respectively.
Outlook of the Group
As the Group is a technology-as-a-service provider for the financial services industry in the PRC, the Group’s business is largely dependent on the prospects of the financial services industry.
On 29 December 2021, the People’s Bank of China issued the FinTech Development Plan (2022 – 2025) ( 《金融科技發展規劃 (2022 – 2025 年) 》, the “Development Plan”)), which outlined the strategic roadmap of the PRC for advancing financial technology and accelerating the digital transformation of financial institutions over the four-year period. The Development Plan sets out major goals to be achieved by 2025, including deepen financial sector digital transformation and data utilisation, building advanced digital

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

infrastructures, enhancing regulatory technology and cross-sector collaboration, by (1) improving fintech ethics and data security frameworks; (2) unlocking data value via sharing and privacy-preserving technology; (3) developing resilient networks, cloud platforms and internet-of-things systems; (4) boosting research and development in artificial intelligent and quantum computing; (5) upgrading services such as smart banking and supply chain finance; (6) expanding digital services for small and medium-sized enterprises, rural areas and elderly populations; (7) implementing penetrative supervision for fintech risks; and (8) cultivating fintech professionals and global-standard systems.
According to Guiding Opinions on Digital Transformation of the Banking and Insurance Industry (《關于銀行業保險業數字化轉型的指導意見》, the “2022 Guiding Opinion”) published by the China Banking and Insurance Regulatory Commission on 10 January 2022, with an aim to guide and accelerate the digital transformation of China’s banking and insurance sectors. By 2025, financial institutions are expected to achieve significant progress in digitising services, improving data governance, and enhancing risk management while ensure inclusivity for underserved groups. To achieve digital transformation, the 2022 Guiding Opinion sets out key implementation areas within the industry, including (1) building centralised data platforms, improving artificial intelligent and big data applications to ensure technology autonomy; (2) modernise IT infrastructures such as cloud and distributed systems; and (3) accelerating the digital transformation of personal financial services by leveraging technology to enhance accessibility, efficiency and inclusivity by expanding online channels and enrich service scenarios (such as integrated wealth management, lending and payments) through digital tools, and developing accessible interfaces for vulnerable groups such as elderly, disabled users and minority populations
On 27 November 2024, the People’s Bank of China, National Development and Reform Commission of the PRC, the Ministry of Industry and Information Technology of the PRC, the National Financial Regulatory Administration, the China Securities Regulatory Commission, the National Data Administration and the State Administration of Foreign Exchange jointly issued the Action Plan for Promoting High-Quality Development of Digital Finance (《推動數字金融高質量發展行動方案》, the “2024 Action Plan”), setting out the key objectives of accelerating the digital transformation of financial institutions to support China’s digital economy and strengthen its position as a financial powerhouse; and to improve digital financial governance, risk management and consumer protection. The 2024 Action Plan sets out key focus areas including (1) strengthen data governance, technology adoption such as artificial intelligent, the use of big data, and digital service ecosystems; (2) enhancing financial services by applying digital technologies to improve services in fintech, green finance, inclusive finance, pension finance, and smart finance; and (3) developing new digital financial infrastructures such as payment systems and data centers, and strengthen cybersecurity, data protection and anti-money laundering measures.
With the active promotion of the digital transformation of the PRC’s banking and insurance industry by the PRC government authorities in recent years, we consider the prospect of technology service providers for PRC’s financial institutions is generally positive.
As noted from the Company’s inside information announcements dated 7 May 2024 and 11 July 2024 in relation to updates on the Group’s cloud services operation, certain members of Ping An Group had notified the Company that they intended to cease to utilize the Group’s cloud services due to their adjustment of procurement strategies (the “Cessation”). Given that, among other factors, (i) the business model of the Group’s cloud services is highly volume-based; and (ii) the decrease in economies of scale and unsustainable levels of operational costs in providing the cloud services as a result of the Cessation, the Board came to the decision on 11 July 2024 that the Company would gradually discontinue the operation of the Group’s cloud services from July 2024 onward (the “Discontinuation”). As mentioned in the sub-section headed “Financial information” above, the Group’s revenue for 3M2025 decreased significantly by approximately 49.15% as compared to that for 3M2024, particularly, the Group’s revenue from cloud services platform for 3M2025 was approximately RMB1.7 million, representing a decrease of approximately 99.47% as compared to that for 3M2024.
Despite that the proportion of the Group’s revenue from third-party customers for 3M2025 increased substantially as compared to that for 3M2024 (from approximately 33.63% for 3M2024 to approximately

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

57.16% for 3M2025), revenue from third-party customers remained relatively low as compared to those contributed by Ping An Group and Lufax prior to the Cessation. Furthermore, we noted that the Company had not paid any dividend since the listing of the ADSs on NYSE in December 2019.
As aforementioned, the prospect of technology service providers for PRC’s financial institutions is generally positive. Nevertheless, the Discontinuation had substantially reduced the Group’s revenue. In addition, although the Company has expanded its services to other participants in the value chain to support the digital transformation of financial services eco-system and exported its technology solutions to overseas financial institutions, the Company has not been able to meaningfully expand its third-party revenue and it remains highly dependent on revenues contributed by Ping An Group and its affiliates (approximately 67.02%, 58.14% and 42.84% of the Group’s revenue was derived from Ping An Group and Lufax for FY2023, FY2024 and 3M2025, respectively) and continues to operate as a captive company of Ping An Group. These circumstances cast material uncertainties on the Group’s business operations and its future prospect is pessimistic.
(3)
Information on the Offeror

With reference to the Explanatory Memorandum, the Offeror is a company incorporated in the British Virgin Islands with limited liability, and an indirect wholly-owned subsidiary of Ping An Group. The principal activity of the Offeror is investment holding. It is a controlling shareholder of the Company. Ping An Group is a company established as a joint stock company under the laws of PRC on 21 March 1988. The business of Ping An Group and its subsidiaries covers insurance, banking, investment, finance technology, medical technology and other sectors. It is listed on the Shanghai Stock Exchange (stock code: 601318) and the Stock Exchange (stock code: 2318 (HKD counter) and 82318 (RMB counter)). It is a controlling shareholder of the Company.
(4)
Reasons for and benefits of the Proposal

Set out below are the reasons for and benefits of the Proposal, details of which are set out under the section headed “REASONS FOR AND BENEFITS OF THE PROPOSAL” of the Explanatory Memorandum:
The Proposal provides Scheme Shareholders with an opportunity to realize their investment at a significant premium over recent market prices. The Cancellation Price of HK$2.068 for each Scheme Share represents a premium of approximately 72.33% over the closing price of HK$1.200 per Share as quoted on the Stock Exchange on the Last Undisturbed Day (being the last trading day prior to 28 February 2025 when there were irregular trading volumes and price movements in the Shares), and a premium of approximately 131.66%, 160.72% and 223.23% over the average closing price of approximately HK$0.893, HK$0.793 and HK$0.640 per Share for the 30, 60 and 180 trading days up to and including 27 February 2025, respectively. It also represents a premium of approximately 23.10% over the closing price of HK$1.680 per Share as quoted on the Stock Exchange on the Last Trading Day, and a premium of approximately 29.63%, 34.01% and 117.91% over the average closing price of approximately HK$1.595, HK$1.543 and HK$0.949 per Share for the 30, 60 and 180 trading days up to and including the Last Trading Day, respectively. In addition, it represents a premium of approximately [•]% over the closing price of HK$[•] per Share as quoted on the Stock Exchange on the Latest Practicable Date.
For ADS holders, the Cancellation Price of approximately US$7.976 per ADS represents a premium of approximately 83.42% over the closing price of US$4.349 per ADS as quoted on the NYSE on 27 February 2025, and a premium of approximately 136.41%, 168.41% and 251.89% over the average closing price of approximately US$3.374, US$2.972 and US$2.267 per ADS for the 30, 60 and 180 trading days up to and including 27 February 2025, respectively. It also represents a premium of approximately 20.67% over the closing price of US$6.610 per ADS as quoted on the NYSE on the trading day immediately prior to the Last Trading Day, and a premium of approximately 29.75%, 31.22% and 118.77% over the average closing price of approximately US$6.147, US$6.079 and US$3.646 per ADS for the 30, 60 and 180 trading days up to and including the trading day immediately prior to the Last Trading Day, respectively. In addition, it represents a

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

premium of approximately [•]% over the closing price of US$[•] per ADS as quoted on the NYSE on the trading day immediately prior to the Latest Practicable Date.
The Company’s share price has been depressed for a prolonged period, with the ADS price having declined by more than 95% since its NYSE listing on 13 December 2019 (from US$100.00 per ADS as recorded on 13 December 2019 (adjusted for the change in ratio of ADS to Share from one (1) ADS representing three (3) Shares to one (1) ADS represent thirty (30) Shares effective from 12 December 2022) to US$4.39 per ADS as recorded on the Last Undisturbed Day) and the Share price having decline by more than 75% since the listing of the Shares on the Stock Exchange by way of introduction on 4 July 2022 (from HK$5.40 per Share as recorded on 4 July 2022 to HK$1.20 per Share recorded on the Last Undisturbed Day), partly due to structurally low levels of liquidity, diminished investor sentiment along with scarcity of broker coverage. Furthermore, trading liquidity in the Shares of the Company on the Stock Exchange has been low since the listing by introduction of the Shares of the Company in 2022, maintaining an average daily volume of 272,862 Shares per day for the period from 4 July 2022 up to and including 3 July 2023, to 230,330 Shares per day for the period from 2 January 2024 up to and including 31 December 2024. The lack of liquidity limits the attractiveness of the Shares for market participants and impacts both its price as well as Shareholders’ ability to purchase and sell a significant quantity of Shares without adversely impacting the price.
We performed a trading liquidity analysis of the Shares and ADSs for the period from 1 March 2024 (being approximately one year prior to the Last Undisturbed Day) up to and including the Latest Practicable Date (the “Share Review Period”). The average daily number of the Shares and ADSs traded per month, the respective percentages of the Shares and ADSs’ average daily trading volume as compared to (i) the total number of issued Shares held by the Disinterested Holders as at the Latest Practicable Date; and (ii) the total number of Shares in issue, during the Shares Review Period are tabulated below:
Month	Average daily trading volume of Shares on the Stock Exchange (“SEHK Average Volume”)	% of the SEHK Average Volume to total number of Shares in issue (including those underlying the ADSs) as at the end of the month/period	Average daily trading volume of Shares underlying the ADSs on the NYSE (“NYSE Average Volume”)	% of the NYSE Average Volume to total number of Shares in issue (including those underlying the ADSs) as at the end of the month/period	% of the Combined Average Volume to the total issued Shares (including those underlying the ADSs) as at the end of the month/period	% of the SEHK Average Volume and the NYSE Average Volume in aggregate (the “Combined Average Volume”) to the total issued Shares (including those underlying the ADSs) held by the Disinterested Holders
	Number of Shares	%	Number of Shares	%	%	%
2024
March	151,525	0.013	635,555	0.054	0.067	0.271
April	127,525	0.011	572,227	0.049	0.060	0.241
May	259,679	0.022	571,857	0.049	0.071	0.286
June	92,605	0.008	418,069	0.036	0.044	0.176
July	61,295	0.005	236,830	0.020	0.025	0.103
August	51,841	0.004	264,468	0.023	0.027	0.109
September	318,847	0.027	3,682,493	0.315	0.342	1.378
October	976,500	0.083	6,614,400	0.565	0.649	2.614
November	395,437	0.034	1,146,207	0.098	0.132	0.531
December	124,425	0.011	924,867	0.079	0.090	0.361

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Month	Average daily trading volume of Shares on the Stock Exchange (“SEHK Average Volume”)	% of the SEHK Average Volume to total number of Shares in issue (including those underlying the ADSs) as at the end of the month/period	Average daily trading volume of Shares underlying the ADSs on the NYSE (“NYSE Average Volume”)	% of the NYSE Average Volume to total number of Shares in issue (including those underlying the ADSs) as at the end of the month/period	% of the Combined Average Volume to the total issued Shares (including those underlying the ADSs) as at the end of the month/period	% of the SEHK Average Volume and the NYSE Average Volume in aggregate (the “Combined Average Volume”) to the total issued Shares (including those underlying the ADSs) held by the Disinterested Holders
	Number of Shares	%	Number of Shares	%	%	%
2025
January	210,421	0.018	748,634	0.064	0.082	0.330
February	1,916,310	0.164	3,743,872	0.320	0.484	1.949
March	1,905,155	0.163	5,677,103	0.485	0.648	2.611
April	749,474	0.064	1,785,153	0.153	0.217	0.873
May	1,531,425	0.131	2,147,057	0.184	0.314	1.267
June	602,583	0.052	1,326,155	0.113	0.165	0.664
July (up to the Latest Practicable Date)	[•]	[•]	[•]	[•]	[•]	[•]

Source:   Stock Exchange’s website and Wind Financial Terminal
Note:
Trading in the Shares was halted on the Stock Exchange from 9:00 a.m. on 3 March 2025 and resumed at 9:00 a.m. on 4 March 2025.

As illustrated from the table above, the Combined Average Volume in each month ranged from approximately [0.025]% to [0.649]% of the total issued Shares (including those underlying the ADSs) during the Share Review Period. The Combined Average Volume in each month ranged from approximately [0.103]% to [2.614]% of the total issued Shares (including those underlying the ADSs) held by the Disinterested Holders during the Share Review Period.
During the Share Review Period, the SEHK Average Volume in each month was below [0.2]% of the total issued Shares (including those underlying the ADSs); while the NYSE Average Volume in each month ranged from approximately [0.020]% to [0.565]% of the total issued Shares (including those underlying the ADSs). Majority of the Combined Average Volume was contributed by the trading volume of the ADSs on the NYSE.
Although the Shares and the ADSs are convertible to each other, the conversion is subject to certain requirements, conversion fees (which are borne by the holders requesting the conversion) and procedures as set out under the section headed “Listings, Registration, Dealing and Settlement” in the listing document of the Company dated 28 June 2022.
During the Share Review Period, trading liquidity of the Shares and the ADS was generally thin prior to the publication of the joint announcement in relation to the non-binding proposal from the Offeror regarding the Proposal pursuant to Rule 3.7 of the Takeovers Code (the “Rule 3.7 Announcement”) on 3 March 2025. From the beginning of the Share Review Period and up to February 2025, save for September and October 2024 and February 2025, the Combined Average Volume in each month was less than 1% of the total issued Shares (including those underlying the ADSs) held by the Disinterested Holders. The Combined Average Volume might be stimulated by the boost in the Hong Kong stock market from late-September 2024 to early-October 2024.

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

In March 2025, the Combined Average Volume (which might be stimulated by the publication of the Rule 3.7 Announcement) represented approximately [2.611]% of the total issued Shares (including those underlying the ADSs) held by the Disinterested Holders. Thereafter and up to the Latest Practicable Date, the Combined Average Volume in each month represented approximately [0.873]% to [1.267]% of the total issued Shares (including those underlying the ADSs) held by the Disinterested Holders. Such relatively higher liquidity might be stimulated by the publication of the Rule 3.7 Announcement and the joint announcement in relation to the Proposal and the Scheme pursuant to Rule 3.5 of the Takeovers Code (the “Rule 3.5 Announcement”), which may not sustain in long-term.
Having considered the future prospect of the Group’s business operation as detailed under the sub-section headed “Outlook of the Group” above and that:
(i)
majority of the Combined Average Volume was contributed by the trading volume of the ADSs on the NYSE and the conversion between the Shares and the ADS is subject to certain procedures, requirements and conversion fees (which are borne by the holders requesting the conversion);

(ii)
during the Share Review Period, trading liquidity of the Shares and the ADS was generally thin prior to the publication of the Rule 3.7 Announcement on 3 March 2025 (save for September and October 2024 and February 2025). The relatively higher liquidity after publication of the Rule 3.7 Announcement might be stimulated by the publication of the Rule 3.7 Announcement and the Rule 3.5 Announcement, which may not sustain in long-term;

(iii)
the Group’s financial performance as demonstrated under the section headed “(2) Information on the Group” above, in particular, the significant decrease in the Group’s revenue from technology solutions business (being the remaining continuing operation of the Group); and

(iv)
our analysis on the Cancellation Price as set out below,

we are also of the view that the Scheme Shareholders could seize the opportunity provided by the Proposal to realise their investment in the Company for cash at premium.
(5)
Cancellation Price

Price comparison
The Cancellation Price of HK$2.068 per Scheme Share represents:
(i)
a [premium/discount] of approximately [•]% over the closing price of HK$[•] per Share as quoted on the Stock Exchange on the Latest Practicable Date;

(ii)
a premium of approximately 72.33% over the closing price of HK$1.200 per Share as quoted on the Stock Exchange on the Last Undisturbed Day (the “LUD Premium”);

(iii)
a premium of approximately 100.00% over the average closing price of approximately HK$1.034 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 15 trading days up to and including the Last Undisturbed Day (“15 Days Premium”);

(iv)
a premium of approximately 131.66% over the average closing price of approximately HK$0.893 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 30 trading days up to and including the Last Undisturbed Day (the “30 Days Premium”);

(v)
a premium of approximately 160.72% over the average closing price of approximately HK$0.793 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 60 trading days up to and including the Last Undisturbed Day (the “60 Days Premium”);

(vi)
a premium of approximately 189.19% over the average closing price of approximately HK$0.715 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 120 trading days up to and including the Last Undisturbed Day (the “120 Days Premium”);

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

(vii)
a premium of approximately 223.23% over the average closing price of approximately HK$0.640 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 180 trading days up to and including the Last Undisturbed Day (the “180 Days Premium”);

(viii)
a premium of approximately 23.10% over the closing price of HK$1.680 per Share as quoted on the Stock Exchange on the Last Trading Day;

(ix)
a premium of approximately 29.63% over the average closing price of approximately HK$1.600 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 15 trading days up to and including the Last Trading Day;

(x)
a premium of approximately 29.63% over the average closing price of approximately HK$1.595 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 30 trading days up to and including the Last Trading Day;

(xi)
a premium of approximately 34.01% over the average closing price of approximately HK$1.543 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 60 trading days up to and including the Last Trading Day;

(xii)
a premium of approximately 83.48% over the average closing price of approximately HK$1.127 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 120 trading days up to and including the Last Trading Day;

(xiii)
a premium of approximately 117.91% over the average closing price of approximately HK$0.949 per Share, based on the daily closing prices as quoted on the Stock Exchange over the 180 trading days up to and including the Last Trading Day;

(xiv)
a discount of approximately 12.42% to the Group’s audited net asset value attributable to the Shareholders of approximately HK$2.361 per Share pursuant to the latest audited consolidated financial statements of the Company as at 31 December 2024, calculated based on the audited consolidated net asset value attributable to the Shareholders of RMB2,558 million (equivalent to approximately HK$2,763 million by using an exchange rate of HK$1 to RMB0.92604) as at 31 December 2024 and the Shares in issue as at the Latest Practicable Date;

(xv)
a discount of approximately 5.17% to the Net Tangible Asset Value Attributable To The Shareholders of HK$2.181 per Share pursuant to the Net Tangible Asset Value Attributable To The Shareholders of RMB2,363 million (equivalent to approximately HK$2,552 million by using an exchange rate of HK$1 to RMB0.92604) as at 31 December 2024 and the Shares in issue as at the Latest Practicable Date;

(xvi)
a discount of approximately 11.15% to the Group’s unaudited net asset value attributable to the Shareholders of approximately HK$2.327 per Share (the “NAV Discount”) pursuant to the latest unaudited consolidated financial statements of the Company as at 31 March 2025, calculated based on the unaudited consolidated net asset value attributable to the Shareholders of RMB2,513 million (equivalent to approximately HK$2,723 million by using an exchange rate of HK$1 to RMB0.92283) as at 31 March 2025 and the Shares in issue as at the Latest Practicable Date; and

(xvii)
a discount of approximately 3.92% to the Net Tangible Asset Value Attributable To The Shareholders of HK$2.152 per Share (the “NTAV Discount”) pursuant to the Net Tangible Asset Value Attributable To The Shareholders of RMB2,324 million (equivalent to approximately HK$2,518 million by using an exchange rate of HK$1 to RMB0.92283) as at 31 March 2025 and the Shares in issue as at the Latest Practicable Date.

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Historical price performance of the Shares
Set out below is a chart showing the movement of the closing price of the Shares during the Share Review Period to illustrate the general trend and movement of the closing price of the Shares:
HK$	Historical daily closing price per Share	HSI

2.50
2.00
1.50
1.00
0.50
0.00
30,000
25,000
20,000
15,000
10,000
5,000
0
18 March 2024:
Events 1 & 2
2 April 2024:
Event 3
17 April 2024:
Event 4
7 May 2024:
Event 5
21 May 2024:
Event 6
11 July 2024:
Event 7
16 August 2024:
Events 8 & 9
14 November 2024:
Event 10
5 February 2025:
Event 11
3 March 2025:
Event 12
14 March 2025:
Event 13
18 March 2025:
Events 14 & 15
11 April 2025:
Event 16
15 May 2025:
Event 17
28 May 2025:
Event 18
Mar 2024
Apr 2024
May 2024
Jun 2024
Jul 2024
Aug 2024
Sep 2024
Oct 2024
Nov 2024
Dec 2024
Jan 2025
Feb 2025
Mar 2025
Apr 2025
May 2025
Jun 2025
Closing price per Share
Cancellation Price
Hang Seng Index

Source: the Stock Exchange’s website
Note:   Trading in the Shares was halted on the Stock Exchange from 9:00 a.m. on 3 March 2025 and resumed at 9:00 a.m. on 4 March 2025.
Events:
1.
Inside information in relation to the unaudited financial results for the fourth quarter ended 31 December 2023

2.
Annual results announcement for FY2023

3.
Completion of very substantial disposal and connected transaction in relation to the disposal of the Disposal Company

4.
Updates on estimated amount of gain on disposal of the Disposal Company as at the completion date

5.
Inside information in relation to the intended cessation on the use of the Group’s cloud services by certain members of the Ping An Group

6.
Inside information in relation to the unaudited financial results for the first quarter ended 31 March 2024

7.
Inside information in relation to the cessation of the use of the Group’s cloud services by additional members of the Ping An Group and the Cessation

8.
Inside information in relation to the unaudited financial results for the second quarter ended 30 June 2024

9.
Interim results announcement for the six months ended 30 June 2024

10.
Inside information in relation to the unaudited financial results for the third quarter ended 30 September 2024

11.
Resignation and appointment of executive Director and chief executive officer

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

12.
The Rule 3.7 Announcement

13.
Profit warning announcement

14.
Inside information in relation to the unaudited financial results for the fourth quarter ended 31 December 2024

15.
Annual results announcement for FY2024

16.
Resignation of company secretary and appointment of joint company secretaries

17.
The Rule 3.5 Announcement

18.
The 3M2025 Results Announcement

During the Share Review Period, the lowest and highest closing prices of the Shares as quoted on the Stock Exchange were HK$[0.375] per Share recorded on 20 September 2024 and HK$[1.93] per Share recorded from 16 May 2025. The Cancellation Price is higher than the closing prices of the Shares during the entire Share Review Period and represented premium of [7.15]% over the highest closing price of the Shares during the Share Review Period.
From the beginning of the Share Review Period, the closing price of the Shares formed a general decreasing trend and reached the lowest closing price of Share of HK$[0.375] on 20 September 2024. Thereafter, the closing price of Shares increased significantly over a short period of time and reached its highest closing price for 2024 of HK$1.03 per Share on 7 October 2024, such price movement was in line with the then movement of Hang Seng Index. From 8 October 2024 to 13 February 2025, the closing price of Shares dropped and fluctuated between the range of HK$0.65 to HK$1.00 per Share. Subsequently, the closing price of Shares formed an increasing trend and reached HK$1.20 on the Last Undisturbed Day.
Subsequent to the publication of the Rule 3.7 Announcement and up to the date of the Rule 3.5 Announcement, the closing price of Shares fluctuated between the range of HK$1.45 to HK$1.77 per Share.
Subsequent to the publication of the Rule 3.5 Announcement and up to the Latest Practicable Date, the closing price of Shares fluctuated between the range of HK$[1.88] to HK$[1.93] per Share.
Save as the boost in the Hong Kong stock market from late-September 2024 to early-October 2024, and except for those as disclosed in the Rule 3.7 Announcement and Rule 3.5 Announcement, we did not identify any specific reasons which caused the aforesaid fluctuation of the closing price of the Shares.
Although the closing price per Share formed a general increasing trend from late January 2025 to the Latest Practicable Date, the closing prices per Share (i) were far below the Cancellation Price from the beginning of the Share Review Period up to the Last Undisturbed Day; [and (ii) did not exceed the Cancellation Price during the entire Share Review Period.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Historical price performance of the ADSs
Set out below is a chart showing the movement of the closing price of the ADSs during the Share Review Period to illustrate the general trend and movement of the closing price of the ADSs:
US$	Historical daily closing price per ADS	S&P 500

9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
6,500
6,000
5,500
5,000
4,500
4,000
3,500
3,000
Mar 2024
Apr 2024
May 2024
Jun 2024
Jul 2024
Aug 2024
Sep 2024
Oct 2024
Nov 2024
Dec 2024
Jan 2025
Feb 2025
Mar 2025
Apr 2025
May 2025
Jun 2025
Closing price per ADS
Equivalent Cancellation Price
S&P 500

Source: Wind Financial Terminal
Note: the conversion of US$ into HK$ is based on the exchange rate of US$1 = HK$7.7781 for illustration purpose
During the Share Review Period, the lowest and highest closing prices of the ADSs as quoted on Wind Financial Terminal were US$[0.996] per ADS recorded on 10 September 2024 (New York Time) and US$[7.25] per ADS recorded on 16 May 2025 (New York Time). The Equivalent Cancellation Price of approximately US$[7.976] is higher than the closing prices of the ADSs during the entire Share Review Period and represented premium of approximately [10.02]% over the highest closing price of the ADSs during the Share Review Period.
During the Share Review Period, the movement of the closing prices of the ADSs were in line with the movement of the closing prices of the Shares.
Historical NAV Discounts and Historical NTAV Discount
As abovementioned, the Cancellation Price represented a discount of approximately 11.15% (i.e. the NAV Discount) to the unaudited consolidated net asset value attributable to the Shareholders per Share or a discount of approximately 3.92% (i.e. the NTAV Discount) to the Net Tangible Asset Value Attributable To The Shareholders as at 31 March 2025. Accordingly, we also reviewed (i) the discounts of the closing prices of the Shares/ADS to the then latest prevailing net asset value attributable to the Shareholders (the “Historical NAV Discounts”); and (ii) the discounts of the closing prices of the Shares/ADS to the then Net Tangible Asset Value Attributable To The Shareholders (the “Historical NTAV Discounts”), during the Share Review Period as set out in the charts below:

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 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Movement of the Historical NAV Discount

0%
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Mar 2024
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NAV Discount (Cancellation Price)
Historical discount to NAV (Share)
Historical discount to NAV (underlying share of ADS)

Movement of the Historical NTAV Discount

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NTAV Discount (Cancellation Price)
Historical discount to NTAV (Share)
Historical discount to NTAV (underlying share of ADS)

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Notes:
1.
The Historical NAV Discounts or the Historical NTAV Discounts from 1 March 2024 to 18 March 2024 were calculated based on the daily closing prices of the Shares and the net asset value attributable to the Shareholder of approximately RMB3,073 million or Net Tangible Asset Value Attributable To The Shareholders of approximately RMB2,580 million as at 30 September 2023, as published by the Company on 14 November 2023 and exchange rate of RMB1 = HK$0.91763 or US$1 = RMB7.1798 as at 28 September 2023.

2.
The Historical NAV Discounts or the Historical NTAV Discounts from 19 March 2024 to 21 May 2024 were calculated based on the daily closing prices of the Shares and the net asset value attributable to the Shareholder of approximately RMB2,967 million or Net Tangible Asset Value Attributable To The Shareholders of approximately RMB2,495 million as at 31 December 2023, as published by the Company on 18 March 2024 and exchange rate of RMB1 = HK$0.90622 or US$1 = RMB7.0827 as at 29 December 2023.

3.
The Historical NAV Discounts or the Historical NTAV Discounts from 22 May 2024 to 16 August 2024 were calculated based on the daily closing prices of the Shares and the net asset value attributable to the Shareholder of approximately RMB2,873 million or Net Tangible Asset Value Attributable To The Shareholders of approximately RMB2,529 million as at 31 March 2024, as published by the Company on 21 May 2024 and exchange rate of RMB1 = HK$0.90655 or US$1 = RMB7.0950 as at 29 March 2024.

4.
The Historical NAV Discounts or the Historical NTAV Discounts from 19 August 2024 to 14 November 2024 were calculated based on the daily closing prices of the Shares and the net asset value attributable to the Shareholder of approximately RMB3,144 million or Net Tangible Asset Value Attributable To The Shareholders of approximately RMB2,803 million as at 30 June 2024, as published by the Company on 16 August 2024 and exchange rate of RMB1 = HK$0.91268 or US$1 = RMB7.1268 as at 28 June 2024.

5.
The Historical NAV Discounts or the Historical NTAV Discounts from 15 November 2024 to 18 March 2025 were calculated based on the daily closing prices of the Shares and the net asset value attributable to the Shareholder of approximately RMB3,080 million or Net Tangible Asset Value Attributable To The Shareholders of approximately RMB2,746 million as at 30 September 2024, as published by the Company on 14 November 2024 and exchange rate of RMB1 = HK$0.901798 or US$1 = RMB7.0074 as at 30 September 2024.

6.
The Historical NAV Discounts or the Historical NTAV Discounts from 19 March 2025 to 28 May 2025 were calculated based on the daily closing prices of the Shares and the net asset value attributable to the Shareholder of approximately RMB2,558 million or Net Tangible Asset Value Attributable To The Shareholders of approximately RMB2,363 million as at 31 December 2024, as published by the Company on 18 March 2025 and exchange rate of RMB1 = HK$0.92604 or US$1 = RMB7.1884 as at 31 December 2024.

7.
The Historical NAV Discounts or the Historical NTAV Discounts from 29 May 2025 up to the Latest Practicable Date were calculated based on the daily closing prices of the Shares and the net asset value attributable to the Shareholder of approximately RMB2,513 million or Net Tangible Asset Value Attributable To The Shareholders of approximately RMB2,324 million as at 31 March 2025, as published by the Company on 28 May 2025 and exchange rate of RMB1 = HK$0.92283 or US$1 = RMB7.1782 as at 31 March 2025.

As illustrated above, the closing prices of the Shares were at discounts to the then latest published net asset value attributable to the Shareholders per Share during the entire Share Review Period and the Historical NAV Discounts ranged from approximately [17.08]% to 87.26% based on closing price of Shares or [20.34]% to 91.19% based on closing price of ADS during the Share Review Period. The NAV Discount of approximately 11.15% represents a slighter discount than the Historical NAV Discounts during the entire Share Review Period.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

As illustrated above, the closing prices of the Shares were at discounts to the then latest published Net Tangible Asset Value Attributable To The Shareholders per Share during the entire Share Review Period and the Historical NTAV Discounts ranged from approximately [10.33]% to 85.71% based on closing price of Shares or [13.87]% to 90.12% based on closing price of ADS during the Share Review Period. The NTAV Discount of approximately 3.92% represents a slighter discount than the Historical NTAV Discounts during the entire Share Review Period.
Comparison with comparable companies
To assess the fairness and reasonableness of the Cancellation Price, we attempted to conduct trading multiple analysis with price-to-earnings ratio, price-to-book ratio (“PBR”) and price-to-sales ratio (“PSR”) (being commonly adopted trading multiples). Price-to-earnings ratio is impracticable as the Group was loss-making for FY2024.
As the Shares are listed on the Stock Exchange while the ADSs are listed on the NYSE, we searched for listed companies in Hong Kong and the United States which are principally engaged in similar line of business as the Group, being the provision of integrated technology solutions or services to financial institutional customers in the PRC, and derived a substantial portion of their revenue from such business. We only identified [3] companies listed below which met the aforesaid criteria and they are exhaustive (the “Comparable Companies”).
Given that:
(i)
the number of Comparable Companies is limited;

(ii)
PBR is typically used for companies in capital-intensive industries (such as manufacturing and financial industry) and reflects the valuation of the company’s assets by the market; and

(iii)
the implied PSR of the Proposal (calculated based on the Group’s revenue from continuing operations for a full financial year) would be distorted on the basis that the Group’s revenue for 3M2025 decreased significantly by approximately 49.15% as compared to that for 3M2024, mainly due to the decrease in revenue from Ping An Group and Lufax which was primarily led by the Discontinuation (in other words, the Group’s revenue decreased significantly from July 2024 onward and the use of the Group’s revenue for FY2024 for calculation of implied PSR would be distorted), we consider trading multiple analysis is impracticable in this case.
Nevertheless, we set out the PBRs and PSRs of the Comparable Companies based on their closing prices and their then latest published financial information as at the date of the Rule 3.7 Announcement, for Shareholders’ information:

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Company name (Stock code/ticker)	Principal business	Proportion of revenue derived from the provision of integrated technology solutions or services to financial institutional customers in the PRC	Market capitalization as at the date of the Rule 3.7 Announcement (HK$’ million)	PBR (Note 1)	PSR (Note 2)
Digial China Holdings Limited (861.HK)	Provision of end-to-end data intelligence products and solutions, software and operating services, systems integration and supply chain services to financial institutions, government bodies, telecommunication providers and others	27%	5,155.7	0.77	0.26
Bairong Inc. (6608.HK)	Operation of an independent AI-powered technology platform serving the financial services industry	67%	4,431.8	0.90	1.53
CLPS Incorporation (CLPS.NASDAQ)	Provision of integrated IT services for banks and institutions in the financial industry and customised IT solutions for general enterprises	84%	246.0 (Note 3)	0.51	0.22
	Average			0.73	0.67
The Company			2,419.5 (Note 4)	0.89 (Note 5)	1.00 (Note 6)

Source: the Stock Exchange’s website and Wind Financial Terminal
Notes:
1.
The PBRs of the Comparable Companies were calculated based on their respective then latest published net assets attributable to their shareholders, their respective closing prices as quoted on the Stock Exchange or the Nasdaq Stock Market and the total issued shares as at the date of the Rule 3.7 Announcement

2.
The PSRs of the Comparable Companies were calculated based their respective then latest published audited revenue, their respective closing prices as quoted on the Stock Exchange or the Nasdaq Stock Market and total issued shares as at the date of the Rule 3.7 Announcement.

3.
The conversion of US$ into HK$ is based on the exchange rate of US$1 = HK$[7.7781] for illustration purpose.

4.
The implied market capitalisation of the Company was calculated based on the Cancellation Price and the number of shares in issue (including those underlying the ADSs) as at the Latest Practicable Date.

5.
The implied PBR of the Company was calculated based on the Cancellation Price, the Group’s net assets attributable to equity owners of the Company as at 31 March 2025 and the total issued Shares (including those underlying the ADSs) as at the Latest Practicable Date.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

6.
The implied PSR of the Company was calculated based on the Cancellation Price, the Group’s audited revenue from continuing operation for FY2024 and the total issued Shares (including those underlying the ADSs) as at the Latest Practicable Date.

Comparison with other privatisation transactions
To further assess the fairness and reasonableness of the Cancellation Price, we searched for completed privatisation proposal first announced by companies listed on the Main Board of the Stock Exchange from 4 March 2024 (being approximately one year prior to the date of the Rule 3.7 Announcement) and up to the Latest Practicable Date, excluding transactions involving share consideration. As consideration shares have different investment values which were based on factors such as background and industry of the subject company, the share price performance and liquidity, we consider share consideration and cash consideration are different in nature, and privatisation transactions with share consideration is not directly comparable with those with cash consideration.
We found [13] privatisation cases which met the aforesaid criteria (the “Privatisation Cases”) for comparison and they are exhaustive. Although the business and operation of the Group are not the same as those of the subject companies of the Privatisation Cases, the Privatisation Cases can demonstrate the market practices of privatisation transactions conducted by other Hong Kong listed companies.
Company name (Stock code/ticker)	Initial announcement date of the privatisation proposal (Note 1)	Premium of the offer / cancellation price over closing price per share on last full trading day (Note 1)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 15 full trading days (Note 2)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 30 full trading days (Note 2)	Premium of the offer / cancellation price over closing price or average closing price per share for last 60 full trading days (Note 2)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 120 full trading days (Note 2)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 180 full trading days (Note 2)
		%	%	%	%	%	%
Kin Yat Holdings Limited (638)	18 April 2024	33.33	53.62	51.52	53.58	63.45	72.08
L’Occitance International S.A. (973)	29 April 2024	30.77 (Note 4)	43.88 (Note 4)	49.93 (Note 4)	60.80 (Note 4)	52.38 (Note 4)	53.75 (Note 4)
Huafa Property Services Group Company Limited (982)	27 May 2024	30.63	50.88	70.49	82.28	90.04	104.95
CPMC Holdings Limited (906)	7 June 2024	4.95	5.82	6.76	5.74	5.74	9.45
A8 New Media Group Limited (800)	12 June 2024	162.77 (Note 3)	173.14 (Note 3)	186.62 (Note 3)	186.17 (Note 3)	155.50	125.99
Canvest Environmental Protection Group Company Limited (1381)	7 July 2024	20.69	18.43	20.85	21.77	21.27	23.50
Samson Holding Ltd. (531)	16 July 2024	77.78 (Note 4)	116.70 (Note 4)	150.13 (Note 4)	186.74 (Notes 3 & 4)	172.73 (Note 4)	150.52 (Note 4)
Doyen International Holdings Limited (668)	2 September 2024	78.57	81.54	81.16	86.17	131.33	91.78
CM Hi-Tech Cleanroom Limited (2115)	14 October 2024	17.92	29.60	31.30	40.06	41.40	37.89
Beijing Capital Grand Limited (1329)	28 October 2024	46.55	48.78	41.74	47.85	80.93	53.54
Ronshine Service Holding Co., Ltd. (2207)	22 November 2024	15.38	(1.20)	(5.85)	1.90	(12.45)	(13.59)
Pentamaster International Limited (1665)	19 December 2024	56.25 (Note 4)	58.73 (Note 4)	53.37 (Note 4)	50.83 (Note 4)	50.24 (Note 4)	43.43 (Note 4)
Vesync Co., Ltd. (2148)	27 December 2024	33.33	42.32	44.37	36.09	32.27	24.32
Maximum (excluding outlier(s), if any):		78.57	116.70	150.13	86.17	172.73	150.52

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Company name (Stock code/ticker)	Initial announcement date of the privatisation proposal (Note 1)	Premium of the offer / cancellation price over closing price per share on last full trading day (Note 1)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 15 full trading days (Note 2)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 30 full trading days (Note 2)	Premium of the offer / cancellation price over closing price or average closing price per share for last 60 full trading days (Note 2)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 120 full trading days (Note 2)	Premium / (discount) of the offer / cancellation price over closing price or average closing price per share for last 180 full trading days (Note 2)
Minimum (excluding outlier(s), if any):		4.95	(1.20)	(5.85)	1.90	(12.45)	(13.59)
Average (excluding outlier(s), if any):		37.18	45.76	49.65	44.28	68.06	59.82
Median (excluding outlier(s), if any):		32.05	46.33	47.15	47.85	52.38	53.54
The Proposal		72.33	100.00	131.66	160.72	189.19	223.23

Notes:
1.
The premium of cancellation price over closing price per share on last full trading day prior to the publication of initial announcement in relation to the respective privatisation, as disclosed in the respective privatisation documents.

2.
The premium of cancellation price over average closing price per share on the 15/30/60/120/180 consecutive full trading days prior to the publication of initial announcement in relation to the respective privatisation, as disclosed in the respective privatisation documents.

3.
The premium as represented by the cancellation price of the relevant Privatisation Cases (namely, A8 New Media Group Limited (stock code: 800) and Samson Holding Ltd. (stock code: 531)) were exceptionally high as they are more than two standard deviations away from the mean and were considered as outliers based on the mean and standard deviation outlier detection method.

4.
The premium as represented by the cancellation price of the relevant Privatisation Cases (namely, L’Occitance International S.A. (stock code: 973), Samson Holding Ltd. (stock code: 531) and Pentamaster International Limited (stock code: 1665)) were calculated based on their respective last full trading day prior to the irregular trading volumes and price movement in the relevant shares.

As depicted in the above table, the LUD Premium, 15 Days Premium and 30 Days Premium are within and closer to the upper limit of ranges of premium/discount of the Privatisation Cases and are higher than the median of the Privatisation Cases; while the 60 Days Premium, 120 Days Premium and 180 Days Premium are above the ranges of premium/discount of the Privatisation Cases.
Despite that the Cancellation Price represented the NAV Discount of approximately [11.15]% and the NTAV Discount of approximately [3.92]%, having taken into account that:
(i)
the Cancellation Price is higher than the closing price of the Shares during the entire Share Review Period and represents a premium of approximately [7.15]% to the highest closing price during the Share Review Period); whereas the Equivalent Cancellation Price of approximately US$[7.976] is higher than the closing prices of the ADSs during the entire Share Review Period and represented premium of approximately [10.02]% over the highest closing price of the ADSs during the Share Review Period;

(ii)
the closing prices of the Shares were at discounts to the Group’s then latest published consolidated net asset value attributable to Shareholders per Share and Net Tangible Asset Value Attributable To The Shareholders per Share during the entire Shares Review Period while the NAV Discount of approximately [11.15]% and the NTAV Discount of approximately [3.92%] represents slighter

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

discount than the Historical NAV Discounts and the Historical NTAV Discounts during the entire Share Review Period respectively; and
(iii)
the LUD Premium, 15 Days Premium and 30 Days Premium are within ranges of premium/discount of the Privatisation Cases and are higher than the median of the Privatisation Cases; while the 60 Days Premium, 120 Days Premium and 180 Days Premium are above the ranges of premium/discount of the Privatisation Cases, we consider the Cancellation Price to be fair and reasonable.
RECOMMENDATION
Having taken into consideration the principal factors and reasons as discussed above, in particular:
(i)
the prospects of technology service providers for PRC’s financial institutions are generally positive. Nevertheless, the Discontinuation had substantially reduced the Group’s revenue. In addition, with reference to Explanatory Memorandum, the Company has not been able to meaningfully expand its third-party revenue and it remains highly dependent on revenues contributed by Ping An Group and its affiliates and continues to operate as a captive company of Ping An Group. These circumstances cast material uncertainties on the Group’s business operations and its future prospect is pessimistic;

(ii)
the Scheme Shareholders could seize the opportunity provided by the Proposal to realise their investments in the Company for cash at a premium, after taking into account that:

(a)
majority of the Combined Average Volume was contributed by the trading volume of the ADSs on the NYSE and the conversion between the Shares and the ADS is subject to certain procedures, requirements and conversion fees (which are borne by the holders requesting the conversion);

(b)
during the Share Review Period, trading liquidity of the Shares and the ADS was generally thin prior to the publication of the Rule 3.7 Announcement on 3 March 2025 (save for September and October 2024 and February 2025). The relatively higher liquidity after publication of the Rule 3.7 Announcement might be stimulated by the publication of the Rule 3.7 Announcement and the Rule 3.5 Announcement, which may not sustain in long-term; and

(c)
the Group’s financial performance as demonstrated under the section headed “(2) Information on the Group” above, in particular, the significant decrease in the Group’s revenue from technology solutions business (being the remaining continuing operation of the Group); and

(iii)
despite that the Cancellation Price represented the NAV Discount of approximately [11.15]% and the NTAV Discount of approximately [3.92]%, the Cancellation Price is nevertheless fair and reasonable based on our analysis on the Cancellation Price as set out above, we are of the opinion that the Proposal and the Scheme are fair and reasonable so far as the Disinterested Holders are concerned. Accordingly, we advise the Independent Board Committee to recommend the Disinterested Holders/Shareholders to vote in favour of the relevant resolution(s) to be proposed at the Court Meeting and the Extraordinary General Meeting to approve the Proposal and the Scheme.
As different Shareholders would have different investment criteria, objectives and/or circumstances, we would recommend any Shareholders who may require advice in relation to any aspect of the Scheme Document, or as to the action to be taken, to consult a licensed securities dealer, bank manager, solicitor, professional accountant, tax adviser or other professional adviser.
Yours faithfully,
For and on behalf of
Gram Capital Limited
Graham Lam
Managing Director

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART IXLETTER FROM THE INDEPENDENT FINANCIAL ADVISER

Note: Mr. Graham Lam is a licensed person registered with the Securities and Futures Commission and a responsible officer of Gram Capital Limited to carry out Type 6 (advising on corporate finance) regulated activity under the SFO. He has over 30 years of experience in investment banking industry.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

This Explanatory Memorandum and the other parts of this Scheme Document constitute the statement required under Order 102, rule 20 (4)(e) of the Rules of the Grand Court of the Cayman Islands 2023 (as revised).
SCHEME OF ARRANGEMENT
(UNDER SECTION 86 OF THE
COMPANIES ACT)
1.
INTRODUCTION

On May 15, 2025, the Offeror and the Company jointly announced that, on May 15, 2025, the Offeror requested the Board to put forward the Proposal to the holders of Scheme Shares (including Scheme Shares underlying the ADSs) for the privatization of the Company by way of a scheme of arrangement under Section 86 of the Companies Act, subject to the satisfaction of the Pre-Condition and satisfaction or waiver of the Conditions, as applicable, which, if approved and implemented, will involve the cancellation of the Scheme Shares and, in consideration thereof, the payment to the Scheme Shareholders of the Cancellation Price in cash for each Scheme Share, and the withdrawal of the listing of the Shares on the Stock Exchange and of the ADSs on the NYSE. As disclosed in the Pre-Condition Satisfaction Announcement, the Pre-Condition has been satisfied on [month] [date], 2025.
Upon the Scheme becoming effective, (i) the Scheme Shares (including Scheme Shares underlying the ADSs) will, on the Effective Date, be cancelled and extinguished; (ii) contemporaneously with such cancellation and extinguishment, the issued share capital of the Company will be restored to its former amount by the issuance at par to the Offeror, credited as fully paid, of the aggregate number of Shares as is equal to the number of Scheme Shares cancelled. The reserve created in the Company’s books of account as a result of the cancellation of the Scheme Shares will be applied in paying up in full at par the new Shares so issued, credited as fully paid, to the Offeror; the Company will apply to the Stock Exchange for the withdrawal of the listing of the Shares on the Stock Exchange in accordance with Rule 6.15(2) of the Listing Rules. In addition, the listing of the ADSs on the NYSE will be withdrawn in accordance with Rule 12d2-2 under the General Rules and Regulations of the Exchange Act.
The purpose of this Explanatory Memorandum is to explain the terms and effects of the Proposal and the Scheme, and to provide the holders of Scheme Shares with other relevant information in relation to the Proposal and the Scheme, in particular, to provide the intentions of the Offeror with regard to the Company and the shareholding structure of the Company before and after the Scheme.
Particular attention of the holders of Scheme Shares is drawn to the following sections of this Scheme Document: (a) a letter from the Board set out in Part VII of this Scheme Document; (b) a letter from the Independent Board Committee set out in Part VIII of this Scheme Document; (c) a letter from the Independent Financial Adviser set out in Part IX of this Scheme Document; and (d) the terms of the Scheme set out in Appendix VI to this Scheme Document.
2.
TERMS OF THE PROPOSAL

The Proposal is to be implemented by way of a scheme of arrangement under Section 86 of the Companies Act.
Under the Proposal, if the Scheme becomes effective, the Scheme Shareholders will receive from the Offeror Cancellation Price of HK$2.068 per Scheme Share (including Scheme Shares underlying the ADSs). Each ADS represents 30 Shares and, accordingly, upon the Proposal becoming effective, holders of ADSs will, for each ADS, receive the U.S. dollar equivalent of 30 times the Cancellation Price in cash, converted as part of the Scheme by the Offeror at the most recently published Federal Reserve H.10 exchange rate available prior to the Effective Date. Such U.S. dollar amounts will be paid to holders of ADSs upon surrender of their ADSs (net of applicable fees, charges and expenses of the Depositary, governmental charges and any taxes withheld) in accordance with the terms of the Deposit Agreement.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

[As at the Latest Practicable Date, there are no outstanding dividends which have been declared by the Company and not yet paid.] If, after the Announcement Date, any dividend and/or other distribution and/or other return of capital is announced, declared or paid in respect of the Shares (including the Shares underlying the ADSs), the Offeror will reduce the Cancellation Price by the gross amount or value of such dividend, distribution and/or, as the case may be, return of capital after consultation with the Executive, in which case any reference in the Announcement, this Scheme Document or any other announcement or document to the Cancellation Price will be deemed to be a reference to the Cancellation Price as so reduced. [The Company has confirmed that it does not intend to announce, declare or pay any dividend, distribution or other return of capital before the Effective Date or the lapse, withdrawal or termination of the Scheme (whichever is earlier).]
As at the Latest Practicable Date, the authorized share capital of the Company was US$50,000 divided into 5,000,000,000 Shares of a par value of US$0.00001 each, and the Company had [1,169,980,653] Shares in issue (of which [269,702,340] Shares were represented by [8,990,078] ADSs). The Scheme Shares, comprise [816,903,297] Shares (representing approximately [69.82]% of the issued share capital of the Company), and exclude Shares held by the Offeror.
Save for the [1,169,980,653] issued Shares (including [269,702,340] Shares represented by [8,990,078] ADSs) and [6,342,790] Options and [16,186,105] PSUs (both of which (when exercised or vested, as applicable) are to be settled by the existing Shares held by the Trustee, as resolved by the compensation and nomination committee of the Board), the Company has no other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in issue. Please refer to the section headed “4. Shareholding Structure of the Company” in this Explanatory Memorandum for more details.
After the Scheme becomes effective, the listing of the Shares on the Stock Exchange and NYSE will be withdrawn. The Proposal is conditional upon the fulfillment or waiver, as applicable, of the Conditions as described in the section headed “3. Conditions of the Proposal and the Scheme” in this Explanatory Memorandum. The Conditions must be fulfilled or waived, as applicable, on or before the Long Stop Date, failing which the Effective Date will not occur and the Proposal and the Scheme will lapse. Further announcement(s) on any changes regarding the timetable of the Scheme will be made as and when necessary in accordance with the Listing Rules and the Takeovers Code.
The listing of the Shares on the Stock Exchange and of the ADSs on the NYSE will not be withdrawn if the Scheme does not become effective or the Proposal otherwise lapses.
[Settlement of the Cancellation Price will be implemented in full in accordance with the terms of the Scheme, without regard to any lien, right of set-off, counterclaim or other analogous right to which the Offeror may otherwise be, or claim to be, entitled against any such Scheme Shareholder.]
3.
CONDITIONS OF THE PROPOSAL AND THE SCHEME

The implementation of the Proposal is, and the Scheme will become effective and binding on the Company and all Shareholders, subject to the fulfilment or waiver by the Offeror (as applicable) of the following Conditions:
(a)
the approval of the Scheme (by way of poll) by the holders of Scheme Shares (including Scheme Shares underlying the ADSs), representing not less than 75% in value of the Scheme Shares held by the holders of Scheme Shares present and voting either in person or by proxy at the Court Meeting;

(b)
the approval of the Scheme (by way of poll) by Disinterested Holders holding at least 75% of the votes attaching to the Scheme Shares held by Disinterested Holders that are voted either in person or by proxy at the Court Meeting, provided that the number of votes cast (by way of poll) by the Disinterested Holders present and voting either in person or by proxy at the Court Meeting against the resolution to approve the Scheme at the Court Meeting is not more than 10% of the votes attaching to all Scheme Shares held by all Disinterested Holders;

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

(c)
the passing of (i) a special resolution by a majority of not less than three-fourths of the votes cast by the Shareholders present and voting in person or by proxy at the Extraordinary General Meeting to approve and give effect to the reduction of the share capital of the Company as a result of the cancellation and extinguishment of the Scheme Shares (including Scheme Shares underlying the ADSs); and (ii) an ordinary resolution by a simple majority of the votes cast by the Shareholders present and voting in person or by proxy at the Extraordinary General Meeting, subject to and contemporaneously with the cancellation and extinguishment of the Scheme Shares referred to in the aforesaid special resolution, to restore the issued share capital of the Company to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror;

(d)
the Grand Court’s sanction of the Scheme (with or without modifications) and its confirmation of the reduction of the share capital of the Company, and the delivery to the Registrar of Companies in the Cayman Islands of a copy of the order of the Grand Court for registration;

(e)
compliance, to the extent necessary, with the procedural requirements and conditions, if any, under Sections 15 and 16 of the Companies Act in relation to the reduction of the issued share capital of the Company;

(f)
all necessary authorizations, registrations, filings, rulings, consents, opinions, permissions and approvals in connection with the Proposal having been obtained from, given by or made with (as the case may be) the Relevant Authorities, in the Cayman Islands, PRC, Hong Kong, U.S. and any other relevant jurisdictions;

(g)
all necessary authorizations, registrations, filings, rulings, consents, opinions, permissions and approvals in connection with the Proposal remaining in full force and effect without variation, and all necessary statutory or regulatory obligations in all relevant jurisdictions having been complied with and no requirement having been imposed by any Relevant Authorities which is not expressly provided for, or is in addition to requirements expressly provided for, in relevant laws, rules, regulations or codes in connection with the Proposal or any matters, documents (including circulars) or things relating thereto, in each aforesaid case up to and at the time when the Scheme becomes effective;

(h)
all necessary consents which may be required for the implementation of the Proposal and the Scheme under any existing contractual obligations of the Company having been obtained or waived by the relevant party(ies), where any failure to obtain such consent or waiver would have a material adverse effect on the business of the Group;

(i)
no government, governmental, quasi-governmental, statutory or regulatory body, court or agency in any jurisdiction having taken or instituted any action, proceeding, suit, investigation or enquiry or enacted, made or proposed, and there not continuing to be outstanding, any statute, regulation, demand or order that would make the Proposal or the Scheme or its implementation in accordance with its terms void, unenforceable, illegal or impracticable (or which would impose any material and adverse conditions or obligations with respect to the Proposal or the Scheme or its implementation in accordance with its terms), other than such actions, proceedings, suits, investigations or enquiries as would not have a material adverse effect on the legal ability of the Offeror to proceed with the Proposal or the Scheme;

(j)
since the date of the Announcement, there having been no adverse change in the business, assets, prospects, profits, losses, results of operations, financial position or condition of the Group (to an extent which is material in the context of the Group taken as a whole or in the context of the Proposal or the Scheme); and

(k)
confirmation from the SEC that it has no further comments on the Schedule 13E-3, including the Scheme Document attached as an exhibit.

The Offeror reserves the right to waive conditions (f), (g), (h), (i) and (j) either in whole or in part, either generally or in respect of any particular matter. Conditions (a) to (e) and (k) cannot be waived in any event.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

Pursuant to Note 2 to Rule 30.1 of the Takeovers Code, the Offeror may only invoke any or all of the Conditions as a basis for not proceeding with the Proposal if the circumstances which give rise to the right to invoke any such Condition are of material significance to the Offeror in the context of the Proposal. The Company has no right to waive any of the Conditions.
All of the above Conditions will have to be fulfilled or waived, as applicable, on or before the Long Stop Date, failing which the Effective Date will not occur and the Proposal and the Scheme will lapse.
In respect of Conditions (f), (g) and (h), as at the Latest Practicable Date, other than those set out in Conditions (a) to (e) (inclusive), the Offeror is not aware of any necessary authorizations, registrations, filings, rulings, consents, opinions, permissions and approvals required for the implementation of the Proposal. As at the Latest Practicable Date, the Offeror is not aware of any circumstances which may result in Conditions (i) and (j) not being satisfied. As at the Latest Practicable Date, [none of the Conditions had been fulfilled or waived (as applicable).]
Warning:   Shareholders, ADS Holders and potential investors should be aware that the implementation of the Proposal and the Scheme is subject to the Conditions being fulfilled or waived, as applicable, and thus the Proposal may or may not be implemented and the Scheme may or may not become effective. Shareholders, ADS Holders and potential investors should therefore exercise caution when dealing in the securities of the Company. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional advisers.
4.
SHAREHOLDING STRUCTURE OF THE COMPANY

The table below sets out the shareholding structure of the Company as at the Latest Practicable Date and immediately upon completion of the Proposal and the Scheme, assuming that no other new Shares will be issued prior thereto:
	As at the Latest Practicable Date		Immediately upon completion of the Scheme
Shareholder	Number of Shares	Approximate % of total issued share capital	Number of Shares (Note 12)	Approximate % of total issued share capital
Offeror (Notes 1&2)	[353,077,356]	[30.18]	[1,169,980,653]	[100.00]
Holders of Scheme Shares
Offeror Concert Party (Note 6)
Ping An Overseas (Note 1)	[22,687,368]	[1.94]	—	—
Aggregate number of Shares of the Offeror and the Offeror Concert Party (Note 9)	[375,764,724]	[32.12]	—	—
Sen Rong Limited (“Sen Rong”) (Notes 2, 4&5)	[188,061,642]	[16.07]	—	—
Rong Chang Limited (“Rong Chang”) (Notes 3&4)	[197,015,946]	[16.84]	—	—
Lanbang Investment Company Limited (“Lanbang”) (Note 7)	[41,567,790]	[3.55]	—	—
Trustee (Note 8)	[77,131,997]	[6.59]	—	—
Aggregate number of Shares of Sen Rong, Rong Chang, Lanbang and Trustee	[503,777,375]	[43.06]	—	—

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

	As at the Latest Practicable Date		Immediately upon completion of the Scheme
Shareholder	Number of Shares	Approximate % of total issued share capital	Number of Shares (Note 12)	Approximate % of total issued share capital
Disinterested Holders
Shareholder providing Non-binding Letters of Support (Note 13) – M&G Investments Limited	[23,193,000]	[1.98]	—	—
– SVF Fax Subco (Singapore) Pte. Ltd.	[11,555,097]	[0.99]
Other Disinterested Holders	[255,690,457]	[21.85]	—	—
Aggregate number of Disinterested Holders	[290,438,554]	[24.82]	—	—
Total number of Shares in issue	[1,169,980,653]	[100.00]	[1,169,980,653]	[100.00]
(Note 11)
Total number of Scheme Shares	[816,903,297]	[69.82]
	(Note 10)		—	—

Notes:
1.
(i) Bo Yu, the Offeror, a wholly-owned subsidiary of An Ke Technology Company Limited (“An Ke Technology”), which was in turn wholly-owned by Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技諮詢有限公司) (“Ping An Financial Technology”), a wholly-owned subsidiary of Ping An Group, directly held [353,077,356] Shares as of the Latest Practicable Date; and (ii) Ping An Overseas, a subsidiary of Ping An Group, directly held [22,687,368] Shares represented by [756,245.60] ADSs based on public filings and to the knowledge of the Company. Ping An Group is a company listed on the Stock Exchange (stock code: 2318 (HKD counter) and 82318 (RMB counter)) and the Shanghai Stock Exchange (stock code: 601318). Ping An Group may further, through the Offeror, indirectly receive up to [188,061,642] ordinary shares upon the Offeror’s exercise of options under the Amended and Restated Option Agreement (as defined below). Under the SFO, each of An Ke Technology Company Limited and Ping An Financial Technology are deemed to be interested in the Shares held by the Offeror, and Ping An Group is deemed to be interested in the aggregate of Shares held by the Offeror and Ping An Overseas.

2.
Sen Rong is a company incorporated in the British Virgin Islands. Pursuant to an amended and restated option agreement dated May 12, 2021 (the “Amended and Restated Option Agreement”), each of Mr. Jie Li and Ms. Liang Xu has granted call options (the “Offshore Call Options”) to the Offeror over their respective 5,000 ordinary shares in the issued share capital of Yi Chuan Jin Limited (“Yi Chuan Jin”, a company which directly wholly owns Sen Rong), representing 100% of his/her shares in Yi Chuan Jin, and all securities in Yi Chuan Jin which are derived from such shares after the date of the Amended and Restated Option Agreement and of which he/she is the beneficial owner or to which he/she is entitled from time to time (the “Option Shares”). The Offeror may exercise the Offshore Call Options, in whole or in part, according to the following schedule: (a) up to 50% of the Offshore Call Options may be exercised from the date of the Amended and Restated Option Agreement until the third anniversary thereof; and (b) 100% of the Offshore Call Options may be exercised, during the period commencing immediately after the third anniversary of the date of the Amended and Restated Option Agreement and ending on the tenth anniversary of the first day of such period, or such other period as extended by the Offeror. In exercising the Offshore Call Options, in lieu of receiving the Option Shares, the Offeror may elect to receive all or part of the Shares held by Sen Rong and therefore indirectly owned by Mr. Jie Li and Ms. Liang Xu through their holding of the Option Shares, and all securities in the Company which are derived from such Shares after the date of the Amended and Restated Option Agreement and of which he/she is the beneficial owner or to which he/she is entitled from time to time, in lieu of the Option Shares. Mr. Jie Li and Ms. Liang Xu are each entitled to his/her voting rights in Yi Chuan Jin prior to the

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

Offeror’s exercise of the Offshore Call Options. The exercise price per Option Share is calculated pursuant to a formula, which is based upon a predetermined value, as adjusted by, among other things, (a) the volume weighted average price of the Shares of the Company during a defined period and (b) dividends, distributions and certain dilutive event.
Pursuant to the amended and restated option agreement dated January 29, 2018 (the “Amended and Restated Onshore Option Agreement”), each of Mr. Jie Li and Ms. Liang Xu has also granted call options to Ping An Financial Technology, the parent company of Bo Yu (the “Onshore Call Options”, together with the Offshore Call Options, the “Call Options”) over their respective 50% equity interest in Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳蘭炘企業管理有限公司) (“Shenzhen Lanxin”), a shareholder of Shenzhen OneConnect Smart Technology Co., Ltd., which is a consolidated affiliated entity of the Group (i.e., an entity controlled by the Company through the contractual arrangements of the Company), representing 100% of his/her equity interest in Shenzhen Lanxin, and all equity interests in Shenzhen Lanxin which are derived from such equity interests after the date of the Amended and Restated Onshore Option Agreement and of which he/she is the beneficial owner or to which he/she is entitled from time to time. Mr. Jie Li and Ms. Liang Xu are each entitled to his/her voting rights in Shenzhen Lanxin prior to the Offeror’s exercise of the Offshore Call Options. The Onshore Call Options are exercisable, in whole or in part, during the ten year period beginning one year after the date of the Company’s initial public offering on the NYSE on December 13, 2019, or such other period as extended by Ping An Financial Technology by written notice. The exercise price of the Onshore Call Options is calculated pursuant to a formula, which is, among others things, based upon a predetermined value and a multiple of 6.8% per annum, net of any amount previously made in respect of such rate.
3.
Rong Chang is a company incorporated in the British Virgin Islands, and established as an investment vehicle for a diverse base of senior employees of Ping An Group and its subsidiaries or associates (the “RC Beneficiaries”). Rong Chang is directly held by two of the non-executive Directors, Mr. Wenwei Dou and Ms. Wenjun Wang, as to 50% each as nominees on behalf of the RC Beneficiaries, who are only entitled to economic interests in the Company held through Rong Chang. The RC Beneficiaries include certain directors of Ping An Group and two of the Directors, namely Mr. Wenwei Dou and Ms. Wenjun Wang. None of the RC Beneficiaries has more than 2% economic interest in the Company. The nominee shareholders act upon, and vote and pass resolutions in relation to the matters of Rong Chang, in accordance with the instructions from a five-person management committee (the “RC Management Committee”). As of the Latest Practicable Date, the five members of the RC Management Committee represent the RC Beneficiaries in making investment decisions for and supervise the management and operation of Rong Chang, which consist of three senior employees of Ping An Group and two of the non-executive Directors, Mr. Wenwei Dou and Ms. Wenjun Wang.

Rong Chang is not considered as a Disinterested Holder for the purpose of the Proposal and the Scheme having taken into account the composition and operation of the RC Management Committee, and, accordingly, the vote of Rong Chang will not be counted as a vote of a Disinterested Holder in determining whether the requirements under Condition (b) under the section headed “3. Conditions of the Proposal and the Scheme” in this Explanatory Memorandum (as required under Rule 2.10 of the Takeovers Code) are satisfied.
4.
Pursuant to an amended and restated concert party agreement entered into between Rong Chang and Sen Rong on May 12, 2021, the aforementioned parties agreed to collectively exercise their shareholder rights in the Company and act in concert in all matters involving the operation and management of the Company. Sen Rong further agreed to entrust Rong Chang to exercise its voting rights at general meetings of the Company on its behalf. As such, Rong Chang and Sen Rong as a concert group led by Rong Chang were collectively interested in approximately [32.91%] of the total issued capital of the Company as of the Latest Practicable Date. Rong Chang and Sen Rong have further agreed that in the event either party is unable to exercise its rights as a Shareholder due to applicable laws and regulations and the articles of association of the Company (including but not limited to the exercise of its voting rights on matters to be resolved by shareholders of the Company), such party shall notify the other party, and the other party shall not be required to act in concert with such party on the relevant matter.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

5.
As at the Latest Practicable Date, Sen Rong was wholly-owned by Yi Chuan Jin, which was in turn held by Mr. Jie Li and Ms. Liang Xu as to 50% each. Mr. Jie Li is the chief technology officer of the Company, and Ms. Liang Xu was previously the head of human resources department of the Company and is currently the general manager of the operation management department of Ping An Technology (Shenzhen) Co., Ltd. (平安科技(深圳)有限公司), a subsidiary of Ping An Group. Under the SFO, each of Mr. Jie Li and Ms. Liang Xu are deemed to be interested in the Shares held by Sen Rong. In addition, pursuant to the Stock Incentive Plan and as at the Latest Practicable Date, (a) Mr. Jie Li has been granted [824,758] PSUs, and is entitled to receive up to [267,300] Shares pursuant to Options granted, [all of his Options have been vested but none of his PSUs are vested] as of the Latest Practicable Date and are subject to the conditions (including vesting conditions) of such PSUs. Mr. Jie Li also directly held [332,215] Shares in the form of ADSs, of which [35,850] Shares were held pursuant to the exercise of Options granted, and [296,365] Shares were held pursuant to the vesting of PSUs granted; and (b) Ms. Liang Xu is entitled to receive up to [39,270] Shares pursuant to Options granted, all of her Options have been vested as of the Latest Practicable Date, and directly held [51,450] Shares in the form of ADSs pursuant to the exercise of Options granted.

Sen Rong is not considered as a Disinterested Holder for the purpose of the Proposal and the Scheme having taken into account the Call Options arrangement, and, accordingly, the vote of Sen Rong will not be counted as a vote of a Disinterested Holder in determining whether the requirements under Condition (b) under the section headed “3. Conditions of the Proposal and the Scheme” in this Explanatory Memorandum (as required under Rule 2.10 of the Takeovers Code) are satisfied.
6.
Other than the indirect interests in the Shares held by Mr. Wenwei Dou and Ms. Wenjun Wang (as set out in note 3 above), no other Directors hold any Shares.

7.
Lanbang is a company incorporated in the British Virgin Islands and, [as of the Latest Practicable Date], is interested in the [41,567,790] Shares represented by [1,385,593] ADSs. Lanbang is directly held by Mr. Jingkui Shi and Mr. Xuelian Yang as to 50% and 50%. Each of Mr. Jingkui Shi and Mr. Xuelian Yang has granted an option to An Ke Technology to purchase up to 100% of his shares in Lanbang (“Lanbang Offshore Call Options”). Each shareholder of Lanbang is entitled to his voting and other rights in Lanbang prior to An Ke Technology’s exercise of the Lanbang Offshore Call Options. The Lanbang Offshore Call Options are exercisable, in whole or in part, during the period commencing on November 1, 2024 and ending on October 31, 2034. Such ten-year period may be extended by An Ke Technology by written notice.

Lanbang is not considered as a Disinterested Holder for the purpose of the Proposal and the Scheme having taken into account the Lanbang Offshore Call Options arrangement, and, accordingly, the vote of Lanbang will not be counted as a vote of a Disinterested Holder in determining whether the requirements under Condition (b) under the section headed “3. Conditions of the Proposal and the Scheme” in this Explanatory Memorandum (as required under Rule 2.10 of the Takeovers Code) are satisfied.
8.
The Shares are held by the Trustee on trust for grantees under the Stock Incentive Plan. As of the Latest Practicable Date, the Trustee held [77,131,997] Shares, amongst which [22,528,895] Shares are to be used to settle the Options and PSUs granted (whether vested or unvested) to eligible participants and the remaining [54,603,102] Shares are to be used to settle future grants of awards (if any). Further details are set out in the section headed “5. Stock Incentive Plan” in this Explanatory Memorandum. The Shares held by the Trustee will form part of the Scheme Shares and be cancelled upon the Scheme becoming effective.

The Trustee has undertaken in the trust deed between the Company and the Trustee that it shall not exercise any voting rights in respect of the Shares held by it. Accordingly, the Trustee shall not exercise the voting rights attached to the Shares held by it. Such [77,131,997] Shares held by the Trustee will not be voted at the Court Meeting or the Extraordinary General Meeting notwithstanding that such Shares form part of the Scheme Shares. For the avoidance of doubt, the Trustee is not considered as a Disinterested Holder for the purpose of the Proposal and the Scheme having taken into account that although the Trustee is not controlled by the Offeror Concert Party, as its principal purpose is to hold Shares for the sole purpose of satisfying the awards under the Stock Incentive Plan, which is administered and managed by the Board, any Director, committee or any other person designated by the Board.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

9.
Morgan Stanley is the financial adviser to the Offeror in connection with the Proposal and the Scheme. Accordingly, members of the Morgan Stanley group (i.e. Morgan Stanley and persons controlling, controlled by or under the same control as Morgan Stanley) which hold Shares on their own account or on a discretionary managed basis are presumed to be acting in concert with the Offeror in relation to the Company in accordance with class 5 of the definition of “acting in concert” under the Takeovers Code (except in respect of Shares held by exempt principal traders or exempt fund managers). As at the Latest Practicable Date, members of the Morgan Stanley group did not own or have control over any voting rights in the Shares (except for those which may be owned or controlled in their capacity as exempt principal traders or exempt fund managers, in each case recognized by the Executive as such for the purposes of the Takeovers Code). Exempt principal traders which are connected for the sole reason that they are under the same control as Morgan Stanley are not presumed to be acting in concert with the Offeror. However, Shares held by members of the Morgan Stanley group acting in the capacity of exempt principal traders will not be voted at the Court Meeting and the Extraordinary General Meeting unless the Executive allows such Shares to be so voted. Shares held by such exempt principal traders may, subject to consent of the Executive, be allowed to be voted at the Court Meeting and the Extraordinary General Meeting if (i) the relevant connected exempt principal trader holds the Shares as a simple custodian for and on behalf of non-discretionary clients, and (ii) there are contractual arrangements in place between the relevant connected exempt principal trader and its clients that strictly prohibit the relevant connected exempt principal trader from exercising any voting discretion over the relevant Shares, and all voting instructions shall originate from the client only (if no instructions are given, then no votes shall be cast for the relevant Shares held by the relevant connected exempt principal trader).

10.
Scheme Shares are the Shares held by the Shareholders, other than the Offeror.

11.
Numbers may not add up to 100% due to rounding.

12.
On the assumption that there is no other change in the shareholding of the Company before completion of the Proposal and the Scheme. Under the Scheme, the Scheme Shares will be cancelled and extinguished, and contemporaneously with such cancellation and extinguishment, the issued share capital of the Company will be restored to its former amount by the issuance at par to the Offeror, credited as fully paid, of the same number of Shares as is equal to the number of Scheme Shares cancelled and extinguished. The reserve created in the Company’s books of account as a result of the cancellation of the Scheme Shares will be applied in paying up in full the new Shares so issued to the Offeror.

13.
The non-binding letters of support given by M&G and SVF, received by the Offeror on May 15, 2025 and June 21, 2025 respectively as set out further in the section headed “5. Non-binding Letters of Support” in Part VII of this Scheme Document.

As at the Latest Practicable Date, the authorized share capital of the Company was US$50,000 divided into 5,000,000,000 Shares of a par value of US$0.00001 each, and the Company had [1,169,980,653] Shares in issue (of which [269,702,340] Shares were represented by [8,990,078] ADSs). Saved for the [1,169,980,653] Shares in issue and as at the Latest Practicable Date, the [6,342,790] Options and [16,186,105] PSUs, the Company has no other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in issue.
As at the Latest Practicable Date, the Offeror holds in aggregate [353,077,356] Shares, representing approximately [30.18]% of the issued share capital of the Company, the Scheme Shares comprise the remaining [816,903,297] Shares, which represent approximately [69.82]% of the issued share capital of the Company.
As resolved by the compensation and nomination committee of the Board, only existing Shares in issue shall be used in settlement of awards and accordingly, the Options (when exercised) and PSUs (when vested) are to be settled by the existing Shares held by the Trustee. For the avoidance of doubt, only the Scheme Shares held by such Disinterested Holders, comprising, as of the Latest Practicable Date, [290,438,554] Shares (representing approximately 24.82% of the issued share capital of the Company) are entitled to be voted on the Scheme at the Court Meeting.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

5.
STOCK INCENTIVE PLAN

The Stock Incentive Plan provides that, among others, the Company has the discretion to grant Options, PSUs, or other share-based awards to eligible participants. The compensation and nomination committee of the Board resolved that only existing Shares in issue shall be used in settlement of awards granted under the Stock Incentive Plan when such awards are exercised or vested (as appropriate) in accordance with the terms of the Stock Incentive Plan. Accordingly, Options (when vested and exercised) or PSUs (when vested) will not be settled by any allotment of new Shares as an equivalent number of Shares were already issued to the Trustee. Therefore, no offer will be made to the Options and PSUs granted under the Stock Incentive Plan. The Trustee is wholly owned by an independent third party of the Company and has been engaged by the Company as the trustee of the Stock Incentive Plan to facilitate the operation of the Stock Incentive Plan.
Under the rules of the Stock Incentive Plan, the Options granted will be subject to certain vesting conditions. When the conditions are met and the Options are vested, the holder of the Options can decide to exercise the Options by (i) paying the respective exercise price and requesting the Trustee to either transfer the Shares to himself/herself or (ii) requesting the Trustee to conduct a simultaneous sale of the Shares on market, where the residual proceeds after deducting the respective exercise price and related expenses will be transferred to the holder of the Options. Pursuant to the rules of the Stock Incentive Plan, before a holder of Option or PSU is registered as a Shareholder, such holder shall not be entitled to any voting rights with respect to such Option or PSU (as the case may be) or the underlying Shares corresponding thereto. If the Shares are transferred to the holder of the Options or PSU, the respective holder of the Options or PSUs shall have full right as a Shareholder, including the right to vote in shareholders’ meeting. Furthermore, pursuant to the trust deed, the Trustee has undertaken that it shall not exercise any voting rights in respect of the Shares held by it. Accordingly, the Shares held by the Trustee (consisting of the Trustee Held Awarded Shares and the Trustee Held Pool Shares) on the Meeting Record Date will not be voted at the Court Meeting and the Extraordinary General Meeting notwithstanding that such Shares form part of the Scheme Shares.
No offer will be made to the Options and PSUs granted (including both vested and unvested) under the Stock Incentive Plan as the corresponding Shares were already issued to the Trustee. All Shares held by the Trustee (consisting of the Trustee Held Awarded Shares and the Trustee Held Pool Shares) on the Record Date shall form part of the Scheme Shares and be cancelled upon the Scheme becoming effective. For the avoidance of doubt, the Trustee is not considered as a Disinterested Holder for the purpose of the Proposal. Conditional upon the Scheme becoming effective, the Offeror shall pay to the Trustee the aggregate Cancellation Price with respect to all of the Shares held by the Trustee, which:
(a)
for the amount which corresponds to the Trustee Held Awarded Shares, the Trustee shall pay the “see-through” price (in case of the Options, being the Cancellation Price minus the relevant exercise price of the Option or a nominal amount of HK$0.0001 if such “see-through” price is negative, and in case of the PSUs, being the Cancellation Price as there is no exercise price for the PSUs) to the holders of the Options and PSUs granted and pay any remaining amount to the Company pursuant to and in accordance with the terms of the trust deed; and

(b)
for the amount which corresponds to the Trustee Held Pool Shares, the Trustee shall pay to the Company pursuant to and in accordance with the terms of the trust deed.

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 PART XEXPLANATORY MEMORANDUM

As at the Latest Practicable Date, the numbers of Options and PSUs granted were as follows:
Exercise price per Option (RMB)	Exercise price per Option (HKD)(1)	“See- through” Price (HKD)	Number of granted Options	Number of vested and unexercised Options	Number of unvested Options
[1.33]	[•]	[0.626]	[799,680]	[799,680]	[0]
[2.00]	[•]	[0.0001](2)	[4,010,940]	[4,010,940]	[0]
[52.00]	[•]	[0.0001](2)	[1,532,170]	[1,532,170]	[0]
Total			[6,342,790]	[6,342,790]	[0]
Cancellation price (HKD)	Number of PSUs	Number of vested PSUs	Number of unvested PSUs
2.068	[16,186,105]	[1]	[16,186,104]

Notes:
(1)
Based on the exchange rate of HK$1 = RMB[•], as announced by the People’s Bank of China on the Latest Practicable Date.

(2)
As the exercise price per Option exceeds the Cancellation Price, the “see-through” price is negative and will be at a nominal amount of HK$0.0001 per Option.

The total number of the Options and PSUs granted (whether vested or unvested) corresponds to the number of Trustee Held Awarded Shares. As at the Latest Practicable Date, the Trustee held an aggregate of [77,131,997] Shares under the Stock Incentive Plan, which comprise: (a) [22,528,895] Trustee Held Awarded Shares; and (b) [54,603,102] Trustee Held Pool Shares.
[Pursuant to the terms of the Stock Incentive Plan and as determined by the Board, any unvested Option or PSU as of the date on which the Proposal becomes unconditional or is declared unconditional will be terminated without payment.]
The Company has no intention to grant further Options or PSUs under the Stock Incentive Plan between (a) the date of this Scheme Document and (b)(i) the Effective Date or (ii) the date on which the Scheme lapses or is withdrawn (as the case may be).
6.
SCHEME OF ARRANGEMENT UNDER SECTION 86 OF THE COMPANIES ACT AND THE COURT MEETING

Pursuant to Section 86(1) of the Companies Act, where a compromise or an arrangement is proposed between a company and its members or any class of them, the Grand Court may, on the application of the company or any member of the company, order a meeting of the members of the company or class of members, as the case may be, to be summoned in such manner as the Grand Court directs.
Section 86(2A) of the Companies Act provides that if not less than 75% in value of the members or class of members, as the case may be, present and voting either in person or by proxy at the meeting held as directed by the Grand Court as aforesaid, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court, be binding on all members or class of members, as the case may be, and also on the company.
7.
ADDITIONAL REQUIREMENTS IMPOSED BY RULE 2.10 OF THE TAKEOVERS CODE

In addition to satisfying any requirements imposed by law as summarized above, other than with the consent of the Executive to dispense with compliance or strict compliance therewith, Rule 2.10 of the Takeovers Code requires that the Scheme may only be implemented if:

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 PART XEXPLANATORY MEMORANDUM

(a)
the Scheme is approved (by way of poll) by the Disinterested Holders holding at least 75% of the votes attaching to the Scheme Shares held by the Disinterested Holders that are voted either in person or by proxy at the Court Meeting; and

(b)
the number of votes cast (by way of poll) by the Disinterested Holders present and voting either in person or by way of proxy at the Court Meeting against the resolution to approve the Scheme at the Court Meeting is not more than 10% of the votes attaching to all Scheme Shares held by all Disinterested Holders.

For the purpose of counting the votes for (a) and (b) above, Disinterested Holders comprise all holders of Scheme Shares (which excludes Shares held by the Offeror) as at the Meeting Record Date other than the Offeror Concert Party (Ping An Overseas), Sen Rong, Rong Chang, Lanbang and the Trustee. [It is noted that pursuant to Rule 35.4 of the Takeovers Code, any Shares held by an exempt principal trader connected with the Offeror or the Company must not be voted at the Court Meeting unless the Executive allows such Shares to be so voted. As such, Shares held by members of the Morgan Stanley group (i.e. Morgan Stanley and persons controlling, controlled by or under the same control as Morgan Stanley) acting in the capacity of exempt principal traders will not be voted at the Court Meeting and the Extraordinary General Meeting unless the Executive allows such Shares to be so voted.]
As at the Latest Practicable Date, the Disinterested Holders held in aggregate [290,438,554] Scheme Shares. On that basis, 10% of the votes attached to all Scheme Shares held by all the Disinterested Holders referred to in (b) above therefore represent approximately [29,043,855] Shares as at the Latest Practicable Date.
8.
BINDING EFFECT OF THE SCHEME

Upon the Scheme becoming effective it will be binding on the Company and all Scheme Shareholders (including all ADS Holders), irrespective of whether or not they attended or voted at the Court Meeting and/or the Extraordinary General Meeting.
9.
COSTS OF THE SCHEME

If the Independent Board Committee or the Independent Financial Adviser does not recommend the Proposal, and the Scheme is not approved, all expenses incurred by the Company in connection therewith will be borne by the Offeror in accordance with Rule 2.3 of the Takeovers Code. [Given that the Proposal [is recommended] by the Independent Board Committee and [is recommended] as fair and reasonable by the Independent Financial Adviser, Rule 2.3 of the Takeovers Code is not applicable.]
[The Offeror and the Company [have agreed] that (i) all fees, expenses and disbursements payable to any advisers and service providers retained by the Company in connection with the Proposal, including but not limited to its legal counsels and the Independent Financial Adviser, will be borne by the Company; (ii) all fees, expenses and disbursements payable to any advisers and service providers retained by the Offeror in connection with the Proposal, including but not limited to its financial adviser and legal counsels, will be borne by the Offeror; (iii) all other costs, charges and expenses relating to the Proposal (including any costs and expenses in connection with any rulings sought from and any vetting fees payable to the SFC (excluding costs and expenses in connection with (iv) below)) will be borne by the Offeror; and (iv) all costs and expenses in connection with any rulings sought from the SFC solely with respect to the Company in connection with the Proposal will be borne by the Company.]
10.
REASONS FOR AND BENEFITS OF THE PROPOSAL

Benefits of the Proposal to the Scheme Shareholders
The Proposal provides holders of Scheme Shares with an opportunity to realize their investment at a significant premium over recent market prices. The Cancellation Price of HK$2.068 for each Scheme Share

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 PART XEXPLANATORY MEMORANDUM

represents a premium of approximately 72.33% over the closing price of HK$1.200 per Share as quoted on the Stock Exchange on February 27, 2025 (being the last trading day prior to February 28, 2025 when there were irregular trading volumes and price movements in the Shares), and a premium of approximately 131.66%, 160.72% and 223.23% over the average closing price of approximately HK$0.893, HK$0.793 and HK$0.640 per Share for the 30, 60 and 180 trading days up to and including February 27, 2025, respectively. It also represents a premium of approximately 23.10% over the closing price of HK$1.680 per Share as quoted on the Stock Exchange on the Last Trading Day, and a premium of approximately 29.63%, 34.01% and 117.91% over the average closing price of approximately HK$1.595, HK$1.543 and HK$0.949 per Share for the 30, 60 and 180 trading days up to and including the Last Trading Day, respectively. In addition, it represents a premium of approximately [•]% over the closing price of HK$[•] per Share as quoted on the Stock Exchange on the Latest Practicable Date. For ADS holders, the Cancellation Price of approximately US$7.976 per ADS represents a premium of approximately 83.42% over the closing price of US$4.349 per ADS as quoted on the NYSE on February 27, 2025, and a premium of approximately 136.41%, 168.41% and 251.89% over the average closing price of approximately US$3.374, US$2.972 and US$2.267 per ADS for the 30, 60 and 180 trading days up to and including February 27, 2025, respectively. It also represents a premium of approximately 20.67% over the closing price of US$6.610 per ADS as quoted on the NYSE on the trading day immediately prior to the Last Trading Day, and a premium of approximately 29.75%, 31.22% and 118.77% over the average closing price of approximately US$6.147, US$6.079 and US$3.646 per ADS for the 30, 60 and 180 trading days up to and including the trading day immediately prior to the Last Trading Day, respectively. In addition, it represents a premium of approximately [•]% over the closing price of US$[•] per ADS as quoted on the NYSE on the trading day immediately prior to the Latest Practicable Date.
The Company’s share price has been depressed for a prolonged period, with the ADS price having declined by more than 95% since its NYSE listing in 2019, partly due to structurally low levels of liquidity, diminished investor sentiment along with scarcity of broker coverage. Furthermore, trading liquidity in the Shares of the Company on the Stock Exchange has been low since the listing by introduction of the Shares of the Company in 2022, maintaining an average daily volume of 272,862 Shares per day for the period from July 4, 2022 up to and including July 3, 2023, to 230,330 Shares per day for the period from January 2, 2024 up to and including December 31, 2024. The lack of liquidity limits the attractiveness of the Shares for market participants and impacts both its price as well as Shareholders’ ability to purchase and sell a significant quantity of Shares without adversely impacting the price.
Given the long-term weak share price performance, low liquidity, and limited market interest, the Proposal presents an attractive opportunity for holders of Scheme Shares to exit their investment on favorable terms.
Benefits of the Proposal to the Company
The Company was spun off from the Ping An Group in 2019, with a vision to provide its technology solutions and digital infrastructure to broader financial institutional clients and gradually reducing its revenue concentration from the Ping An Group. While the Company remains committed to this long-term goal, significant macro and sector headwinds in recent years have negatively impacted its performance and hindered the viability of achieving this objective.
There is downward pressure on the profitability of some of its largest customers and third-party banks, which caused a cool-down in credit activity and reduced IT budgets. In addition, the Company continues to face increasingly intense competition from domestic traditional IT vendors and Internet companies. All of these factors have served to stifle the growth of the Company’s third-party business. Revenue from third parties has remained relatively low since 2021, with the majority of the revenue contribution of the Group continuing to come from Ping An Group and its affiliates. To date, the Company has not been able to meaningfully expand its third-party revenue. It remains highly dependent on revenues received from Ping An Group and its affiliates and continues to operate as a captive company of Ping An Group.
Partly due to a series of inorganic growth initiatives and investment decisions that proved ineffective, including the acquisition of an asset-liability management platform which has continued to be loss making, the Company’s financial performance has been deteriorating in recent years, including a decline in revenue

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 PART XEXPLANATORY MEMORANDUM

and a deficit in cash flow from operations in 2023 and 2024. While the Company has already implemented restructuring initiatives to refocus on its core operations, including disposing its virtual banking business in Hong Kong and implementing cost control measures, substantive positive impact has been rather limited in the third and fourth quarters in 2024. As such, the Company believes that a significant amount of time and additional investment in resources along with the rollout of new strategic initiatives, is necessary to fully turnaround the business and realize its goals.
The Company remains committed to its goal of integrating extensive financial services industry expertise with market-leading technology and expects to invest a substantial portion of its remaining liquidity in order to continue implementing its second-stage strategy of deepening customer engagement, focusing on premium-plus customers and product optimization and integration. The Company remains committed to becoming a leader in financial technology and artificial intelligence, concentrating on financial institution customers while expanding its ecosystem and overseas footprint. Importantly, the Company plans to continue with investment in research and development, business know-how, and customer insights to expand customer base over the long term and boost third-party revenue growth.
As a substantial shareholder of the Company, the Offeror is also committed to these long-term goals and believes that these initiatives entail significant operational risk and are best implemented as a private company. The execution of these initiatives also requires significant funding, and the Company’s limited trading liquidity and depressed valuation adversely impacts its ability to raise new capital. Once the Company becomes a wholly-owned subsidiary, the Offeror plans to contribute additional financial resources and further integrate the Company with the broader Ping An Group ecosystem.
11.
OFFEROR’S INTENTION REGARDING THE COMPANY

The Offeror intends to continue the existing business of the Group, which is principally engaged in providing integrated technology solutions to financial institutional customers in both the PRC and overseas, including digital banking solutions and digital insurance solutions. No major changes are expected to be introduced in the existing principal business of the Group, including any major redeployment of the fixed assets of the Group. The Offeror does not have any specific plan to make any significant changes to the continued employment of the employees of the Group as a result of the implementation of the Proposal, other than in the ordinary course of business of the Group. The Offeror does not intend to continue the listing of the Company on the Stock Exchange and the NYSE.
12.
IMPLEMENTATION OF THE PROPOSAL AND VOLUNTARY WITHDRAWAL OF LISTING OF SHARES

(a)
If the Scheme becomes unconditional and effective

Upon the Scheme becoming effective, all Scheme Shares (including Scheme Shares underlying the ADSs) will be cancelled and any share certificates for the Scheme Shares will thereafter cease to have effect as documents or evidence of title. The Company will apply to the Stock Exchange for voluntary withdrawal of the listing of the Shares on the Stock Exchange in accordance with Rule 6.15(2) of the Listing Rules. In addition, the listing of the ADSs on the NYSE will be withdrawn in accordance with Rule 12d2-2 under the General Rules and Regulations of the Exchange Act. After the Scheme becomes effective, the Company also intends to terminate the Deposit Agreement, terminate the registration of the Shares under the Exchange Act and suspend the Company’s reporting obligations under the Exchange Act.
The Scheme Shareholders will be notified by way of an announcement of the exact date of the last day for dealing in the Shares and ADSs, and on which the Scheme and the voluntary withdrawal of the listing of the Shares on the Stock Exchange and of the ADSs on the NYSE will become effective. A detailed timetable of the Scheme is set out in Part VI — Expected Timetable of this Scheme Document.

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 PART XEXPLANATORY MEMORANDUM

(b)
If the Scheme is not approved or if the Scheme lapses

The Scheme will not become effective and will lapse if any of the Conditions has not been fulfilled or waived, as applicable, on or before the Long Stop Date. If the Scheme is not approved or if the Proposal and/or the Scheme otherwise lapses, the listing of the Shares on the Stock Exchange and of the ADS on the NYSE will not be withdrawn.
If the Scheme does not become effective or if the Scheme lapses, the shareholding structure of the Company as at the Latest Practicable Date as set out in the section headed “4. Shareholding Structure of the Company” in this Explanatory Memorandum shall remain unchanged (assuming that there is no other change in the shareholding structure of the Company from the Latest Practicable Date up to the date on which the Scheme is not approved or the Scheme lapses). Accordingly, the Company will continue to be able to maintain sufficient public float in its Shares under Rule 8.08 of the Listing Rules if the Scheme is not approved or if the Scheme lapses.
If the Scheme is not approved or the Proposal otherwise lapses, there are restrictions under the Takeovers Code on making subsequent offers, to the effect that neither the Offeror nor any person who acted in concert with the Offeror in the course of the Proposal (nor any person who is subsequently acting in concert with any of them) may, within 12 months from the date on which the Scheme is not approved or the Proposal otherwise lapses, (i) announce an offer or possible offer for the Company, or (ii) acquire any voting rights of the Company if the Offeror or persons acting in concert with it would thereby become obliged under Rule 26 of the Takeovers Code to make an offer, in each case except with the consent of the Executive.
13.
INFORMATION ON THE OFFEROR, OFFEROR CONCERT PARTIES AND THE COMPANY

Information on the Offeror and the Offeror Concert Parties
The Offeror is a company incorporated in the British Virgin Islands with limited liability, and an indirect wholly-owned subsidiary of Ping An Group. The principal activity of the Offeror is investment holding. It is a controlling shareholder of the Company. The address of the Offeror’s principal executive office is 47/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC. The telephone number of the Offeror’s principal executive office is +86-755-22627970.
During the past five years, the Offeror was not convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) nor was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the Offeror from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.
Ping An Group is a company established as a joint stock company under the laws of PRC on March 21, 1988. The business of Ping An Group and its subsidiaries covers insurance, banking, investment, finance technology, medical technology and other sectors. It is listed on the Shanghai Stock Exchange (stock code: 601318) and the Stock Exchange (stock code: 2318 (HKD counter) and 82318 (RMB counter)). It is a controlling shareholder of the Company. The address of Ping An Group’s principal executive office is 47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC. The telephone number of the Ping An Group’s principal executive office is +86-755-22622311.
During the past five years, Ping An Group was not convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) nor was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining Ping An Group from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.
Information on the Company
The address of the Company’s principal executive office is at 21/24F, Ping An Financial Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong, the People’s Republic of China. The telephone number of the Company’s principal executive office is +86-21-2066-0625.

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 PART XEXPLANATORY MEMORANDUM

The Group is a technology-as-a-service provider for the financial services industry in China with an expanding international presence. The Company provides integrated technology solutions to financial institutional customers in both the PRC and overseas, including digital banking solutions and digital insurance solutions. As of December 31, 2024, the Company has expanded its overseas presence to 20 countries and territories, including the Southeast Asian region. The Company also provides digital infrastructure for financial institutions through the Gamma Platform, which is a business segment of the Company and serves as a foundation for digital transformation through “AI + Data” integration, empowering financial institutions and overseas regulatory agency customers to optimize operational efficiency. The Company’s solutions and platform help financial institutions expedite their digital transformation and ensure their sustainability.
Directors and executive officers of the Company, the Offeror and Ping An Group
(a)
The Company

The name, business telephone, business address, present principal employment, and citizenship of each director and executive officer of the Company are set forth below.
Name	Business Telephone	Business address	Position/Title	Citizenship
Mr. Dangyang Chen	+86-21-2066-0625	21/F, Ping An Finance Center, 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC	Chairman of the Board of Directors and Chief Executive Officer	Chinese
Mr. Michael Guo	+86-21-2066-0625	47/48/108/109/110/111/ 112F, Ping An Finance Center, 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC	Non-executive Director	Australian
Ms. Xin Fu	+86-21-2066-0625	47/48/108/109/110/111/112F, Ping An Finance Center, 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC	Non-executive Director	Chinese
Mr. Wenwei Dou	+86-21-2066-0625	48/F, Ping An Finance Center, 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC	Non-executive Director	Chinese
Ms. Wenjun Wang	+86-21-2066-0625	2F, SITIC Building, No.1010, Hongling Middle Road, Luohu District, Shenzhen, Guangdong, PRC	Non-executive Director	Chinese
Dr. Yaolin Zhang	+86-21-2066-0625	5-13C Tianlu Chengzhong Yayuan, Shenzhen, Guangdong, PRC	Independent non-executive Director	Chinese
Mr. Tianruo Pu	+86-21-2066-0625	21/F, Ping An Finance Center, 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC	Independent non-executive Director	Chinese

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 PART XEXPLANATORY MEMORANDUM

Name	Business Telephone	Business address	Position/Title	Citizenship
Mr. Wing Kin Anthony Chow	+86-21-2066-0625	Suites 1801-03, 18/F, One Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong	Independent non-executive Director	Chinese (Hong Kong)
Mr. Koon Wing Ernest Ip	+86-21-2066-0625	11/F., LiFung Tower, 868 Cheung Sha Wan Road, Kowloon, Hong Kong.	Independent non-executive Director	Chinese (Hong Kong)
Mr. Xiao Tang	+86-21-2066-0625	21/24F, Ping An Financial Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC	General Manager	Chinese
Mr. Rubo Lin	+86-21-2066-0625	21/24F, Ping An Financial Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC	Chief Financial Officer	Chinese
Mr. Dangyang Chen joined the Group in February 2025 and is currently the chief executive officer of the Company and chairman of the Board. Mr. Chen is mainly responsible for the Group’s overall management. Mr. Chen served at Ping An Property & Casualty Insurance Company of China, Ltd. (“Ping An Property and Casualty Insurance”) from September 2021 to February 2025, during which he has undertaken the positions of assistant president and chief technology officer. He was responsible for promoting digital transformation, including implementing technological regulatory requirements, building scientific and technological data capabilities and managing technical teams and talent. Ping An Property & Casualty Insurance is a subsidiary of Ping An Group, who is a controlling shareholder of the Company. Prior to that, Mr. Chen served as the chief technology officer of the insurance business group of Ant Group Co., Ltd. from June 2015 to September 2021. From August 2007 to June 2015, Mr. Chen held various positions at China CITIC Bank Corporation Limited, including serving as deputy director at the chief engineer’s office. Mr. Chen received his doctorate degree in engineering and his bachelor’s degree in engineering from Beihang University in July 2007 and July 2002, respectively.
Mr. Michael Guo joined the Group in November 2023 as a Director, and is mainly responsible for providing professional opinion and judgment to the Board. Mr. Guo is also currently serving as an executive director and the co-chief executive officer and senior vice president of Ping An Group and its subsidiaries. Mr. Guo joined Ping An Group and its subsidiaries in September 2019 and successively served as the special assistant to the chairman and executive vice president of Ping An Property & Casualty Insurance Company of China, Ltd., and as the vice chief human resources officer and the chief human resources officer of Ping An Group. Mr. Guo has been serving as a non-executive director of Ping An Healthcare and Technology Company Limited, a company listed on the Hong Kong Stock Exchange (stock code: 1833) since March 2024, a non-executive director of Ping An Life Insurance Company of China, Ltd. since May 2024, a director of Ping An Property & Casualty Insurance Company of China, Ltd. since August 2024, a non-executive director of Ping An Bank Co., Ltd., a company listed on the Shenzhen Stock Exchange (SZSE: 000001) since September 2024, an executive director of Ping An Group since September 2024 and a director of Peking University Medical Management Co., Ltd. since December 2024. Prior to joining Ping An Group and its subsidiaries, Mr. Guo served as a partner and a managing director at Boston Consulting Group, and a global co-chief executive officer of capital market businesses at Wills Towers Watson. Mr. Guo obtained his bachelor’s degree in information and control engineering from Xi’an Jiaotong University and MBA degree from the University of New South Wales.
Mr. Wenwei Dou joined the Group in October 2017 as a Director. Mr. Dou has also served as a director of Shenzhen OneConnect Smart Technology Co., Ltd. since December 2017. Mr. Dou is mainly responsible

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 PART XEXPLANATORY MEMORANDUM

for providing professional opinion and judgment to the Board. Mr. Dou also serves as a director in various entities within the Ping An HealthKonnect group and as a director or supervisor within the Lufax group. Between October 2017 and February 2020, Mr. Dou served as a non-executive director of Ping An Healthcare and Technology Company Limited (“Ping An Good Doctor”), a company listed on the Hong Kong Stock Exchange (stock code: 1833) since March 2023. Mr. Dou joined Ping An Group and its subsidiaries in April 1997, and had served in various legal and compliance positions since then. Mr. Dou received his bachelor’s degree and master’s degree in law from Jilin University, China in July 1989 and May 1994, respectively.
Ms. Wenjun Wang has served as a Director since November 2021, and is mainly responsible for providing professional opinion and judgment to the Board, after having previously served as a Director between October 2017 and June 2019. Ms. Wang joined the Group in September 2017 as a director of Shenzhen OneConnect Smart Technology Co., Ltd. Ms. Wang joined Ping An Group and its subsidiaries in 1996. She served as the general manager of staff service management of the human resources center in Ping An Group from June 1996 to March 2011, the employee representative supervisor from May 2006 to March 2011, the general manager of the party working department of Ping An Bank Co., Ltd (“Ping An Bank”), a company listed on the Shenzhen Stock Exchange (stock code: 000001) from March 2011 to September 2022, and a general manager of the security department of Ping An Bank from April 2013 to November 2016. Ms. Wang received her bachelor’s degree of arts in English from Shanghai International Studies University, China in July 1989 and her master ‘s degree of public administration from Xi’an Jiaotong University, China in June 2006. Ms. Wang obtained an economics professional qualification (intermediate) from the Shenzhen position management office, China (now known as Shenzhen Human Resources and Social Security Bureau, China) in November 1997.
Ms. Xin Fu has served as a Director since November 2022, and is mainly responsible for providing professional opinion and judgment to the Board. She is currently serving as an executive director, the senior vice president and chief financial officer (financial director) of Ping An Group. She joined Ping An Group in October 2017 as the general manager of its planning department, and successively served as the deputy chief financial officer, the director of the strategic development center and chief operating officer of Ping An Group. Ms. Fu has been serving as a director of Lufax, a company listed on both the Hong Kong Stock Exchange (stock code: 6623) and the NYSE (stock code: LU), since November 2022, and as a director of Ping An Healthcare and Technology Company Limited, a company listed on the Hong Kong Stock Exchange (stock code: 1833) since March 2023. Ms. Fu has been serving as a non-executive director of Ping An Life Insurance Company of China, Ltd. and Ping An Asset Management Co., Ltd. since September 2023 and April 2023, respectively. Ms. Fu has also been serving as a non-executive director of Ping An Bank, a company listed on the Shenzhen Stock Exchange (SZSE: 000001) since March 2024, an executive director of Ping An Group since September 2024, a director of Peking University Medical Management Co., Ltd. since December 2024 and the chief financial officer (financial director) of Ping An Group since March 2025. Prior to joining Ping An Group and its subsidiaries, Ms. Fu served as a partner of Roland Berger Management consulting in financial services practices, and as an executive director of PricewaterhouseCoopers, responsible for coordinating projects such as in finance and fintech services for over 10 years. Ms. Fu received a master’s degree in business administration from Shanghai Jiao Tong University, PRC, in June 2012.
Dr. Yaolin Zhang has served as an independent Director since February 2019. Dr. Zhang is mainly responsible for providing independent opinion and judgment to the Board. Dr. Zhang has more than 30 years of experience in finance and banking. Dr. Zhang served as chairman of the board of directors and chief executive officer of Shenzhen Ya Zhi Mei Ju Information Technology Co., Ltd. from February 2019 to September 2023, and has been serving as an independent director of the Bank of Ningxia Co., Ltd. since December 2019 and as an independent director of Dongguan Trust Co., Ltd. since August 2019. Dr. Zhang was independent director of Bank of Luoyang Co., Ltd. between August 2017 and May 2022. Dr. Zhang was the person responsible for the establishment of the Shenzhen branch of Shanghai Pudong Development Bank (“SPD Bank”), and served as president of the branch from August 2010 to May 2015. Prior to that, Dr. Zhang served as a vice president of Ping An Bank from November 2008 to August 2010. From June 1998 to October 2008, Dr. Zhang served in various positions in SPD Bank, including as vice president and president

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of the Guangzhou branch and vice president of SPD Bank. From July 1987 to June 1998, Dr. Zhang served in various management positions at China Construction Bank. Dr. Zhang received his bachelor ‘s degree of science in physics from Fudan University, China in October 1982, his master ‘s degree in economics from Wuhan University, China in August 1987, his doctorate degree in law from Wuhan University, China in June 1996, and his executive master of business administration degree from the China Europe International Business School, China in June 2007.
Mr. Tianruo Pu has served as an independent Director since September 2019. Mr. Pu is mainly responsible for providing independent opinion and judgment to the Board. Mr. Pu currently serves as an independent director of various listed companies, including Fresh2 Group Limited (formerly known as AnPac Bio-Medical Science Co., Ltd.) (formerly NASDAQ: ANPC; now NASDAQ: FRES) since October 2022, Autohome Inc. listed on the Hong Kong Stock Exchange (stock code: 2518) and the NYSE (stock code: ATHM), since December 2016, and 3SBio Inc. listed on the Hong Kong Stock Exchange (stock code: 1530), since May 2015. Previously, Mr. Pu served as a director of various companies listed on the NYSE or NASDAQ, including Renren Inc. (NYSE: RENN) from December 2016 to July 2020, Kaixin Auto Holdings (NASDAQ: KXIN) from April 2019 to July 2020, Luckin Coffee Inc. (NASDAQ: LK) from March 2020 to June 2020 and JMU Limited (now known as Mercurity Fintech Holding Inc.) (formerly NASDAQ: JMU; now NASDAQ: MFH) from April 2015 to November 2019. Mr. Pu has extensive work experience in finance and accounting in both the United States and China. Mr. Pu served as the chief financial officer of various companies, including Zhaopin Ltd. (formerly NYSE: ZPIN) from 2016 to 2018, UTStarcom Holdings Corp. (NASDAQ: UTSI) from 2012 to 2014 and China Nuokang Bio-Pharmaceutical Inc. (formerly NASDAQ: NKBP) from 2008 to 2012. Mr. Pu received his bachelor’s degree of arts in diplomatic English from China Foreign Affairs University, China in July 1991, his master ‘s degree of science in accounting from the University of Illinois, United States in May 1996 and his master ‘s degree in business administration from the J. L. Kellogg Graduate School of Management at Northwestern University, United States, in June 2000.
Mr. Wing Kin Anthony Chow has served as an independent Director since October 2020. Mr. Chow is mainly responsible for providing independent opinion and judgment to the Board. Mr. Chow has been serving as a non-executive director of Kingmaker Footwear Holdings Ltd., a company listed on the Hong Kong Stock Exchange (stock code: 1170), since May 1994, an independent non-executive director of Ping An Good Doctor since May 2018, an independent non-executive director of Beijing North Star Company Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0588), since May 2021 and an independent non-executive director of China Resources Beverage (Holdings) Company Limited, a company listed on the Hong Kong Stock Exchange (stock code: 2460), since October 2024. He was also an independent non-executive director of MTR Corporation Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0066), between May 2016 and May 2022, and an independent non — executive director of S.F. Holding Co., Ltd., a company listed on the Shenzhen Stock Exchange (stock code: 2352), between December 2016 and December 2022. Mr. Chow is a solicitor admitted to practice in Hong Kong and England and Wales. He has been a practicing solicitor in Hong Kong for more than 40 years and is the senior consultant of Messrs. Guantao & Chow Solicitors and Notaries. Mr. Chow is a China-appointed attesting officer. Mr. Chow was a member of The National Committee of the Chinese People’s Political Consultative Conference from 2003 to 2023, the president of The Law Society of Hong Kong from 1997 to 2000, chairman of the Process Review Panel for the SFC from 2006 to 2012 and chairman of Process Review Panel for the Financial Reporting Council from 2015 to 2020. Mr. Chow was awarded the Justice of the Peace in 1998 and the Silver Bauhinia Star medal in 2003 by the Hong Kong Special Administrative Region. He was also awarded the Honorary Fellowship of the Hong Kong Institute of Education in 2010, the Honorary Fellowship of King’s College London in July 2013, the Roll of Honor by the Law Society of Hong Kong in 2015, Doctor of Social Science honoris causa of Hong Kong Metropolitan University (formerly known as The Open University of Hong Kong) in December 2018, and Doctor of Laws honoris causa of The Hong Kong University of Science and Technology in November 2021.
Mr. Koon Wing Ernest Ip has served as an independent Director since November 2021. Mr. Ip is mainly responsible for providing independent opinion and judgment to the Board. Mr. Ip has over 35 years of experience in accounting and auditing. Mr. Ip has been serving as the group chief financial officer of the Fung

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Group since 2019, which comprises, among others, Li & Fung Limited, a company formerly listed on the Hong Kong Stock Exchange (stock code: 0494), Fung (1937) Management Limited and Convenience Retail Asia Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0831). Mr. Ip has also been serving as an independent director of PAO Bank Limited (“PAOB”, formerly known as Ping An OneConnect Bank (Hong Kong) Limited) since August 2021, and an independent non-executive director of Media Chinese International Limited, a company listed on both the Hong Kong Stock Exchange (stock code: 0685) and Bursa Malaysia Securities Berhad (stock code: 5090), since July 2021. As an independent non-executive director of PAOB, Mr. Ip has the general responsibility of providing independent advice and guidance to the board of PAOB without involvement in its daily operations and management. Additionally, Mr. Ip is a member of the board risk management committee and chairperson of the board audit committee of PAOB, and is responsible for overseeing, monitoring and reviewing PAOB’s risk management framework and structure, financial reporting, internal audit function and the work of PAOB’s external auditor. Prior to joining the Fung Group, Mr. Ip was a partner at PricewaterhouseCoopers Limited from 1993 until his retirement in 2019. Mr. Ip holds several key positions in regulatory authorities and business associations. Currently, Mr. Ip is a member of the Takeovers & Mergers Panel of the SFC and the Takeovers Appeal Committee of the SFC. He is also a member of the Guangdong Provincial Committee of the Chinese People’s Political Consultative Conference, the vice president of the Council for the Promotion of Guangdong-Hong Kong-Macao cooperation and a senior advisor of the Accounting Professional Committee for Hong Kong region of the Council for the Promotion of Guangdong-Hong Kong-Macao cooperation. He was the Listing Committee member of the Hong Kong Stock Exchange from 2003 to 2009, a member of the Dual Filing Advisory Group of the SFC from 2008 to 2014 and the president of the Hong Kong Business Accountants Association in 2022. Mr. Ip graduated with a professional diploma in accountancy from the accounting faculty of the Hong Kong Polytechnic, Hong Kong (now known as Hong Kong Polytechnic University) in November 1984. Mr. Ip has been a fellow member of the Association of Chartered Certified Accountants since February 1992, a fellow member of the Hong Kong Institute of Certified Public Accountants since December 1994 and a fellow member of the Certified Practising Accountant Australia since February 2012.
Mr. Xiao Tang joined the Group in October 2024 and is currently general manager of the Company. Mr. Tang is mainly responsible for digital bank business of the Company. Mr. Tang has over 25 years experience in banking services. Prior to joining the Company, Mr. Tang served as an executive director and the president of BOC Financial Technology Co., Ltd. from December 2020 to September 2024. Before that, Mr. Tang served as an executive vice president of the Suzhou subsidiary of CCB Fintech Co., Ltd. and the general manager of customer service department of Wuhan business group from April 2018 to November 2020. From July 2001 to April 2018, Mr. Tang served in different positions of China Construction Bank, including department head of the testing and promotion department of Wuhan data center, and head of the innovation department. Mr. Tang received his bachelor’s degree in electronic information from Wuhan University of Technology in 2001, and his master’s degree in business administration from Huazhong University of Science and Technology in 2006.
Mr. Rubo Lin joined the Group in August 2024 and is currently chief financial officer of the Company. Mr. Lin is mainly responsible for the Company’s finance and planning. Mr. Lin has over 20 years experience in technology, media and telecommunications industry and capital market. Prior to joining the Company, Mr. Lin served as the chief financial officer of Ping An Technology (Shenzhen) Co., Ltd., a leading fintech company in China. Before that, Mr. Lin served in different senior management positions of various companies from 2010 to 2020, including chief financial officer of Lenovo Group Ltd’s global mobile business unit, finance general manager of WeChat business division in Tencent and chief financial officer of Shenzhen Xiaoman Technology Co. Ltd. from 1999 to 2010, Mr. Lin worked for Microsoft, Dell and IBM in U.S./China and he held various managerial roles in service finance, business control, strategic planning, digital transformation and cloud services. Mr. Lin received his bachelor’s degree in international business and economics from Hunan University in 1994, and his master’s degree of business and administration from Kelley School of Business at Indiana University Bloomington in 2005.
During the last five years, to the knowledge of the Company, none of the persons listed above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to

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any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
(b)
The Offeror

The name, business telephone, business address, present principal employment, and citizenship of each director and executive officer of the Offeror are set forth below.
Name	Business Telephone	Business address	Position/Title	Citizenship
Ms. Song Gao	+86-21-2262-3370	47/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Director	Chinese
Ms. Yanmei Dong	+86-21-2262-7970	47/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Director	Chinese
Ms. Song Gao is the director of the Offeror. She joined Ping An Group in January 2001 and previously served as the General Manager of Finance Department of Ping An Life. Currently, Ms. Gao serves as the chairman of board of directors as well as the General Manger of Shenzhen Ping An Financial Technology Consulting Co., Ltd. Ms. Gao holds a bachelor’s degree in economics from Shanghai University of Finance and Economics.
Ms. Yanmei Dong is the director of the Offeror. She joined Ping An Group in 2007 and previously held positions in Finance Department of Ping An Group. She currently serves as the Senior Financial Manager of Shenzhen Ping An Financial Technology Consulting Co., Ltd. Ms. Dong holds a master’s degree in financial management from Renmin University of China.
During the last five years, to the knowledge of the Offeror, none of the persons listed above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
(c)
Ping An Group

The name, business telephone, business address, present principal employment, and citizenship of each director and executive officer of Ping An Group are set forth below.
Name	Business Telephone	Business address	Position/Title	Citizenship
Mr. Mingzhe Ma	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Chairman of the board of directors and executive director	Chinese

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Name	Business Telephone	Business address	Position/Title	Citizenship
Mr. Yonglin Xie	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Executive director, President and Co-Chief Executive Officer	Chinese
Mr. Michael Guo	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Executive director, Co-Chief Executive Officer and Senior Vice President	Australian
Ms. Xin Fu	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Executive director, Senior Vice President and Chief Financial Officer	Chinese
Ms. Fangfang Cai	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Executive director and Senior Vice President	Chinese
Mr. Chearavanont Soopakij	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Non-executive director	Thai
Mr. Xiaoping Yang	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Non-executive director	Chinese (Hong Kong)
Mr. Jianfeng He	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Non-executive director	Chinese
Ms. Xun Cai	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Non-executive director	Chinese

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Name	Business Telephone	Business address	Position/Title	Citizenship
Mr. Sing Yip Ng	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Independent non-executive director	Chinese (Hong Kong)
Mr. Yiyun Chu	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Independent non-executive director	Chinese
Mr. Hong Liu	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Independent non-executive director	Chinese
Mr. Kong Ping Albert Ng	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Independent non-executive director	Chinese (Hong Kong)
Mr. Li Jin	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Independent non-executive director	Chinese
Mr. Guangqian Wang	+86-755-22622311	47/F, 48/F, 109/F, 110/F, 111/F and 112/F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, PRC	Independent non-executive director	Chinese
Mr. Mingzhe Ma is the founder of Ping An Group and has been a director of Ping An Group since March 1988. Mr. Ma is the Chairman and executive director of Ping An Group. Since the establishment of Ping An Group, Mr. Ma had been fully involved in the operations and management of Ping An Group until June 2020 when he ceased to act as the CEO. He now plays a core leadership role, in charge of decision-making on Ping An Group’s strategies, human resources, culture and major issues. Mr. Ma successively served as the President, a director, and the Chairman and CEO of Ping An Group. Prior to founding Ping An Group, Mr. Ma was the Deputy Manager of China Merchants Shekou Industrial Zone Social Insurance Company. Mr. Ma holds a Ph.D. in money and banking from Zhongnan University of Economics and Law (previously known as Zhongnan University of Finance and Economics).
Mr. Yonglin Xie is the executive director, President and Co-CEO of Ping An Group. Mr. Xie is also the Chairman of Ping An Bank, and a non-executive director of Ping An Asset Management Co., Ltd. and Lufax Holding Ltd. Mr. Xie joined Ping An Group in 1994 and has been a director of Ping An Group since April 2020. Mr. Xie was the deputy director of Ping An Group’s Strategic Development & Reform Center

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from June 2005 to March 2006. He held positions of the Operations Director, the Human Resources Director, and a Vice President of Ping An Bank from March 2006 to November 2013, and served as the Special Assistant to the Chairman, the President and the CEO, and the Chairman of Ping An Securities Co., Ltd. from November 2013 to November 2016 successively. He was a Senior Vice President of Ping An Group from September 2016 to December 2019. Previously, Mr. Xie served as a Deputy General Manager of Ping An Property & Casualty Insurance’s sub-branches, a Deputy General Manager and then the General Manager of Ping An Life’s branches, and the General Manager of Ping An Life’s Marketing Department. Mr. Xie holds a master of science degree and Ph.D. in Corporate Management from Nanjing University.
Mr. Michael Guo is the executive director, Co-CEO and Senior Vice President of Ping An Group. Mr. Guo joined Ping An Group in 2019 and has been a director of Ping An Group since September 2024. Mr. Guo is also a non-executive director of a number of controlled subsidiaries of Ping An Group including Ping An Life, Ping An Property & Casualty Insurance, Ping An Bank and Ping An Health, as well as a non-executive Director of the Company. Previously, Mr. Guo successively held the positions of the Vice Chief Human Resources Officer and the Chief Human Resources Officer of Ping An Group from August 2022 to September 2023. Before then, he served as the Special Assistant to the Chairman and an Executive Vice President of Ping An Property & Casualty Insurance. Prior to joining Ping An Group, Mr. Guo was a Partner and managing director of Boston Consulting Group, and a Global Co-CEO of Willis Towers Watson Capital Markets. Mr. Guo holds a MBA degree from the University of New South Wales, Australia.
Ms. Xin Fu is the executive director, Senior Vice President and Chief Financial Officer of Ping An Group. Ms. Fu joined Ping An Group in 2017 and has been a director of Ping An Group since September 2024. Ms. Fu is also a non-executive director of a number of controlled subsidiaries of Ping An Group including Ping An Life, Ping An Bank, Ping An Asset Management Co., Ltd., Lufax Holding Ltd and Ping An Health, as well as a non-executive Director of the Company. Ms. Fu served as the General Manager of Ping An Group’s Planning Department from October 2017 to January 2023, Ping An Group’s Deputy Chief Financial Officer from March 2020 to March 2022, and Ping An Group’s Chief Operating Officer from March 2022 to September 2023. Prior to joining Ping An Group, Ms. Fu served as a Financial Services Partner at Roland Berger International Management Consulting and an executive director of PricewaterhouseCoopers. Ms. Fu holds a MBA degree from Shanghai Jiao Tong University.
Ms. Fangfang Cai is the executive director and Senior Vice President of Ping An Group. Ms. Cai joined Ping An Group in 2007 and has been a director of Ping An Group since July 2014. Ms. Cai is also a director of a number of controlled subsidiaries of Ping An Group including Ping An Life, Ping An Property & Casualty Insurance, Ping An Bank and Ping An Health. Ms. Cai successively held the positions of a Vice General Manager and the General Manager of the Remuneration Planning and Management Department of the Human Resources Center of Ping An Group from October 2009 to February 2012, and served as the Vice Chief Financial Officer and General Manager of the Planning Department of Ping An Group from February 2012 to September 2013, the Vice Chief Human Resources Officer of Ping An Group from September 2013 to March 2015, and the Chief Human Resources Officer of Ping An Group from March 2015 to April 2023. Prior to joining Ping An Group, Ms. Cai served as the consulting director of Watson Wyatt Consultancy (Shanghai) Ltd. and the audit director on the financial industry of British Standards Institution Management Systems Certification Co., Ltd. Ms. Cai holds a master’s degree in accounting from the University of New South Wales, Australia.
Mr. Chearavanont Soopakij is a non-executive director of Ping An Group. Mr. Chearavanont has been a director of Ping An Group since June 2013. He is the Chairman of CP Group, an executive director and the Chairman of C.P. Lotus Corporation, a non-executive director and the Chairman of Chia Tai Enterprises International Limited, and an executive director and the Chairman of C.P. Pokphand Co. Ltd. Mr. Chearavanont is also the Chairman of CP ALL Public Company Limited and Charoen Pokphand Foods Public Company Limited (both listed in Thailand), and also a non-executive director of Honma Golf Limited. Mr. Chearavanont served as a director of True Corporation Public Company Limited (listed in Thailand) and the Chairman of CT Bright Holdings Limited in the past. Mr. Chearavanont holds a bachelor of science degree from the College of Business and Public Administration of New York University.

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Mr. Xiaoping Yang is a non-executive director of Ping An Group. Mr. Yang has been a director of Ping An Group since June 2013. Mr. Yang is the Senior Vice Chairman of CP Group, the Vice Chairman and CEO of CPG Overseas, an executive director and the Vice Chairman of C.P. Lotus Corporation, the CEO of CT Bright Holdings Limited, and a non-executive director of CITIC Limited and Honma Golf Limited. Mr. Yang is also an Associate Dean of the China Institute for Rural Studies of Tsinghua University, a vice director of the Management Committee of the Institute for Global Development of Tsinghua University, the President of Beijing Association of Enterprises with Foreign Investment and an Adviser on Foreign Investment to the Beijing Municipal Government. Prior to his current offices, Mr. Yang was a member of the Twelfth National Committee of the Chinese People’s Political Consultative Conference, and served as the Manager for China Division and the Chief Representative of Beijing Office of Nichiyo Co., Ltd. Mr. Yang was a non-executive director of Tianjin Binhai Teda Logistics (Group) Corporation Limited and Chery Holding Group Co., Ltd., a non-executive director and the Vice Chairman of True Corporation Public Company Limited, and the Vice Chairman of the board of directors of China Minsheng Investment Co., Ltd. Mr. Yang holds a bachelor’s degree from Nanchang University (previously known as Jiangxi Polytechnic College) and a certificate for completing a doctoral program in Tsinghua University.
Mr. Jianfeng He is a non-executive director of Ping An Group. Mr. He has been a director since July 2022. Mr. He is currently the Party Committee Secretary and Chairman of Shenzhen Investment Holdings Co., Ltd., and the President of Research Institute of Tsinghua University in Shenzhen. Prior to his current positions, Mr. He served as the Party Committee Secretary and Chairman of Shenzhen Agricultural Products Group Co., Ltd., the Party Committee Secretary and Chairman of Shenzhen Food Materials Group Co., Ltd., the Chief Economist and a Party Committee Member of the State-owned Assets Supervision and Administration Commission of Shenzhen Municipal People’s Government, a Vice President of Shenzhen SEZ Construction and Development Group Co., Ltd., and so on. Mr. He holds a bachelor of laws degree in international law from Wuhan University. Mr. He is a senior economist and a qualified PRC lawyer.
Ms. Xun Cai is a non-executive director of Ping An Group. Ms. Cai has been a director of Ping An Group since July 2022. Ms. Cai is currently an employee director and the Deputy Party Committee Secretary of Shum Yip Group Limited, an executive director of Shenzhen Investment Limited, and a non-executive director of Road King Infrastructure Limited. Prior to her current positions, Ms. Cai served as the division director of the Cadre Division I, the division director of the Research and Publicity Division, the division director of the Cadre Supervision Division and the deputy division director of the Cadre Division I and II of the Organization Department of Shenzhen Municipal Party Committee. Ms. Cai holds a bachelor’s degree in economics from Central South University (previously known as Central South University of Technology).
Mr. Sing Yip Ng is an independent non-executive director of Ping An Group. Mr. Ng has been a director of Ping An Group since July 2019. Mr. Ng currently serves as a member of the Professional Advisory Board of the Asian Institute of International Financial Law of the University of Hong Kong, the Chairman of the Board of Supervisors of HSBC Bank Vietnam Limited, and an independent non-executive director of Multifield International Holdings Limited and Oriental Explorer Holdings Limited. Prior to his current positions, Mr. Ng served as a Crown Counsel in the Attorney General’s Chambers in Hong Kong before going into private practice. Mr. Ng joined HSBC in June 1987 as an Assistant Group Legal Consultant, was later appointed as a Deputy Head of the Legal and Compliance Department, and the Head of Legal and Compliance in Asia Pacific, and served as a non-executive director of HSBC Bank (China) Limited, an independent non-executive director of Hang Seng Bank Limited and HSBC Bank Australia Limited, and the Vice Chairman of the Legal Committee of the Hong Kong General Chamber of Commerce. Mr. Ng holds a bachelor’s degree and master’s degree in laws (L.L.B. and L.L.M.) from the University of London, a bachelor’s degree in laws (L.L.B.) from Peking University, and is admitted as solicitor to the supreme courts of England, Hong Kong, and Victoria, Australia.
Mr. Yiyun Chu is an independent non-executive director of Ping An Group. Mr. Chu has been a director of Ping An Group since July 2019. Mr. Chu is a National Tier 2 professor and doctoral supervisor at the School of Accountancy of Shanghai University of Finance and Economics, a Renowned Accounting Expert designated by the Ministry of Finance, a full-time researcher at the Accounting and Finance Research Institute of Shanghai University of Finance and Economics, a Key Research Institute of Humanities and Social

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

Sciences under the Ministry of Education, a member of the first and second Senior Accounting Professional Qualification Evaluation Committee of the National Government Offices Administration, and a director of the Eighth and Ninth Council of the Accounting Society of China. Mr. Chu is also an independent non-executive director of Bank of Hebei Co., Ltd. and United Overseas Bank (China) Limited, and an Independent Supervisor of Bank of China Co., Ltd. Prior to his current positions, Mr. Chu was a member of the First Accounting Standards Advisory Committee of the Ministry of Finance, the Executive Secretary-General of the Accounting Education Branch of the Accounting Society of China (formerly known as Chinese Accounting Professors Association), and an independent non-executive director of Universal Scientific Industrial (Shanghai) Co., Ltd. and Tellhow Sci-tech Co., Ltd. Mr. Chu holds Ph.D, master’s and bachelor’s degree in accounting from Shanghai University of Finance and Economics.
Mr. Hong Liu is an independent non-executive director of Ping An Group. Mr. Liu has been a director of Ping An Group since July 2019. Mr. Liu is currently a professor and doctoral supervisor at Peking University, a Vice President of the Chinese Association for Artificial Intelligence, a member of the leading expert group of the national key R&D program of “Intelligent Robots” under the “13th Five-Year Plan”, one of the first experts under the”National High-level Talent Special Support Plan”, and an independent director of Skyworth Digital Co., Ltd. Prior to his current positions, Mr. Liu served as an independent director of Shenzhen JingQuanHua Electronics Co., Ltd. Mr. Liu holds a Ph. D in engineering from Harbin Institute of Technology and has completed postdoctoral research at Peking University.
Mr. Kong Ping Albert Ng is an independent non-executive director of Ping An Group. Mr. Ng has been a director of Ping An Group since August 2021. Mr. Ng is currently the President of the Hong Kong China Chamber of Commerce, an Honorary Advisor of the Hong Kong Business Accountants Association, and a member of the Advisory Board of the School of Accountancy of The Chinese University of Hong Kong. Mr. Ng is a member of the Audit Committee of The Chinese University of Hong Kong, Shenzhen and a Council Member of the Education Foundation of The Chinese University of Hong Kong, Shenzhen. Mr. Ng is also an independent non-executive director of China International Capital Corporation Limited and Shui On Land Limited, and an independent director of Alibaba Group Holding Limited. Prior to his current positions, Mr. Ng served as the Chairman of Ernst & Young China, Managing Partner of Ernst & Young in Greater China, and a member of the EY Global Executive. He has over 30 years of professional experience in the accounting industry in Hong Kong and the Chinese mainland. Before joining Ernst & Young, Mr. Ng was the partner-in-charge of Arthur Andersen LLP in Greater China, the partner-in-charge of China business of PricewaterhouseCoopers, and the managing director of Citigroup China Investment Banking. Mr. Ng served as a member of the First and Second Accounting Standards Advisory Committee of the Ministry of Finance, and an independent non-executive director of Beijing Airdoc Technology Co., Ltd. Mr. Ng holds a bachelor’s degree and master’s degree in business administration from The Chinese University of Hong Kong. Mr. Ng is a member of the Hong Kong Institute of Certified Public Accountants, Chartered Accountants Australia and New Zealand, Certified Public Accountants Association and the Association of Chartered Certified Accountants.
Mr. Li Jin is an independent non-executive director of Ping An Group. Mr. Jin has been a director of Ping An Group since August 2021. Mr. Jin is currently a Vice President and Chair Professor of Southern University of Science and Technology, a member of the Committee for Economic Affairs of the 14th CPPCC National Committee, a member of the Central Committee of Jiusan Society, a member of the board of directors and the Academic Committee of the Global Corporate Governance Forum, and a Vice Chairman of China Management Science Society. Mr. Jin is also an independent director of TCL Technology Group Corporation. Prior to his current positions, Mr. Jin was an Associate Dean of Guanghua School of Management, Peking University, a tenured professor and a doctoral supervisor in the Department of Finance at Oxford University’s Saïd Business School, and an associate professor in the Department of Finance at Harvard Business School. He was also an independent non-executive director of Yingda International Trust Company Limited, Beijing Financial Holdings Group, Dacheng Fund Management Co., Ltd. and CITIC aiBank Corporation Limited, and an independent director of S.F. Holding Co., Ltd. and Guosen Securities Co., Ltd. Mr. Jin holds a Ph.D in finance from Massachusetts Institute of Technology, USA.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

Mr. Guangqian Wang is an independent non-executive director of Ping An Group, and has been a director since July 2023. Mr. Wang is currently a professor at the School of Finance of Central University of Finance and Economics, a Vice President of China Society for Finance and Banking, and a Vice President of China Modern Financial Society. Prior to his current positions, Mr. Wang was a Vice Dean of Central College of Finance (now Central University of Finance and Economics) and then a Vice President and the President of Central University of Finance and Economics. Mr. Wang holds a Ph.D. in Finance from Renmin University of China.
[During the last five years, to the knowledge of Ping An Group, none of the persons listed above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.]
14.
REGISTRATION AND PAYMENT

(a)
Closure of the register of members of the Company

Assuming that the Record Date falls on [day], [month] [date], 2025, it is proposed that the registers of members of the Company will be closed from [day], [month] [date] (or such other date as Shareholders may be notified by an announcement) onwards in order to determine entitlements under the Scheme. In order to qualify for entitlements under the Scheme, Scheme Shareholders should ensure that the transfers of Shares to them are lodged with the Share Registrar at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for registration in their names or in the names of their nominees no later than [time] on [day], [month] [date], 2025.
(b)
Payment to the Scheme Shareholders

Upon the satisfaction of their respective conditions (including the Scheme becoming effective), the Cancellation Price will be paid to the Scheme Shareholders whose names appear on the register of members of the Company on the Record Date as soon as possible but in any event no later than seven (7) Business Days after the Effective Date. On the basis that the Scheme becomes effective on [day], [month] [date], 2025 (Cayman Islands time), the cheques for the payment of the Cancellation Price are expected to be despatched on or before [day], [month] [date], 2025. Beneficial holders of Scheme Shares whose names do not appear in the register of members will receive their share of the Scheme Consideration subject to the applicable terms and conditions governing their relationship with the registered Shareholder.
Cheques for the payment of the Cancellation Price shall be issued in Hong Kong Dollars (except for the Cancellation Price to be paid to the Depositary) and sent by ordinary post in postage pre-paid envelopes addressed to the persons entitled thereto at their respective registered addresses shown in the register of members of the Company or, in the case of joint holders, to the registered address of that joint holder whose name then stands first in the register of members of the Company in respect of the joint holding. All such cheques will be posted at the risk of the persons entitled thereto and none of the Offeror, the Company, Morgan Stanley or the Independent Financial Adviser will be responsible for any loss or delay in despatch.
On or after the day being six (6) calendar months after the posting of such cheques, the Offeror shall have the right to cancel or countermand payment of any such cheque which has not been cashed or has been returned uncashed, and shall place all monies represented thereby in a deposit account in the Offeror’s name with a licensed bank in Hong Kong selected by the Offeror.
The Offeror shall hold such monies until the expiry of six years from the Effective Date and shall, prior to such date, make payments therefrom of the sums to persons who satisfy the Offeror that they are respectively entitled thereto. On the expiry of six years from the Effective Date, subject to any prohibition or condition imposed by law, the Offeror shall be released from any further obligation to make any payments under the Scheme.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

Assuming that the Scheme becomes effective, the register of members of the Company will be updated accordingly to reflect the cancellation of all the Scheme Shares and all existing certificates representing the Scheme Shares will cease to have effect as documents or evidence of title as from the Effective Date, which is expected to be on or about [day], [month] [date], 2025 (Cayman Islands time).
[Settlement of the Cancellation Price to which any Scheme Shareholder is entitled will be implemented in full in accordance with the terms of the Proposal and the Scheme without regard to any lien, right of set-off, counterclaim or other analogous right to which the Offeror may otherwise be, or claim to be, entitled against such Scheme Shareholder.]
(c)
Payment to the ADS Holders

As the ADSs are governed by the U.S. federal securities laws, the requirements of the NYSE and the terms of the Deposit Agreement, implementation of the Scheme will not in and of itself result in the cancellation of the ADSs. Instead, upon the Scheme becoming effective, the Scheme Shares underlying the ADSs will be cancelled along with all other Scheme Shares, and, upon surrender of all outstanding ADSs, the ADSs representing such Scheme Shares will be cancelled by the Depositary.
The Depositary, which will receive the cancellation consideration in U.S. dollars in respect of its Scheme Shares, will then distribute the U.S. dollar cash it receives pro rata to the ADS holders, based on their respective holdings (net of applicable fees (including, without limitation, a cancellation fee of US$0.05 per ADS), charges and expenses of the Depositary, governmental charges and any taxes withheld) subject to and in accordance with the terms of the Deposit Agreement. If the ADSs are held through a financial intermediary such as a broker, the ADS Holders may also be required to pay the fees and expenses charged by the financial intermediary, if any.
15.
OVERSEAS SHAREHOLDERS

This Scheme Document does not constitute an offer or invitation to sell, purchase, subscribe for or issue any securities or the solicitation of an offer to buy or subscribe for securities pursuant to this Scheme Document or otherwise in any jurisdiction in which such offer, invitation or solicitation is unlawful.
The making of the Proposal to the holders of Scheme Shares who are not resident in Hong Kong may be subject to the laws and regulations of the relevant jurisdictions in which such holders of Scheme Shares are located. Such overseas holders of Scheme Shares should inform themselves about and observe any applicable legal, tax or regulatory requirements.
It is the responsibility of any overseas holders of Scheme Shares, wishing to take an action in relation to the Proposal and the Scheme, to satisfy themselves as to the full observance of the laws and regulations of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with any other necessary formalities and the payment of any issue, transfer or other taxes in such jurisdiction. The Offeror, the Company and their respective advisers expressly decline any liability for breach of any of these restrictions by any persons.
Any acceptance by such overseas holders of Scheme Shares will be deemed to constitute a representation and warranty from such persons to the Company, the Offeror and their respective advisers, that those laws and regulatory requirements have been complied with. If such overseas holders of Scheme Shares are in doubt as to their positions, they should consult their own professional advisers.
16.
TAXATION CONSIDERATIONS

(a)
Hong Kong Stamp Duty and Tax Consequences

As the Scheme does not involve the sale and purchase of Hong Kong stock, no Hong Kong stamp duty will be payable pursuant to the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) on the cancellation of the Scheme Shares upon the Scheme becoming effective.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

Holders of Scheme Shares, whether in Hong Kong or in other jurisdictions, are recommended to consult their own professional advisers if they are in any doubt as to the taxation implications of accepting the Proposal and, in particular, whether the receipt of the Cancellation Price would make such Scheme Shareholder liable to taxation in Hong Kong or in other jurisdictions.
(b)
U.S. Tax Consequences

Information on the U.S. tax consequences is set out in the section headed “U.S. Federal Income Tax Consequences” of Part II — U.S. Special Factors of this Scheme Document.
It is emphasized that none of the Offeror, the Company, Morgan Stanley, the Independent Financial Adviser and their agents or any of their respective directors, officers or associates or any other person involved in the Proposal and the Scheme accepts responsibility or has any liability for any taxation effects on, or liabilities of, any persons as a result of their acceptance or rejection of the Proposal. All Scheme Shareholders, Beneficial Owners and/or ADS Holders shall be solely responsible for their liabilities (including tax liabilities) in relation to the Proposal.
17.
SCHEME SHARES, COURT MEETING AND EXTRAORDINARY GENERAL MEETING

(a)
Scheme Shares

As at the Latest Practicable Date, the Company had [1,169,980,653] Shares in issue (of which [269,702,340] Shares were represented by [8,990,078] ADSs). Save for the Shares in issue, the [6,342,790] Options and [16,186,105] PSUs, the Company did not have any other relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) in issue.
As of the Latest Practicable Date, the Scheme Shares comprise an aggregate of [816,903,297] Shares, representing approximately [69.82]% of the issued share capital of the Company.
(b)
Court Meeting

In accordance with the directions of the Grand Court, the Court Meeting will be held for the purpose of considering and, if thought fit, approving the Scheme (with or without modifications).
[Subject to the directions of the Grand Court, it is the responsibility of the Company to determine whether more than one meeting of the holders of Scheme Shares is required and to ensure that the meeting(s) is/are properly constituted. Each meeting must be properly constituted so that it comprises holders of Scheme Shares whose rights against the Company and pursuant to the Scheme are not so dissimilar as to make it impossible for them to consult together with a view to their common interest.
The Company considers that there is a single class of shareholder affected by the Scheme and that it is appropriate that all holders of Scheme Shares vote (to the extent they are permitted to do so) together as a single class at the Court Meeting. This is because the Company’s Shares are all of the same class and the holders of the Scheme Shares are treated equally under the Scheme.
For completeness, the Company has considered whether the following factors have an impact on the constitution of classes for the purposes of the Scheme, and has concluded that, to the extent there are differences, these are not differences that would make it impossible for the holders of Scheme Shares to consult together with a view to their common interest:
(a)
Some of the Scheme Shares are represented by ADSs. The ADS Holders will receive the equivalent of the Cancellation Price for each of the ADSs they hold from the Depositary, subject to the terms of the Deposit Agreement. The ADS Holders will receive the equivalent of 30 times the Cancellation Price for each ADS they hold. This is not a difference in the rights attributable to ADS Holders, but simply reflects the fact that each ADS represents 30 Shares.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

(b)
The Depositary will distribute the Cancellation Price to the ADS holders pro rata to their holdings (net of applicable fees (including, without limitation, a cancellation fee of US$0.05 per ADS), charges and expenses of the Depositary, governmental charges and any taxes withheld), in accordance with the Deposit Agreement. The cancellation fee and other terms or conditions of the Deposit Agreement may impact the total consideration the ADS Holders receive. However, this is not a difference in rights out under the Scheme but is a difference in the ADS Holders’ personal characteristics or interests and as such does not fracture the class.]

Holders of Scheme Shares whose names appear on the register of members of the Company as at the Meeting Record Date will be entitled to attend and vote, in person or by proxy, at the Court Meeting. Each of (i) Ping An Overseas (who was, as of the Latest Practicable Date, interested in aggregate [22,687,368] Shares, representing approximately [1.94]% of the total number of issued Shares), (ii) Sen Rong (who was, as of the Latest Practicable Date, interested in aggregate [188,061,642] Shares, representing approximately [16.07]% of the total number of issued Shares), (iii) Rong Chang (who was, as of the Latest Practicable Date, interested in aggregate [197,015,946] Shares, representing approximately [16.84]% of the total number of issued Shares), (iv) Lanbang (who was, as of the Latest Practicable Date, interested in aggregate [41,567,790] Shares, representing approximately [3.55]% of the total number of issued Shares) and (v) the Trustee (who was, as of the Latest Practicable Date, interested in aggregate [77,131,997] Shares, representing approximately [6.59]% of the total number of issued Shares)], is not considered as a Disinterested Holder for the purpose of the Proposal and the Scheme and will not be entitled to vote on the Scheme at the Court Meeting, notwithstanding shares held by them form part of the Scheme Shares.
As such, as of the Latest Practicable Date, for the purposes of the Takeovers Code, only the Disinterested Holders (who held, as of the Latest Practicable Date, an aggregate of [290,438,554] shares, representing approximately [24.82]% of the total number of issued Shares) will be entitled to vote on the Scheme at the Court Meeting. The Scheme will be subject to the approval by the Disinterested Holders at the Court Meeting in the manner referred to in the section headed “3. Conditions of the Proposal and the Scheme” in this Explanatory Memorandum.
Notice of the Court Meeting is set out in Appendix VII to this Scheme Document. The Court Meeting will be held at [time] on [date] at [address].
(c)
Extraordinary General Meeting

All Shareholders (including persons who beneficially hold shares registered in the name of HKSCC Nominees, by providing HKSCC Nominees with voting instructions in accordance with the applicable rules and procedures) and ADS Holders (by instructing the Depositary to vote, or to give voting instructions, in the manner set forth in the Deposit Agreement) will be entitled to attend the Extraordinary General Meeting and vote on passing of (i) a special resolution by a majority of not less than three-fourths of the votes cast by the Shareholders present and voting in person or by proxy at the Extraordinary General Meeting to approve and give effect to the reduction of the share capital of the Company as a result of the cancellation and extinguishment of the Scheme Shares (including Scheme Shares underlying the ADSs), and (ii) an ordinary resolution by a simple majority of the votes cast by the Shareholders present and voting in person or by proxy at the Extraordinary General Meeting, subject to and contemporaneously with the cancellation and extinguishment of the Scheme Shares referred to in the aforesaid special resolution, to restore the issued share capital of the Company to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror.
The Offeror and Ping An Overseas have indicated that if the Scheme is approved at the Court Meeting, those Shares held by them will be voted in favour of the resolutions to be proposed at the Extraordinary General Meeting in relation to the reduction of the share capital (if any) and the simultaneous restoration of the issued share capital of the Company to the amount prior to the cancellation of the Scheme Share as described above for issuance to the Offeror as described above.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

Notice of the Extraordinary General Meeting is set out in Appendix VIII to this Scheme Document. The Extraordinary General Meeting will be held at [time] on [date] at [address].
For the avoidance of doubt, Shares held by members of the Morgan Stanley group (i.e. Morgan Stanley and persons controlling, controlled by or under the same control as Morgan Stanley) acting in the capacity of exempt principal traders will not be voted at the Court Meeting and the Extraordinary General Meeting unless the Executive allows such Shares to be so voted.
18.
EXERCISE YOUR RIGHT TO VOTE

IF YOU ARE A SHAREHOLDER OR A BENEFICIAL OWNER, THE COMPANY AND THE OFFEROR STRONGLY ENCOURAGE YOU TO EXERCISE YOUR RIGHT TO VOTE OR GIVE INSTRUCTIONS TO THE RELEVANT REGISTERED OWNER TO VOTE IN PERSON OR BY PROXY AT THE COURT MEETING AND/OR AT THE EXTRAORDINARY GENERAL MEETING. IF YOU KEEP ANY SHARES IN A SHARE LENDING PROGRAM, WE URGE YOU TO RECALL ANY OUTSTANDING SHARES ON LOAN TO AVOID MARKET PARTICIPANTS USING BORROWED STOCK TO VOTE.
IF YOU ARE A BENEFICIAL OWNER WHOSE SHARES ARE DEPOSITED IN CCASS, WE ENCOURAGE YOU TO PROVIDE HKSCC NOMINEES WITH INSTRUCTIONS OR MAKE ARRANGEMENTS WITH HKSCC NOMINEES IN RELATION TO THE MANNER IN WHICH THOSE SHARES SHOULD BE VOTED AT THE COURT MEETING AND/OR AT THE EXTRAORDINARY GENERAL MEETING WITHOUT DELAY AND/OR WITHDRAWN FROM CCASS AND TRANSFERRED INTO YOUR NAME (AS DETAILED IN THE SECTION “ACTIONS TO BE TAKEN BY BENEFICIAL OWNERS WHOSE SHARES ARE HELD THROUGH TRUST OR DEPOSITED IN CCASS” IN PART IV — ACTIONS TO BE TAKEN OF THIS SCHEME DOCUMENT).
IF YOU ARE A REGISTERED OWNER HOLDING SHARES ON BEHALF OF BENEFICIAL OWNERS, WE SHOULD BE GRATEFUL IF YOU WOULD INFORM THE RELEVANT BENEFICIAL OWNERS ABOUT THE IMPORTANCE OF EXERCISING THEIR VOTE.
IF YOU ARE AN ADS HOLDER, YOU CANNOT VOTE AT THE COURT MEETING OR THE EXTRAORDINARY GENERAL MEETING DIRECTLY BUT YOU MAY DIRECTLY OR INDIRECTLY (IN THE CASE OF ADS HOLDERS HOLDING ADSs THROUGH A BANK BROKER OR OTHER FINANCIAL INTERMEDIARY) INSTRUCT THE DEPOSITARY TO EXERCISE YOUR RIGHT TO VOTE ACCORDING TO THE TERMS OF THE DEPOSIT AGREEMENT. PLEASE COMPLETE AND RETURN THE ADS VOTING INSTRUCTION CARD TO THE DEPOSITARY IN A TIMELY MANNER. IF YOU HOLD YOUR ADSs THROUGH A BANK, BROKER OR OTHER FINANCIAL INTERMEDIARY, PLEASE FOLLOW THE INSTRUCTIONS THAT THE BANK, BROKER OR FINANCIAL INTERMEDIARY PROVIDES TO YOU.
IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU ARE ENCOURAGED TO CONSULT YOUR LICENSED SECURITIES DEALER, BANK MANAGER, SOLICITOR, PROFESSIONAL ACCOUNTANT OR OTHER PROFESSIONAL ADVISOR.
19.
PETITION HEARING AT THE GRAND COURT

ANY HOLDERS OF SCHEME SHARES (INCLUDING ANY BENEFICIAL OWNERS) WHO VOTED AT, OR GAVE VOTING INSTRUCTIONS TO A CUSTODIAN OR CLEARING HOUSE WHO VOTED ON THEIR BEHALF AT THE COURT MEETING, SHOULD NOTE THAT THEY ARE ENTITLED, BUT NOT REQUIRED, TO APPEAR IN PERSON OR BY COUNSEL AT THE GRAND COURT HEARING OF THE CAYMAN ISLANDS WHICH IS EXPECTED TO BE AT [TIME] ON [MONTH] [DATE], 2025 (CAYMAN ISLANDS TIME), AT WHICH THE COMPANY WILL SEEK, AMONG OTHERS, THE SANCTION OF THE SCHEME.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 PART XEXPLANATORY MEMORANDUM

20.
RECOMMENDATION

Your attention is drawn to the following:
(i)
the paragraph headed “Recommendation” in the letter from the Board set out in Part VII of this Scheme Document;

(ii)
the letter from the Independent Board Committee set out in Part VIII of this Scheme Document; and

(iii)
the letter from the Independent Financial Adviser set out in Part IX of this Scheme Document.

21.
FURTHER INFORMATION

Further information is set out in the Appendices to, and elsewhere in, this Scheme Document, all of which form part of this Explanatory Memorandum.
Shareholders and holders of Scheme Shares should rely only on the information contained in this Scheme Document. None of the Company, the Offeror, Morgan Stanley, the Independent Financial Adviser or any of their respective affiliates has authorized anyone to provide you with information that is different from what is contained in this Scheme Document.
22.
LANGUAGE

In case of any inconsistency, the English language text of this Scheme Document and the accompanying forms of proxy shall prevail over the Chinese language text.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX   I FINANCIAL INFORMATION OF THE GROUP

1.
FINANCIAL SUMMARY OF THE GROUP

The following is a summary of the audited financial information of the Group for each of the three years ended December 31, 2022, December 31 2023, and December 31, 2024, as extracted from the published consolidated financial statements of the Company as set forth in the annual reports of the Company for the years ended December 31, 2022, December 31 2023, and December 31, 2024, respectively, and unaudited consolidated financial information of the Group for the three months ended March 31, 2024 and 2025 as extracted from its unaudited financial results for the first quarter ended March 31, 2025 published on May 28, 2025 (“2025 Q1 Results Announcement”).
Consolidated Statement of Profit or Loss and Other Comprehensive Income
	Three Months ended March 31,		Year ended December 31,
	2024	2025	2022	2023	2024
	RMB’000 (Unaudited)	RMB’000 (Unaudited)	RMB’000	RMB’000	RMB’000
Continuing operations
Revenue	723,270	367,778	4,357,462	3,521,591	2,248,103
Cost of revenue	(450,867)	(262,864)	(2,775,354)	(2,195,574)	(1,443,606)
Gross profit	272,403	104,914	1,582,108	1,326,017	804,497
Research and development expenses	(213,183)	(61,570)	(1,399,415)	(955,201)	(510,898)
Selling and marketing expenses	(48,500)	(46,485)	(369,948)	(241,612)	(177,285)
General and administrative expenses	(80,520)	(47,685)	(710,165)	(375,128)	(305,110)
Net impairment losses on financial and contract assets	(13,690)	(8,981)	(23,023)	(40,544)	(31,255)
Other income, gains or loss-net	17,142	3,544	71,362	69,183	(83,482)
Operating loss			(849,081)	(217,285)	(303,533)
Finance income	10,340	15,544	14,709	29,580	67,484
Finance costs	(4,278)	(1,734)	(36,819)	(20,086)	(13,289)
Finance (costs)/income – net	6,062	13,810	(22,110)	9,494	54,195
Share of gains of associate and joint venture – net	—	—	24,852	4,607	—
Impairment charges on associate	—	—	(10,998)	(7,157)	—
Loss before income tax	(60,286)	(42,453)	(857,337)	(210,341)	(249,338)
Income tax benefit/(expense)	(89)	(641)	62,147	(9,762)	(455,368)
Loss for the year/period from continuing operations	(60,375)	(43,094)	(795,190)	(220,103)	(704,706)
Discontinued operations
(Loss)/profit from discontinued operations (attributable to owners of the Company)	(50,638)	—	(132,836)	(151,373)	209,499
Loss for the year/period	(111,013)	(43,094)	(928,026)	(371,476)	(495,207)
Loss attributable to:
– Owners of the Company	(104,334)	(38,362)	(872,274)	(362,715)	(459,677)
– Non-controlling interests	(6,679)	(4,732)	(55,752)	(8,761)	(35,530)
	(111,013)	(43,094)	(928,026)	(371,476)	(495,207)

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX   I FINANCIAL INFORMATION OF THE GROUP

	Three Months ended March 31,		Year ended December 31,
	2024	2025	2022	2023	2024
	RMB’000 (Unaudited)	RMB’000 (Unaudited)	RMB’000	RMB’000	RMB’000
(Loss)/profit attributable to owners of the Company arises from:
– Continuing operations	(53,696)	(38,362)	(739,438)	(211,342)	(669,176)
– Discontinued operations	(50,638)	—	(132,836)	(151,373)	209,499
	(104,334)	(38,362)	(872,274)	(362,715)	(459,677)
Other comprehensive income/(loss), net of tax
Items that may be subsequently reclassified to profit or loss
– Foreign currency translation differences of continuing operations	1,334	(67)	25,950	(5,744)	(2,702)
– Exchange differences on translation of discontinued operations	177	—	43,504	9,624	177
– Changes in the fair value of debt instruments measured at fair value through other comprehensive income of discontinued operations	6,056	—	5,324	500	6,056
– Disposal of subsidiaries	—	—	—	—	18,237
Items that will not be subsequently reclassified to profit or loss
– Foreign currency translation differences	1,942	(2,628)	356,691	22,336	31,636
– Changes in the fair value of equity instruments measured at fair value through other comprehensive income	—	—	—	—	(3,204)
Other comprehensive income for the year/period, net of tax	9,509	(2,695)	431,469	26,716	50,200
Total comprehensive loss for the year/period	(101,504)	(45,789)	(496,557)	(344,760)	(445,007)
Total comprehensive loss for the year attributable to:
– Owners of the Company	(94,825)	(41,057)	(440,805)	(335,999)	(409,477)
– Non-controlling interests	(6,679)	(4,732)	(55,752)	(8,761)	(35,530)
	(101,504)	(45,789)	(496,557)	(344,760)	(445,007)
Loss per share for loss from continuing operations attributable to owners of the Company (expressed in RMB per share)
– Basic and diluted	(0.05)	(0.04)	(0.68)	(0.19)	(0.61)
Loss per ADS for loss from continuing operations attributable to owners of the Company (expressed in RMB per share)
– Basic and diluted	(1.48)	(1.06)	(20.26)	(5.82)	(18.42)

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX   I FINANCIAL INFORMATION OF THE GROUP

	Three Months ended March 31,		Year ended December 31,
	2024	2025	2022	2023	2024
	RMB’000 (Unaudited)	RMB’000 (Unaudited)	RMB’000	RMB’000	RMB’000
Loss per share for loss attributable to the owners of the Company (expressed in RMB per share)
– Basic and diluted	(0.10)	(0.04)	(0.80)	(0.33)	(0.42)
Loss per ADS for loss attributable to the owners of the Company (expressed in RMB per share)
– Basic and diluted	(2.87)	(1.06)	(23.90)	(9.99)	(12.66)
Consolidated Statement of Financial Position
	As at March 31		As at December 31
	2024	2025	2022	2023	2024
	RMB’000 (Unaudited)	RMB’000 (Unaudited)	RMB’000	RMB’000	RMB’000
ASSETS
Non-current assets
Property and equipment	43,895	52,364	151,401	85,076	43,895
Intangible assets	195,636	189,152	570,436	471,371	195,636
Deferred tax assets	313,805	313,805	765,959	768,276	313,805
Investments accounted for using the equity method	—	—	199,200	—	—
Financial assets measured at fair value through other comprehensive income	—	—	821,110	1,372,685	—
Restricted cash and time deposits over three months	—	3,932	—	5,319	—
Prepayments and other receivables	6,506	7,260	—	6,663	6,506
Trade receivables	10,106	10,186	—	—	10,106
Total non-current assets	569,948	576,699	2,508,106	2,709,390	569,948
Current assets
Trade receivables	496,429	504,110	940,989	710,669	496,429
Contract assets	63,420	65,673	122,628	95,825	63,420
Prepayments and other receivables	342,221	268,007	1,078,604	905,691	342,221
Financial assets measured at amortized cost from virtual bank	—	—	44	3,081	—
Financial assets measured at fair value through other comprehensive income	—	—	1,233,431	853,453	—
Financial assets measured at fair value through profit or loss	455,016	877,059	690,627	925,204	455,016
Derivative financial assets	40,356	797	56,363	38,008	40,356
Restricted cash and time deposits over three months	51,940	490,428	343,814	447,564	51,940
Cash and cash equivalents	1,947,922	924,955	1,907,776	1,379,473	1,947,922
Total current assets	3,397,304	3,131,029	6,374,276	5,358,968	3,397,304
Total assets	3,967,252	3,707,728	8,882,382	8,068,358	3,967,252

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX   I FINANCIAL INFORMATION OF THE GROUP

	As at March 31		As at December 31
	2024	2025	2022	2023	2024
	RMB’000 (Unaudited)	RMB’000 (Unaudited)	RMB’000	RMB’000	RMB’000
EQUITY AND LIABILITIES
Equity
Share capital	78	78	78	78	78
Shares held for Stock Incentive Plan	(149,544)	(145,195)	(149,544)	(149,544)	(149,544)
Other reserves	11,041,209	11,029,706	10,953,072	10,989,851	11,041,209
Accumulated losses	(8,333,291)	(8,371,653)	(7,510,899)	(7,873,614)	(8,333,291)
Equity attributable to equity owners of the Company	2,558,452	2,512,936	3,292,707	2,966,771	2,558,452
Non-controlling interests	(54,509)	(59,241)	(14,652)	(18,979)	(54,509)
Total equity	2,503,943	2,453,695	3,278,055	2,947,792	2,503,943
Liabilities
Non-current liabilities
Trade and other payables	10,670	17,669	132,833	28,283	10,670
Contract liabilities	12,946	11,254	19,977	17,126	12,946
Deferred tax liabilities	—	—	5,196	2,079	—
Total non-current liabilities	23,616	28,923	158,006	47,488	23,616
Current liabilities
Trade and other payables	993,842	890,467	2,531,273	1,981,288	993,842
Payroll and welfare payables	311,190	201,981	431,258	385,908	311,190
Contract liabilities	115,501	110,025	166,650	138,563	115,501
Short-term borrowings	19,160	19,907	289,062	251,732	19,160
Derivative financial liabilities	—	2,730	9,568	—	—
Customer deposits	—	—	1,929,183	2,261,214	—
Other financial liabilities from virtual bank	—	—	89,327	54,373	—
Total current liabilities	1,439,693	1,225,110	5,446,321	5,073,078	1,439,693
Total liabilities	1,463,309	1,254,033	5,604,327	5,120,566	1,463,309
Total equity and liabilities	3,967,252	3,707,728	8,882,382	8,068,358	3,967,252

No dividends had been paid or declared by the Company during the years ended December 31, 2022, 2023 and 2024.
The auditor’s reports issued by PricewaterhouseCoopers in respect of the consolidated financial statements of the Group for each of the three years ended December 31, 2022, 2023 and 2024 did not contain any qualified opinion, emphasis of matter or material uncertainty related to going concern.
2.
CONSOLIDATED FINANCIAL STATEMENTS

The audited consolidated financial statements of the Group for the three years ended December 31, 2022, 2023 and 2024 and the unaudited consolidated financial statements of the Group for the three months ended March 31, 2025 are set out in the following documents which have been published on the websites of the Company (www.ocft.com), the Stock Exchange (www.hkexnews.hk), and the SEC (https://www.sec.gov):
(i)
for the year ended December 31, 2022, on pages 64 to 189 of the 2022 annual report of the Company released on April 24, 2023 at https://www1.hkexnews.hk/listedco/listconews/sehk/2023/0424/2023042400719.pdf

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX   I FINANCIAL INFORMATION OF THE GROUP

(ii)
for the year ended December 31, 2023, on pages 87 to 211 of the 2023 annual report of the Company released on April 23, 2024 at https://www1.hkexnews.hk/listedco/listconews/sehk/2024/0423/2024042300703.pdf

(iii)
for the year ended December 31, 2024, on pages 92 to 217 of the 2024 annual report of the Company released on April 24, 2025 at https://www1.hkexnews.hk/listedco/listconews/sehk/2025/0424/2025042401111.pdf

(iv)
for the three months ended March 31, 2025, on pages 10 to 14 of the 2025 Q1 Results Announcement at https://www1.hkexnews.hk/listedco/listconews/sehk/2025/0528/2025052801072.pdf

The audited consolidated financial statements of the Group for the three years ended December 31, 2022, 2023 and 2024 and the unaudited consolidated financial statements of the Group for the three months ended March 31, 2025 (including Schedule 2 and Schedule 3 of the 2025 Q1 Results Announcement but excluding any other part of the 2022 Annual Report, the 2023 Annual Report, the 2024 Annual Report and the 2025 Q1 Results Announcement, in which they respectively appear) are incorporated by reference into this Scheme Document and form part of this Scheme Document.
3.
INDEBTEDNESS

[As at the close of business on May 31, 2025, being the latest practicable date for the purpose of ascertaining the indebtedness of the Group prior to the printing of this Scheme Document, the Group had total indebtedness as summarized below:
As at May 31, 2025, the Group had short-term borrowings of approximately RMB20 million which are unsecured and unguaranteed.
As at May 31, 2025, the Group had total lease liabilities (comprising both current and non-current liabilities) of approximately RMB30 million. The Group’s lease liabilities are in relation to properties that leased for the Group’s office premises.
Except as otherwise disclosed above, the Group did not have any material mortgages, charges, debentures, loan capital, debt securities, bank overdrafts or other similar indebtedness, finance lease or hire purchase commitments, liabilities under acceptances (other than normal trade bills), acceptance credits, which are either guaranteed, unguaranteed, secured or unsecured, or guarantees or other contingent liabilities as at May 31, 2025.
The Directors confirm that there were no material changes in terms of indebtedness and contingent liabilities of the Group since May 31, 2025 and up to the Latest Practicable Date.]
4.
MATERIAL CHANGE

The Directors confirm that, save as and except for the below, there was no material change in the financial or trading position or outlook of the Group since December 31, 2024, being the date to which the latest published audited consolidated financial statements of the Group were made up, up to and including the Latest Practicable Date.
(i)
[The Group’s revenue from continuing operation for the five months ended 31 May 2025 (“5M2025”) decreased by approximately 45.25% as compared to that for the five months ended 31 May 2024 (“5M2024”), which was primarily attributable to significant decrease in revenue from Ping An Group (a controlling shareholder of the Company) and Lufax (became a subsidiary of Ping An Group on 30 July 2024). Along with the aforesaid decrease in the Group’s revenue from continuing operation, the Group’s gross profit from continuing operations for 5M2025 also decreased by approximately 59.04% as compared to that for 5M2024.

(ii)
As a result of the aforementioned decrease in the Group’s gross profit from continuing operations, as partially offset by (a) decrease in research and development expenses (on areas such as platform functions

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX   I FINANCIAL INFORMATION OF THE GROUP

modification and new products development) for the Group’s continuing operations; (b) decrease in general and administrative expenses; and (c) the absence of profit from discontinued operations attributable to owners of the Company for 5M2025 (in contrast of approximately RMB209.5 million for 5M2024) (due to completion of disposal of the entire issued share capital of a company’s subsidiary that indirectly holds 100% of the issued share capital of Ping An OneConnect Bank (Hong Kong) Limited (which operated the Group’s virtual banking business prior to such disposal) on 2 April 2024), the Group recorded loss attributable to owners of the Company for 5M2025 as opposed to profit attributable to owners of the Company for 5M2024.]
5.
IMPLICATIONS UNDER RULE 10 OF THE TAKEOVERS CODE

Pursuant to Rule 10 of the Takeovers Code, each of the following information constitutes a profit forecast and would need to be reported on by each of the financial adviser(s) and auditor(s) of the Company in accordance with Note 1(c) of the Notes to Rule 10.1 and Rule 10.2 of the Takeovers Code:
(i)
the Group’s unaudited gross profit, operating loss, loss arising from each of continuing operations and discontinued operations attributable to owners of the Company and non-controlling interests, loss per share and loss per ADS for loss attributable to owners of the Company (basic and diluted), loss per share and loss per ADS for loss from continuing operations attributable to owners of the Company (basis and diluted), loss before income tax, loss for the period attributable to owners of the Company and non-controlling interests, other comprehensive loss for the period (net of tax) and total comprehensive loss for the three months ended March 31, 2025 (the “2025 Q1 Estimate”);

(ii)
the Group’s unaudited gross profit, operating loss, loss arising from each of continuing operations and discontinued operations attributable to owners of the Company and non-controlling interests, loss per share and loss per ADS for loss attributable to owners of the Company (basic and diluted), loss per share and loss per ADS for loss from continuing operations attributable to owners of the Company (basis and diluted), loss before income tax, loss for the period attributable to owners of the Company and non-controlling interests, other comprehensive loss for the period (net of tax) and total comprehensive loss for the three months ended March 31, 2024 (the “2024 Q1 Estimate”); and

(iii)
the Group’s unaudited gross profit from continuing operations for 5M2025 and 5M2024, profit from discontinued operations attributable to owners of the Company for 5M2024, loss attributable to owners of the Company for 5M2025 and profit attributable to owners of the Company for 5M2024 (the “May 31 Estimate”).

The 2025 Q1 Estimate, 2024 Q1 Estimate and May 31 Estimate are presented on a basis consistent in all material respects with the accounting policies normally adopted by the Group as set out in the audited consolidated financial statements of the Group for the year ended December 31, 2024.
Each of the 2025 Q1 Estimate, 2024 Q1 Estimate and May 31 Estimate has been reported on by PricewaterhouseCoopers (the “PwC”), the auditor of the Company, and Gram Capital Limited, the independent financial adviser to the independent board committee of Company, in accordance with the requirements under Rule 10 of the Takeovers Code. The respective letters issued by PwC and Gram Capital Limited with respect to the 2025 Q1 Estimate, 2024 Q1 Estimate and May 31 Estimate were set out in Appendix IV and Appendix V to this Scheme Document.
[The Board has reassessed the 2025 Q1 Estimate and considered that the 2025 Q1 Estimate remains valid for purpose of the Proposal and Scheme.] [PwC and Gram Capital Limited who reported on the 2025 Q1 Estimate have indicated that they have no objection to their reports continuing to apply.]

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIGENERAL INFORMATION RELATING TO THE OFFEROR

1.
RESPONSIBILITY STATEMENT

The directors of the Offeror jointly and severally accept full responsibility for the accuracy of the information contained in this Scheme Document (other than the information relating to the Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Scheme Document (other than those expressed by the Directors) have been arrived at after due and careful consideration and there are no other facts not contained in this Scheme Document, the omission of which would make any statement in this Scheme Document misleading.
The directors of Ping An Group jointly and severally accept full responsibility for the accuracy of the information contained in this Scheme Document (other than the information relating to the Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Scheme Document (other than those expressed by the Directors in their capacity as such) have been arrived at after due and careful consideration and there are no other facts not contained in this Scheme Document, the omission of which would make any statement in this Scheme Document misleading.
2.
DISCLOSURE OF INTERESTS

As at the Latest Practicable Date, save as disclosed in the section headed “4. Shareholding Structure of the Company” in the Explanatory Memorandum, the Offeror did not own, control or have direction over any Shares or convertible securities, warrants, options or derivatives in respect of the Shares.
3.
DEALING IN THE SECURITIES OF THE COMPANY

Save for the dealings in the Shares by Morgan Stanley which are conducted on a non-discretionary basis for and on behalf of its clients, none of the Offeror, the directors of the Offeror, and the Offeror Concert Parties has dealt for value in any Shares or any convertible securities, warrants, options or derivatives in respect of any Shares during the Relevant Period.
4.
EXPERT AND CONSENT

The following is the name and the qualification of the expert whose letter, opinion or advice is contained or referred to in this Scheme Document:
Name	Qualification
Morgan Stanley
a corporation licensed to carry on Type 1 (dealing in securities), Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO

As at the Latest Practicable Date, Morgan Stanley has given and has not withdrawn its written consent to the issue of this Scheme Document with the inclusion herein of its letter, opinion or advice and the references to its name, logo and/or its qualifications included herein in the form and context in which they appear.
5.
MISCELLANEOUS

As at the Latest Practicable Date,
(i)
Save for the Non-binding Letters of Support, no irrevocable commitment to vote for or against the Scheme has been received by the Offeror or the Offeror Concert Parties.

(ii)
Neither the Offeror nor any Offeror Concert Party has borrowed or lent any relevant securities (as defined in Note 4 to Rule 22 of the Takeovers Code) of the Company.

II-1

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIGENERAL INFORMATION RELATING TO THE OFFEROR

(iii)
None of the executive officers or directors of the Offeror or Ping An Group nor any associate or majority-owned subsidiary of the forgoing, owned or controlled or had discretion over any Shares or convertible securities, warrants, options or derivatives in respect of the Shares.

(iv)
Save for the Non-binding Letters of Support, the Proposal and the Scheme, there are no arrangements (whether by way of option, indemnity or otherwise) of the kind referred to in Note 8 to Rule 22 of the Takeovers Code in relation to the shares of the Offeror or the Shares and which might be material to the Proposal and the Scheme.

(v)
Save for the Non-binding Letters of Support, there are no agreements or arrangements to which the Offeror is a party which relate to the circumstances in which it may or may not invoke or seek to invoke a Condition to the Proposal and the Scheme.

(vi)
The Offeror has no intention to transfer, charge or pledge any securities in the Company received pursuant to the Scheme to any other person, and had no agreement, arrangement or understanding with any third party to do so.

(vii)
There is no agreement, arrangement or understanding (including any compensation arrangement) exists between the Offeror or any Offeror Concert Party and any Directors, recent Directors, Shareholders or recent Shareholders having any connection with or dependence upon the Proposal and the Scheme.

(viii)
Save for the Non-binding Letters of Support, there is no understanding, arrangement, agreement or special deal (as defined under Rule 25 of the Takeovers Code) between the Offeror or any of the Offeror Concert Parties on the one hand, and the Shareholders and persons acting in concert with any of them on the other hand.

(ix)
The registered address of the Offeror is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(x)
The Offeror is a wholly-owned subsidiary of An Ke Technology Company Limited, which was in turn wholly-owned by Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技諮詢有限公司), a wholly-owned subsidiary of Ping An Group. Ping An Group has no controlling shareholders.

(a)
the directors of the Offeror are Ms. Song Gao and Ms. Yanmei Dong; and

(b)
the executive directors of Ping An Group are Mr. Ma Mingzhe, Mr. Xie Yonglin, Mr. Michael Guo, Ms. Fu Xin and Ms. Cai Fangfang; the non-executive directors of Ping An Group are Mr. Soopakij Chearavanont, Mr. Yang Xiaoping, Mr. He Jianfeng and Ms. Cai Xun; the independent non-executive directors of Ping An Group are Mr. Ng Sing Yip, Mr. Chu Yiyun, Mr. Liu Hong, Mr. Ng Kong Ping Albert, Mr. Jin Li and Mr. Wang Guangqian.

(xi)
The main business address of Morgan Stanley is 30-32, 35-42 & 45-47 Floor and Part of Floor 3, 8-9, International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong.

6.
GENERAL

Given that the Proposal will be implemented by way of the Scheme, compulsory acquisition is not applicable and the Offeror has no powers of compulsory acquisition in relation to the Proposal and the Scheme.

II-2

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

1.
RESPONSIBILITY STATEMENT

The information contained in this Scheme Document relating to the Group has been supplied by the Company. The issue of this Scheme Document has been approved by the Directors. The Directors jointly and severally accept full responsibility for the accuracy of the information contained in this Scheme Document (other than that relating to the Offeror), and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this Scheme Document (other than those expressed by the Offeror) have been arrived at after due and careful consideration and there are no other facts not contained in this Scheme Document, the omission of which would make any statement in this Scheme Document misleading.
2.
SHARE CAPITAL

As at the Latest Practicable Date, the authorized share capital and the issued share capital of the Company were as follows:
(a)
the authorized share capital of the Company was US$50,000 divided into 5,000,000,000 Shares of a par value of US$0.00001 each;

(b)
the Company had [1,169,980,653] Shares in issue (of which [269,702,340] Shares are represented by [8,990,078] ADSs);

(c)
[the Company had not issued any new Shares since December 31, 2024, being the date to which the latest audited financial statements of the Company were made up, up to the Latest Practicable Date];

(d)
[all of the issued Shares rank pari passu in all respects as regards rights to capital, dividends and voting];

(e)
the Company had granted [6,342,790] Options and [16,186,105] PSUs pursuant to the Stock Incentive Plan; and

(f)
saved for the Options and PSUs, there were no outstanding options, derivatives, warrants or other securities (as defined in Note 4 to Rules 22 of the Takeovers Code) issued by the Company that carry a right to subscribe for or which are convertible into Shares.

3.
MARKET PRICES

(a)
Shares listed on the Stock Exchange

The Stock Exchange is the principal trading market for the Shares, which are not listed on any other exchange in or outside of Hong Kong. The closing market prices of the Shares as quoted on the Stock Exchange (i) at the end of each month during the Relevant Period, (ii) on the Last Trading Day, and (iii) on the Latest Practicable Date are set out below:
Share Price
(HK$)
End of Each Month During the Relevant Period
September 30, 2024	0.700
October 31, 2024	0.770
November 29, 2024	0.700
December 31, 2024	0.720
January 31, 2025	0.700
February 28, 2025	1.690
March 31, 2025	1.670
April 30, 2025	1.520

III-1

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

Share Price
(HK$)
May 30, 2025	1.920
June 30, 2025	1.890
Last Trading Day
May 15, 2025	1.680
Latest Practicable Date
[•], 2025	[•]
The high and low closing prices for the Shares on the Stock Exchange for each full quarterly period during the past two years are as follows:
	High	Low
	(HK$)	(HK$)
2023
Second Quarter	1.560	0.910
Third Quarter	1.080	0.770
Fourth Quarter	0.850	0.680
2024
First Quarter	0.770	0.560
Second Quarter	0.670	0.490
Third Quarter	0.700	0.375
Fourth Quarter	1.030	0.650
2025
First Quarter	1.770	0.650
Second Quarter	1.930	1.450

(b)
ADSs listed on the NYSE

The NYSE is the principal trading market for the ADSs, which are not quoted or listed on any other exchange in or outside of the United States. The closing price of ADSs as quoted on the NYSE (i) at the end of each month during the Relevant Period, (ii) on the trading day immediately prior to the Last Trading Day, and (iii) on the trading day immediately prior to the Latest Practicable Date are set out below:
ADS Price
(US$)
End of Each Month During the Relevant Period
September 30, 2024	2.800
October 31, 2024	2.597
November 29, 2024	2.500
December 31, 2024	2.430
January 31, 2025	3.350
February 28, 2025	5.500
March 31, 2025	6.700
April 30, 2025	5.960
May 30, 2025	7.100

III-2

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

ADS Price
(US$)
June 30, 2025	7.200
Trading Day Immediately Prior to the Last Trading Day
May 14, 2025	6.610
Trading Day Immediately Prior to the Latest Practicable Date
[•], 2025	[•]
The high and low closing prices for the ADSs on the NYSE for each full quarterly period during the past two years are as follows:
	High	Low
	(US$)	(US$)
2023
Second Quarter	5.800	2.760
Third Quarter	4.300	3.050
Fourth Quarter	3.350	2.620
2024
First Quarter	3.050	2.100
Second Quarter	2.420	1.580
Third Quarter	2.800	0.996
Fourth Quarter	4.690	2.150
2025
First Quarter	6.800	2.430
Second Quarter	7.250	5.600

4.
DISCLOSURE OF INTERESTS, DEALINGS AND OTHER ARRANGEMENTS

For the purpose of this section, “interested” and “interests” have the same meanings as given to them in the appropriate part of the SFO.
(a)
Interests of Directors in Shares and underlying Shares

As at the Latest Practicable Date, the following Directors had the following interests in the Shares:
Name of Director	Capacity/ Nature of interest	Number of the Shares	Approximate percentage interest in the Company
Mr. Wenwei Dou	Interests in controlled corporation (Note)	[197,015,946]	[16.84]%
Ms. Wenjun Wang	Interests in controlled corporation (Note)	[197,015,946]	[16.84]%

Note:
These Shares were held by Rong Chang as an investment vehicle for a diverse base of certain directors, supervisors and senior employees of Ping An Group and its subsidiaries or associates (the “RC Beneficiaries”), including Mr. Wenwei Dou and Ms. Wenjun Wang. Rong Chang is directly held by Mr. Wenwei Dou and Ms. Wenjun Wang, as to 50% each as nominees on behalf of the RC Beneficiaries, who are only entitled to economic interests in the Company held through Rong Chang. The nominee shareholders act upon, and vote and pass resolutions in relation to the matters of Rong Chang, in accordance with the instructions from a five-person management committee, which consist of three senior employees of Ping An Group, Mr. Wenwei Dou and Ms. Wenjun Wang.

III-3

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

To the best knowledge of the Directors, as at the Latest Practicable Date:
(i)
save as disclosed above, none of the Directors or the chief executive of the Company had or was deemed to have any interests or short positions in the shares, underlying shares or debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO), which had been recorded in the register maintained by Company pursuant to section 352 of the SFO or which had been notified to the Company and the Stock Exchange pursuant to the Model Code contained in the Listing Rules;

(ii)
[neither the Company nor any of the Directors] had borrowed or lent any Shares or any convertible securities, warrants, options or derivatives in respect of the Shares, save for any borrowed Shares which had been either on-lent or sold; and

(iii)
[the Directors intend, in respect of their own beneficial shareholdings with respect to the Shares, to vote in favor of the Proposal and the Scheme at the Court Meeting and the EGM, save that Rong Chang (an entity indirectly held by Mr. Wenwei Dou and Ms. Wenjun Wang) is not considered as a Disinterested Holder for the purpose of the Proposal and the Scheme, having taken into account the composition and operation of the RC Management Committee, and, accordingly, the vote of Rong Chang will not be counted as a vote of a Disinterested Holder in determining whether the requirements under Condition (b) under the section headed “3. Conditions of the Proposal and the Scheme” in the Explanatory Memorandum (as required under Rule 2.10 of the Takeovers Code) are satisfied.]

(b)
Interests of Substantial Shareholders in Shares and underlying Shares

So far as is known to the Directors or chief executive of the Company, as at the Latest Practicable Date, the interests or short positions of substantial shareholders (other than Directors or the chief executive of the Company) in the Shares or underlying Shares which (i) would fall to be disclosed to the Company under the provision of Division 2 and 3 of Part XV of the SFO; or (ii) were recorded in the register required to be kept by the Company under Section 336 of the SFO or, who are directly or indirectly, interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the Group were as follows:
Name of shareholder	Capacity/Nature of interest	Number of shares or underlying shares	Approximate percentage of shareholding interest(1)
Rong Chang(2)(3)	Beneficial interest	[385,077,588]	[32.91]%
Sen Rong(3)(4)(5)	Beneficial interest	[188,061,642]	[16.07]%
Ping An Group(5)(6)	Interest in controlled corporations	[375,764,724]	[32.12]%
Computershare Hong Kong Trustees Limited(7)	Trustee	[80,391,570]	[6.87]%

Notes:
(1)
The calculation is based on the total number of [1,169,980,653] issued Shares as at the Latest Practicable Date.

(2)
As of the Latest Practicable Date, Rong Chang was held by two of the non-executive Directors, Mr. Wenwei Dou and Ms. Wenjun Wang, as to 50% each as nominees on behalf of certain senior employees of Ping An and its subsidiaries and associates. Under the SFO, each of Mr. Wenwei Dou and Ms. Wenjun Wang are deemed to be interested in the Shares held or controlled by Rong Chang.

(3)
Pursuant to an amended and restated concert party agreement entered into between Rong Chang and Sen Rong on May 12, 2021, the aforementioned parties agreed to collectively exercise their shareholder rights in the Company and act in concert in all matters involving the operation and management of the

III-4

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

Company. Sen Rong further agreed to entrust Rong Chang to exercise its voting rights at general meetings of the Company on its behalf. As such, Rong Chang and Sen Rong as a concert group led by Rong Chang were collectively interested in approximately [32.91]% of the total issued capital of the Company as at the Latest Practicable Date. Rong Chang and Sen Rong have further agreed that in the event either party is unable to exercise its rights as a Shareholder due to applicable laws and regulations and the articles of association of the Company (including but not limited to the exercise of its voting rights on matters to be resolved by shareholders of the Company), such party shall notify the other party, and the other party shall not be required to act in concert with such party on the relevant matter.
(4)
As of the Latest Practicable Date, Sen Rong was wholly-owned by Yi Chuan Jin Limited (“Yi Chuan Jin”), which was in turn held by Mr. Jie Li (李捷) and Ms. Liang Xu (許良) as to 50% each. Mr. Jie Li is the chief technology officer of the Company, and Ms. Liang Xu was previously the head of human resources department of the Company and is currently the general manager of the operation management department of Ping An Technology, a subsidiary of Ping An Group. Under the SFO, each of Mr. Jie Li and Ms. Liang Xu is deemed to be interested in the Shares held by Sen Rong. In addition, pursuant to the Stock Incentive Plan and as of the Latest Practicable Date, (a) Mr. Jie Li has been granted [1,058,003] performance share units, and is entitled to receive up to [267,300] Shares pursuant to options granted, subject to the conditions (including vesting conditions) of such awards. Mr. Jie Li is also entitled to [191,040] Shares held by the Depositary, of which [35,850] Shares were pursuant to the exercise of options granted and [155,190] Shares were pursuant to the vesting of performance share units granted; and (b) Ms. Liang Xu is entitled to receive up to [39,270] Shares pursuant to options granted, subject to the conditions (including vesting conditions) of such award, and is also entitled to [51,450] Shares held by the Depositary pursuant to the exercise of options granted.

(5)
Pursuant to the amended and restated option agreement dated May 12, 2021 (the “Amended and Restated Option Agreement”), each of Mr. Jie Li and Ms. Liang Xu has granted call options (the “Offshore Call Options”) to Bo Yu, the Offeror, over their respective 5,000 ordinary shares in the issued share capital of Yi Chuan Jin (representing 100% of his/her shares in Yi Chuan Jin), and all securities in Yi Chuan Jin which are derived from such shares after the date of the Amended and Restated Option Agreement and of which he/she is the beneficial owner or to which he/she is entitled from time to time (the “Option Shares”). The Offeror may exercise the Offshore Call Options, in whole or in part, according to the following schedule: (a) up to 50% of the Offshore Call Options may be exercised from the date of the Amended and Restated Option Agreement until the third anniversary thereof; and (b) 100% of the Offshore Call Options may be exercised, during the period commencing immediately after the third anniversary of the date of the Amended and Restated Option Agreement and ending on the tenth anniversary of the first day of such period, or such other period as extended by the Offeror. In exercising the Offshore Call Options, in lieu of receiving the Option Shares, the Offeror may elect to receive all or part of the Shares held by Sen Rong and therefore indirectly owned by Mr. Jie Li and Ms. Liang Xu through their holding of the Option Shares, and all securities in the Company which are derived from such Shares after the date of the Amended and Restated Option Agreement and of which he/she is the beneficial owner or to which he/she is entitled from time to time, in lieu of the Option Shares. Mr. Jie Li and Ms. Liang Xu are each entitled to his/her voting rights in Yi Chuan Jin prior to the Offeror’s exercise of the Offshore Call Options. The exercise price per Option Share is calculated pursuant to a formula, which is based upon a predetermined value, as adjusted by, among other things, (a) the volume weighted average price of the Shares of the Company during a defined period and (b) dividends, distributions and certain dilutive events.

(6)
Bo Yu, a wholly-owned subsidiary of An Ke Technology Company Limited, which was in turn wholly-owned by Shenzhen Ping An Financial Technology Consulting Co., Ltd. (“Ping An Financial Technology”), a wholly-owned subsidiary of Ping An Group, directly held [353,077,356] Shares as of the Latest Practicable Date; and (ii) Ping An Overseas, a subsidiary of Ping An Group, directly held [22,687,368] Shares represented by [756,245.60] ADSs based on public filings and to the knowledge of the Company as of the Latest Practicable Date. Ping An Group may further, through Bo Yu, indirectly receive up to [188,061,642] ordinary shares upon Bo Yu’s exercise of options under the Amended and Restated Option Agreement. Under the SFO, each of An Ke Technology Company Limited and Ping An

III-5

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

Financial Technology are deemed to be interested in the Shares held by Bo Yu, and Ping An Group is deemed to be interested in the aggregate of Shares held by Bo Yu and Ping An Overseas.
(7)
The Shares are held on trust for grantees under the Stock Incentive Plan of the Company.

(c)
Interests in the securities of the Offeror

As at the Latest Practicable Date, the Company and any member of the Group had [no interest] in any Offeror’s shares, or convertible securities, warrants, options or derivatives in respect of such shares. During the Relevant Period, the Company and any member of the Group had not dealt for value in any such securities.
As at the Latest Practicable Date[, save as disclosed below], none of the Directors had any interests in any Offerors’ shares or convertible securities, warrants, options or derivatives in respect of such shares.
(d)
Security Ownership of Certain Beneficial Owners and Management of the Company

The following table sets forth information with respect to the beneficial ownership of the Shares as of the Latest Practicable Date, by:
•
each of the Company’s directors and executive officers;

•
the Company’s directors and executive officers as a group;

•
each person known to the Company to beneficially own more than 5.0% of the total issued and outstanding Shares; and

•
each filing person, as applicable.

The calculations in the table below are based on [1,169,980,653] Shares (including Shares represented by ADSs) outstanding as of the Latest Practicable Date.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included Shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These Shares, however, are not included in the computation of the percentage ownership of any other person.
Ordinary Shares	Beneficially Owned
	Number	%
Directors and Executive Officers*:
Dangyang Chen	—	—
Michael Guo	—	—
Wenwei Dou	—	—
Wenjun Wang	—	—
Xin Fu	—	—
Yaolin Zhang	—	—
Tianruo Pu	—	—
Wing Kin Anthony Chow	—	—
Ernest Ip	—	—
Xiao Tang	—	—
Rubo Lin	*	*
All Directors and Executive Officers as a Group	*	*

III-6

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

Ordinary Shares	Beneficially Owned
	Number	%
Principal Shareholders:
Rong Chang Limited(1)	385,077,588	32.9
Bo Yu Limited(2)	375,764,724	32.1
Sen Rong Limited(3)	188,061,642	16.1

*
Less than 1% of the Company’s total outstanding ordinary shares.

**
Except as otherwise indicated below, the business address of our directors and executive officers is 21/24F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong, People’s Republic of China. For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares issued and outstanding and the number of shares such person or group has the right to acquire upon exercise of an option, warrant or other right within 60 days from March 31, 2025. The total number of ordinary shares issued and outstanding as of March 31, 2025 is 1,169,980,653.

Note:
(1)
The number of ordinary shares beneficially owned represents (i) 197,015,946 ordinary shares held of record by Rong Chang Limited, or Rong Chang, and (ii) 188,061,642 ordinary shares held of record by Sen Rong Limited, or Sen Rong, as reported in the Schedule 13G filed by Rong Chang, among others, on February 13, 2023.

On August 3, 2020, Rong Chang Limited and Sen Rong Limited entered into an acting-in-concert agreement (the “Acting-in-Concert Agreement”), which was subsequently amended on May 12, 2021 and on October 17, 2022. Pursuant to the Acting-in-Concert Agreement, as amended, Sen Rong Limited agreed to act together with Rong Chang Limited for purpose of exercising Sen Rong Limited’s shareholders’ rights in the Company, including in relation to the voting and disposition of the Company’s shares it holds, and Sen Rong Limited agreed to appoint Rong Chang Limited as its proxy to attend and vote its shares in the Company’s shareholders’ meetings. As a result, (i) Rong Chang and Sen Rong may be deemed to have formed a group, which may be deemed to beneficially own all the Company’s ordinary shares held of record by Rong Chang and Sen Rong, collectively, and (ii) Rong Chang may be deemed to beneficially own all the Company’s ordinary shares held of record by Sen Rong, as well as all the Company’s ordinary shares of which it is a record holder. Rong Chang Limited disclaims beneficial ownership of these shares, except to the extent of its pecuniary interests therein.
Rong Chang is a company incorporated in the British Virgin Islands, and established as an investment vehicle for a diverse base of senior employees of Ping An Group and its subsidiaries or associates (the “RC Beneficiaries”). Rong Chang is directly held by two of the non-executive Directors, Mr. Wenwei Dou and Ms. Wenjun Wang, as to 50% each as nominees on behalf of the RC Beneficiaries, who are only entitled to economic interests in the Company held through Rong Chang. The RC Beneficiaries include certain directors of Ping An Group and two of the Directors, namely Mr. Wenwei Dou and Ms. Wenjun Wang. None of the RC Beneficiaries has more than 2% economic interest in the Company. The nominee shareholders act upon, and vote and pass resolutions in relation to the matters of Rong Chang, in accordance with the instructions from a five-person management committee (the “RC Management Committee”). As of the Latest Practicable Date, the five members of the RC Management Committee represent the RC Beneficiaries in making investment decisions for and supervise the management and operation of Rong Chang, which consist of three senior employees of Ping An Group and two of the non-executive Directors, Mr. Wenwei Dou and Ms. Wenjun Wang.
The number of ordinary shares beneficially owned represents (i) 353,077,356 ordinary shares held of record by Bo Yu Limited (541,138,998 ordinary shares if including up to 188,061,642 ordinary shares that Bo Yu Limited has the right to acquire upon the exercise of the Offshore Call Options (as defined below) at any time), a company incorporated in the British Virgin Islands, and (ii) 22,687,368 ordinary shares, represented by 756,245.6 ADSs that China Ping An Insurance Overseas (Holding) Limited, or

III-7

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

Ping An Overseas, a limited liability company incorporated in Hong Kong, as reported in the Schedule 13D filed by Bo Yu Limited, among others, on March 7, 2025. The registered business address of Bo Yu Limited is Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The registered business address of Ping An Overseas is Suite 2318, 23rd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. Ping An Insurance (Group) Company of China, Ltd., a company incorporated under the laws of the PRC whose shares are listed on the Shanghai Stock Exchange and the Hong Kong Stock Exchange, ultimately wholly owns Ping An Overseas and Bo Yu. As a result of this arrangement, Ping An Insurance (Group) Company of China, Ltd. may be deemed to be the beneficial owner of the ordinary shares owned by Ping An Overseas and Bo Yu.
Pursuant to the amended and restated option agreement dated May 12, 2021, or the Amended and Restated Option Agreement, each shareholder of Yi Chuan Jin Limited — Mr. Jie Li and Ms. Liang Xu — has granted call options, or the Offshore Call Options, to Bo Yu over their respective 5,000 ordinary shares in the issued share capital of Yi Chuan Jin (representing 100% of his/her shares in Yi Chuan Jin), and all securities in Yi Chuan Jin which are derived from such shares after the date of the Amended and Restated Option Agreement and of which he/she is the beneficial owner or to which he/she is entitled from time to time, or the Option Shares. Bo Yu may exercise the Offshore Call Options, in whole or in part, according to the following schedule: (a) up to 50% of the Offshore Call Options may be exercised from the date of the Amended and Restated Option Agreement until the third anniversary thereof; and (b) 100% of the Offshore Call Options may be exercised, during the period commencing immediately after the third anniversary of the date of the Amended and Restated Option Agreement and ending on the tenth anniversary of the first day of such period, or such other period as extended by Bo Yu. In exercising the Offshore Call Options, in lieu of receiving the Option Shares, Bo Yu may elect to receive all or part of the ordinary shares held by Sen Rong and therefore indirectly owned by Mr. Jie Li and Ms. Liang Xu through their holding of the Option Shares, and all securities in our Company which are derived from such ordinary shares after the date of the Amended and Restated Option Agreement and of which he/she is the beneficial owner or to which he/she is entitled from time to time, in lieu of the Option Shares. Mr. Jie Li and Ms. Liang Xu are each entitled to his/her voting rights in Yi Chuan Jin prior to Bo Yu’s exercise of the Offshore Call Options. The exercise price per Option Share is calculated pursuant to a formula, which is based upon a predetermined value, as adjusted by, among other things, (a) the volume weighted average price of the ordinary shares of the Company during a defined period and (b) dividends, distributions and certain dilutive events.
(2)
The number of ordinary shares beneficially owned represents 188,061,642 ordinary shares held of record by Sen Rong Limited, a company incorporated in the British Virgin Islands. As a result of the Acting-in-Concert Agreement, Sen Rong and Rong Chang may be deemed to have formed a group, which may be deemed to beneficially own all the Company’s ordinary shares held of record by Sen Rong and Rong Chang, collectively. Please refer to note 1 above for more details. The registered business address of Sen Rong is the office of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. Yi Chuan Jin, incorporated in the British Virgin Islands, holds 100% of the shares of Sen Rong. The registered business address of Yi Chuan Jin is the office of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

Save as disclosed in this section, as at the Latest Practicable Date, none of the executive officers or Directors of the Company nor any associate or majority-owned subsidiary of the forgoing, owned or controlled or had discretion over any Shares or convertible securities, warrants, options or derivatives in respect of the Shares.
(e)
Dealings in the Shares

[None of the Directors had dealt for value in any Shares, convertible securities, warrants, options and derivatives in respect of the Shares during the Relevant Period.]

III-8

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

Since the period commencing on the date of the 3.7 Announcement and ending on the Latest Practicable Date and as at the Latest Practicable Date:
(i)
[none] of (i) the subsidiaries of the Company; (ii) the pension fund(s) of the Company or any of its subsidiaries; (iii) the person(s) who is/are presumed to be acting in concert with the Company by virtue of class (5) of the definition of “acting in concert” under the Takeovers Code; and (iv) the person(s) who is/are an associate of the offeree company by virtue of class (2) of the definition of “associate” under the Takeovers Code (but excluding any exempt principal traders and exempt fund managers) owned or controlled any Shares or any convertible securities, warrants, options or derivatives in respect of any Shares;

(ii)
there were [no] arrangements of the kind referred to in Note 8 to Rule 22 of the Takeovers Code between the Company or any person who is an associate of the Company by virtue of classes (1), (2), (3) or (4) of the definition of “associate” under the Takeovers Code, and any other person. During the period from the Announcement Date up to the Latest Practicable Date, [no] person who had such an arrangement had dealt for value in any Shares or any convertible securities, warrants, options or derivatives in respect of the Shares; and

(iii)
[no] fund managers (other than exempt fund managers) connected with the Company who managed funds on a discretionary basis owned or controlled any Shares or any convertible securities, warrants, options or derivatives in respect of the Shares or had dealt for value during the period from the Announcement Date up to the Latest Practicable Date in the Shares or convertible securities, warrants, options or derivatives in respect of any Shares.

(f)
Arrangements affecting the Directors

As at the Latest Practicable Date:
(i)
[no] benefit would be given to any Director as compensation for loss of office or otherwise in connection with the Scheme and the Proposal;

(ii)
there was [no] agreement, arrangement or understanding between any Director and any other person which was conditional on or dependent upon the outcome of the Scheme and the Proposal or otherwise connected with the Scheme and the Proposal; and;

(iii)
there was [no] material contract entered into by the Offeror in which any Director had a material personal interest.

5.
LITIGATION

As at the Latest Practicable Date, there was no material litigation or claim of material importance known to the Directors to be pending or threatened against any member of the Group.
6.
MATERIAL CONTRACTS

Save for the following agreements, there were no other material contracts (not being contracts entered into in the ordinary course of business) entered into by the Company or any of its subsidiaries within the two years before the date of the 3.7 Announcement up to and including the Latest Practicable Date:
(a)
the share purchase agreement dated November 13, 2023 entered into among the Company, Lufax Holding Ltd. (陸金所控股有限公司) and PAO Bank Limited in relation to the disposal by the Company of the entire share capital of the Jin Yi Tong Limited, which indirectly holds 100% of the issued share capital in PAO Bank Limited at a consideration of HK$933,000,000; and

(b)
the financial services purchasing agreement dated November 4, 2024 entered into between the Company and certain subsidiaries of Ping An Group (i.e., Ping An Bank Co., Ltd. (平安銀行股份有限公司), Ping An Trust Co., Ltd. (平安信託有限責任公司), Ping An Asset Management Company

III-9

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

Limited (平安資產管理有限責任公司), China Ping An Insurance Overseas (Holdings) Limited (中國平安保險海外(控股)有限公司), Ping An Fund Management Company Limited (平安基金管理有限公司), Ping An Wealth Management Co., Ltd. (平安理財有限責任公司), China PA Asset Management (Hong Kong) Company Limited (平證資產管理(香港)有限公司), subject to future revision and supplement from time to time) for a term of three years commencing from January 1, 2025, pursuant to which such subsidiaries of Ping An Group will provide the Group with financial services, including deposit services, wealth management services and/or derivatives services. The annual caps for the financial services under the financial services purchasing agreement for the three years ending December 31, 2027 are as follows:
	Annual caps for the year ending December 31,
	2025	2026	2027
	(RMB in millions)
Deposit Services
Maximum daily balance of deposits to be placed by the Group with the subsidiaries of Ping An Group	1,890.90	1,836.06	2,028.60
Interest income to be received by the Group from the subsidiaries of Ping An Group	79.15	76.40	86.03
Wealth Management Services
Maximum daily balance of wealth management products purchased by the Group from the subsidiaries of Ping An Group	1,680.80	1,632.05	1,803.20
Investment income to be received by the Group from the subsidiaries of Ping An Group	84.04	81.60	90.16
Derivative Products Services
Maximum outstanding notional amount in respect of foreign exchange and interest rate derivative products to be purchased by the Group with the subsidiaries of Ping An Group	1,000.00	1,000.00	1,000.00

7.
DIRECTORS’ SERVICE CONTRACTS

Mr. Dangyang Chen was appointed as an executive Director, the chief executive officer and the chairman of the Board with effect from February 5, 2025 and has entered into a service contract with the Company under which he agreed to act as an executive Director for an initial term of three years commencing from February 5, 2025, which may be terminated by not less than three months’ notice in writing served by either him or the Company. Mr. Chen is entitled to receive a basic salary of RMB1.6 million per annum in his capacity as the chief executive officer of the Company with performance-based bonus in cash or in equity based on the Company’s annual performance. Mr. Chen will not receive any additional director’s fee or renumeration in respect of the performance of his duties as an executive Director.
[Save as disclosed above and as at the Latest Practicable Date, none of the Directors had any service contract with the Company or any of its subsidiaries or associated companies in force which (i) had been entered into or amended (including both continuous and fixed-term contracts) within six months prior to the date of the 3.7 Announcement; (ii) was a continuous contract with a notice period of 12 months or more; or (iii) was a fixed term contract with more than 12 months to run irrespective of the notice period.]

III-10

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

8.
EXPERT AND CONSENT

The following is the name and qualification of the expert who had been engaged by the Company and have given their opinion or advice, which is contained in this Scheme Document:
Name	Qualification
Gram Capital Limited	a corporation licensed to carry out Type 6 (Advising on Corporate Finance) regulated activity under the SFO
PricewaterhouseCoopers	Certified Public Accountants
[Each of Gram Capital Limited and PricewaterhouseCoopers has given and has not withdrawn its written consent to the issue of this Scheme Document with the inclusion of the text of its letter and references to its name in the form and context in which it appears.]
A written consent under Listing Rules and/or the Takeovers Code is different from a consent filed with the SEC under Section 7 of the U.S. Securities Act, which is applicable only to transactions involving securities registered under the U.S. Securities Act. Each of the aforementioned experts has not filed a consent under Section 7 of the U.S. Securities Act. The term “Experts” as used under the Listing Rules and/or the Takeovers Code is different from that as defined under the U.S. Securities Act, which is applicable only to transactions involving securities registered under the US Securities Act. The reference to Gram Capital Limited and/or PricewaterhouseCoopers as “Experts” in this Scheme Document is not made in the context of the U.S. Securities Act but solely as the term is used in the context of the Listing Rules and/or the Takeovers Code.
9.
MISCELLANEOUS

(a)
The Directors are:

Executive directors
Mr. Dangyang Chen (陳當陽)
Non-executive directors
Mr. Michael Guo (郭曉濤)
Ms. Xin Fu (付欣)
Mr. Wenwei Dou (竇文偉)
Ms. Wenjun Wang (王文君)
Independent Non-executive directors
Dr. Yaolin Zhang (張耀麟)
Mr. Tianruo Pu (濮天若)
Mr. Wing Kin Anthony Chow (周永健)
Mr. Koon Wing Ernest Ip (葉冠榮)
(b)
The Company Secretaries of the Company are Mr. Rubo Lin and Ms. Chan Yuen Mui.

(c)
The registered office of the Company is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(d)
The head office of the Company is 21/24F, Ping An Finance Center, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong, PRC.

(e)
The principal place of business of the Company in Hong Kong is at Room 2701, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

(f)
The principal share registrar of the Company is SMP Partners (Cayman) Limited at Maples Fund Services (Cayman) Limited — PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands.

III-11

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

APPENDIX IIIGENERAL INFORMATION RELATING TO THE GROUP

(g)
The Hong Kong branch share registrar and transfer office of the Company is Computershare Hong Kong Investor Services Limited at Shops 1712-1716, 17/F, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong.

10.
DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection (a) on the website of the Company (www.ocft.com), and (b) on the website of the SFC (www.sfc.hk) during the period from the date of this Scheme Document until the Effective Date or the date on which the Scheme lapses or is withdrawn, whichever is the earlier:
(a)
the memorandum and articles of association of the Company;

(b)
the [memorandum and articles of association] of the Offeror;

(c)
the annual reports of the Company for the years ended December 31, 2022, 2023 and 2024;

(d)
the announcement of the unaudited financial results for the first quarter ended March 31, 2025 of the Company;

(e)
the letter from the Board, the text of which is set out in Part VII of this Scheme Document;

(f)
the letter from the Independent Board Committee, the text of which is set out in Part VIII of this Scheme Document;

(g)
the letter from the Independent Financial Adviser, the text of which is set out in Part IX of this Scheme Document;

(h)
the written consents referred to in the section headed “4. Expert and Consent” in Appendix II to this Scheme Document and in the section headed “8. Expert and Consent” in this Appendix III;

(i)
the contracts referred to in the section headed “6. Material Contracts” in this Appendix III;

(j)
the letters from PricewaterhouseCoopers pursuant to Rule 10 of the Takeovers Code, the text of which are set out in Appendix IV;

(k)
the letters from Gram Capital pursuant to Rule 10 of the Takeovers Code, the text of which are set out in Appendix V; and

(l)
the Scheme Document.

III-12

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX IVLETTERS FROM PRICEWATERHOUSECOOPERS

The following is the text of the letters received from PricewaterhouseCoopers, Certified Public Accountants, Hong Kong, for the purpose of incorporation in this Scheme Document as required by Rule 10 of the Takeovers Code. The work of PricewaterhouseCoopers has not been carried out in accordance with auditing or attestation standards generally accepted in the United States of America and, accordingly, should not be relied upon as if it had been carried out in accordance with those standards. The letters in this Appendix should not be relied upon by investors in the U.S.

The Board of Directors
OneConnect Financial Technology Co., Ltd.
28 May 2025
Dear Sirs,
OneConnect Financial Technology Co., Ltd. (the “Company”)
Estimate for Period Ended 31 March 2025
We refer to the estimate of the unaudited gross profit, operating loss, loss arising from each of continuing operations and discontinued operations attributable to owners of the Company and non-controlling interests, loss per share and loss per ADS for loss attributable to owners of the Company (basic and diluted), loss per share and loss per ADS for loss from continuing operations attributable to owners of the Company (basis and diluted), loss before income tax, loss for the period attributable to owners of the Company and non-controlling interests, other comprehensive loss for the period (net of tax) and total comprehensive loss for the period ended 31 March 2025 (the “Estimate”) set forth in the announcement of the Company dated 28 May 2025 (the “Announcement”).
Directors’ Responsibilities
The Estimate has been prepared by the directors of the Company based on the unaudited condensed consolidated results as shown on the unaudited condensed consolidated management accounts of the Company and its subsidiaries (collectively referred to as the “Group”) for the three months ended 31 March 2025.
The Company’s directors are solely responsible for the Estimate.
Our Independence and Quality Management
We have complied with the independence and other ethical requirements of the Code of Ethics for Professional Accountants issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”), which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour.
PricewaterhouseCoopers, 22/F Prince’s Building, Central, Hong Kong SAR, China
T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX IVLETTERS FROM PRICEWATERHOUSECOOPERS

Our firm applies Hong Kong Standard on Quality Management (HKSQM) 1, Quality Management for Firms that Perform Audits or Reviews of Financial Statements, or Other Assurance or Related Services Engagements, issued by the HKICPA, which requires the firm to design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.
Reporting Accountant’s Responsibilities
Our responsibility is to express an opinion on the accounting policies and calculations of the Estimate based on our procedures.
We conducted our engagement in accordance with Hong Kong Standard on Investment Circular Reporting Engagements 500, Reporting on Profit Forecasts, Statements of Sufficiency of Working Capital and Statements of Indebtedness and with reference to Hong Kong Standard on Assurance Engagements 3000 (Revised), Assurance Engagements Other Than Audits or Reviews of Historical Financial Information issued by the HKICPA. Those standards require that we plan and perform our work to obtain reasonable assurance as to whether, so far as the accounting policies and calculations are concerned, the Company’s directors have properly compiled the Estimate in accordance with the bases adopted by the directors and as to whether the Estimate is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Group. Our work is substantially less in scope than an audit conducted in accordance with Hong Kong Standards on Auditing issued by the HKICPA. Accordingly, we do not express an audit opinion.
Opinion
In our opinion, so far as the accounting policies and calculations are concerned, the Estimate has been properly compiled in accordance with the bases adopted by the directors as set out in the section headed “Basis of Preparation” of the Announcement and is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Group as set out in the audited consolidated financial statements of the Group for the year ended 31 December 2024.
Yours faithfully,
PricewaterhouseCoopers
Certified Public Accountants Hong Kong

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX IVLETTERS FROM PRICEWATERHOUSECOOPERS

The Board of Directors
OneConnect Financial Technology Co., Ltd.
18 July 2025
Dear Sirs,
OneConnect Financial Technology Co., Ltd. (the “Company”)
Estimate for the five months ended 31 May 2025, the five months ended 31 May 2024 and the three months ended 31 March 2024
We refer to the estimate of the unaudited gross profit, operating loss, loss arising from each of continuing operations and discontinued operations attributable to owners of the Company and non-controlling interests, loss per share and loss per ADS for loss attributable to owners of the Company (basic and diluted), loss per share and loss per ADS for loss from continuing operations attributable to owners of the Company (basis and diluted), loss before income tax, loss for the period attributable to owners of the Company and non-controlling interests, other comprehensive loss for the period (net of tax) and total comprehensive loss for the three months ended 31 March 2024 (the “3M2024”), unaudited gross profit from continuing operations for 5 months ended 31 May 2025 (the “5M2025”) and 5 months ended 31 May 2024 (the “5M2024”), profit from discontinued operations attributable to owners of the Company for 5M2024, loss attributable to owners of the Company for 5M2025 and profit attributable to owners of the Company for 5M2024 (the “Estimate”) set forth in the section headed “Appendix I FINANCIAL SUMMARY OF THE GROUP” in the initial draft of the Scheme Document as exhibited to the Schedule 13E-3 dated [18] July 2025 (the “Draft Scheme Document”).
Directors’ Responsibilities
The Estimate has been prepared by the directors of the Company based on the unaudited condensed consolidated results as shown on the unaudited condensed consolidated management accounts of the Company and its subsidiaries (collectively referred to as the “Group”) for the five months ended 31 May 2025, the five months ended 31 May 2024 and the three months ended 31 March 2024.
The Company’s directors are solely responsible for the Estimate.
Our Independence and Quality Management
We have complied with the independence and other ethical requirements of the Code of Ethics for Professional Accountants issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”), which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour.
Our firm applies Hong Kong Standard on Quality Management (HKSQM) 1, Quality Management for Firms that Perform Audits or Reviews of Financial Statements, or Other Assurance or Related Services Engagements, issued by the HKICPA, which requires the firm to design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.
Reporting Accountant’s Responsibilities
Our responsibility is to express an opinion on the accounting policies and calculations of the Estimate based on our procedures.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX IVLETTERS FROM PRICEWATERHOUSECOOPERS

We conducted our engagement in accordance with Hong Kong Standard on Investment Circular Reporting Engagements 500, Reporting on Profit Forecasts, Statements of Sufficiency of Working Capital and Statements of Indebtedness, and with reference to Hong Kong Standard on Assurance Engagements 3000 (Revised), Assurance Engagements Other Than Audits or Reviews of Historical Financial Information, issued by the HKICPA. Those standards require that we plan and perform our work to obtain reasonable assurance as to whether, so far as the accounting policies and calculations are concerned, the Company’s directors have properly compiled the Estimate in accordance with the bases adopted by the directors and as to whether the Estimate is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Group. Our work is substantially less in scope than an audit conducted in accordance with Hong Kong Standards on Auditing issued by the HKICPA. Accordingly, we do not express an audit opinion.
Opinion
In our opinion, so far as the accounting policies and calculations are concerned, the Estimate has been properly compiled in accordance with the bases adopted by the directors as set out in section headed “Appendix I FINANCIAL SUMMARY OF THE GROUP” of the Draft Scheme Document and is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Group as set out in the audited consolidated financial statements of the Group for the year ended 31 December 2024.
Yours faithfully,
PricewaterhouseCoopers
Certified Public Accountants
Hong Kong

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX VLETTERS FROM GRAM CAPITAL

The following is the text of the letters received from Gram Capital, the Independent Financial Adviser, for the purpose of incorporation in this Scheme Document.
28 May 2025
The Board of Directors
OneConnect Financial Technology Co., Ltd.
21/24F, Ping An Finance Center
No. 5033 Yitian Road
Futian District, Shenzhen
Guangdong, PRC
Dear Sirs,
Reference is made to the announcement of the unaudited financial results for the first quarter ended 31 March 2025 dated 28 May 2025 (the “1Q Results Announcement”) issued by OneConnect Financial Technology Co., Ltd. (the “Company”, together with its subsidiaries, the “Group”). Capitalised terms used in this letter shall have the same respective meanings as defined in the 1Q Results Announcement unless the context otherwise required.
The unaudited gross profit, operating loss, loss arising from each of continuing operations and discontinued operations attributable to owners of the Company and non-controlling interests, loss per share and loss per ADS for loss attributable to owners of the Company (basic and diluted), loss per share and loss per ADS for loss from continuing operations attributable to owners of the Company (basis and diluted), loss before income tax, loss for the period attributable to owners of the Company and non-controlling interests, other comprehensive loss for the period (net of tax) and total comprehensive loss for the three months ended 31 March 2025 (the “Estimate”) contained in the 1Q Results Announcement represents a profit forecast under Rule 10 of the Hong Kong Code on Takeovers and Mergers (the “Takeovers Code”). The Estimate constitutes profit forecast under Rule 10 of the Takeovers Code and must be reported on by the financial adviser and the auditors or consultant accountants. This report is issued in compliance with the requirements under Rule 10.4 and Note 1(c) of the Notes to Rules 10.1 and 10.2 of the Takeovers Code.
We have reviewed and discussed with you and the senior management of the Company the bases upon which the Estimate was prepared (no assumption was involved in the making of the Estimate as it relates to a period already ended), which was provided by you as the Directors which you are solely responsible for, based on the unaudited consolidated results of the Group for the three months ended 31 March 2025, as shown in the management accounts of the Group for the same period. These management accounts have not been audited or reviewed by the Company’s auditor, PricewaterhouseCoopers.
In respect of the accounting policies and calculations concerned, upon which the Estimate has been made, we have considered the report as contained in Schedule 2 to the 1Q Results Announcement addressed to the Board from PricewaterhouseCoopers, being the reporting accountants of the Company. PricewaterhouseCoopers is of the opinion that, so far as the accounting policies and calculations are concerned, the Estimate has been properly compiled in accordance with the bases adopted by the directors as set out in the section headed “Basis of Preparation” of the 1Q Results Announcement, and is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Group as set out in the audited consolidated financial statements of the Group for the year ended 31 December 2024.
Having considered the above, we are of the opinion that the Estimate has been made with due care and consideration.
Yours faithfully, For and on behalf of Gram Capital Limited Graham Lam Managing Director

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX VLETTERS FROM GRAM CAPITAL

18 July 2025
The Board of Directors
OneConnect Financial Technology Co., Ltd.
21/24F, Ping An Finance Center
No. 5033 Yitian Road
Futian District, Shenzhen
Guangdong, PRC
Dear Sirs,
Reference is made to the initial draft of the Scheme Document as exhibited to the Schedule 13E-3 dated 18 July 2025 (the “Initial Draft Scheme Document”) jointly issued by Bo Yu Limited and OneConnect Financial Technology Co., Ltd. (the “Company”, together with its subsidiaries, the “Group”). Capitalised terms used in this letter shall have the same respective meanings as defined in the Initial Draft Scheme Document unless the context otherwise required.
The following items represent profit forecast under Rule 10 of the Hong Kong Code on Takeovers and Mergers (the “Takeovers Code”):
(i)
The unaudited gross profit, operating loss, loss arising from each of continuing operations and discontinued operations attributable to owners of the Company and non-controlling interests, loss per share and loss per ADS for loss attributable to owners of the Company (basic and diluted), loss per share and loss per ADS for loss from continuing operations attributable to owners of the Company (basis and diluted), loss before income tax, loss for the period attributable to owners of the Company and non-controlling interests, other comprehensive loss for the period (net of tax) and total comprehensive loss for the three months ended 31 March 2024 and 2025 as mentioned in the section headed “1. FINANCIAL SUMMARY OF THE GROUP” of Appendix I to the Initial Draft Scheme Document.

(ii)
(a) The gross profit from continuing operations, profit from discontinued operations attributable to owners of the Company and profit attributable to owners of the Company for five months ended 31 May 2024; and (b) the gross profit from continuing operations and loss attributable to owners of the Company for five months ended 31 May 2025, as mentioned in the section headed “4. MATERIAL CHANGE” of Appendix I to the Initial Draft Scheme Document.

((i) & (ii) collectively, the “Estimates”)
The Estimates constitute profit forecast under Rule 10 of the Takeovers Code and must be reported on by the financial adviser and the auditors or consultant accountants. This report is issued in compliance with the requirements under Rule 10.4 and Note 1(c) of the Notes to Rules 10.1 and 10.2 of the Takeovers Code.
We have reviewed and discussed with you and the senior management of the Company the bases upon which the Estimates were prepared (no assumption was involved in the making of the Estimates as it relates to periods already ended), which was provided by you as the Directors which you are solely responsible for, based on the unaudited consolidated results of the Group for (i) the three months ended 31 March 2024 and 2025; and (ii) the five months ended 31 May 2024 and 2025, as shown in the management accounts of the Group for the same period. These management accounts have not been audited or reviewed by the Company’s auditor, PricewaterhouseCoopers.
In respect of the accounting policies and calculations concerned, upon which the Estimates have been made, we have considered the reports as contained in Appendix IV to the Initial Draft Scheme Document addressed to the Board from PricewaterhouseCoopers, being the auditor of the Company. PricewaterhouseCoopers is of the opinion that, so far as the accounting policies and calculations are concerned, the Estimates have been properly compiled in accordance with the bases adopted by the directors

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX VLETTERS FROM GRAM CAPITAL

and is presented on a basis consistent in all material respects with the accounting policies normally adopted by the Group as set out in the audited consolidated financial statements of the Group for the year ended 31 December 2024.
Having considered the above, we are of the opinion that the Estimates have been made with due care and consideration.
Yours faithfully, For and on behalf of Gram Capital Limited Graham Lam Managing Director

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VI SCHEME OF ARRANGEMENT

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION
Cause No. FSD [•] of 2025
IN THE MATTER OF SECTION 14 TO 16 AND 86 OF THE COMPANIES ACT (2025 REVISION)
AND IN THE MATTER OF ORDER 102 OF THE GRAND COURT RULES (AS REVISED)
AND IN THE MATTER OF ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
SCHEME OF ARRANGEMENT
Between
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
And
THE SCHEME SHAREHOLDERS
(AS DEFINED BELOW)
(A)
In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

“acting in concert”	has the meaning ascribed to it under the Takeovers Code
“ADS Holder(s)”	Holder(s) of ADS(s)
“ADS(s)”	American Depositary Shares of the Company, with each ADS representing thirty (30) Shares
“associate(s)”	has the meaning ascribed to it under the Takeovers Code
“Board”	the board of Directors of the Company
“Cancellation Price”
the cancellation price of HK$2.068 per Scheme Share payable in cash by the Offeror to the Scheme Shareholders pursuant to the Scheme, save that, to the extent the Depositary is a Shareholder, the Cancellation Price paid to the Depositary shall be paid in the US dollar equivalent of the Cancellation Price, converted as part of the Scheme by the Offeror at the most recently published Federal Reserved H.10 exchange rate available prior to the Effective Date.

“Companies Act”	the Companies Act (2025 Revision) of the Cayman Islands
“Company”
OneConnect Financial Technology Co., Ltd. , a company incorporated in the Cayman Islands with limited liability, the Shares of which are listed on the Main Board of the Stock Exchange (Stock Code: 6638) and represented by ADSs that are listed on the NYSE (NYSE Stock Ticker: OCFT)

“Conditions”	the conditions to the implementation of the Proposal as set out in the section headed “3. Conditions of the Proposal and the Scheme” in the Explanatory Memorandum

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VI SCHEME OF ARRANGEMENT

“Court Meeting”
a meeting of the holders of Scheme Shares to be convened at the direction of the Grand Court to be held at [•] on [•] 2025 at [•] for the purpose of considering and, if thought fit, approving the Scheme and any adjournment thereof

“Depositary”	JPMorgan Chase Bank, N.A., the depositary bank for the ADSs
“Director(s)”	the director(s) of the Company
“Disinterested Holders”	Shareholders other than the Offeror, the Offeror Concert Parties, Sen Rong Limited, Rong Chang Limited, Lanbang Investment Company Limited, and the Trustee
“Effective Date”	the date on which this Scheme, if approved and sanctioned by the Grand Court, becomes effective in accordance with the Companies Act and the Conditions
“Executive”	the Executive Director of the Corporate Finance Division of the SFC or any delegate thereof
“Explanatory Memorandum”	the explanatory memorandum set out in Part X of the Scheme Document
“Extraordinary General Meeting”
an extraordinary general meeting of the Company to be convened and held in accordance with the Company’s articles of association at [•] on [•] 2025 (or, if later, immediately after the Court Meeting has been concluded or adjourned) at [•] to consider and vote on, among other things, the necessary resolutions for the implementation of the Proposal, or any adjournment thereof

“Grand Court”	the Grand Court of the Cayman Islands and any court capable of hearing appeals therefrom
“Group”	the Company and its subsidiaries and consolidated affiliated entities
“HK$”	Hong Kong dollar(s), the lawful currency of Hong Kong
“Hong Kong”	the Hong Kong Special Administrative Region of the PRC
“Independent Board Committee”	the independent board committee of the Company established by the Board to make a recommendation to the Disinterested Holders in respect of the Proposal and the Scheme
“Independent Financial Adviser” or “Gram Capital”
Gram Capital Limited, a corporation licensed to carry out Type 6 (advising on corporate finance) regulated activity under the SFO, being the independent financial adviser to the Independent Board Committee in respect of the Proposal and the Scheme

“Latest Practicable Date”	[•] 2025, being the latest practicable date for ascertaining certain information contained in this Scheme
“Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VI SCHEME OF ARRANGEMENT

“Long Stop Date”	30 June 2026, or such other date as the Company and the Offeror may agree or, to the extent applicable, as the Grand Court may direct and, in all cases, as permitted by the Executive
“Morgan Stanley”
Morgan Stanley Asia Limited, the financial adviser to the Offeror in connection with the Proposal. Morgan Stanley is incorporated in Hong Kong with limited liability and is licensed under the SFO to carry on Type 1 (dealing in securities), Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities

“NYSE”	the New York Stock Exchange
“Offeror” or “Bo Yu”	Bo Yu Limited, a company incorporated in the British Virgin Islands with limited liability, and an indirect wholly-owned subsidiary of Ping An Group
“Offeror Concert Party(ies)”	including Ping An Overseas and any party or parties acting in concert or presumed to be acting in concert with the Offeror under the definition of “acting in concert” under the Takeovers Code
“Ping An Group”
Ping An Insurance (Group) Company of China, Ltd. (中國平安保險(集團)股份有限公司), a company established as a joint stock company under the laws of the People’s Republic of China and listed on the Shanghai Stock Exchange (stock code: 601318) and the Stock Exchange (stock code: 2318 (HK$counter) and 82318 (RMB counter))

“Ping An Overseas”	China Ping An Insurance Overseas (Holdings) Limited (中國平安保險海外(控股)有限公司), a company with limited liability incorporated in HongKong, directly wholly-owned by Ping An Group, and an Offeror Concert Party
“PRC”	the People’s Republic of China, but for the purpose of the Scheme, excluding Hong Kong, Macau Special Administrative Region and Taiwan
“Proposal”
the proposal for the privatisation of the Company by the Offeror by way of the Scheme and the withdrawal of the listing of the Shares from the Stock Exchange, on the terms and subject to the Conditions set out in the Scheme Document

“Record Date”
[day], [month] [date], 2025 or such other date as shall have been announced to the Shareholders, being the record date for determining the entitlements of Scheme Shareholders to receive the Cancellation Price under the Scheme

“Registrar of Companies”	the Registrar of Companies (including any deputy registrar or associate registrar or similar) appointed under the Companies Act in the Cayman Islands
“Relevant Authorities”	appropriate governments and/or governmental bodies, regulatory bodies, courts or institutions
“RMB”	Renminbi, the lawful currency of the PRC
“Scheme”	this scheme of arrangement under section 86 of the Companies Act for the implementation of the Proposal

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VI SCHEME OF ARRANGEMENT

“Scheme Document”
the composite scheme document (of which this Scheme forms part) of the Company and the Offeror issued to all Shareholders containing, inter alia, (i) further details of the Proposal and the Scheme, (ii) the expected timetable in relation to the Proposal and the Scheme, (iii) an explanatory memorandum, information regarding the Company, recommendations from the Independent Board Committee with respect to the Proposal and the Scheme, and the letter of advice from the Independent Financial Adviser; and a notice of the Court Meeting and a notice of the Extraordinary General Meeting, together with forms of proxy in relation thereto

“Scheme Share(s)”	Share(s) in issue as at the Record Date, including Shares represented by the ADSs, other than the Shares held by the Offeror
“Scheme Shareholder(s)”	registered holder(s) of Scheme Shares as at the Record Date
“SFC”	the Securities and Futures Commission of Hong Kong
“SFO”	the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)
“Share(s)”	ordinary share(s) of a par value of US$0.00001 each in the share capital of the Company
“Shareholder(s)”	registered holder(s) of Share(s)
“Stock Exchange”	The Stock Exchange of Hong Kong Limited
“Takeovers Code”	The Code on Takeovers and Mergers in Hong Kong (as revised from time to time)
“Trustee”	Computershare Hong Kong Trustees Limited, the trustee appointed by the Company to facilitate operation of the Stock Incentive Plan
“United States” or “US”	the United States of America, its territories and possessions, any State of the United States and the District of Columbia

(B)
The Company was incorporated as an exempted company on 30 October 2017 with limited liability in the Cayman Islands.

(C)
As at the Latest Practicable Date, the authorised share capital of the Company was US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each. As at the Latest Practicable Date, the Company has [1,169,980,653] Shares in issue. Since 4 July 2022, the issued shares of the Company have been listed and traded on the Main Board of the Stock Exchange.

(D)
The Offeror has proposed the privatisation of the Company by way of the Scheme.

(E)
The primary purpose of the Scheme is to privatise the Company as a result of cancelling and extinguishing all of the Scheme Shares in consideration of the Cancellation Price so that the Company will become wholly owned by the Offeror. Contemporaneously with the cancellation of the Scheme Shares, the issued share capital of the Company will be restored to its former amount by the issuance at par to the Offeror, credited as fully paid, of the aggregate number of Shares as is equal to the number of Scheme Shares cancelled and extinguished. The reserve created in the Company’s books of account as a result of the cancellation of the Scheme Shares will be applied in paying up in full at par the new Shares so issued to the Offeror.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VI SCHEME OF ARRANGEMENT

(F)
As at the Latest Practicable Date, the Offeror holds in aggregate [353,077,356] Shares (representing approximately [30.18]% of the issued Shares) and the Offeror Concert Party (Ping An Overseas) holds in aggregate [22,687,368] Shares (representing approximately [1.94]% of the issued Shares).

(G)
The Offeror has agreed to undertake to the Grand Court to be bound by the Scheme and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed and done by it for the purpose of giving effect to the Scheme.

PART I
CANCELLATION AND EXTINGUISHMENT OF THE SCHEME SHARES
1.
On the Effective Date:

(a)
the issued share capital of the Company shall be reduced by the Scheme Shares being cancelled and extinguished, and the Scheme Shareholders shall cease to have any rights with respect to the Scheme Shares except the right to receive the Cancellation Price;

(b)
subject to and immediately following the cancellation of the Scheme Shares, the issued share capital of the Company shall be restored to its former amount by the issuance to the Offeror, credited as fully paid, an aggregate number of Shares which is equal to the number of Scheme Shares cancelled and extinguished; and

(c)
the Company shall apply the reserve created in its books of account as a result of the cancellation of the Scheme Shares in paying up in full the new Shares issued to the Offeror.

PART II
CONSIDERATION FOR CANCELLATION AND EXTINGUISHMENT
OF THE SCHEME SHARES
2.
In consideration of the cancellation and extinguishment of the Scheme Shares, the Offeror shall pay or cause to be paid the Cancellation Price to each Scheme Shareholder.

PART III
GENERAL
3.
(a)
As soon as possible and but in any event no later than seven business days (as defined in the Takeovers Code) following the Effective Date, the Offeror shall post or cause to be posted cheques to the Scheme Shareholders or the Depositary, as applicable, in respect of the sums payable to such Scheme Shareholders or to the Depositary pursuant to Clause 2 of this Scheme.

(b)
All such cheques shall be sent by ordinary post in postage pre-paid envelopes addressed to such Scheme Shareholders (or to the Depositary, as applicable) at their respective registered addresses as appearing in the register of members of the Company as at the Record Date, or in the case of joint holders, at the address appearing in the register of members of the Company as at the Record Date of the joint holder whose name then stands first in the register of members of the Company in respect of the relevant joint holding.

(c)
All cheques shall be made payable to the order of the person or persons to whom, in accordance with the provisions of Clause 3(b) of the Scheme, the envelope containing the same is addressed and the encashment of any such cheque shall be a good discharge to the Offeror for the moneys represented thereby.

(d)
All such cheques shall be posted at the risk of the addressees and none of the Offeror, the Company, Morgan Stanley, the Independent Financial Adviser, the share registrar of the Company and their respective nominees, directors, employees, officers, agents, advisers, associates and affiliates and any other persons involved in the Proposal shall be liable for any loss or delay in despatch of the same.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VI SCHEME OF ARRANGEMENT

(e)
On or after the day being six calendar months after the posting of the cheques pursuant to Clause 3(b) of the Scheme, the Offeror (or its nominee) shall have the right to cancel or countermand payment of any such cheque that has not been cashed or has been returned uncashed, and shall place all monies represented thereby in a deposit account in the name of the Offeror (or its nominee) with a licensed bank in Hong Kong selected by the Offeror (or its nominee). The Offeror (or its nominee) shall hold such monies until the expiry of six years from the Effective Date and shall, prior to such date, make payments therefrom of the sums payable pursuant to Clause 2 of the Scheme to persons who satisfy the Offeror (or its nominee) that they are respectively entitled thereto, provided that the cheques referred to in the foregoing sentence of which they are payees have not been cashed. Any payments made by the Offeror (or its nominee) shall not include any interest accrued on the sums to which the respective persons are entitled pursuant to the Scheme. The Offeror (or its nominee) shall exercise its absolute discretion in determining whether or not it is satisfied that any person is so entitled, and a certificate of the Offeror (or its nominee) to the effect that any particular person is so entitled or not so entitled, as the case may be, shall be conclusive and binding upon all persons claiming an interest in the relevant monies.

(f)
On the expiry of six years from the Effective Date, the Offeror (and, if applicable, its nominee) shall be released from any further obligation to make any payments under the Scheme and the Offeror (and, if applicable, its nominee) shall be absolutely entitled to the balance (if any) of the sums then standing to the credit of the deposit account referred to in Clause 3(e) of the Scheme, including accrued interest subject to any deduction required by law and expenses incurred.

(g)
Paragraph (f) of this Clause 3 shall take effect subject to any prohibition or condition imposed by law.

(h)
Upon cancellation of the Scheme Shares, the register of members of the Company shall be updated to reflect such cancellation.

4.
As from and including the Effective Date:

(a)
all certificates for the Scheme Shares shall cease to have effect as documents or evidence of title for such Scheme Shares and every holder thereof shall be bound, at the request of the Company, to deliver up such certificates to the Company or to any person appointed by the Company to receive the same for cancellation;

(b)
all instruments of transfer validly subsisting as at the Record Date in respect of the transfer of any number of the Scheme Shares shall cease to be valid for all purposes as instruments of transfer; and

(c)
all mandates or other instructions to the Company in force as at the Record Date in relation to any of the Scheme Shares shall cease to be valid as effective mandates or instructions.

5.
Subject to the Conditions having been fulfilled or waived, as applicable, the Scheme shall become effective as soon as a copy of the sealed order of the Grand Court sanctioning the Scheme under section 86 of the Companies Act and confirming the reduction of issued share capital resulting from the cancellation of the Scheme Shares is delivered to the Registrar of Companies for registration pursuant to section 86(3) of the Companies Act.

6.
Unless the Scheme shall have become effective on or before the Long Stop Date, the Scheme shall lapse.

7.
The Company and the Offeror may jointly consent for and on behalf of all parties concerned to any modification of or addition to the Scheme or to any condition which the Grand Court may see fit to approve or impose.

8.
All costs, charges and expenses shall be borne and paid in the manner described in [clause 9] of the Explanatory Memorandum.

9.
This Scheme shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

10.
The Grand Court shall have exclusive jurisdiction to hear and determine any dispute that arises out of or is connected with the terms of this Scheme and/or its implementation.

THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

 APPENDIX VIINOTICE OF COURT MEETING

IN THE GRAND COURT OF THE CAYMAN ISLANDS
FINANCIAL SERVICES DIVISION
Cause No. FSD [•] of 2025
IN THE MATTER OF SECTION 86 OF THE COMPANIES ACT (2025 REVISION)
AND IN THE MATTER OF ORDER 102 OF THE GRAND COURT RULES (AS REVISED)
AND IN THE MATTER OF ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
NOTICE OF COURT MEETING
NOTICE IS HEREBY GIVEN that, by an order (the “Order”) dated [•] 2025 (Cayman Islands time) made in the above matter, the Grand Court of the Cayman Islands (the “Grand Court”) has directed a meeting (the “Court Meeting”) of the holders of Scheme Shares (as defined in the Scheme mentioned below) to be convened and held for the purpose of considering and, if thought fit, approving (with or without modifications) a scheme of arrangement (the “Scheme”) proposed to be made between OneConnect Financial Technology Co., Ltd. (the “Company”) and the Scheme Shareholders (as defined in the Scheme) and that the Court Meeting will be held at [•] on [•] 2025 (Hong Kong time) at [•] at which all holders of Scheme Shares are invited to attend.
A copy of the Scheme and a copy of the Explanatory Memorandum (as defined in the Scheme) explaining the effect of the Scheme are incorporated in the composite scheme document of which this notice forms part (the “Scheme Document”), which has been despatched to the holders of Scheme Shares. A copy of the Scheme Document can also be obtained by the holders of Scheme Shares from the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong.
Holders of Scheme Shares (other than those who are unable to vote as detailed in the Scheme Document) may attend and vote in person at the Court Meeting or they may appoint another person (who must be an individual), whether a member of the Company or not, as their proxy to attend and vote in their stead. A PINK form of proxy for use at the Court Meeting is enclosed with the Scheme Document. The completion and return of the PINK form of proxy will not preclude a holder of Scheme Shares from attending and voting in person at the Court Meeting, or any adjournment thereof, if he/she so wishes and, in such event, the PINK form of proxy previously submitted will be revoked by operation of law.
In the case of joint registered holders of a Scheme Share, any one of such persons may vote at the Court Meeting, either personally or by proxy, in respect of such Scheme Share as if he/she was solely entitled thereto. However, if more than one of such joint holders is present at the Court Meeting personally or by proxy, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the relevant joint holding. In the case of a holder of Scheme Shares that is a corporation, the holder of Scheme Shares may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its corporate representative at the Court Meeting and exercise the same powers on behalf of the corporate holder of Scheme Shares as if the corporate holder of Scheme Shares was an individual holder of Scheme Shares.
Beneficial holders of Scheme Shares (including ADS Holders) should contact the registered holder or their broker, custodian or nominee, promptly to receive information on voting.
The PINK form of proxy for use at the Court Meeting, together with the power of attorney (if any) or other authority (if any) under which it is signed, or a certified copy thereof, must be lodged at the

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 APPENDIX VIINOTICE OF COURT MEETING

Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong, as soon as possible, but in any event no later than 48 hours before the time appointed for holding the Court Meeting or any adjournment thereof. Alternatively, the PINK form of proxy may be handed to the chairman of the Court Meeting at the Court Meeting (who shall have absolute discretion as to whether or not to accept it).
By the Order, the Court has appointed [•], [an independent non-executive Director], or failing him/her, any other Director, or failing him/her, any other person authorised by the Board, to act as chairman of the Court Meeting and has directed the chairman of the Court Meeting (or a person duly authorised by the chairman of the Court Meeting) to report the results of the Court Meeting to the Court.
The Scheme is subject to the subsequent sanction of the Grand Court as set out in the Explanatory Memorandum contained in the Scheme Document.
Dated: [•] 2025
By order of the Court
ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.
Registered office: PO Box 309 Ugland House Grand Cayman KY1-1004 Cayman Islands	Principal place of business in Hong Kong: Room 2701 Central Plaza 18 Harbour Roads Wanchai, Hong Kong
Notes:
1.
For the purpose of determining the entitlements of the holders of Scheme Shares to attend and vote at the Court Meeting, the register of members of the Company will be closed from [•] 2025 to [•] 2025 (both days inclusive) and during such period no transfer of Shares will be effected. In order to qualify to vote at the Court Meeting, all transfers accompanied by the relevant share certificates must be lodged with the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong, before [•] on [•] 2025.

2.
[If the Court Meeting is seriously affected by a typhoon or a severe weather condition in [•], the Company may postpone the Court Meeting to a later date as agreed between the Company and the Offeror, and the Company will publish an announcement on the website of the Hong Kong Stock Exchange (www.hkexnews.hk) to notify the Shareholders of the new date, time and place of the rescheduled Court Meeting. For the avoidance of doubt, the Court Meeting may still be held as scheduled during a typhoon or a severe weather condition in [•]. Shareholders should decide on their own whether they would attend the Court Meeting under severe weather condition bearing in mind their own situations.]

As at the date of this notice, the Board comprises Mr. Dangyang Chen as the executive director, Mr. Michael Guo, Ms. Xin Fu, Mr. Wenwei Dou and Ms. Wenjun Wang as the non-executive directors, and Dr. Yaolin Zhang, Mr. Tianruo Pu, Mr. Wing Kin Anthony Chow and Mr. Koon Wing Ernest Ip as independent non-executive directors.

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THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VIIINOTICE OF EXTRAORDINARY GENERAL MEETING

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this notice, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this notice.
OneConnect Financial Technology Co., Ltd.
(Incorporated in the Cayman Islands with limited liability)
(Stock Code: 6638)
(NYSE Stock Ticker: OCFT)
NOTICE OF EXTRAORDINARY GENERAL MEETING
NOTICE IS HEREBY GIVEN that an extraordinary general meeting of OneConnect Financial Technology Co., Ltd. (the “Company”) will be held at [address] on [day], [month] [date] 2025 at [time] [a.m.] (Hong Kong time) (or immediately after the conclusion or adjournment of the Court Meeting convened at the direction of the Grand Court of the Cayman Islands for the same day and place), for the purpose of considering and, if thought fit, passing (with or without modifications) the following resolutions. Unless otherwise indicated, capitalised terms used herein shall have the same meaning as those defined in the scheme document of the Company dated [month] [date] 2025 (the “Scheme Document”), of which this notice forms part.
SPECIAL RESOLUTION
1.
“THAT pursuant to (and subject to approval of) the Scheme between the Company and the holders of Scheme Shares in the form of the print contained in the Scheme Document, which has been produced to this meeting and for the purposes of identification signed by the chairman of this meeting, or in such other form and on such terms and conditions as may be approved or imposed by the Grand Court of the Cayman Islands, on the Effective Date, the issued share capital of the Company shall be reduced by cancelling and extinguishing the Scheme Shares (including Scheme Shares underlying the ADSs).”

ORDINARY RESOLUTION
2.
“THAT:

(A)
subject to and contemporaneously with the cancellation and extinguishment of the Scheme Shares referred to in special resolution (1), the issued share capital of the Company shall be restored to the amount prior to the cancellation of the Scheme Shares by applying the reserve created as a result of the aforesaid cancellation of the Scheme Shares to pay up in full at par such number of new Shares as is equal to the number of Scheme Shares cancelled as a result of the Scheme, credited as fully paid, for issuance to the Offeror;

(B)
any one of the Directors be and is hereby authorized to do all such acts and things considered by him/her to be necessary or desirable in connection with the implementation of the Scheme, including (without limitation) the giving of consent to any modification of or addition to, the Scheme or any reduction of capital, which the Grand Court of the Cayman Islands may see fit to impose; and

(C)
any one of the Directors be and is hereby authorized to apply to Stock Exchange for the withdrawal of listing of the Shares and to apply to the NYSE for the delisting of the ADSs.”

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THIS DOCUMENT IS IN DRAFT FORM. THE INFORMATION CONTAINED HEREIN IS INCOMPLETE AND IS SUBJECT TO CHANGE. THIS DOCUMENT HAS NOT BEEN APPROVED BY THE STOCK EXCHANGE, THE SFC AND THE SEC.

  APPENDIX VIIINOTICE OF EXTRAORDINARY GENERAL MEETING

SHARES RECORD DATE AND ADS RECORD DATE
The Board has fixed the close of business on [day], [month] [date], 2025, Hong Kong time, as the record date (the “Share Record Date”). The register of members of the Company will be closed from [day], [month] [date], 2025 to [day], [month] [date], 2025 (both days inclusive) and during such period, no transfer of Shares will be effected. Holders of the Company’s Shares (as of the Share Record Date) are entitled to attend and vote at the extraordinary general meeting and any adjourned meeting thereof (“EGM”). In order to be eligible to attend the EGM, all valid documents for the transfers of Shares accompanied by the relevant share certificates must be lodged with the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong, no later than [time] on [day], [month] [date], 2025, Hong Kong time; and with respect to Shares registered on the Company’s principal share register in the Cayman Islands, all valid documents for the transfers of Shares accompanied by the relevant share certificates must be lodged with the Company’s principal share registrar and transfer office, Maples Fund Services (Cayman) Limited, PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, no later than [time] on [day], [month] [date], 2025, Cayman Islands time (due to the time difference between Cayman Islands and Hong Kong).
Beneficial holders of Scheme Shares should contact the registered holder or their broker, custodian or nominee, promptly to receive information on voting.
Holders of record of American depositary shares (the “ADSs”) as of the close of business on [day], [month] [date], 2025, New York time (the “ADS Record Date”), who wish to exercise their voting rights for the underlying Shares must give voting instructions to JPMorgan Chase Bank, N.A., the depositary of the ADSs (the “Depositary”). [Please be aware that, because of the time difference between Hong Kong and New York, any ADS holders that cancel their ADSs in exchange for ordinary shares on [day], [month] [date], 2025, New York time will no longer be ADS holders with respect to such cancelled ADSs as of the ADS Record Date and will not be able to instruct the Depositary as to how to vote the ordinary shares represented by such cancelled ADSs as described above; such ADS holders will also not be holders of the ordinary shares represented by such cancelled ADSs as of the Share Record Date for the purpose of determining the eligibility to attend and vote at the EGM.]
ATTENDING THE EGM
Only holders of record of Shares as of the Share Record Date are entitled to attend and vote at the EGM. All officers and agents of the Company reserve the right to refuse any person entry to the EGM venue, or to instruct any person to leave the EGM venue, where such officer or agent reasonably considers that such refusal or instruction is or may be required for the Company or any other person to be able to comply with applicable laws and regulations. The exercise of such right to refuse entry or instruct to leave shall not invalidate the proceedings at the EGM.
PROXY FORMS AND ADS VOTING CARDS
A holder of Shares as of the Share Record Date (Hong Kong time) may appoint a proxy to exercise his or her rights at the EGM. A holder of ADSs as of the ADS Record Date (New York time) will need to instruct JPMorgan Chase Bank, N.A., the depositary of the ADSs, as to how to vote the Shares represented by the ADSs. Please refer to the proxy form (for holders of Shares) or ADS voting card (for holders of ADSs), both of which are available on our website at www.ocft.com.
Holders of record of the Company’s Shares on the Company’s register of members as of the Share Record Date (Hong Kong time) are cordially invited to attend the EGM in person. Holders of record of the Company’s ADSs as of the close of business on the ADS Record Date (New York time) are cordially invited to submit your voting instructions to JPMorgan Chase Bank, N.A. Your vote is important. You are urged to complete, sign, date, and return the accompanying proxy form to the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited (for holders of Shares) or your voting instructions to JPMorgan Chase Bank, N.A. (for holders of the ADSs) as promptly as possible and before the

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  APPENDIX VIIINOTICE OF EXTRAORDINARY GENERAL MEETING

prescribed deadline if you wish to exercise your voting rights. Computershare Hong Kong Investor Services Limited must receive the proxy form by no later than [time] on [day], [month] [date], 2025, Hong Kong time at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong to ensure your representation at the EGM; and JPMorgan Chase Bank, N.A. must receive your voting instructions by no later than [time] on [day], [month] [date], 2025, New York Time, to enable the votes attaching to the Shares represented by your ADSs to be cast at the EGM (the “ADS Voting Instructions Deadline”). Those holding their ADSs through a bank, broker or other financial intermediary should provide their voting instructions to such bank, broker or other financial intermediary in the manner requested by them.
By Order of the Board ONECONNECT FINANCIAL TECHNOLOGY CO., LTD. Mr. Dangyang Chen Chairman of the Board and Chief Executive Officer
Hong Kong, [month][date], 2025
As at the date of this notice, the board of directors of the Company comprises Mr. Dangyang Chen as the executive directors, Mr. Michael Guo, Ms. Xin Fu, Mr. Wenwei Dou and Ms. Wenjun Wang as the non-executive directors and Dr. Yaolin Zhang, Mr. Tianruo Pu, Mr. Wing Kin Anthony Chow and Mr. Koon Wing Ernest Ip as the independent non-executive directors.

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